As filed with the Securities and Exchange Commission on September 23, 2009
Registration No. 333-156450

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
To
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7363	30-0429020
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Manor Drive, Suite 110
Chalfont, Pennsylvania  18914
(215) 997-7710
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

 Michael D. Traina
Chief Executive Officer
ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, Pennsylvania  18914
(215) 997-7710
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Alan L. Zeiger, Esquire
Alan H. Lieblich, Esquire
Yelena M. Barychev, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania  19103-6998
Telephone:  (215) 569-5500
Facsimile:  (215) 569-5555

Approximate date of commencement of proposed sale to the public:  from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value per share	3,710,825	(1)	(2)	$487,595.38	$27.21	(3)

(1)
Represents the number of shares of our common stock, $.0001 par value per share, issuable upon exercise of the warrants to the selling security holders.  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminable number of shares of common stock that may be issued from time to time upon exercise of the warrants as a result of the anti-dilution provisions contained therein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.  The registration fee for 300,000 shares of common stock is based on the exercise price of $1.00 per share and the registration fee for the remaining 3,410,825 shares of common stock is based on $0.055, the average of the bid and asked prices per share of our common stock as reported on The OTC Bulletin Board on September 21, 2009.

(3)	Registration fee of $26.53 was previously paid in connection with the original filing of the registration statement on December 24, 2008.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1, referred to as the post-effective amendment, to the Registration Statement on Form S-1 (Registration No. 333-156450), referred to as the registration statement, is being filed pursuant to Section 10(a)(3) of the Securities Act to update the registration statement, which was previously declared effective by the Securities and Exchange Commission on December 31, 2008, (i) to include the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2008, (ii) to include the unaudited condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2009, and (iii) to update certain other information in the registration statement.  Based on information received by us, no shares were sold by the selling security holders pursuant to the registration statement since the date on which the registration statement was declared effective.

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 23, 2009

Preliminary Prospectus

3,710,825 SHARES

COMMON STOCK

This prospectus relates to the resale by selling security holders of up to 3,710,825 shares of our common stock, $.0001 par value per share, issuable upon the exercise of warrants issued in connection with financing transactions.

Each warrant is exercisable into one share of our common stock.  The exercise price related to the warrants to purchase, in the aggregate, 3,410,825 shares of our common stock is $.01 per share, and the exercise price related to the warrant to purchase 300,000 shares of our common stock is $1.00 per share.  We may receive proceeds from the exercise of the warrants but not from the resale of shares of our common stock by the selling security holders.

Our common stock is quoted on The OTC Bulletin Board under the symbol “CPBR.OB.”  On September 21, 2009, the last reported sale price of our common stock on The OTC Bulletin Board was $0.042 per share.

Investment in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 4 of this prospectus for a discussion of risks that you should consider prior to investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                      , 2009.

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.  The selling security holders are not making an offer to sell any security in any jurisdiction where the offer or sale is not permitted.  Neither the delivery of this prospectus nor the sale of shares of common stock issuable upon the exercise of the warrants means that information contained in the prospectus is correct after the date of this prospectus.  You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus.  The financial condition, results of operations, business and prospects of us and our subsidiaries may have changed since that date.

i

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act.  Our forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are not guarantees of future performance and are based on our current assumptions, estimates, forecasts, expectations and beliefs concerning our business and their potential effects on us and speak only as of the date of such statement.  There can be no assurance that future developments affecting us will be those that we have anticipated.  These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties include, but are not limited to, the following factors:

•	our ability to continue as a going concern and obtain additional financing;

•	our ability to comply with covenants contained in our agreements with lenders, including, but not limited to, our ability to service and repay our outstanding debt obligations;

•	limitations that our outstanding debt obligations impose on our cash flow available for our operations;

•	our ability to facilitate the market acceptance of our iLabor network and increase revenues;

•	the effect of the current economic downturn; and

•	other risk factors set forth in this prospectus.

The foregoing risks are not exhaustive.  The “Risk Factors” section beginning on page 4 of this prospectus includes additional risk factors which could impact our business and financial performance.  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on forward-looking statements as a prediction of actual results.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  This summary may not contain all of the information that may be important to you in making your investment decision.  You should read the entire prospectus carefully, including the financial data and related notes and the section entitled “Risk Factors,” before investing in our common stock.  Unless the context indicates otherwise, references to “ClearPoint Business Resources, Inc.,” “ClearPoint,” the “Company,” “we,” “us” and “our” in this prospectus refer to ClearPoint Business Resources, Inc. and its subsidiaries.

Company Overview

We are an electronic procurement, or e-procurement, supply chain management company.  We focus our services on helping companies manage their contingent labor needs.  We manage a dynamic and comprehensive open marketplace, referred to as the iLabor network, ClearPoint iLabor® or iLabor, for the buying and selling of temporary labor.  The iLabor network provides services to clients ranging from small businesses to Fortune 500 companies.  The iLabor network specializes on the highly transactional “go to work” or “on-demand” segment of the temporary labor market.  Historically, this portion of the market has been underserved by technology solutions.  We consider the hospitality, distribution, warehouse, manufacturing, logistics, transportation, convention services, hotel chains, retail, technology and administrative sectors among the segments best able to be served by the iLabor network.

The iLabor network is powered by a proprietary, technology-based platform that provides our clients with a comprehensive web-based portal to streamline the process involved in procurement and management of temporary labor through a network of our approved staffing suppliers that bid on and fulfill our clients’ orders for temporary labor.  iLabor allows clients to access providers of temporary labor through one point of access.  Regardless of size, number of locations, or number of temporary staffing companies utilized, our clients receive one bill, centralized reporting, company wide metrics, and standardized quality control from one point of entry, iLabor.

The major sources of our revenues are:

•	royalty revenues received primarily from StaffChex, Inc. and Koosharem Corp., doing business as Select Staffing, related to contracts which were previously serviced by us;

•	fees from our iLabor technology platform in which we act as a broker for our clients and our temporary staffing suppliers; and

•	fees from our vendor managed services, or VMS.

We were incorporated in Delaware on July 21, 2004.  On February 12, 2007, ClearPoint Resources, Inc., or CPR (f/k/a ClearPoint Business Resources, Inc.), merged with a wholly-owned subsidiary of Terra Nova Acquisition Corporation, or Terra Nova, whereby as a result of the merger, stockholders of CPR received 6,051,549 shares of Terra Nova common stock and CPR became a wholly-owned subsidiary of Terra Nova.  Upon the closing of the merger, Terra Nova changed its name to ClearPoint Business Resources, Inc.

Our common stock is quoted on The OTC Bulletin Board under the symbol “CPBR.OB.”

Our executive offices are located at 1600 Manor Drive, Suite 110, Chalfont, PA 18914.  Our telephone number is (215) 997-7710.

The Offering

Issuer:	ClearPoint Business Resources, Inc.

Common Stock Offered:
This prospectus relates to the resale by the selling security holders of up to 3,710,825 shares of our common stock issuable upon exercise of the warrants issued in connection with certain financing transactions.

Financing Transactions:
On June 20, 2008, we entered into a loan agreement with ComVest Capital, LLC, referred to as ComVest, and we restructured our existing contractual obligations to Manufacturers and Traders Trust Company, referred to as M&T.  This financing transaction effectively replaced M&T with ComVest as our senior lender.  In connection with the financing transaction, on June 20, 2008, we issued warrants to ComVest and M&T to purchase an aggregate of 3,710,825 shares of our common stock, consisting of a warrant issued to ComVest to purchase 2,210,825 shares of our common stock and warrants issued to M&T to purchase 1,500,000 shares of our common stock.

Certain terms of the financing transaction were amended in August 2009.  On August 14, 2009, we entered into an amended and restated loan agreement with ComVest, referred to as the amended ComVest loan agreement, which restructured our debt obligations to ComVest.  In addition, on August 14, 2009, we issued an amended and restated warrant to ComVest, referred to as the amended ComVest warrant, to purchase 2,210,825 shares of our common stock, which replaced the initial warrant issued to ComVest on June 20, 2008.  Our June 20, 2008 and August 14, 2009 transactions described above are collectively referred to as the financing transactions.

Common Stock Outstanding as of September 21, 2009, Before This Offering:	14,251,964.

Common Stock Outstanding After This Offering:	17,962,789.

Use of Proceeds:
We will not receive any proceeds from the sale by the selling security holders of the shares of common stock issuable upon the exercise of the warrants.  We may, however, receive proceeds of up to $334,108 in the event that all warrants issued to the selling security holders in connection with the financing transactions are exercised in cash.  Such proceeds, if any, will be used for our working capital and other general corporate purposes.  See “Use of Proceeds.”

Registration Rights Agreement:
Pursuant to the registration rights agreement that we entered into with the selling security holders, we filed a registration statement on Form S-1 (File No. 333-156450), referred to as the registration statement, covering the resale of the shares of common stock underlying the warrants issued to the selling security holders, which the Securities and Exchange Commission, referred to as the SEC, declared effective on December 31, 2008.  We have filed a post-effective amendment to the registration statement, of which this prospectus forms a part, to update certain information contained in the registration statement.  We have also agreed to use our reasonable best efforts to keep the registration statement effective until the earliest of:

•     the sale of all shares of common stock covered by the registration statement; or
•     the date on which the selling security holders may immediately sell without restrictions all shares of common stock issued or issuable upon the cashless exercise of the warrants.

In the event that we fail to keep the registration statement effective or comply with certain other requirements under the registration rights agreement, we may be obligated to pay certain fees to the selling security holders.  See “Description of Capital Stock—Registration Rights Agreement with ComVest and M&T.”

U.S. Federal Income Tax Consequences:
You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning shares of common stock issuable upon exercise of the warrants in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local foreign or other taxing jurisdiction.  See “U.S. Federal Income Tax Consequences.”

The OTC Bulletin Board Symbol for our Common Stock:	CPBR.OB

Risk Factors:	You should consider carefully risks that are described in the “Risk Factors” section of this prospectus beginning on page 4 before investing in our securities.

RISK FACTORS

An investment in our common stock involves material risks.  Prior to making a decision about investing in our securities, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors together with other information included in this prospectus.  If any of these risks occur, our business could be materially harmed.  In these circumstances, the price of our securities could decline, and you may lose all or part of your investment.  The risks described below are not the only risks we face.  Additional risks not necessarily known to us or that we currently deem immaterial may also impair our business, financial condition and results of operations.

Risks Related to Our Business

Our independent auditors included an explanatory paragraph regarding our ability to continue as a going concern in the audit report on our consolidated financial statements for the year ended December 31, 2008 and our condensed consolidated financial statements for the quarter ended June 30, 2009 contain a going concern note, which may require us to scale back or cease operations.

At December 31, 2008, we had cash and cash equivalents of approximately $960,000, an accumulated deficit of approximately $54.5 million and working capital deficiency of approximately $11.9 million.  For the year ended December 31, 2008, we incurred a net loss of approximately $38.8 million.  At June 30, 2009, we had cash and cash equivalents of approximately $235,000, an accumulated deficit of approximately $55.4 million and working capital deficiency of approximately $8.9 million.  For the six months ended June 30, 2009, we incurred a net loss of approximately $922,000.  Due to such financial position and results of operations as well as the absence of firm commitments for any additional financing, our independent registered public accounting firm included an explanatory paragraph in the audit report on our consolidated financial statements for the year ended December 31, 2008 regarding our ability to continue as a going concern and we included “Note 1 – Going Concern” to our condensed consolidated financial statements for the quarter ended June 30, 2009, which states that there is substantial doubt about our ability to continue as a going concern.

If we are unable to generate sufficient cash from operations and obtain additional funding, we may not be able to continue operations as proposed, requiring us to modify our business plan, curtail various aspects of our operations or cease operations.  In such event, you may lose a portion or all of your investment.  In addition, the going concern explanatory paragraph in the report of our independent auditors and/or the going concern note may cause concern to one or more of our constituencies of debt holders, clients, suppliers, trade creditors or other contractual parties.  If any debt holder’s, client’s, supplier’s, trade creditor’s or other contractual party’s concern results in adverse changes in their respective business relations with us, these changes may materially adversely affect our cash flows and results of operations.

We have defaulted on certain of our debt obligations.  If we continue to experience liquidity issues, we may be unable to repay our outstanding debt obligations when due or restructure such debt obligations, and may seek, or be forced to seek, protection under the federal bankruptcy laws.

We are highly leveraged and we have very limited financial resources.  At June 30, 2009, we had cash and cash equivalents of approximately $235,000 and approximately $26.3 million of total liabilities.

Our ability to borrow under the amended ComVest loan agreement would be compromised in the event of non-compliance with applicable covenants under such agreement.  Such non-compliance constitutes an event of default and, unless waived by ComVest, permits the lender to exercise its remedies under the amended ComVest loan agreement, including declaring all amounts owing to ComVest to be immediately due and payable and, subject to certain exceptions, taking control of us through the exercise of the amended ComVest warrant.  See “Risks Related to Investment in Our Common Stock — Issuance of shares of our common stock upon the exercise of our options and warrants may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and could potentially reduce the market value of our common stock.”  An event of default under the amended ComVest loan agreement also requires us to pay higher rates of interest on the amounts we owe to ComVest and, pursuant to a cross-default provision, may trigger an agreement termination event under the loan modification and restructure agreement with M&T, referred to as the M&T restructure agreement, which would, among other remedies available to M&T, result in the deferred obligations under such agreement, which constituted, in the aggregate, approximately $4.8 million at June 30, 2009, becoming accelerated and immediately due and payable.

Also listed as an event of default under the loan agreement with ComVest is a default with respect to any other of our indebtedness exceeding $100,000, if the effect of such default would permit the lender to accelerate the maturity of such indebtedness.

Prior to entering into the amended ComVest loan agreement, we did not make certain required principal installment payments of approximately $1.1 million and interest payments of $61,000, in the aggregate, under the ComVest term loan.  We also did not make required interest payments of $18,000 under the ComVest revolving credit facility.  The failure to make such payments constituted an event of default under the loan agreement with ComVest.

In addition, we did not make certain required payments under the note payable to Blue Lake Rancheria, as amended, referred to as the Blue Lake note, notes payable to each of B&N Associates, LLC, Alyson Drew, Fergco Bros. LLC and Matthew Kingfield, collectively referred to as the sub noteholders, and the note payable to the former shareholders of StaffBridge, Inc., referred to as StaffBridge.  In the aggregate, as of July 31, 2009, we failed to pay $580,000 under such indebtedness.  On August 14, 2009, in connection with entering into the amended ComVest loan agreement, ComVest executed a waiver letter, which waived our defaults under the original loan agreement with ComVest, referred to as the ComVest loan agreement, described above through August 14, 2009, provided we pay to ComVest, on March 31, 2010, or sooner by reason of any further event of default, approximately $166,000 , constituting the difference between interest calculated at the default rate and at the non-default rate on amounts outstanding under the ComVest loan agreement for the period from March 1, 2009 through August 14 , 2009.  In addition, in September 2009, we restructured the note payable to the former shareholders of StaffBridge, referred to as the StaffBridge note, and the notes payable to the sub noteholders to provide that our future payments on such notes shall begin on February 15, 2010 and March 31, 2010, respectively.  Our failure to make such payments, as scheduled, would constitute an event of default under the amended ComVest loan agreement.

Although ComVest has waived the foregoing defaults and we restructured our obligations with the sub noteholders and the former shareholders of StaffBridge, there is no assurance that we will be able to make future scheduled payments, comply with other requirements of our existing debt obligations or receive future waivers.

If adequate funds are not available, or are not available on acceptable terms, we may not be able to repay or restructure our existing debt obligations, or obtain the necessary waivers, and we may seek protection under the federal bankruptcy laws or be forced into an involuntary bankruptcy filing.

Royalty payments received primarily from StaffChex and Select constitute a majority of our revenues, and an adverse effect on our relationship with any of these companies could cause our revenues to decrease, which will negatively impact our business, financial condition and results of operations.

The majority of our revenues are generated from royalty payments made pursuant to agreements with StaffChex, Inc., referred to as StaffChex, and Koosharem Corp. doing business as Select Staffing, referred to as Select.  For the six months ended June 30, 2009, such royalty payments accounted for 89.4% of our total revenues.  An adverse effect on our relationship with StaffChex or Select could cause our revenues to decrease, which may negatively impact our business, financial condition and results of operations.  See “Business—Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Transactions Related to Transition from Temporary Staffing Business Model to iLabor Network Model” included elsewhere in this prospectus for a description of our dispute with Select and a notice of levy on the StaffChex royalty payments, respectively.

We may be unable to obtain additional financing to  implement our business plan, which will have a material adverse impact on our liquidity and ability to continue operations.

Our ability to obtain financing depends, in part, upon prevailing capital market conditions as well as our operating results, which may negatively impact our efforts to arrange financing on satisfactory terms.

The going concern explanatory paragraph in the report of our independent auditors and the going concern note to our condensed consolidated financial statements for the fiscal quarter ended June 30, 2009 indicate an absence of obvious or reasonably assured sources of future funding necessary to maintain our ongoing operations.  There is no assurance that our capital raising efforts will be able to attract the additional capital or other funds we need to sustain our operations.  The going concern explanatory paragraph in the report of our independent auditors and the going concern note may make it more difficult for us to raise capital.  In addition, the current economic crisis, which involves, among other things, significant reductions in available capital from banks and other providers of credit, may further restrict our access to financing in the capital markets.  If adequate funds are not available to us, or are not available on acceptable terms, we may not be able to implement our business plan or repay our existing debt obligations.  The failure to obtain additional capital on acceptable terms will also have a material adverse effect on our liquidity and ability to continue operations.

Our revenue is highly susceptible to changes in general economic conditions, and a recession or other downturn in the U.S. economy may adversely affect the industries in which our clients operate as well as our business, financial position and results of operations.

The global economy is currently undergoing a period of unprecedented volatility, and the future economic environment may continue to be less favorable than that of recent years.  It is uncertain how long the recession that the U.S. economy has entered will last.  We have exposure to many different industries in which our clients operate that may be, or may become, unstable in the current economic environment.  Any such instability affects our clients’ ability to fulfill their respective contractual obligations to us or causes them to limit or place burdensome conditions upon future transactions with us.  Demand for our staffing services has been adversely affected by the general level of economic activity and rising unemployment in the United States.  During the current economic downturn, some of our clients have been reducing their temporary labor spending as part of a general cost reduction strategy.  In addition, some of our clients have limited their utilization of temporary employees before laying off regular full-time employees.  Generally, we have experienced less demand for our services and more competitive pricing pressure during this period of economic downturn, which has adversely affected our business, financial condition and results of operations.

In addition, we are dependent on our approved staffing supplier base to fill open positions posted by our clients.  If due to the economic downturn, some of our suppliers curtail their operations or are otherwise unable to fill sufficient open positions posted by our clients, we may be unable to compete effectively and it could materially adversely affect our business, financial condition and results of operations.

We incurred losses for the six months ended June 30, 2009 and the last two years, and continued losses may negatively impact our business, ability to repay debt, financial condition and results of operations.

We incurred net losses of $922,000, $38.8 million and $12.4 million for the six months ended June 30, 2009 and the years ended December 31, 2008 and 2007, respectively.  At June 30, 2009, we had an accumulated deficit of $55.4 million.  If we continue to experience losses, it may negatively impact our business, ability to repay debt, financial condition and results of operations.

Our indebtedness may limit cash flow available for our operations.

On June 20, 2008, we consolidated and deferred payment on our obligations to M&T and entered into a $3.0 million revolving credit facility and a $9.0 million term note with ComVest.  Such debt restructuring effectively replaced M&T with ComVest as our senior lender.  On August 14, 2009, we entered into the amended ComVest loan agreement to increase the maximum availability under our revolving credit facility to $10.5 million and repaid and terminated the term note through an advance from the revolving credit facility.  Amounts outstanding under the amended revolving credit facility bear interest at the rate of 12% per annum.  We are also required to pay to ComVest on or prior to March 31, 2010 approximately $166,000 , constituting the difference between interest calculated at the default rate and at the non-default rate on the balance of the term loan and revolving credit facility of $7.1 million and $2.9 million, respectively, under the original ComVest loan agreement.  See “—We have defaulted on certain of our debt obligations.  If we continue to experience liquidity issues, we may be unable to repay our outstanding debt obligations when due or restructure such debt obligations, and may seek, or be forced to seek, protection under the federal bankruptcy laws.”  There is no assurance that we will be able to make future scheduled payments in accordance with the amended ComVest loan agreement.

In addition, as part of restructuring our debt obligations to M&T, of which approximately $4.8 million was outstanding at June 30, 2009, we agreed to pay M&T up to $3.0 million in cash proceeds arising out of our accounts receivable.  At June 30, 2009, we remitted approximately $1.4 million to M&T against the $3.0 million receivable target.  We also agreed to pay M&T our federal and state income tax refunds, which we anticipated to be not less than $1.0 million.  At June 30, 2009, we remitted approximately $1,024,000 of federal tax refunds and approximately $91,000 of state tax refunds to M&T.

Our obligation to dedicate a portion of our cash flow to service our debt reduces our cash flow available for our operations.  The amount of indebtedness we have could limit our flexibility in planning for, or reacting to, changes in the markets in which we compete and require us to dedicate more cash flow to service our debt than we desire.  Subject to limitations in the amended ComVest loan agreement, we may incur additional debt in the future to finance our operations or otherwise and servicing this debt could further limit our cash flow.

If the remedial policies and procedures we have implemented are insufficient to address the identified material weaknesses in our internal control over financial reporting, we may fail to meet our future reporting obligations and our financial statements may contain material misstatements.

Our management performs assessments of the effectiveness of our internal control over financial reporting.  In connection with such evaluation, our management determined that our internal control over financial reporting was not effective as of December 31, 2007, based on the criteria in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and identified certain material weaknesses in our internal control over financial reporting.

Although we believe that we addressed our material weaknesses in internal control over financial reporting and our internal control over financial reporting was effective as of December 31, 2008, we cannot guarantee that any additional material weaknesses or significant deficiencies will not arise in the future due to a failure to maintain adequate internal control over financial reporting.  In such case, we may fail to meet our future reporting obligations, our financial statements may contain material misstatements and our operating results may be adversely affected.  Any such failure could also adversely affect the results of the periodic future management evaluations and annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting.  Internal control weaknesses could also cause investors, as well as our clients and staffing suppliers, to lose confidence in our reported financial information.

If iLabor does not gain market acceptance, it may negatively impact our business, financial condition and results of operations.

iLabor constitutes the major component of our business model and business plan.  In 2008, we transitioned from the temporary staffing model to our iLabor technology platform to enable our clients to procure temporary labor through a ClearPoint approved staffing supplier network.  Due to the transition of our business from the temporary staffing model to the iLabor network, for the year ended December 31, 2008 and six months ended June 30, 2009, revenues from the iLabor network constituted less than 1% and approximately 10% of our revenue, respectively.  Because it has been recently introduced, our iLabor model has not been proven in the market and there is no assurance that it will result in sustainable revenues for us.  If iLabor does not gain market acceptance, it may negatively impact our business, financial condition and results of operations.

Possible contingent liabilities related to the liabilities and assets of workers’ compensation insurance policies sold pursuant to certain transactions we entered into in connection with our transition to the new business model could result in a material adverse effect on our liquidity, financial condition and results of operations if those contingent liabilities were realized.

We believe that the transfer of the liabilities and assets of the workers’ compensation policies pursuant to agreements with the parties that acquired Mercer Ventures, Inc., referred to as MVI, and ClearPoint HRO, LLC, referred to as HRO, would eliminate the liability associated with workers’ compensation claims resulting from our previous staffing agency operations.  Additionally, no claims for these workers’ compensation claims have yet been asserted against us.  However, there may be potential contingent liabilities resulting from such claims and such liabilities, if realized, could result in a material adverse effect on our liquidity, financial condition and results of operations because we no longer maintain any reserves for liabilities and assets related to the transferred workers’ compensation claims.

Financial and operating covenants in our agreements with ComVest and M&T may reduce our operating flexibility, which may have an adverse effect on our business and financial condition.

The amended ComVest loan agreement related to our revolving credit facility and/or the M&T restructure agreement contain various financial covenants as well as covenants that restrict our ability to, among other matters:

•	incur other indebtedness;

•	create liens or other encumbrances on our assets;

•	enter into any merger or consolidation transaction;

•	sell, lease, assign or otherwise dispose of all or substantially all of our property, business or assets;

•	sell or assign our accounts receivable, promissory notes or trade acceptances;

•	utilize the cash proceeds arising from our accounts receivable;

•	make any investment in, or otherwise acquire or hold securities, or make loans or advances, or enter into any arrangement for the purpose of providing funds or credit;

•	make acquisitions or investments;

•	amend our organizational documents;

•	pay dividends or make other distributions on our capital stock;

•	make changes to our business model;

•	pay certain compensation to our executive officers; and

•	make capital expenditures or incur monthly operating expenses in excess of specified dollar amounts.

These restrictions may limit our ability to obtain future financing, make capital expenditures or otherwise take advantage of business opportunities that may arise from time to time. Our ability to meet the financial covenants can be affected by events beyond our control, such as general economic conditions.

In addition, pursuant to the terms of the agreements with ComVest and M&T, the failure to comply with covenants constitutes an event of default, including as a result of cross default provisions, and entitles the lenders to, among other remedies, declare the loans due and payable.  See “—We have defaulted on certain of our debt obligations.  If we continue to experience liquidity issues, we may be unable to repay our outstanding debt obligations when due or restructure such debt obligations, and may seek, or be forced to seek, protection under the federal bankruptcy laws.”

We are subject to various lawsuits, the impact of which on our financial position and results of operations is uncertain.  The inherent uncertainty related to litigation and the preliminary stage of some of these matters makes it difficult to predict the ultimate outcome or potential liability that we may incur as a result.

We are subject to various lawsuits.  See “Business—Legal Proceedings” for additional information related to these lawsuits.  We believe that we have several defenses to the claims raised in these matters and intend to vigorously defend them.  Due to the inherent uncertainties in litigation and because the ultimate resolution of these proceedings is influenced by factors outside of our control, we are currently unable to predict the ultimate outcome of these matters or their impact on our financial position or results of operations.  Although we accrued for certain of the liability exposures for these matters on our balance sheet, an adverse decision in these matters may result in a material adverse effect on our liquidity, capital resources and results of operations.  In addition, to the extent that our management will be required to participate in or otherwise devote substantial amounts of time to the defense of these matters, such activities would result in the diversion of our management resources from our business operations and the implementation of our business strategy, which may negatively impact our financial position and results of operations.

Seasonality causes fluctuations in our revenue and operating results.

Our clients are concentrated in the transportation and retail industries.  Accordingly, our liquidity and results of operations depend on the trends affecting such industries and the business cycles of these clients that impact their continued demand for temporary staffing.  Historically, we have experienced a rise in demand from our transportation and retail clients in the third and fourth quarters due to the increase in the shipment of products for the holiday season.  The first quarter has been traditionally the slowest quarter from a revenue perspective due to national holidays and client planning cycles.  Inclement weather can cause a slowdown in our business due to business shutdowns by our clients.  Lower demand for temporary staffing related to seasonal or other trends affecting our clients could have a material adverse effect on our revenue and operating results.

We may be unable to protect our proprietary technology and intellectual property rights or keep pace with that of our competitors.

Our success depends to a significant degree upon the protection of the intellectual property rights in our e-procurement platforms, including our software and other proprietary information and material, and our ability to develop technologies that are as good as, or better than, our competitors.  We may be unable to deter infringement or misappropriation of our software and other proprietary information and material, detect unauthorized use or take appropriate steps to enforce our intellectual property rights.  Additionally, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States.  Our competitors could, without violating our intellectual property rights, develop technologies that are as good as, or better than, our technology.  Protecting our intellectual property and other proprietary rights can be expensive.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.  Our failure to protect the intellectual property rights in our software and other proprietary information and material, or to develop technologies that are as good as or better than those of our competitors, could put us at a competitive disadvantage.  These failures could have a material adverse effect on our business.

The success of ClearPoint iLabor® depends on the continued growth in the use of the Internet and the adequacy of the Internet infrastructure.

The success of our ClearPoint iLabor® products and services is substantially dependent upon continued growth in the use of the Internet.  The number of clients using the Internet for temporary staffing purposes may not increase for a number of reasons, including:

•	actual or perceived lack of security of information or privacy protection;

•	possible disruptions, computer viruses or other damage to Internet servers or to users’ computers;

•	governmental regulation;

•	lack of access to high-speed communications equipment; and

•	increases in the cost of accessing the Internet.

As currently configured, the Internet may not support an increase in the number or requirements of users.  In addition, there have been outages and delays on the Internet as a result of damage to the current infrastructure.  The amount of traffic on our e-procurement platforms could decline materially if there are outages or delays in the future.  The use of the Internet may also decline if there are delays in the development or adoption of modifications by third parties that are required to support increased levels of activity on the Internet.  If any of the foregoing occurs, the number of clients using ClearPoint iLabor® products and services could decrease.  In addition, we may be required to spend significant capital to adapt our operations to any new or emerging technologies relating to the Internet.

If we do not respond to rapid technological changes, our services, proprietary technology and systems may become noncompetitive or obsolete.

We currently provide software and technology platforms for the procurement of temporary labor by our clients.  We utilize our proprietary software and technology solutions, including iLabor and VMS, to provide temporary staffing solutions to our clients.  For the six months ended June 30, 2009 and the year ended December 31, 2008, we spent approximately $237,000 and $446,000, respectively, on software development activities related to our iLabor and VMS solutions.  If we do not invest a significant portion of our capital to continuously develop, upgrade and customize our iLabor and VMS platforms, we may be unable to compete effectively.

Due to the costs and management time required to introduce new services and enhancements, we may be unable to respond to rapid technological changes in a timely manner.  If competitors introduce new services using new technologies or if new industry standards and practices emerge, our services and proprietary technology and systems may become noncompetitive and our ability to attract and retain clients and new suppliers may be at risk.

In addition, developing our proprietary technology entails significant technological and business risks.  We may use new technologies ineffectively or fail to adapt our technology to meet the requirements of clients and suppliers or emerging industry standards.  Finally, the new technologies may be challenging to develop and implement and may cause us to incur substantial costs.

We are subject to various regulations of government authorities.  Our failure to comply with such regulations or changes in existing regulations could have a material adverse effect on our business.

Our services are subject to various federal, state and local regulations.  For example, our services may be subject to various state and local taxing regulations.  Some or all of our services are subject to federal and state consumer protection laws and regulations prohibiting unfair and deceptive trade practices.

We are also subject to regulations applicable to businesses conducting online commerce.  Presently, there are relatively few laws specifically directed toward online services.  However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted with respect to the Internet or online services.  These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of services, taxation, advertising, intellectual property rights and information security.  Our failure to comply with existing legislation or any new legislation affecting our services could have a material adverse effect on our business.

We operate in a highly competitive industry and may be unable to compete effectively, which may adversely impact our business, financial condition and results of operations.

We operate in a highly competitive industry in which barriers to entry are low.  We will need to maintain and update our product offering to remain competitive in the industry.  Although we are not aware of any other products similar to ours currently in the light industrial market, other companies are able to develop and introduce products which would compete directly with us.  To the extent that other companies have broader financial resources available to them, they may be able to bring a product to market and maintain it with more resources than we have available.  We also run the risk of large suppliers working directly with potential clients and establishing relationships that would preclude the use of our iLabor network.

Interruptions or delays in service from our iLabor and VMS platforms could materially adversely affect our business, financial condition and results of operations.

We provide much of our services, including iLabor and VMS, through computer hardware and software that is hosted at a remote third-party site located in New Jersey.  All web-hosting and other technology distribution facilities are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events.  These facilities are also subject to break-ins, sabotage, intentional acts of terrorism, vandalism and similar misconduct.  Despite precautions that we take, the occurrence of a natural disaster, act of terrorism or other unanticipated problem at the facility where our technology is hosted could result in lengthy interruptions in our service, which could materially adversely affect our business, financial condition and results of operations.

We are highly dependent on our senior management and the continued performance and productivity of our approved supplier base; the loss of their services could have a material adverse impact on our business, financial condition and results of operations.

We are highly dependent on the continued efforts of the members of our senior management as well as the performance and productivity of our supplier base.  The loss of any of the members of our senior management may cause a significant disruption in our business.  In addition, the loss of any staffing suppliers in our supplier base may jeopardize existing client relationships with businesses that use our services based on relationships with these suppliers.  The loss of the services of members of our senior management or suppliers in our supplier base could have a material adverse effect on our business, financial condition and results of operations.

If our staffing suppliers fail to attract and retain qualified personnel, it may negatively impact our business, financial condition and results of operations.

Our success depends upon our staffing suppliers’ ability to attract and retain qualified temporary and full-time personnel who possess the skills and experience necessary to meet the staffing requirements of our clients.  Our suppliers must continually evaluate and upgrade their base of available qualified personnel to keep pace with changing client needs and emerging technologies.  Furthermore, a substantial number of their temporary employees during any given year may terminate their employment with them and accept regular staff employment with our clients.  Competition for individuals, especially qualified transportation personnel, with proven skills remains intense, and demand for these individuals is expected to remain strong for the foreseeable future.  There can be no assurance that qualified personnel will continue to be available to our suppliers in sufficient numbers.  If our suppliers are unable to attract the necessary qualified personnel for our clients, it may have a negative impact on our business, financial condition and results of operations.

Our staffing suppliers may be exposed to employment-related claims and costs that could materially adversely affect our business, financial condition and results of operations.

Our staffing suppliers are in the business of employing people and placing them in the workplace of our clients.  Attendant risks of these activities include, but are not limited to:

•	possible claims by clients of employee misconduct or negligence;

•	claims by employees of discrimination or harassment (including claims relating to actions of our clients);

•	fines and costs related to the inadvertent employment of illegal aliens;

•	payment of workers’ compensation claims and other similar claims;

•	violations of wage and hour requirements;

•	errors and omissions of temporary employees (this would include claims of negligence due to a temporary employee’s lack of intimate familiarity with a client’s operations); and

•	claims by clients relating to employees’ misuse of client proprietary information, misappropriation of funds, other criminal activity or torts or similar claims.

Some or all of these claims may give rise to litigation which could include us as a named party, which could be time-consuming to our management team as well as costly to us.  Such claims could also materially negatively affect our suppliers’ business and financial position, which could adversely impact the viability of our supplier network.  Therefore, such claims could have a material adverse effect on our business, financial condition and results of operations.  In addition, there may also be negative publicity with respect to these problems that could have a material adverse effect on our business.

Risks Related to Investment in Our Common Stock

Voting control by our directors and other affiliates may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.

As of September 14, 2009, Michael D. Traina, our Chairman of the board of directors and Chief Executive Officer, Optos Capital, LLC, controlled by Christopher Ferguson and referred to as Optos, and Vahan Kololian, our lead director, beneficially owned 23.2%, 16.6% and 16.4% of our common stock, respectively.  Accordingly, such stockholders may be able to control the election of directors and, therefore, our policies and direction.  In addition, this concentration of ownership could have the effect of delaying or preventing a change in our control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the market price for their shares of common stock.  See “—Anti-takeover provisions to which we may be subject may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to our stockholders.”

Quotation of our securities on The OTC Bulletin Board may adversely affect the liquidity of our common stock and limit our ability to raise capital.

Our securities were delisted from The Nasdaq Capital Market, referred to as Nasdaq, effective at the opening of the trading session on November 24, 2008.  We currently have our securities quoted on The OTC Bulletin Board.  This market is generally considered to be less efficient than, and not as liquid as, Nasdaq.  You may find it more difficult to dispose of, or to obtain accurate quotations for the price of, our securities quoted on The OTC Bulletin Board.  Certain institutional investors may no longer be able to retain their interests in and/or make further investments in our securities because of their internal rules and protocols.  Broker-dealers may be less willing or able to sell and/or make a market in our common stock.

Although shares of our common stock are quoted on The OTC Bulletin Board, there is not presently an active market for shares of our common stock and, therefore, you may be unable to sell any shares of common stock in the event that you need a source of liquidity.  The trading in our common stock has substantially less liquidity than the trading in the securities of many other companies quoted on The OTC Bulletin Board.  A public trading market in our common stock having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any time.  This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.  In the event an active market for the shares of our common stock does not develop, you may be unable to resell your shares of common stock at or above the price you paid for them or at any price.

In addition, offerings of our securities are subject to state securities laws.  The National Securities Markets Improvement Act of 1996, referred to as the NSMIA, which is a federal statute, prevents or preempts the states from regulating the sale of covered securities, which term includes securities listed on Nasdaq.  Because our common stock is not listed on any exchange, our securities may not be deemed covered securities under certain provisions of the NSMIA and we may be subject to regulation in each state in which we offer securities.  Compliance with such state regulations may require significant resources and materially adversely affect our ability to raise capital through sales of our securities.

Our common stock may be subject to the “penny stock” rules of the Securities and Exchange Commission, which make transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

Under the rules of the SEC, “penny stock” means, for the purposes relevant to us, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  As of September 21, 2009, the last reported sale price per share of our common stock was $0.042, and trading in shares of our common stock may be subject to “penny stock” rules.

Subject to certain exemptions, the penny stock rules established by the SEC impose additional sales practices on broker-dealers and require that a broker or dealer:

•	approve an investor’s account for transactions in penny stocks; and

•	receive from the investor a written agreement to the transaction.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain information regarding the investor’s financial situation, investment experience and objectives; and

•
make a reasonable determination that the transactions in penny stock are suitable for that investor and that the investor has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver to the investor, prior to any transactions in penny stock, a written statement which sets forth the basis on which the broker or dealer made the suitability determination described above.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  In addition, the mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make and investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Failure to remain eligible for quotation on The OTC Bulletin Board may require us to transfer our securities to the Pink Sheets®, which would adversely affect the liquidity, trading market and price of our common stock and our ability to raise capital.

If we fail to remain eligible for quotation on The OTC Bulletin Board, our securities will be removed from The OTC Bulletin Board following a certain grace period.  Although we are currently eligible for quotation, there is no assurance that we will always satisfy The OTC Bulletin Board’s quotation requirements.

If our securities are removed from The OTC Bulletin Board and we fail to meet the listing standards of a national securities exchange, we would try to have our securities quoted on the Pink Sheets® operated by Pink OTC Markets Inc.  The quotation of our common stock on the Pink Sheets® may reduce the price of our common stock and the liquidity of our securities.  In addition, the quotation of our common stock on the Pink Sheets® may materially adversely affect our ability to raise capital on terms acceptable to us or at all.

Our stock price may be subject to significant volatility and could suffer a decline in value.

The stock market in general and the market for technology-related stocks in particular has been highly volatile.  As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their stock, including decreases unrelated to our operating performance or prospects.  During 2007, our common stock was particularly volatile as the price of our common stock ranged from a high of $6.47 to a low of $1.60.  During 2008, the price of our common stock ranged from a high of $2.94 to a low of $0.03.  From January 1, 2009 to September 14, 2009, the price of our common stock ranged from a high of $0.40 to a low of $0.02.  We believe that many factors, including several which are beyond our control, have a significant effect on the market price of our common stock and could cause the market price of our common stock to decline.  These factors include, but are not limited to, those listed in this “Risk Factors” section and the following:

•	changes in general economic conditions and the overall performance of the equity markets;

•	announcements of new technologies or services by us or our competitors;

•	announcements relating to strategic relationships or acquisitions;

•	developments with respect to intellectual property rights;

•	publication of unfavorable research reports about us or our industry;

•	coverage or lack of coverage by securities analysts;

•	significant volatility in the market price and trading volume of software companies in general, and human resources software companies in particular;

•	actual or anticipated changes in laws and government regulations;

•	changes in industry trends or conditions;

•	departures of key personnel; and

•	sales of a significant number of shares of our common stock or other securities in the market.

In addition, the stock market in general and the market for technology-related stocks in particular has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies.  These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

Our quarterly operating results may fluctuate significantly, and these fluctuations may cause our stock price to fall.

As a result of fluctuations in our revenue and operating expenses, our quarterly operating results may vary significantly.  We may not be able to curtail our spending quickly enough if our revenue falls short of our expectations.  We expect that our operating expenses will increase substantially in the future as we expand our selling and marketing activities, increase our new product development efforts and hire additional personnel.  Our operating results may fluctuate in the future as a result of factors including, but not limited to, the following:

•	our ability to increase services sold to existing clients, attract new clients and suppliers, cross-sell our solutions and satisfy our clients’ requirements;

•	changes in our pricing policies;

•	the introduction of new features to our solutions;

•	the rate of expansion and effectiveness of our sales force;

•	new product and service introductions by our competitors;

•	concentration of marketing expenses for activities, such as trade shows and advertising campaigns;

•	concentration of research and development costs; and

•	concentration of expenses associated with commissions earned on sales.

We believe that period-to-period comparisons of our results of operations are not necessarily meaningful as our future revenue and results of operations may vary substantially.  It is also possible that in future quarters our results of operations will be below the expectations of securities market analysts and investors.  In either case, the price of our common stock could decline materially.

Issuance of shares of our common stock upon the exercise of our options and warrants may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and could potentially reduce the market value of our common stock.

As of September 14, 2009, 14,251,964 shares of our common stock were outstanding.  We have reserved 2,750,000 shares of common stock in connection with our 2006 Long Term Incentive Plan, referred to as our 2006 plan, under which options to purchase 945,600 shares of common stock were outstanding as of September 14, 2009.  We have also reserved approximately 4,050,825 shares of common stock for issuance in connection with previously issued warrants that are exercisable into common stock, including: 165,000 shares issuable upon the exercise of the warrants issued to the sub noteholders; 2,210,825 shares issuable upon the exercise of the amended ComVest warrant; 1,500,000 shares issuable upon the exercise of warrants issued to M&T; and 175,000 shares issuable upon the exercise of warrants issued to XRoads Solutions Group, LLC, referred to as XRoads.  In addition, we reserved 900,000 shares for issuance to Blue Lake Rancheria, referred to as Blue Lake.

In addition, pursuant to the amended ComVest warrant, upon the occurrence and during the continuation of an event of default (other than certain specified events of default) under the amended ComVest loan agreement, the amended ComVest warrant is exercisable for a number of shares of our common stock that constitutes an aggregate of 51% of our fully diluted common stock at the time of exercise, which would result in the issuance of approximately 18,670,825 shares of our common stock to ComVest, including the 2,210,825 shares of common stock issuable upon exercise of the amended ComVest warrant, if such exercise of the amended ComVest warrant occurred as of September 14, 2009, and ComVest would take control of us.

Should existing holders of options or warrants exercisable into shares of our common stock exercise such securities into shares of our common stock, it may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and reduce the value of our common stock and outstanding warrants.

A substantial number of our outstanding shares of common stock or shares issuable upon the exercise of options and warrants are eligible for future sale, and the sale of our shares of common stock into the market may depress our stock price.

Our stock price may be depressed by future sales of our shares of common stock or the perception that future sales may occur.  As of September 14, 2009, 11,980,825 shares of our common stock were previously registered with the SEC, including 2,750,000 shares reserved under our 2006 plan, 5,520,000 shares included as part of the units issued in our 2005 public offering, 2,210,825 shares issuable upon the exercise of the amended ComVest warrant and 1,500,000 shares issuable upon the exercise of the warrants issued to M&T.  Further, there are currently additional unregistered shares of common stock that may be sold under Rule 144 promulgated under the Securities Act.  We are unable to estimate the amount, timing or nature of future sales of common stock.  Sales of substantial additional amounts of common stock in the public market, or the perception that these sales may occur, may lower the common stock’s market price.

Anti-takeover provisions to which we may be subject may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to our stockholders.

Anti-takeover provisions in the General Corporation Law of the State of Delaware, or GCL, our certificate of incorporation, and our Amended and Restated Bylaws, referred to as our bylaws, could hinder or delay a change in control of our company, including transactions in which holders of common stock might otherwise receive a premium over the market price of their shares at the time of the transaction.  For example, our certificate of incorporation establishes a classified or “staggered” board of directors, which means that only approximately one third of our directors is required to stand for election at each annual meeting of our stockholders. Our certificate of incorporation authorizes us to issue 60,000,000 shares of common stock and 1,000,000 shares of “blank check” preferred stock.  No shares of preferred stock were outstanding as of September 14, 2009.  Under our certificate of incorporation, our board of directors may issue additional shares of common stock or issue preferred stock convertible into shares of common stock, which could significantly dilute the ownership of a potential acquirer.  Also, pursuant to our bylaws, it may be difficult for the potential acquirer to call a special meeting of our stockholders because only a majority of the board of directors, our Chief Executive Officer, Chairman, or Secretary acting at the request of the stockholders owning a majority of our capital stock entitled to vote may call a special meeting of stockholders.  For a discussion of the anti-takeover effect of the voting control by our directors and other affiliates, see “—Voting control by our directors and other affiliates may limit your ability to influence the outcome of director elections and other matters requiring stockholder approval.”

We may issue shares of preferred stock that could be entitled to dividends, liquidation preferences and other special rights and preferences not shared by holders of our common stock.

We are authorized to issue up to 1,000,000 shares of “blank check” preferred stock.  We may issue shares of preferred stock in one or more series as our board of directors may from time to time determine without stockholder approval.  The voting powers, preferences and other special rights and the qualifications, limitations or restrictions of each such series of preferred stock may differ from each other.  The issuance of any such series of preferred stock could materially adversely affect the rights of holders of our common stock and could reduce the value of our common stock.

We do not pay cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

We are subject to contractual limitations on the payment of dividends under the amended ComVest loan agreement, the M&T restructure agreement, and the GCL.  As a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus, which represents the excess of our net assets over paid-in-capital or, if there is no surplus, our net profits for the current and/or immediately preceding year.  Under applicable Delaware case law, dividends may not be paid on our common stock if we become insolvent or the payment of dividends will render us insolvent.  We do not pay, and we do not anticipate paying, any cash dividends on the common stock in the foreseeable future.  Therefore, any gains on your investment in our common stock will depend on increases in the stock price, which may or may not occur.

USE OF PROCEEDS

The selling security holders will receive all of the net proceeds from the sale of shares of our common stock issuable upon the exercise of the warrants.  We will not receive any proceeds from the sale of shares of common stock by the selling security holders.  We will, however, receive up to $334,108 from the exercise of warrants, if they are exercised in full and to the extent that a cash, rather than a cashless, exercise method is elected.  We expect to use the proceeds received from the exercise of warrants, if any, for working capital and other general corporate purposes.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Market Information

Prior to February 13, 2007, our units, common stock and warrants were quoted on The OTC Bulletin Board under the symbols “TNVAU.OB,” “TNVA.OB” and “TNVAW.OB,” respectively.  Our units, common stock and warrants were listed on Nasdaq under the symbols “CPBRU,” “CPBR” and “CPBRW,” respectively, starting February 13, 2007.  Our securities were suspended from trading on Nasdaq on September 11, 2008 as a result of our failure to comply with certain Nasdaq listing requirements, and our securities were delisted from Nasdaq effective at the opening of the trading session on November 24, 2008.  Effective September 11, 2008, our common stock was quoted on The OTC Bulletin Board under the symbol “CBPR.OB.”  Effective September 15, 2008, our units and warrants were quoted on The OTC Bulletin Board under the symbols “CBPRU.OB” and “CPBRW.OB,” respectively.  Effective April 17, 2009, our units and warrants expired.

The following table sets forth the high and low sales prices per share of our common stock on The OTC Bulletin Board and Nasdaq, as applicable, for the periods indicated.  The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.  On September 21, 2009, the last reported sales price of our common stock as reported on The OTC Bulletin Board was $0.042 per share.

(in dollars)	Units				Common Stock		Warrants
	High		Low		High	Low	High	Low
2009:
Third Quarter (through September 21, 2009)	—		—		0.19	0.02	—	—
Second Quarter (beginning April 18, 2009)	—		—		0.30	0.04	—	—
Second Quarter (through April 17, 2009)	N/A	(1)	N/A	(1)	0.40	0.11	0.01	0.001
First Quarter	N/A	(1)	N/A	(1)	0.24	0.03	0.01	0.001
2008:
Fourth Quarter	0.12		0.10		0.24	0.02	0.01	0.001
Third Quarter (beginning September 11, 2008)	N/A	(1)	N/A	(1)	0.25	0.05	0.02	0.001
Third Quarter (through September 10, 2008)	0.50		0.25		0.52	0.09	0.04	0.001
Second Quarter	1.35		0.06		1.54	0.15	0.06	0.01
First Quarter	2.60		2.10		2.94	1.27	0.30	0.04
2007:
Fourth Quarter	6.09		2.05		4.50	1.60	0.55	0.05
Third Quarter	6.51		5.45		5.13	3.17	0.86	0.22

(in dollars)	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
Second Quarter	8.75	6.40	6.40	4.80	1.40	0.65
First Quarter (beginning February 13, 2007)	9.24	8.30	6.47	4.90	1.65	1.10
First Quarter (through February 12, 2007)	8.45	7.25	5.95	5.48	1.30	0.82

(1)           There were no reported sales of our units during this period.

Dividend Policy

We have not paid any cash dividends on our common stock to date.  We do not anticipate declaring any dividends in the foreseeable future.

We are subject to contractual limitations on the payment of dividends under the amended ComVest loan agreement and the M&T restructure agreement.  For additional information regarding such contractual limitations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Note 11 to our Condensed Consolidated Financial Statements contained elsewhere in this prospectus.  In addition, as a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus, which represents the excess of our net assets over paid-in-capital or, if there is no surplus, our net profits for the current and/or immediately preceding fiscal year.

Holders

As of September 14, 2009, there were 17 record holders of our common stock, solely based upon the count our transfer agent provided us as of that date and such numbers do not include:

•	any beneficial owners of securities whose shares are held in the names of various dealers, clearing agencies, banks, brokers or other fiduciaries;

•	broker-dealers or other participants who hold or clear shares directly or indirectly through the Depository Trust Company, or its nominee, Cede & Co; and

•	ClearPoint as a record holder of 2,000 shares of treasury stock.

SELECTED FINANCIAL DATA

The following selected financial data should be read together with our consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.  The selected consolidated financial data in this section are not intended to replace our consolidated financial statements and the accompanying notes.  Our historical results are not necessarily indicative of our future results.

The selected consolidated financial data set forth below are derived from our consolidated financial statements.  The consolidated statement of operations data for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and the consolidated balance sheet data as of December 31, 2008, 2007, 2006, 2005 and 2004 are derived from our audited consolidated financial statements and related notes, of which the financial statements and notes for the years ended December 31, 2008 and 2007 are included elsewhere in this prospectus.  The consolidated statement of operations data for the six months ended June 30, 2009 and 2008 and the consolidated balance sheet data as of June 30, 2009 have been derived from our unaudited condensed consolidated financial statements and related notes appearing elsewhere in this prospectus.  The unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements contained in this prospectus and include, in the opinion of management, all adjustments necessary for the fair presentation of our financial position and results of operations for these periods.

	Six Months Ended June 30, (unaudited)		Year Ended December 31,
	2009(a)	2008(a)	2008(a)	2007(b)	2006	2005	2004
	(in thousands, except per share data)
Statement of Operations Data:
Revenue	$2,588	$27,511	$33,496	$191,685	$113,942	$84,200	$28,670
Cost of services	—	25,654	29,108	166,631	93,337	68,789	22,596
Gross profit	2,588	1,857	4,388	25,054	20,605	15,411	6,074
Operating expenses	2,525	11,950	15,559	26,705	13,550	11,025	5,344
Restructuring expense	—	2,100	1,350	2,201	—	—	—
Impairment of goodwill	—	16,822	16,822	—	—	—	—
Fixed assets impairment	5	1,022	1,022	—	—	—	—
Depreciation and amortization expense	313	285	723	10,313	2,489	2,013	743
Income (loss) from operations	(255)	(30,322)	(31,088)	(14,165)	4,566	2,373	(13)
Interest expense	(1,014)	(906)	(2,025)	(1,872)	(5,072)	(3,648)	(429)
Other income (expense)	347	(407)	(652)	(1,474)	26	(1)	77
Net income (loss) before income tax expense (benefit)	(922)	(31,635)	(33,765)	(17,511)	(480)	(1,276)	(365)
Income tax expense (benefit)	—	5,007	5,021	(5,121)	945	(77)	21
Net income (loss)	$(922)	$(36,642)	$(38,786)	$(12,390)	$(1,425)	$(1,199)	$(386)

Net income (loss) per common share – basic and diluted	$(0.06)	$(2.77)	$(2.84)	$(1.00)	$(0.24)	$(0.20)	$(0.06)

	June 30, (unaudited)	December 31,
	2009(a)	2008(a)	2007	2006	2005	2004
Balance Sheet Data:
Working capital (current assets less current liabilities)	$(8,904)	$(11,937)	$(3,188)	$9,070	$8,601	$(13)
Total assets	3,492	5,081	55,277	22,253	22,388	6,742
Total long-term debt, net of current	13,738	10,306	8,523	14,965	13,927	415
Stockholders’ equity (deficit)	(22,770)	(21,913)	15,646	(2,714)	(1,883)	(684)

(a)
Selected annual and interim financial data were impacted by the sale of certain assets to StaffChex and subcontracting of certain contracts to Select in connection with our transition to a new business model.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Transactions Related to Transition From Temporary Staffing Business Model to iLabor Network Model” included elsewhere in this prospectus.

(b)
Selected financial data for the year ended December 31, 2007 and at December 31, 2007 were impacted by the acquisition of certain assets and assumption of certain liabilities of ALS, LLC, referred to as ALS, in February, 2007.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Liquidity and Capital Resources—ALS” included elsewhere in this prospectus.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern.  However, we had a net loss of $38.8 million and cash of $4.6 million was provided by operating activities during the year ended December 31, 2008.  At December 31, 2008, and had a stockholders’ deficiency of $1.54 per share.  During the six months ended June 30, 2009, we had a net loss of $922,000 and used $1.4 million of cash in operating activities.  At June 30, 2009, we had a stockholders’ deficiency of $1.60 per share.  These factors raise substantial doubt about our ability to continue as a going concern.  Our consolidated financial statements do not include any adjustments that might result from this uncertainty.

SELECTED QUARTERLY FINANCIAL DATA

The following tables set forth a summary of our unaudited quarterly statement of operations information for our fiscal quarters in the year ending December 31, 2009 beginning with the fiscal quarter ended March 31, 2009 and for each of the fiscal quarters in the years ended December 31, 2008 and 2007.

The following selected quarterly financial information should be read together with our consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.  The selected quarterly financial information in this section is not intended to replace our consolidated financial statements and the accompanying notes.  The selected quarterly financial information has been prepared on a basis consistent with our audited consolidated financial statements contained in this prospectus and includes, in the opinion of management, all adjustments necessary for the fair presentation of our financial position and results of operations for these periods.  Operating results for any quarter are not necessarily indicative of results for the full year or any other future period.  Our operating results are subject to quarterly fluctuations as a result of a number of factors.  See “Risk Factors” beginning on page 4 of this prospectus.

The following is a summary of the unaudited quarterly financial information for the fiscal quarters ended June 30 and March 31, 2009:

	2009—Quarter Ended (unaudited)
	June 30,	March 31,
	($ in thousands, except per share data)
Revenue	$1,351	$1,237
Cost of Services	—	—
Gross Profit	1,351	1,237
Selling, general and administrative expenses	1,335	1,190
Depreciation and amortization expense	158	222
Fixed assets impairment	—	5
Income (loss) from operations	(142)	(180)
Other income (expense)	360	30
Interest income (expense)	(372)	(287)
Interest, OID and warrant liability(expense)	(139)	(148)
Derivative income	9	(53)
Net loss before income taxes	(284)	(638)
Income tax expense (benefit)	—	—
Net loss	$(284)	$(638)
Net loss per share	$(0.02)	$(0.04)

The following is a summary of the unaudited quarterly financial information for the years ended December 31, 2008 and 2007:

	2008—Quarter Ended (unaudited)
	December 31,	September 30,	June 30,	March 31,
	($ in thousands, except per share data)
Revenue	$2,764	$3,221	$3,292	$24,220
Cost of Services	1,371 (a)	2,084 (a)	2,910 (a)	22,744
Gross Profit	1,393 (a)	1,137 (a)	382 (a)	1,476
Selling, general and administrative expenses	1,623	1,986	6,392	5,558
Restructuring expenses (reduction)	(750)	—	—	2,100
Goodwill impairment	—	—	—	16,822
Depreciation and amortization expense	219	219	163	122
Fixed assets impairment	—	—	—	1,022
Income (loss) before income taxes	301	(1,068)	(6,173)	(24,148)
Other income (expense)	(284)	(1)	300	(101)
Interest income (expense)	(5)	12	(358)	(548)
Interest, OID and warrant liability (expense)	(578)	(541)	—	—
Derivative income	8	26	—	—
Gain on restructuring of debt	—	—	687	—
Other (expense)	—	—	—	—
Gain (loss) on sale of subsidiary	—	—	600	(1,894)
Net loss before income taxes	(558)	(1,572)	(4,944)	(26,691)
Income tax expense (benefit)	14	—	—	5,007
Net loss	$(572)	$(1,572)	$(4,944)	$(31,698)
Net loss per share	$(0.04)	$(0.11)	$(0.37)	$(2.40)

	2007—Quarter Ended (unaudited)
	December 31,		September 30,	June 30,		March 31,
	($ in thousands, except per share data)
Revenue	$52,015		$52,427	$54,394		$32,849
Cost of Services	46,616		46,548	46,525		26,942
Gross Profit	5,399		5,879	7,869		5,907
Selling, general and administrative expenses	6,795		4,719	8,086		7,105
Restructuring expenses	—		(651)	2,852		—
Depreciation and amortization expense	6,387		1,401	1,387		1,139
Income (loss) before income taxes	(7,783)		410	(4,456)		(2,337)
Interest income (expense)	(245)		(529)	(537)		(561)
Other income (expense)	260		—	90		(1,823	)(d)
Net income (loss) before income taxes	(7,768)		(119)	(4,903)		(4,721)
Income tax expense (benefit)	(1,767)		39	(2,918)		(474)
Net income (loss)	$(6,001	)(b)	$(158)	$(1,985	)(c)	$(4,247)
Net income (loss) per share	$(0.45)		$(0.01)	$(0.15)		$(0.43)

(a)
Selected quarterly financial data were impacted by the sale of certain assets to StaffChex and subcontracting of certain contracts to Select in connection with our transition to a new business model.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Transactions Related to Transition From Temporary Staffing Business Model to iLabor Network Model” included elsewhere in this prospectus.

(b)	The net loss in the fourth quarter of 2007 includes a writedown in the carrying value of contract rights and increased provision for doubtful accounts.

(c)	The net loss in the second quarter of 2007 includes the impact of a restructuring charge.

(d)	Includes prepayment penalty on early retirement of debt with Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC.

Net income (loss) per share is computed independently for each quarter presented. Therefore, the sum of the quarterly net income (loss) per share figures in 2007 does not necessarily equal to the total computed for the entire year.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following discussion and analysis of ClearPoint’s financial condition and results of operations in conjunction with its consolidated financial statements and the notes to such consolidated financial statements included elsewhere in this prospectus.  This discussion contains forward-looking statements reflecting ClearPoint’s current expectations, which involve risks and uncertainties.  See “Risk Factors” beginning on page 4 of this prospectus for a discussion of important factors that could cause actual results to differ materially from those described or implied by the forward-looking statements contained in this discussion.  Please refer to “Forward-Looking Statements” included elsewhere in this prospectus.

Information contained in this section and expressed in U.S. dollars is presented in thousands (000s) unless otherwise noted.  Percentages contained in this section were calculated, where possible, using the information from ClearPoint’s consolidated financial statements, and not the rounded information provided in this section.  As a result, these percentages may differ slightly from calculations obtained based upon the rounded figures provided in this section and totals contained in this section may be affected by rounding.

Overview

ClearPoint is a workplace management solutions company.  ClearPoint focuses its services on helping companies manage their contingent labor needs.  Through the iLabor network, ClearPoint provides services to clients ranging from small businesses to Fortune 500 companies.  The iLabor network specializes in the highly transactional “go to work” or “on-demand” segment of the temporary labor market.  ClearPoint considers the hospitality, distribution, warehouse, manufacturing, logistics, transportation, convention services, hotel chains, retail, technology and administrative sectors among the segments best able to be served by the iLabor network.

During the year ended December 31, 2008, ClearPoint transitioned its business model from a temporary staffing provider through a network of branch-based offices or franchises to a provider that manages clients’ temporary staffing needs through its open Internet portal-based iLabor network.  Under its new business model, ClearPoint acts as a broker for its clients and network of temporary staffing suppliers.

ClearPoint derives its revenues from the following sources: (i) royalty payments related to client contracts which ClearPoint subcontracted or sold to other providers of temporary staffing services; (ii) revenues generated by the iLabor network; and (iii) revenues related to VMS.

Historically, ClearPoint has funded its cash and liquidity needs through cash generated from operations and debt financing.  ClearPoint incurred net losses of approximately $922, $38,786 and $12,391 for the six months ended June 30, 2009 and the years ended December 31, 2008 and 2007, respectively.  ClearPoint is highly leveraged and has very limited financial resources.  At June 30, 2009, ClearPoint had cash and cash equivalents of $235, $26,262 of total liabilities and accumulated deficit of approximately $55,412.

In 2008, ClearPoint defaulted on its debt obligations to M&T and had to restructure its outstanding debt obligations.  Effective June 20, 2008, ClearPoint replaced M&T with ComVest as its senior lender and entered into subordination agreements with its other lenders.  As a result of its liquidity problems, as well as the absence of firm commitments for any additional financing, ClearPoint’s independent registered public accounting firm included an explanatory paragraph in its report on ClearPoint’s consolidated financial statements for the year ended December 31, 2008 regarding ClearPoint’s ability to continue as a going concern.  In addition, ClearPoint included a “going concern” note in its condensed consolidated financial statements for the fiscal quarter ended June 30, 2009 (see Note 1 of the Notes to the Condensed Consolidated Financial Statements included elsewhere in this prospectus).

During the six months ended June 30, 2009, ClearPoint did not make certain required payments under the ComVest loan agreement, the Blue Lake note, the notes payable to the sub noteholders and the StaffBridge note.  See “—Liquidity and Capital Resources—Debt Restructuring—M&T and ComVest,” “—Notes Issued to Blue Lake and Sub Noteholders” and “—StaffBridge” for additional information regarding such defaults and waivers from ComVest relating to the defaults.  On August 14, 2009, ClearPoint entered into the amended ComVest loan agreement, which amended and restated the ComVest loan agreement, dated as of June 20, 2008, between ClearPoint and ComVest.  For additional information regarding the amended ComVest loan agreement, see “—Liquidity and Capital Resources—Debt Restructuring—M&T and ComVest.”

As of the date of this prospectus, cash projected to be generated from operations may not be sufficient to fund operations and meet debt repayment obligations during the next twelve months.  In order to meet its cash and liquidity needs, ClearPoint will be required to raise additional financing, and there is no assurance that ClearPoint will be successful in obtaining additional financing.  If ClearPoint cannot generate sufficient cash from operations and raise additional financing, there is substantial doubt about the ability of ClearPoint to continue as a going concern for the next twelve months.

Demand for ClearPoint’s staffing services has been adversely affected by the general level of economic activity and rising unemployment in the United States.  During the current economic downturn, some of ClearPoint’s clients have been reducing their temporary labor spending as part of a general cost reduction strategy.  In addition, some of ClearPoint’s clients have limited their utilization of temporary employees before laying off regular full-time employees.  Generally, ClearPoint has experienced less demand for its services and more competitive pricing pressure during this period of economic downturn, which has adversely affected its business, financial condition and results of operations.  ClearPoint is dependent on its approved staffing supplier base to fill open positions posted by its clients.  If some of ClearPoint’s suppliers curtail their operations or are otherwise unable to fill sufficient open positions posted by its clients due to the economic downturn, ClearPoint may be unable to compete effectively and it could materially adversely affect its business, financial condition and results of operations.  See “Risk Factors—Risks Related to Our Business—Our revenue is highly susceptible to changes in general economic conditions, and a recession or other downturn in the U.S. economy may adversely affect the industries in which our clients operate as well as our business, financial position and results of operations.”

In addition, ClearPoint continues to face significant business challenges related to:

•	its ability to service and repay its outstanding debt obligations;

•	limitations imposed by the outstanding debt obligations on the cash flow available for its operations; and

•	its ability to facilitate the market acceptance of the iLabor network.

For a more detailed discussion of these matters, see “Risk Factors” beginning on page 4 of this prospectus.

In the face of these challenges, ClearPoint expects to focus on:

•	evaluating additional sources of financing in the event that iLabor penetration and adoption does not meet ClearPoint’s operating cash requirements;

•	maintaining and enhancing the functionality of its iLabor network for current and prospective clients;

•	continuing to expand its supplier base to provide more extensive market coverage; and

•	increasing sales and marketing efforts through direct and indirect channels.

Application of Critical Accounting Policies and Estimates

ClearPoint’s discussion and analysis of its financial condition and results of operations are based on ClearPoint’s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principals, or GAAP.  The preparation of financial statements in conformity with these principles in the United States of America requires ClearPoint to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and also affect the amounts of revenues and expenses reported for each period.

On an ongoing basis, management evaluates its estimates, including those related to revenue recognition, workers’ compensation reserves, collectibility of accounts receivable, impairment of goodwill, income taxes and litigation contingencies.  Management bases its estimates and judgments on historical experiences and on various other factors believed to be reasonable under the circumstances.  Actual results under circumstances and conditions different than those assumed could result in differences from the estimated amounts in the financial statements.

Management believes the following critical accounting policies reflect the more significant judgments and estimates used in the preparation of ClearPoint’s consolidated financial statements, and actual results could differ materially from the amounts reported based on these policies.

Revenue Recognition.  ClearPoint recognizes revenue in accordance with SEC Staff Accounting Bulletin, or SAB, No. 104, “Revenue Recognition,” referred to as SAB 104.  Under SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured.  Revenue earned but not billed is recorded and accrued as unbilled revenue. ClearPoint has transitioned from a short and long term temporary staffing provider through a network of branch based offices to a provider that manages clients’ temporary staffing spend through its open Internet portal based iLabor network, as well as its closed client embedded VMS system.

ClearPoint evaluated the criteria outlined in EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining that it was appropriate to record the revenue from its iLabor technology platform on a net basis after deducting costs related to suppliers for sourcing labor, which represent the direct costs of the contingent labor supplied, for its clients.  Generally, ClearPoint is not the primarily obligated party in iLabor transactions and the amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two.

Prior to January 1, 2008, ClearPoint’s only major source of revenue was the temporary placement of workers which was recognized when earned and realizable and therefore when the following criteria had been met: (a) persuasive evidence of an arrangement exists; (b) services have been rendered; (c) the fee is fixed or determinable; and (d) collectibility is reasonably assured.  Revenue is recognized in the period in which services are provided based on hours worked by the workers.  Prior to July 1, 2008, ClearPoint recorded revenue from its temporary staffing operations, permanent placement fees, and temp-to-hire fees by formerly ClearPoint-owned and franchised operations.  Temporary staffing revenue and the related labor costs and payroll taxes were recorded in the period in which the services were performed.  Temp-to-hire fees were generally recorded when the temporary employee was hired directly by the client.  ClearPoint reserved for billing adjustments, principally related to overbillings and client disputes, made after year end that related to services performed during the year.  The reserve was estimated based on historical adjustment data as percent of sales.  Permanent placement fees were recorded when the candidate commenced full-time employment and, if necessary, sales allowances were established to estimate losses due to placed candidates not remaining employed for the permanent placement guarantee period, which was typically 30-60 days.  As a result of changes in ClearPoint’s business model in 2008 (see Note 3 of the Notes to the Condensed Consolidated Financial Statements included elsewhere in this prospectus), for the year ended December 31, 2008 and six months ended June 30, 2009, ClearPoint recognized revenue from three major sources:

•
ClearPoint recorded royalty revenues when earned primarily under the terms of the royalty agreements with StaffChex and Select (see Note 4 to Consolidated Financial Statements and Note 4 to Condensed Consolidated Financial Statements included elsewhere in this prospectus).

•
Under the new iLabor technology platform, ClearPoint recorded revenue on net fee basis after deducting costs paid to suppliers for sourcing labor for ClearPoint’s clients.  ClearPoint acts as a broker for its clients and ClearPoint’s temporary staffing suppliers.  Revenue from ClearPoint’s iLabor network where it electronically procures and consolidates buying of temporary staffing for clients is reported on a net basis.

•	ClearPoint recorded VMS revenue consisting of management fees, which were reported on the net basis, and were recorded as revenue as the temporary staffing service was rendered to the client.

Workers’ Compensation Reserves.  ClearPoint self-insured the deductible amount related to domestic workers’ compensation claims, which were either $250 or $500 per claim, depending upon which policy, for policy year 2007.  ClearPoint accrued the estimated costs of workers’ compensation claims based upon the expected loss rates within the various temporary employment categories provided by ClearPoint.  At least annually, ClearPoint obtained an independent actuarial valuation of the estimated costs of claims reported but not settled, and claims incurred but not reported, and adjusted the accruals based on the results of the valuations.  As the result of the estimated costs, ClearPoint estimated that the insurance carriers will issue rebates based on its findings.  For the year ended December 31, 2007, ClearPoint estimated it would receive refunds of $2,880 of rebates.  All potential refunds as well as any liabilities that were recorded as of December 31, 2007 were assumed by the purchasers of MVI and HRO and, therefore, no longer recorded on ClearPoint’s books beginning in the quarter ended March 31, 2008.

Collectibility of Accounts Receivable.  ClearPoint provides an allowance for uncollectible accounts receivable based on an estimation of losses which could occur if clients are unable to make required payments.  ClearPoint evaluates this allowance on a regular basis throughout the year and makes adjustments as the evaluation warrants.  These allowances were $5,775 at December 31, 2008 and $3,179 at December 31, 2007.  ClearPoint’s estimates are influenced by numerous factors including its large, diverse client base, which is disbursed across a wide geographical area.  No single client accounted for more than 10% of accounts receivable for year 2008.  If customers’ creditworthiness deteriorates, or if actual defaults are higher than our historical experience or if other circumstances arise, ClearPoint’s estimates of the collectibility of amounts due to ClearPoint could be overstated, and additional allowances could be required, which would have an adverse impact on ClearPoint’s consolidated financial statements.

Goodwill.  Statement of Financial Accounting Standards, or SFAS, No. 142, “Goodwill and Other Intangible Assets,” referred to as SFAS No. 142, requires that goodwill and certain intangible assets with indefinite useful lives no longer be amortized but instead be subject to an impairment test performed on an annual basis or whenever events or circumstances indicate that impairment may have occurred.  Intangible assets with finite useful lives continue to be amortized over their useful lives.  The valuation methodologies considered include analyses of estimated future discounted cash flows at the reporting unit level, publicly traded companies multiples within the temporary staffing industry and historical control premiums paid by acquirers purchasing companies similar to ClearPoint’s.  As part of the assessment, management relies on a number of factors to discount anticipated future cash flows including operating results, business plans and present value techniques.  Rates used to discount cash flows are dependent upon market interest rates and the cost of capital at the valuation date.  There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of goodwill impairment.  ClearPoint recorded an impairment of goodwill at March 31, 2008 of $16,822 based upon management’s determination that the carrying amount of the goodwill was less than its fair value.  This impairment related to the assignment of contracts previously serviced by ClearPoint but no longer in its control.  It was therefore determined that the previously recorded goodwill could no longer be substantiated.  As a result of the goodwill impairment during the quarter ended March 31, 2008, no goodwill is recognized in the consolidated balance sheet at December 31, 2008.

Income Taxes.  ClearPoint accounts for income taxes by utilizing an asset and liability approach that requires recording deferred tax assets and liabilities for the future year consequences of events that have been recognized in its financial statements or tax returns.  As required under SFAS No. 109, “Accounting for Income Taxes”, ClearPoint measures these expected future tax consequences based upon provisions of tax law as currently enacted.  Significant judgment is required in determining any valuation allowance against deferred tax assets.  In assessing the need for a valuation allowance, ClearPoint considers all available evidence, including historical operating results and estimates of future taxable income.  ClearPoint’s assessment at December 31, 2008 and interim fiscal 2009 periods have resulted in a full valuation allowance being recorded against the deferred tax assets.  In the event ClearPoint changes its determination as to the amount of deferred tax assets that can be realized, an adjustment to the valuation allowance with a corresponding effect to the provision for income taxes in the period in which such determination is made could have an adverse impact on ClearPoint’s consolidated financial statements.  The effects of future changes in tax laws are not anticipated.  Variations in the actual outcome of these future tax consequences could materially impact ClearPoint’s financial position or its results of operations.  ClearPoint also provides a reserve for tax contingencies when it believes a probable and estimatable exposure exists.

Litigation Contingencies.  ClearPoint is subject to the possibility of various litigation matters which may have an adverse impact on its consolidated financial statements.  An estimated settlement contingency is required when it is probable and the amount or range of amounts can be reasonably estimated.  ClearPoint regularly evaluates current information available to determine whether such accruals should be adjusted or whether new accruals are required.  ClearPoint believes that as of June 30, 2009 and December 31, 2008, it had adequate reserves recorded for asserted claims.  Should settlements be materially different from those reserves, it could have an adverse impact on ClearPoint’s consolidated financial statements.

Seasonality

ClearPoint experiences fluctuation in revenue and operating results based on a number of factors, including, but not limited to, competition in its markets, availability of qualified personnel and the personnel demands of its clients.  Historically, ClearPoint has experienced a rise in demand from its transportation and retail clients in the third and fourth quarter due to the increase in the shipment of products for the holiday season.  The first quarter has been traditionally the slowest quarter from a revenue perspective due to national holidays and client planning cycles.  Inclement weather can cause a slowdown in ClearPoint’s business due to business shutdowns by its clients.  This revenue seasonality will also typically impact ClearPoint’s profitability as most operating expenses are spread evenly throughout the year.

Results of Operations

Summary Financial Results (000’s)

The following table summarizes select items of ClearPoint’s consolidated statements of operations for the six months ended June 30, 2009 and 2008 and years ended December 31, 2008 and 2007, respectively.

	Six Months Ended June 30, (unaudited)			Year Ended December 31,		Percentage Change
$ (000’s)	2009	2008	Percentage Change	2008	2007	‘08/’07
Net revenues	$2,588	$27,511	(91)%	$33,496	$191,685	(83)%
Cost of services	—	25,654	N/A	29,108	166,631	(83)%
Gross profit	2,588	1,857	39%	4,388	25,054	(82)%
SG&A expenses	2,525	11,950	79%	15,559	26,705	(42)%
Restructuring expense	—	2,100	N/A	1,350	2,201	(39)%
Impairment of goodwill	—	16,822	N/A	16,822	—	N/A
Fixed assets impairment expense, net	5	1,022	100%	1,022	—	N/A
Depreciation and amortization expense	313	285	(10)%	723	10,313	(93)%
(Loss) from operations	(255)	(30,322)	99%	(31,088)	(14,165)	(119)%
Other income (expense)	390	200	95%	(86)	(1,608)	(95)%
Interest income (expense)	(726)	(906)	20%	7	134	(95)%

Interest, OID and warrant liability (expense)	(288)	—	N/A	(2,025)	(1,872)	8%
Derivative income (loss)	(43)	—	N/A	34	—	N/A
Gain on restructuring of debt	—	687	N/A	687	—	N/A
Gain (loss) on sale of subsidiary	—	(1,294)	N/A	(1,294)	—	N/A
Net (loss) before income taxes	(922)	(31,635)	97%	(33,765)	(17,511)	93%
Income tax expense (benefit)	—	5,007	N/A	5,021	(5,121)	N/A
Net (loss)	$(922)	$(36,642)	97%	$(38,786)	$(12,390)	213%

Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008 (000’s)

The following table summarizes select items of ClearPoint’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2009 and June 30, 2008:

$ (000’s)	2009	% of Revenue	2008	% of Revenue
Net revenues	$2,588	100.0%	$27,511	100.0%
Cost of services	—	—%	25,654	93.2%
Gross profit	2,588	100.0%	1,857	6.8%
SG&A expenses	2,525	97.6%	11,950	43.4%
Restructuring expense	—	—%	2,100	7.6%
Impairment of goodwill	—	—%	16,822	61.1%
Fixed assets impairment expense, net	5	0.2%	1,022	3.7%
Depreciation and amortization expense	313	12.1%	285	1.0%
(Loss) from operations	(255)	(9.9)%	(30,322)	(110.2)%
Other income (expense)	390	15.1%	200	0.7%
Interest (expense)	(726)	(28.1)%	(906)	(3.3)%
Interest, OID and warrant liability (expense)	(288)	(11.1)%	—	—%
Derivative (loss)	(43)	(1.7)%	—	—%
Gain on restructuring of debt	—	—%	687	2.5%
(Loss) on sale of subsidiary	—	—%	(1,294)	(4.7)%
Net (loss) before income taxes	(922)	(35.6)%	(31,635)	(115.0)%
Income tax expense (benefit)	—	—%	5,007	18.2%
Net (loss)	$(922)	(35.6)%	$(36,642)	(133.2)%

Net Revenues

ClearPoint’s revenues for the six months ended June 30, 2009 and 2008 were $2,588 and $27,511, respectively, which represented a decrease of $24,923 or 90.6%.  This decrease was due primarily to the changes in ClearPoint’s business model, as described in the Overview above, which resulted in all revenues being recognized on a net fee basis such as franchise, royalty and license fees.  ClearPoint recorded $2,314 and $1,568 of royalties in net revenue during the six months ended June 30, 2009 and 2008, respectively.

Cost of Services and Gross Profit

Cost of services consists of direct labor expenses for time charged directly to a client and related payroll taxes, unemployment and workers’ compensation insurance expenses, employee benefits, and other out-of-pocket expenses directly associated with the performance of the service to the client.  ClearPoint’s cost of services for the six months ended June 30, 2009 and 2008 was $0 and $25,654, respectively, which represented a decrease of $25,654.  Under the new business model, there are no cost of services rendered.  ClearPoint’s gross profit for the six months ended June 30, 2009 and 2008 was $2,588 and $1,857, respectively, which represented an increase of $731 or 39.4%.  This increase was due primarily to the changes in ClearPoint’s business model, as described in the Overview above, which resulted in more revenues being recognized on a net fee basis such as royalty and license fees with no cost of services as revenues are recorded net of costs associated with supplying temporary labor.  As a percentage of revenue for the six months ended June 30, 2009 and 2008, ClearPoint’s gross profit was 100% and 6.8%, respectively.

Selling, General, Administrative and Restructuring Expenses

ClearPoint’s selling, general and administrative, or SG&A, and restructuring expenses for the six months ended June 30, 2009 and 2008 were $2,525 and $11,950, respectively, which represented a decrease of $9,425 or 78.9%. The decrease was a direct result of ClearPoint’s change in business model, which substantially reduced SG&A expenses associated with ClearPoint’s former branch based operations during the six months ended June 30, 2009, as well as the recognition of $423 in recovery of bad debt. During the six months ended June 30, 2008, ClearPoint recorded $1,605 in a provision for amounts due from the former franchisees that are no longer in operation and allowances for doubtful accounts totaling $5,185. As a percentage of revenue for the six months ended June 30, 2009 and 2008, SG&A expenses were 97.6% and 43.4% respectively, largely as a result of reduced revenue due to the recording of franchise royalties on a net basis.

Effective March 12, 2008, ClearPoint initiated an additional restructuring program of its field and administrative operations in order to further reduce its ongoing SG&A expenses. As part of the restructuring program, ClearPoint closed its remaining branch and administrative office in Florida and eliminated approximately 20 positions. Restructuring expenses related to these closures and position eliminations during the six months ended June 30, 2009 and 2008, were $0 and $2,100, respectively, which represented a decrease of $2,100. The decrease was related to the fact that ClearPoint did not initiate an additional program in 2009 to further reduce its ongoing SG&A expenses.

Impairment of Goodwill and Depreciation and Amortization Expense

ClearPoint’s depreciation and amortization expense for the six months ended June 30, 2009 and 2008 were $313 and $285, respectively, which represented an increase of $28 or 9.8%. For the six months ended June 30, 2008, ClearPoint recorded an impairment charge of $1,022 related to fixed assets as a result of the termination of franchise agreements described (see Note 4 of the Notes to the Condensed Consolidated Financial Statements for the six months ended June 30, 2009 included elsewhere in this prospectus). ClearPoint removed $1,838 of fixed assets and $816 of accumulated depreciation as a result of this impairment. ClearPoint also recorded an impairment of goodwill for the six months ended June 30, 2008 of $16,822 based upon management’s determination that the carrying amount of the goodwill was less than its fair value.

Interest Expense

ClearPoint’s interest expense for the six months ended June 30, 2009 and 2008 was $1,014 and $906, respectively, which represented an increase of $108, or 11.9%, primarily due to the increased interest cost from the increase in ClearPoint’s overall debt.

Other Income or Expense

For the six months ended June 30, 2009 and 2008, total Other Income was $347 and $200, respectively. For the six months ended June 30, 2009, the income was primarily due to the recognition of $358 in connection with the settlement of the litigation involving Sunz and other income of $32, and was partially offset by the loss on derivative instruments of $43. For the six months ended June 30, 2008, the increase in other income was primarily due to payroll refunds.

Net Loss

ClearPoint’s net loss for the six months ended June 30, 2009 and 2008 was $922 and $36,642, respectively, which represented a decrease in loss of $35,720 or 97.5%. The decrease was primarily a result of ClearPoint’s change in business model. During the six months ended June 30, 2008, ClearPoint recorded an impairment of goodwill of $16,822, restructuring charge of $2,100, SG&A expenses of $11,950, and an income tax benefit of $5,007. For the six months ended June 30, 2009, ClearPoint’s SG&A expenses significantly decreased (as described above) and there were no impairment charges recorded.

Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007

The following table summarizes select items of ClearPoint’s consolidated statement of operations for the years ended December 31, 2008 and December 31, 2007:

$(000’s)	2008	% of Revenue	2007	% of Revenue
Net revenues	$33,496	100.0%	$191,685	100.0%
Cost of services	29,108	86.9%	166,631	86.9%
Gross profit	4,388	13.1%	25,054	13.1%
SG&A expenses	15,559	46.4%	26,705	13.9%
Restructuring expense	1,350	4.0%	2,201	1.1%
Depreciation and amortization expense	18,567	55.4%	10,313	5.4%
(Loss) from operations	(31,088)	(92.8)%	(14,165)	(7.4)%
Interest (Expense)	(2,025)	(6.0)%	(1,872)	(1.0)%
Other income (expense)	(652)	(1.9)%	(1,474)	(0.8)%
Net loss before income taxes	(33,765)	(100.8)%	(17,511)	(9.1)%
Income tax expense (benefit)	5,021	15.0%	(5,121)	(2.7)%
Net loss	$(38,786)	(115.8)%	$(12,390)	(6.5)%

Net Revenues

ClearPoint’s revenues for the years ended December 31, 2008 and 2007 were $33,496 and $191,685, respectively, which represented a decrease of $158,189 or 83%. This decrease was primarily due to the changes in ClearPoint’s business model. During the year ended December 31, 2007, ClearPoint provided various temporary staffing services as both a direct provider and as a franchisor. During the year ended December 31, 2008, ClearPoint began to transition its business model from a temporary staffing provider to a provider that manages clients’ temporary staffing needs through its open Internet portal-based iLabor network. Under its new business model, ClearPoint acts as a broker for its clients and network of temporary staffing suppliers. ClearPoint records the broker fees related to these transactions. ClearPoint’s former contracts related to temporary staffing services were sold or subcontracted. During 2008, ClearPoint recognized revenue from the sale or subcontracting of the former temporary staffing business as royalty fees from KOR Capital, LLC, referred to as KOR, StaffChex, Townsend Careers, LLC and TZG Enterprises, LLC, referred to as TZG, and licensing fees from Optos. See “—Liquidity and Capital Resources—Transactions Related to Transition from Temporary Staffing Business Model to iLabor Network Model” for a description of ClearPoint’s agreements with StaffChex and Select. ClearPoint recorded $3,868 of royalty and license fees in net revenue during the year ended December 31, 2008 and $0 during the year ended December 31, 2007.

Cost of Services and Gross Profit

Cost of services consists of direct labor expenses for time charged directly to a client and related payroll taxes, unemployment and workers’ compensation insurance expenses, employee benefits, and other out-of-pocket expenses directly associated with the performance of the services to the client. ClearPoint’s cost of services for the years ended December 31, 2008 and 2007 were $29,108 and $166,631, respectively, which represented a decrease of $137,523 or 83%. This decrease was due primarily to the changes in ClearPoint’s business model, as described in the Overview section above, which resulted in the majority of revenues, such as royalty and license fees with limited cost of services, being recognized on a net fee basis. Under the new business model, all revenues are recorded on a net fee basis with no cost of sales being recorded. Under the prior business model, revenues were recorded on a gross basis with associated cost of sales being recorded separately. As a percentage of revenues for the years ended December 31, 2008 and 2007, ClearPoint’s gross profit was 13.1% for both periods.

Selling, General, Administrative and Restructuring Expenses

ClearPoint’s SG&A expenses for the years ended December 31, 2008 and 2007 were $15,559 and $26,705, respectively, which represented a decrease of $11,146 or 42%. The decrease in SG&A expenses was a direct result of ClearPoint’s additional restructuring of its branches during the year ended December 31, 2008. ClearPoint incurred substantially less SG&A expenses in 2008 because the costs associated with its branch based operations during the year ended December 31, 2008 related to additional severenced employees salaries, benefits and closures of offices were allocated to the restructuring expense in 2008. ClearPoint incurred $1,350 and $2,201 in restructuring expenses related to these closures and positions for the years ended December 31, 2008 and 2007, respectively. ClearPoint initiated a restructuring program of its field and administrative operations in order to further reduce its ongoing SG&A expenses. As part of the 2008 restructuring program, ClearPoint closed its remaining branch and administrative office in Florida and eliminated approximately 20 positions.

The increase in the provision for doubtful accounts partially offset the reduction in SG&A expenses. During the year ended December 31, 2008, ClearPoint recorded $1,656 as a provision for amounts due from former franchisees that are no longer in operation and allowances for doubtful accounts totaling $3,026. As a percentage of revenues for the years ended December 31, 2008 and 2007, SG&A expenses were 46.4% and 13.9%, respectively, largely as a result of reduced revenue recorded due to the recording of royalty payments on a net basis.

Impairment of Goodwill and Depreciation and Amortization Expense

ClearPoint’s depreciation and amortization expenses for the years ended December 31, 2008 and 2007 were $723 and $10,313, respectively, which represented a decrease of $9,590 or 93%. For the year ended December 31, 2008, ClearPoint recorded an impairment charge of $1,022 related to fixed assets as a result of the termination of franchise agreements (see Note 15 of the Notes to the Consolidated Financial Statements for the year ended December 31, 2008 included elsewhere in this prospectus). ClearPoint removed $1,838 of fixed assets and $816 of accumulated depreciation as a result of this impairment. ClearPoint also recorded an impairment of goodwill for the year ended December 31, 2008 of $16,822 based upon management’s determination that the carrying amount of the goodwill was less than its fair value.

Interest Expense

ClearPoint’s interest expense for the years ended December 31, 2008 and 2007 was $2,025 and $1,872, respectively, which represented an increase of $153 or 8%, primarily due to interest expense related to the original issue discount and warrants associated with the refinancing transaction with ComVest and partially offset by reduced interest on ClearPoint’s overall debt.

Other Income or Expense

For the years ended December 31, 2008 and 2007, total Other Income or Expense were expenses of $652 and $1,474, respectively. In 2008, the expense was primarily due to the recording of a loss on sale of subsidiary due to the sale of HRO for a net loss of approximately $1,294 offset by a gain on restructuring of debt of $687 as a result of the M&T restructure agreement. In 2007, the expense was primarily due to an expense of $1,950 due to the early extinguishment of debt owed to Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC, collectively referred to as Bridge, and $912 of tax penalties, partially offset by the gain on the sale of MVI of $1,206. For additional information regarding these transactions, see “—Liquidity and Capital Resources.”

Net Loss

ClearPoint’s net loss for the years ended December 31, 2008 and 2007 was $38,786 and $12,391, respectively, which represented an increase in the loss of $26,396 or 213%. The change in net loss was primarily due to reduced gross profit offset by reduced SG&A expenses, and partially offset by an additional allowance for doubtful accounts recorded and interest expense as a result of the factors discussed above. The change in net loss was also a result of a number of non-cash items during the year ended December 31, 2008 relating to ClearPoint’s debt restructuring transactions of $1,350, an impairment charge of goodwill of $16,822, an impairment charge of fixed assets of $1,022 and a recording of deferred tax assets valuation allowance of $5,007 to the provision for income taxes for deferred tax benefits recognized in prior periods.

Liquidity and Capital Resources

General

Historically, ClearPoint has funded its cash and liquidity needs through cash generated by operating activities and through various forms of debt financing. As of the date of this prospectus, cash projected to be generated from operations may not be sufficient to fund operations and meet debt repayment obligations. Based on ClearPoint’s cash position and working capital deficiency, it may need to raise additional financing in order to support its business operations. The amount of financing required will be determined by many factors, some of which are beyond ClearPoint’s control, and may require financing sooner than currently anticipated. ClearPoint has no commitment for any additional financing and can provide no assurance that such financing will be negotiated on terms acceptable to ClearPoint, if at all. If ClearPoint is unable to generate sufficient cash from operations or obtain additional financing or if such funds cannot be negotiated on terms favorable to ClearPoint, there is substantial doubt about the ability of ClearPoint to continue as a going concern (see also Note 1 of the Notes to the Condensed Consolidated Financial Statements included elsewhere in this prospectus).

ClearPoint’s traditional use of cash flow was for funding payroll in advance of collecting revenue, particularly during periods of economic upswings and growth and during periods in which sales are seasonally high throughout the year. Temporary personnel were generally paid on a weekly basis while payments from clients were generally received 30 to 60 days after billing. ClearPoint’s new iLabor-focused business model has essentially eliminated these funding requirements because ClearPoint’s main focus is no longer to act as the employer for the temporary personnel, but rather to be the facilitator, bringing together clients and suppliers of temporary labor, via ClearPoint’s iLabor network. Revenue from ClearPoint’s iLabor network, where it electronically procures and consolidates buying of temporary staffing for clients nationally, is recognized on a net basis. ClearPoint contracts directly with clients seeking to procure temporary staffing services through its iLabor portal. ClearPoint also contracts directly with, and purchases from, temporary staffing suppliers, the temporary placement of workers which is then subsequently resold to its clients. There is no specific fee or other payment charged to ClearPoint’s clients or suppliers in connection with their respective use of the iLabor network.

ClearPoint’s primary cash requirements include the payment of interest and principal on its debt obligations, payments to suppliers providing temporary staffing services to ClearPoint’s clients and general working capital of the business.

Cash and Cash Equivalents and Cash Flows

The table below sets forth, for the periods indicated, ClearPoint’s beginning balance of cash and cash equivalents, net cash flows from operating, investing and financing activities and ClearPoint’s ending balance of cash and cash equivalents:

	Six Months Ended June 30, (unaudited)		Year Ended December 31,
$(000’s)	2009	2008	2008	2007
Cash and cash equivalents at beginning of period	$960	$1,994	$1,994	$500
Cash provided by (used in) operating activities	(1,397)	5,969	4,614	(7,556)
Cash (used in) investing activities	(70)	(548)	(571)	(20,294)
Cash provided by (used in) financing activities	742	(1,582)	(5,077)	29,344
Cash and cash equivalents at end of period	$235	$5,833	$960	$1,994

Six Months Ended June 30, 2009 and 2008

Net cash provided by (used in) operating activities was ($1,397) and $5,969 for the six months ended June 30, 2009 and 2008, respectively. Cash used in operating activities during the six months ended June 30, 2009 primarily consisted of: a book loss of $922; non-cash items of: depreciation and amortization expense of $447, partially offset by a reduction in the provision for doubtful accounts of $423, interest expense related to the original issue discount and warrant liability of $288, issuance of warrants relating to a consulting agreement of $30, a loss on derivatives of $43, stock based compensation of $34 and disposal of fixed assets of $5; and cash items of: a decrease in accounts receivable of $200 related to collections and conversion of receivables to a note and a decrease in new revenues related to the adoption of new iLabor business, a decrease in unbilled revenue of $51, an increase in notes receivable related to StaffChex accounts receivable, a decrease in prepaid expenses and other current assets of $43, a decrease in other assets of $51, a decrease in accounts payable of $38, a decrease in accrued expenses of $548, a decrease in accrued payroll taxes of $80, a decrease in deferred revenue of $498, a decrease in accrued restructuring costs of $47 and a decrease in retirement benefits of $62.

Cash provided by operating activities during the six months ended June 30, 2008 primarily consisted of: a book net loss of $36,642; non-cash items of: a deferred tax expense of $5,007 as of January 1, 2008 due to a full valuation allowance against the deferred tax assets, depreciation and amortization expense of $1,307, an impairment of goodwill of $16,822, a provision for doubtful accounts of $2,611, a provision for doubtful accounts of $1,639 relating to franchisees and a loss on the sale of HRO of $1,294, issuance of warrants related to the refinancing of $1,305, gain on the restructuring of debt of $2,114 and stock based compensation of $41; and cash items of: a decrease in accounts receivable of $13,062 due to the franchising of ClearPoint’s branches and the related decrease in revenue in addition to the adoption of the new technology based iLabor business model, a decrease in unbilled revenue of $2,002, a decrease in prepaid expenses and other current assets of $424, an increase in other assets of $9, an increase in accounts payable of $1,692, a decrease in accrued expenses and other accrued liabilities of $815, a decrease in accrued payroll and related taxes of $2,679, an increase of deferred revenue of $840 and an increase in accrued restructuring costs of $930.

Net cash (used in) investing activities was ($70) and ($548) for the six months ended June 30, 2009 and 2008, respectively. The primary use of cash for investing activities for the six months ended June 30, 2009 was for the purchase of fixtures and software and a decrease in restricted cash. The primary use of cash for investing activities for the six months ended June 30, 2008 was for capitalized software development of $548.

Net cash provided by (used in) financing activities was $742 and ($1,582) for the six months ended June 30, 2009 and 2008, respectively. The following primary financing activities in the six months ended June 30, 2009 resulted in the net cash provided of $742: repayments of long term debt of ($1,138), borrowings against ClearPoint’s credit facility of $1,900 and fees incurred in refinancing ($20). The primary financing activities for the six months ended June 30, 2008 were: repayments to long term debt of ($9,419), borrowing from ComVest of $8,000, net of original issue discount of $1,000, borrowings on the ComVest revolving credit facility of $530 and fees incurred in the refinancing of debt of $693.

Fiscal Years Ended December 31, 2008 and 2007

Net cash provided (used) by operating activities was $4,615 and $(7,556) for the years ended December 31, 2008 and 2007, respectively. The primary change in the year ended December 31, 2008 that resulted in $4,614 of net cash provided was due to (i) a book net loss of $38,786; (ii) non cash items of a deferred tax of $5,007, refundable federal income tax of $1,024, depreciation and amortization expense of $18,567 largely due to the write down of goodwill and fixed assets, a loss on sale of subsidiary of $1,294, an increase in the provision for doubtful accounts of $2,596, an increase in the provision for franchise receivables of $1,639, an increase in issuance of warrants of $58, an increase on M&T restructure forgiveness of debt of $866, the issuance of stock of $387, interest expense converted to note payable of $92, interest expense on original issue discount and warrant liability of $510, a gain on derivative of $34, and non-cash stock based compensation of $49; and (iii) cash items of a decrease in accounts receivable of $13,701 due to the change in business model and an decrease in unbilled revenue of $2,037, a decrease in prepaid expenses and other current assets of $107, an increase in other assets of $626, a decrease in accounts payable of $155, a decrease in accrued expenses and other accrued liabilities of $1,105, a decrease in accrued restructuring costs of $582, a decrease in accrued payroll and related taxes of $2,236, an increase in deferred revenue $1,992 and a decrease in retirement benefits due of $56.

The primary change in the year ended December 31, 2007 that resulted in $(7,556) of net cash used was due to: (i) a book net loss of $12,391; (ii) non cash items of a deferred tax benefit of $4,278, depreciation and amortization expense of $10,313 largely due to the acquisition and subsequent write down of contract rights, an increase in the provision for doubtful accounts of $2,774, and non-cash stock based compensation of $1,004; and (iii) cash items of an increase in accounts receivable of $8,946 due to the acquisition of ALS and the related increase in revenue, an increase in unbilled revenue of $109, an increase in prepaid expenses and other current assets of $2,711, an increase in other assets of $2,751, an increase in accounts payable of $775, an increase in accrued expenses and other accrued liabilities of $3,058, an increase in the accrued restructuring costs of $1,025, an increase in accrued payroll and related taxes of $5,901 and a decrease in retirement benefits due of $14.

Net cash used in investing activities was $(571) and $(20,294), for the years ended December 31, 2008 and 2007, respectively. The primary use of cash for investing activities for the year ended December 31, 2008 was the purchase of equipment, furniture and fixtures of $571. The primary uses of cash for investing activities for the year ended December 31, 2007 were the purchase of equipment, furniture and fixtures of $1,294 and the cash portion paid for the acquisition of certain assets of ALS for $19,000.

Net cash provided by financing activities was $5,077 and $29,344, for the years ended December 31, 2008 and 2007, respectively. The primary activities in the year ended December 31, 2008 were the net borrowings from ComVest on the revolving credit facility of $1,530 with repayment of $530 and the borrowing from the ComVest term loan of $8,000 with repayments of $1,346, the repayment of the M&T term loan of $2,641, the repayment to M&T on the revolving credit facility of $8,747, repayment of Blue Lake in the amount of $600, fees incurred due to the refinancing transaction with ComVest of $693, proceeds from the issuance of common stock to TerraNova Partners L.P., referred to as TerraNova Partners, of $100 and repayments of other notes payable of $150. The primary activities in the year ended December 31, 2007 were the net proceeds from issuance of common stock in connection with the merger with Terra Nova of $27,258, repayment of borrowings and fees from Bridge for $12,465, redemption and retirement of warrants for $3,292, net borrowings from M&T on the revolving credit facility of $14,813 and the borrowing from the M&T term loan of $5,000 with repayments of $717 and repayments of other notes payable of $383.

Debt Restructuring – M&T and ComVest

M&T

On February 23, 2007, pursuant to a credit agreement, referred to as the M&T credit agreement, ClearPoint entered into credit facilities with M&T consisting of a $20,000 revolving credit facility, referred to as the M&T revolver, expiring in February 2010 and a $3,000 term loan, referred to as the M&T term loan, expiring in February 2012. In July 2007, ClearPoint amended the M&T credit agreement to increase the M&T term loan to $5,000 in the first amendment to the M&T credit agreement. On March 21, 2008, ClearPoint entered into the second amendment to M&T credit agreement, dated as of March 21, 2008, among ClearPoint and M&T. Pursuant to the second amendment, the M&T credit agreement was amended, among other matters, as follows: (i) the aggregate amount of the revolving credit commitments was gradually reduced from $20,000 to $15,000 at March 21, 2008 and $4,000 at June 30, 2008; (ii) the applicable margin, which is a component of the interest rate calculations, was increased to (a) 3.5% and 1.25% for any revolving credit loan that is a “eurodollar loan” and a “base rate loan”, respectively (as defined in the M&T credit agreement), and (b) 4.5% and 2.25% for any M&T term loan that is a eurodollar loan and a base rate loan, respectively; (iii) the applicable commitment fee percentage, which is included in the calculations of commitment fees payable by ClearPoint on the amount of the unused revolving credit commitments, was increased to 0.25%; and (iv) the covenants related to the ratios of total debt or senior debt, as applicable, to modified earnings before interest, taxes, depreciation and amortization, or EBITDA, were amended to lower the ratios as of September 30, 2008.

On April 14, 2008, ClearPoint entered into a waiver, referred to as the M&T waiver, to the M&T credit agreement. Pursuant to the M&T waiver, the required lenders under the M&T credit agreement waived compliance with certain financial covenants set forth in the M&T credit agreement for the period ended December 31, 2007. In connection with the M&T waiver, ClearPoint paid a $100 fee to M&T. ClearPoint was not in compliance with the financial and reporting covenants at March 31, 2008. ClearPoint did not receive a waiver for such non-compliance from M&T. On May 9, 2008, ClearPoint received a letter from M&T indicating, among other matters, that the principal amount of revolving credit loans outstanding under the M&T credit agreement shall be limited to a maximum amount of $7,300 for the period ended May 16, 2008.

On May 21, 2008, ClearPoint received a notice of default from M&T in connection with the M&T credit agreement. ClearPoint defaulted on its obligations under the M&T credit agreement as a result of its failure to comply with financial covenants contained in the M&T credit agreement, including obligations to maintain certain leverage and fixed charge coverage ratios. As a consequence of the default, M&T exercised its right to declare all outstanding obligations under the credit facilities to be immediately due and payable and demanded the immediate payment of approximately $12,800, consisting of approximately (i) $7,400 under the M&T revolver; (ii) $3,900 under the M&T term loan; and (iii) $1,500 under a letter of credit. Also pursuant to the notice of default, M&T exercised its right to terminate the M&T revolver and the M&T term loan and to terminate its obligation to make any additional loans or issue additional letters of credit to ClearPoint.

ClearPoint and M&T entered into the M&T restructure agreement dated June 20, 2008 pursuant to which the parties agreed to: (i) consolidate the certain obligations owing to M&T, referred to as the M&T obligations, (ii) reduce the carrying amount of the consolidated obligations from $10,900, which consisted of the M&T revolver and M&T term loan of approximately $7,000 and $3,900, respectively (net of additional cash payments made during negotiations), to $8,600, (iii) subordinate the M&T obligations to the obligations owing to ComVest, referred to as the ComVest obligations, and (iv) permit ClearPoint to repay the M&T obligations on a deferred term basis. The M&T restructure agreement provides that on the earlier of the first day of the calendar month following ClearPoint’s full satisfaction of the ComVest obligations or January 1, 2011, referred to as the obligations amortization date, ClearPoint shall repay a total of $3,000 in principal amount, referred to as the M&T deferred obligations, to M&T in 36 equal monthly payments plus interest on the outstanding balance of such amount at a rate of 5% per annum, subject to increase to 12% per annum upon occurrence of certain agreement termination events and spring back events, as defined below. In the event of a sale of substantially all of ClearPoint’s or any subsidiary’s assets, a capital infusion or an infusion of subordinated indebtedness, ClearPoint must prepay the M&T deferred obligations by an amount equal to 25% of such proceeds as are payable to ComVest under such circumstances.

The $8,600 being paid to M&T is comprised of the following components: $3,000 note payable; guarantee of $3,000 of accounts receivable; pledging a minimum of a $1,000 tax refund, $1,000 cash payment made at the time of closing of the ComVest transactions described below; and $600 of the $1,500 certificate of deposit held by M&T.

ClearPoint issued to M&T warrants to purchase its common stock of which warrants to purchase 1,200,000 shares of common stock have an exercise price of $0.01 per share and warrants to purchase 300,000 shares of common stock have an exercise price of $1.00 per share, collectively referred to as the M&T warrants. For a description of the terms of the warrants, see “Description of Capital Stock—M&T Warrants.” In accordance with SFAS No. 150, the fair value of the warrants has been classified as a liability because M&T has the right to put the M&T warrants back to ClearPoint in exchange for a cash settlement of $1.00 per share. At June 30, 2009, the balance sheet included a warrant liability of $1,257 related to the fair value of M&T warrants (see Note 11 of the Notes to the Condensed Consolidated Financial Statements included elsewhere in this prospectus). The gain on restructuring of debt of $687 recorded in the year ended December 31, 2008 reflected the reduction in principal carrying balance offset by the fair value of the M&T warrants and other direct costs. ClearPoint entered into a registration rights agreement dated June 20, 2008 to register the shares of common stock underlying the M&T warrants. See “Description of Capital Stock—Registration Rights Agreement with ComVest and M&T.”

In addition, prior to the obligations amortization date, ClearPoint must pay M&T: (i) cash proceeds arising out of certain of its and its subsidiaries’ accounts receivable in an amount not less than $3,000 and (ii) existing and future federal and state income tax refunds of not less than $1,000 due or which become due to ClearPoint for any period prior to January 1, 2008. In the event such payments by ClearPoint are less than the stated minimum amounts, such shortfall will be added to the M&T deferred obligations. Excesses of either amounts paid by ClearPoint will be remitted to ClearPoint and/or applied to the M&T deferred obligations in accordance with the M&T restructure agreement. ClearPoint remitted all applicable federal and state income tax refunds to M&T required under the M&T restructure agreement. At June 30, 2009, income tax refunds of $1,024 resulting from net operating loss carry-backs and $91 refunds of overpayments were received by ClearPoint and remitted to M&T. At June 30, 2009, ClearPoint remitted to M&T a total of approximately $2,467, which was comprised of approximately $1,353 applied to the $3,000 accounts receivable target and $1,114 applied to the $1,000 federal and state income tax refund target. The excess of $114 over the $1,000 tax refund target will be credited to the M&T deferred obligations. At June 30, 2009, the outstanding balance related to the $3,000 accounts receivable target was $1,533.

M&T issued (i) a certain certificate of deposit to ClearPoint in the amount of $1,500, referred to as the COD, and (ii) a certain standby letter of credit for the account of ClearPoint in favor of Ace Risk Management, referred to as the Ace letter of credit. On June 27, 2008, M&T liquidated the COD and applied $600 to ClearPoint’s outstanding obligations. To the extent M&T is required to make payments under the Ace letter of credit in excess of $900 at any time, such excess shall be added to the M&T deferred obligations. Excesses of such amount paid will be remitted to ClearPoint and/or applied to the M&T deferred obligations in accordance with the M&T restructure agreement.

Pursuant to the M&T restructure agreement, ClearPoint must comply with various covenants while the M&T deferred obligations are outstanding and provided that (i) no bankruptcy or insolvency event has taken place and (ii) ClearPoint and/or its subsidiaries have not terminated operation of their business without the prior written consent of M&T, each being referred to as a spring back event. Such covenants include, but are not limited to: delivery to M&T of financial and other information delivered to ComVest; restrictions on the aggregate compensation which may be paid to the Chief Executive Officer and Chief Financial Officer of ClearPoint; limitations on dividends and distributions of cash or property to equity security holders of ClearPoint and/or redemptions or purchases of capital stock or equity securities of other entities; and restrictions on collateralizing subordinated indebtedness. At June 30, 2009, ClearPoint was in compliance with all applicable covenants set forth in the M&T restructure agreement.

The M&T restructure agreement provides that ClearPoint may continue to pay regularly scheduled payments (but not prepayments or accelerated payments) on (i) existing subordinated indebtedness, except to the extent prohibited by the ComVest transaction documents and (ii) the Blue Lake note. For each $50 paid on account of the Blue Lake note, Michael D. Traina, ClearPoint’s Chairman of the board of directors and Chief Executive Officer, and Christopher Ferguson, ClearPoint’s former director, President and Secretary, shall, on a several basis, be liable as sureties for the M&T deferred obligations, each in the amount of $10, subject to an aggregate amount of each surety’s liability of $150.

The M&T restructure agreement lists various agreement termination events including, but not limited to: default in payment of principal or interest or any other obligations when due and payable under the M&T restructure agreement; default in the observance of any covenant which is not cured within 30 days; and occurrence of an event of default under the ComVest loan agreement which is not cured pursuant to the applicable grace or notice period. Upon the occurrence of an agreement termination event, and at all times during the continuance thereof, the M&T deferred obligations are accelerated and become immediately due and payable. In addition, upon the occurrence of any spring back event, the amount equal to (a) all outstanding principal balance of the M&T obligations, together with accrued and unpaid interest thereon and costs and expenses reimbursable pursuant to the M&T credit agreement less (b) any amount received by M&T pursuant to the M&T restructure agreement on account of the M&T deferred obligations or the M&T obligations, referred to as the spring back amount, is automatically accelerated and becomes immediately due and payable. Pursuant to one of the conditions to closing the transaction with M&T, as set forth in the M&T restructure agreement, ClearPoint paid $1,000 to M&T for application to the M&T obligations.

The M&T restructure agreement does not terminate or extinguish any of the liens or security interests granted to M&T pursuant to the M&T credit agreement and related documents.

ComVest

ComVest Loan Agreement dated June 20, 2008

On June 20, 2008, ClearPoint entered into the ComVest loan agreement with ComVest. Pursuant to the ComVest loan agreement, ComVest extended to ClearPoint: (i) a secured revolving credit facility for up to $3,000, referred to as the ComVest revolver, and (ii) a term loan, referred to as the ComVest term loan and, together with the ComVest revolver, the ComVest loans, in the principal amount of $9,000, of which $1,000 is treated as an original issue discount, and ClearPoint received $8,000 in respect of the ComVest term loan. ClearPoint also issued to ComVest a warrant to purchase 2,210,825 shares of common stock at an exercise price of $0.01 per share, referred to as the ComVest warrant. The ComVest warrant was valued at $634 and treated as a discount to the long term portion of the debt and is amortized over the life of the long term debt. ClearPoint entered into a registration rights agreement dated June 20, 2008 to register the shares of common stock underlying the ComVest warrant. See “Description of Capital Stock—Registration Rights Agreement with ComVest and M&T.”

The maximum amount permitted to be outstanding under the ComVest revolver was initially $3,000, referred to as the ComVest revolver maximum. Effective as of the first day of each calendar month beginning January 1, 2010, the ComVest revolver maximum was to be reduced by an amount equal to 5.5% of the ComVest revolver maximum in effect for the previous month. To the extent the amounts outstanding under the ComVest revolver exceeded the ComVest revolver maximum, ClearPoint was required to make a payment to ComVest sufficient to reduce the amount outstanding to an amount less than or equal to the ComVest revolver maximum. ClearPoint could borrow under the ComVest revolver from time to time, up to the then applicable ComVest revolver maximum. The amounts due under the ComVest revolver bore interest at a rate per annum equal to the greater of: (i) the prime rate of interest announced by Citibank, N.A. plus 2.25% or (ii) 7.25%. At June 30, 2009, the interest rate on the $2,900 outstanding under the ComVest revolver was 10.00% and the interest rate on $7,118 outstanding under the ComVest term loan was 7.25% per annum. The ComVest loans provided that the stated interest rates were subject to increase by 500 basis points during the continuance of an event of default under the ComVest loan agreement.

Amounts due under the ComVest loans were payable monthly, beginning July 1, 2008. The outstanding principal amount of the ComVest term loan was payable as follows: $150 on July 1, 2008 and subsequent monthly payments were to be in an amount equal to the greater of (i) $200 less the amount of interest accrued during the preceding month or (ii) the amount equal to (a) the lesser of $450 or certain royalties, fees and/or other such payments, referred to as royalties, collected by ClearPoint during the preceding month less (b) the amount of interest accrued during the preceding month (but not greater than the principal balance of the ComVest term loan). The installments under (ii) above were payable monthly starting August 1, 2008, until December 1, 2010. The final installment due and payable on December 31, 2010 was to be in an amount equal to the entire remaining principal balance, if any, of the ComVest term loan.

On January 13, 2009, ClearPoint entered into a letter agreement, referred to as the XRoads agreement, with XRoads. Pursuant to the XRoads agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as ClearPoint’s Interim Chief Operating Officer, and ClearPoint agreed to pay XRoads $50 per month for each of the first four months of Mr. Delle Donne’s services. On January 29, 2009, in order to assist ClearPoint in making the foregoing payments under the XRoads agreement, ComVest and ClearPoint entered into Amendment No. 1 to the ComVest term loan, pursuant to which the installments due and payable under the ComVest term loan on each of February 1, 2009, March 1, 2009, April 1, 2009 and May 1, 2009, respectively, were reduced by an amount equal to the positive difference (if any) of (i) the lesser of (a) $50 or (b) the amount paid or payable by ClearPoint to XRoads during the immediately preceding calendar month pursuant to the XRoads agreement, minus (ii) the amount (if any) by which the aggregate royalties collected during the immediately preceding calendar month exceeded $450. After the effective date of termination of the XRoads agreement, no reduction in any subsequent installments was to be permitted. For additional information regarding the XRoads agreement, see “—Agreement with XRoads Solutions.” Amendment No. 1 to the ComVest term loan also contains ComVest’s acknowledgement and consent to ClearPoint’s amendment of the payment terms and payment schedule of the StaffBridge note as set forth in the Debt Extension Agreement dated December 31, 2008. For additional information regarding such note, see “—StaffBridge.”

As provided by the ComVest loan agreement and the ComVest loans, ComVest could collect amounts due under the ComVest loans from a “lockbox” account of ClearPoint and/or charge the ComVest revolver for such amounts. Royalty payments received primarily from StaffChex and Select were segregated and solely used for the repayment of the ComVest term loan. As amended pursuant to Amendment No. 1 to the ComVest term loan entered into in connection with the XRoads agreement, to the extent that royalty receipts from these sources did not meet the minimum threshold of $200 per month, ClearPoint was to make up the difference from its operating cash. In the event that royalty receipts from these sources exceeded $450 in a given month, ClearPoint could utilize the excess for operations or offset amounts owed on the ComVest revolver at its discretion. For the six months ended June 30, 2009, ClearPoint remitted approximately $904 of principal and interest payments pursuant to the ComVest term loan, all of which was derived from its royalty receipts, $68 of interest payments pursuant to the ComVest revolver, all of which was derived from its operating cash and $200 to XRoads pursuant to the XRoads agreement, which ClearPoint was permitted to remit pursuant to Amendment No. 1 to the ComVest loan agreement. As of June 30, 2009, ClearPoint remitted, since inception of the loan, $2,634 of principal and interest payments, pursuant to the ComVest term loan, of which $1,798 was derived from its royalty receipts and $661 was derived from its other operations and $608 of principal and interest payments, pursuant to the ComVest revolver, all of which was derived from its other operations.

The ComVest loans were to mature on December 31, 2010, subject to certain prepayment requirements related to the ComVest term loan. The ComVest loan agreement provided that, subject to certain exceptions, ClearPoint was required to prepay the ComVest term loan (i) in full upon certain transactions involving the sale or issuance of the majority of the outstanding stock of ClearPoint, change of control of ClearPoint or the sale of all or a material portion of ClearPoint’s assets or (ii) in part to the extent of 30% of proceeds received from sales of certain securities of ClearPoint. The outstanding borrowings under the ComVest loan agreement were secured by all the assets of ClearPoint.

ClearPoint was to maintain certain fixed charge coverage ratios. ClearPoint also was to comply with various notice and other reporting covenants including, but not limited to, providing notice to ComVest upon the occurrence of certain events, periodically furnishing certain financial statements and other information to ComVest, maintaining its books and records and permitting inspection of such materials by ComVest upon reasonable request. The ComVest loan agreement also provided that ClearPoint was to provide written notice to ComVest of all meetings of the board of directors and actions proposed to be taken by written consent and was to permit a representative of ComVest to attend or participate in any such meeting as a non-voting observer. At June 30, 2009, ClearPoint was in compliance with the applicable notice and reporting requirements required under the ComVest loan agreement.

The ComVest loan agreement listed various events of default including, but not limited to: default in the payment of principal or interest under the ComVest obligations or in the observance or performance of any covenant set forth in the ComVest loan agreement; default of ClearPoint or any of its subsidiaries under any indebtedness exceeding $100; occurrence of certain bankruptcy or insolvency events; and common stock of ClearPoint ceasing to be listed on a national securities exchange or quoted on The OTC Bulletin Board for more than 30 consecutive days. Upon occurrence of an event of default, and at all times during the continuance of an event of default, (i) the ComVest obligations were to become immediately due and payable, both as to principal, interest and other charges, without any requirement for demand or notice by ComVest, and were to bear interest at the default rates of interest as described above; (ii) ComVest could file suit against ClearPoint and its subsidiaries under the ComVest loan agreement and/or seek specific performance thereunder; (iii) ComVest could exercise its rights under a collateral agreement against the assets of ClearPoint and its subsidiaries; and (iv) the ComVest revolver could be immediately terminated or reduced, at ComVest’s option.

In connection with the ComVest loan agreement described above, ComVest entered into a Subordination and Intercreditor Agreement, referred to as the ComVest-M&T agreement, dated June 20, 2008 with M&T. The ComVest loans issued to ClearPoint pursuant to the ComVest loan agreement effectively replaced M&T with ComVest as a senior lender of ClearPoint. Pursuant to the ComVest-M&T agreement, the parties confirmed their agreements and understandings with respect to the relative priorities of their respective claims and liens against ClearPoint. The ComVest-M&T agreement provides that, subject to certain exceptions, M&T may not receive payment on certain of the M&T obligations, as described in the ComVest-M&T agreement, or seek enforcement against the collateral securing the M&T obligations from ClearPoint or any other person, other than from Messrs. Traina and/or Christopher Ferguson pursuant to personal guarantees, until the ComVest obligations have been satisfied in full. In addition, the ComVest-M&T agreement provides for priorities with respect to the various components of collateral securing ClearPoint’s obligations to the parties and sets forth certain restrictions on the parties with respect to collection of such obligations.

ClearPoint paid to ComVest non-refundable closing fees in the amount of $530, charged to the ComVest revolving credit facility, simultaneously with funding of the amounts payable to ClearPoint under the ComVest loan agreement. In addition, ClearPoint was to pay to ComVest a monthly collateral monitoring, availability and administrative fee equal to 0.15% of the average daily principal amount outstanding under the ComVest revolver during the preceding calendar month, up to $4.50 per month.

ClearPoint utilized the proceeds of the ComVest loans to repay approximately $1,050 pursuant to the M&T restructure agreement owed to M&T and approximately $530 in closing costs and expenses.

As of June 30, 2009, ClearPoint was in default on principal installment payments due for February, 2009 through June, 2009 under the ComVest term loan in the aggregate amount of $702. In addition, ClearPoint was in default on principal installment payments due for July, 2009 under the ComVest term loan in the aggregate amount of $439 and was in default on interest payments due for July, 2009 in the aggregate amount of $61. ClearPoint was also in default on interest payments due for July, 2009 under the ComVest revolving credit facility in the aggregate amount of $18. The failure to make such payments constituted events of default under the ComVest loan agreement. ClearPoint was obligated to pay a default interest rate of 500 basis points over the prevailing rate, which difference between the default rate and the prevailing rate was not paid. On May 19, 2009, ComVest executed a waiver letter, referred to as the term loan waiver, related to the ComVest loan agreement for the periods of February, 2009 through April, 2009. Pursuant to the term loan waiver, ComVest waived the defaults during the foregoing period, provided that ComVest reserved the right to collect at a later time, but no later than the maturity date of the ComVest term loan under the ComVest loan agreement, the increased interest ComVest was permitted to charge during the continuance of such defaults. On August 14, 2009, in connection with entering into the amended ComVest loan agreement described below, ComVest executed a waiver letter, which waived ClearPoint’s defaults under the ComVest loan agreement from May, 2009 through August 14, 2009, including defaults under the StaffBridge note, the Blue Lake note and the sub notes described below, provided ClearPoint pays to ComVest approximately $166 (or sooner if there is a further event of default), constituting the difference between interest calculated at the default rate and at the non-default rate on the balance of the ComVest term loan and revolving credit facility of $7,100 and $2,900, respectively , under the original ComVest loan agreement. For additional information regarding the StaffBridge note, the Blue Lake note and the sub notes, see “—StaffBridge” and “—Notes Issued to Blue Lake and Sub Noteholders.”

Amended ComVest Loan Agreement dated August 14, 2009

On August 14, 2009, ClearPoint entered into the amended ComVest loan agreement with ComVest. The amended ComVest loan agreement amended and restated the original ComVest loan agreement, as amended. Pursuant to the amended ComVest loan agreement, the maximum availability under the secured revolving credit facility, referred to as the amended ComVest revolver, was increased from $3,000 to $10,500, referred to as the amended ComVest revolver maximum. The remaining outstanding principal balances of $2,900 under the revolving credit note and $7,100 under the term loan extended by ComVest pursuant to the ComVest loan agreement were paid in full by an advance from the amended ComVest revolver, and the ComVest term loan was cancelled.

Effective as of the first business day of each of the first twelve (12) calendar weeks in each calendar quarter beginning with the calendar quarter ending March 31, 2010, the amended ComVest revolver maximum will be reduced by an amount equal to 1/12th of the amount, calculated as of the last day of the immediately preceding calendar quarter, equal to the sum of: (i) the amount (if any) by which the amended ComVest revolver maximum exceeds the amounts outstanding under the amended ComVest revolver, plus (ii) all cash and cash equivalents of ClearPoint and its subsidiaries determined in accordance with accounting principles generally accepted in the United States on a consolidated basis, minus (iii) all documented reasonable costs and expenses incurred and paid in cash by ClearPoint between August 14, 2009 and such quarter-end in connection with the registration of the resale of shares underlying the amended ComVest warrant. To the extent the amounts outstanding under the amended ComVest revolver exceed the amended ComVest revolver maximum, ClearPoint must make a payment to ComVest to reduce the amount outstanding to an amount less than or equal to the amended ComVest revolver maximum. ClearPoint may borrow under the amended ComVest revolver from time to time, up to the then applicable amended ComVest revolver maximum.

ClearPoint may request an increase in the amended ComVest revolver maximum to an aggregate amount not in excess of $11,250 minus: (i) any and all required reductions as described above, and (ii) the outstanding principal amount of any indebtedness incurred after August 14, 2009, up to a maximum principal amount outstanding of $750 minus any increase in the amended ComVest revolver maximum then in effect. To request such an increase, ClearPoint must introduce to ComVest a participant reasonably satisfactory to ComVest to participate in the advances under the amended ComVest revolver in a principal amount not less than the requested increase in the amended ComVest revolver maximum, on a pari passu basis with ComVest.

The amounts due under the amended ComVest revolver bear interest at a rate per annum equal to 12.00%, subject to increase by 400 basis points during the continuance of any event of default under the amended ComVest loan agreement. Subject to certain exceptions, the interest payments will be deferred as follows:

(i) interest in respect of all periods through and including September 30, 2009 will accrue but will not be due and payable in cash except as and when provided in paragraph (iii) below;

(ii) 10% of all interest accruing during the period from October 1, 2009 through and including December 31, 2009 will be due and payable in cash monthly in arrears on the first day of each calendar month commencing November 1, 2009 and continuing through and including January 1, 2010, and the remaining 90% of such accrued interest will be due and payable in accordance with the following paragraph (iii);

(iii) all accrued interest described in paragraph (i) above, and the deferred portion of accrued interest described in paragraph (ii) above, will be due and payable (A) as to 10% thereof, on April 1, 2010, (B) as to 15% thereof, on July 1, 2010, (C) as to 35% thereof, on October 1, 2010, and (D) as to the remaining 40% thereof, on December 31, 2010; and

(iv) accrued interest in respect of all periods from and after January 1, 2010 will be due and payable in cash monthly in arrears on the first day of each calendar month commencing February 1, 2010 and upon the maturity of the amended ComVest revolver.

The amended ComVest revolver matures on December 31, 2010, subject to extension to December 31, 2011, in ComVest’s sole and absolute discretion, if ClearPoint requests the extension no earlier than September 30, 2010 and no later than October 31, 2010 and there are no continuing events of default on the originally scheduled amended ComVest revolver maturity date (which defaults may be waived in ComVest’s sole and absolute discretion).

In addition, the amended ComVest loan agreement provides that:

(i) ComVest must pre-approve the hiring of all members of senior management of ClearPoint and all employment agreements or other contracts with respect to senior management; and

(ii) ClearPoint will, on or prior to September 28, 2009, designate 2 members of the board of directors of ClearPoint, each to be placed within separate classes of the board of directors and each of which will be unaffiliated with and independent of ComVest.

Under the amended ComVest loan agreement, ClearPoint must make all necessary adjustments to its system of internal control over financial reporting and disclosure controls and procedures no later than December 31, 2009.

The amended ComVest loan agreement also requires ClearPoint to, subject to certain exceptions, obtain ComVest’s written consent until all obligations under the amended ComVest loan agreement have been satisfied in full in connection with certain transactions including, but not limited to, incurrence of additional indebtedness or liens on ClearPoint’s assets; sales of assets; making investments in securities or extension of credit to third parties; purchase of property or business combination transactions; declaration or payment of dividends or redemption of ClearPoint’s equity securities; payment of certain compensation to ClearPoint’s executive officers; changing ClearPoint’s business model or ceasing substantially all of its operations for a period exceeding ten days; sale of accounts receivable; amendment of ClearPoint’s organizational documents; certain transactions with ClearPoint’s affiliates; making certain capital expenditures, and incurring monthly operating expenses in excess of specified dollar amounts. In addition, beginning with the fiscal quarter ending March 31, 2010, ClearPoint must maintain certain fixed charge coverage ratios set forth in the amended ComVest loan agreement.

The amended ComVest loan agreement lists various events of default including, but not limited to: default in the payment of principal or interest under all obligations of ClearPoint under the amended ComVest loan agreement or in the observance or performance of any covenant set forth in the amended ComVest loan agreement; default of ClearPoint or any of its subsidiaries under any indebtedness exceeding $100 (excluding any amount due to Blue Lake and any litigation brought with respect to amounts owed to Blue Lake, so long as such amounts are paid solely in shares of ClearPoint’s common stock); occurrence of certain bankruptcy or insolvency events; and existence of any litigation, arbitration or other legal proceedings, other than certain specified litigation, brought by any creditors of ClearPoint or any subsidiary in an aggregate claimed amount exceeding $300.

Upon the occurrence of an event of default, and at all times during the continuance of an event of default, (i) at the option of ComVest (except with respect to bankruptcy defaults for which acceleration is automatic) all obligations of ClearPoint under the amended ComVest loan agreement become immediately due and payable, both as to principal, interest and other charges, without any requirement for demand or notice by ComVest, and bear interest at the default rates of interest as described above; (ii) ComVest may file suit against ClearPoint and its subsidiaries under the amended ComVest loan agreement and/or seek specific performance thereunder; (iii) ComVest may exercise its rights under the collateral agreement, as defined below, against the assets of ClearPoint and its subsidiaries; (iv) the amended ComVest revolver may be immediately terminated or reduced, at ComVest’s option; and (v) upon ComVest’s request, ClearPoint will provide it with immediate, full and unobstructed access to and control of its books, records, systems and other elements of its business and management.

ClearPoint’s obligations under the amended ComVest loan agreement and the amended ComVest revolver are jointly and severally guaranteed by each of its direct and indirect subsidiaries, referred to as the guarantors, pursuant to the Guaranty Agreement, dated as of June 20, 2008, referred to as the guaranty agreement, and the Reaffirmation of Guaranty, dated as of August 14, 2009, referred to as the reaffirmation of guaranty, and are secured by a security interest in all of ClearPoint’s and its subsidiaries’ assets, referred to as the collateral, as set forth in the Collateral Agreement dated June 20, 2008, referred to as the collateral agreement. Pursuant to the guaranty agreement and the reaffirmation of guaranty, in the event ClearPoint’s obligations are declared immediately due and payable, then the guarantors will, upon demand by ComVest, pay all or such portion of ClearPoint’s obligations under the amended ComVest loan agreement declared due and payable.

Upon the occurrence of an event of default under the amended ComVest loan agreement, as described above, ComVest may enforce against the guarantors their obligations set forth in the guaranty agreement. Pursuant to the collateral agreement, upon an event of default under the amended ComVest loan agreement, ComVest may exercise any remedies available to it under the Uniform Commercial Code, and other applicable law, including applying all or any part of the collateral or proceeds from its disposition as payment in whole or in part of ClearPoint’s obligations under the amended ComVest loan agreement.

In connection with the amended ComVest loan agreement, each of Messrs. Michael D. Traina, ClearPoint’s Chairman of the board of directors and Chief Executive Officer, and John G. Phillips, ClearPoint’s Chief Financial Officer, reaffirmed their respective validity guaranties previously given to ComVest on June 20, 2008, referred to as the validity guaranty, by executing a reaffirmation of validity guaranties, dated August 14, 2009, referred to as the reaffirmation of validity guaranties. The validity guaranty provides that each officer will not, intentionally or through conduct constituting gross negligence, and ClearPoint will not, through intentional acts of either Mr. Traina or Mr. Phillips or through conduct constituting gross negligence by each such officer, provide inaccurate or misleading information to ComVest, conceal any information required to be delivered to ComVest or fail to cause the collateral to be delivered to ComVest when required or otherwise take any action that constitutes fraud. In the event of a breach or violation of the obligations of Messrs. Traina or Phillips under the validity guaranty, the officer must indemnify and hold ComVest harmless from any loss or damage resulting from such breach or violation.

ClearPoint will pay ComVest modification fees in the amount of $210, charged to the amended ComVest revolver, payable $60 on January 1, 2010 and $50 on each of April 1, 2010, July 1, 2010 and October 1, 2010. In addition, on the first business day of each calendar month prior to the maturity date of the amended ComVest revolver and on the amended ComVest revolver maturity date or the earlier termination of the amended ComVest revolver, ClearPoint must pay ComVest a monthly unused commitment fee equal to 0.25% of the amount by which the amended ComVest revolver maximum exceeds the average daily outstanding principal amount of advances during the immediately preceding calendar month, charged to the amended ComVest revolver.

In connection with the amended ComVest loan agreement, ClearPoint issued to ComVest the amended ComVest warrant, dated August 14, 2009. The amended ComVest warrant is exercisable until August 31, 2014 and the exercise price and number of shares issuable upon exercise of the amended ComVest warrant are subject to adjustment following certain events. See “Description of Capital Stock—ComVest Warrant.”

Merger

On February 12, 2007, ClearPoint consummated the merger with Terra Nova. As a result, CPBR Acquisition, Inc., referred to as CPBR, a Delaware corporation and wholly-owned subsidiary of Terra Nova, merged with and into ClearPoint. At the closing of the merger, ClearPoint stockholders were issued an aggregate of 6,051,549 shares of Terra Nova common stock. Ten percent of the Terra Nova common stock being issued to ClearPoint stockholders at the time of the merger was placed into escrow to secure the indemnity rights of Terra Nova under the merger agreement and are governed by the terms of an escrow agreement. A further 10% of the Terra Nova common stock being issued to ClearPoint stockholders at the time of the merger was placed into escrow to be released upon finalization of certain closing conditions pursuant to the merger agreement which release has since occurred. Upon the closing of the merger, Terra Nova changed its name to ClearPoint Business Resources, Inc.

Upon consummation of the merger, $30,600 was released from a trust fund to be used by the combined company. After payments totaling approximately $3,300 for professional fees and other direct and indirect costs related to the merger, the net proceeds amounted to $27,300. The merger was accounted for under the purchase method of accounting as a reverse acquisition in accordance with accounting principles generally accepted in the United States of America for accounting and financial reporting purposes. Under this method of accounting, Terra Nova was treated as the “acquired” company for financial reporting purposes. In accordance with guidance applicable to these circumstances, this merger was considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger was treated as the equivalent of ClearPoint issuing stock for the net monetary assets of Terra Nova, accompanied by a recapitalization. All historical share and per share amounts have been retroactively adjusted to give effect to the reverse acquisition of Terra Nova and related recapitalization.

ALS

On February 23, 2007, ClearPoint acquired certain assets and liabilities of ALS (see Note 4 of the Notes to the Consolidated Financial Statements for the year ended December 31, 2008 included elsewhere in this prospectus). The purchase price of $24,400 consisted of cash of $19,000, a note of $2,500 at an interest rate of 7%, referred to as the ALS note, shares of common stock with a value of $2,500 (439,367 shares) and the assumption of approximately $400 of current liabilities. ALS’ stockholders may also receive up to two additional $1,000 payments in shares of common stock based on financial and integration performance metrics of ClearPoint in calendar years 2007 and 2008. No such payments have been made to date. The balance of the ALS note payable at June 30, 2009 was not repaid due to the pending litigation with Temporary Services Insurance Ltd., referred to as TSIL. For additional information regarding the litigation with TSIL, referred to as the TSIL litigation, see “Business—Legal Proceedings” included elsewhere in this prospectus. In connection with the transaction with ComVest described above, on June 20, 2008, ClearPoint entered into a letter agreement dated June 20, 2008, referred to as the ALS agreement, with ALS and certain other parties, referred to as the ALS parties, whereby the parties agreed, among other things: (i) to execute the ALS subordination letter dated June 20, 2008, as described below; (ii) to amend the ALS note to provide for an outstanding principal amount of $2,156 (remaining principal balance of $2,023 plus accrued interest of $133), which balance was $2,269 including interest at June 30, 2009, bearing interest at a rate of 5% per annum payable in 24 equal monthly installments, payable as permitted pursuant to the ALS subordination letter; (iii) that ClearPoint would issue 350,000 shares of common stock to ALS, referred to as the ALS shares, in accordance with the acquisition of ALS concurrently with the execution of the ALS agreement; (iv) that ALS may defend and indemnify ClearPoint in connection with the TSIL litigation and (v) that the parties will take all appropriate actions to dismiss their claims against each other in connection with the TSIL litigation. ClearPoint presented the ALS note on the balance sheet net of other assets of $300 related to expenses for the TSIL litigation and an advance payment of $330 on the ALS note, which nets out to $1,638. On November 21, 2008, a joint stipulation for voluntary dismissal was filed with the court pursuant to which ClearPoint and ALS jointly dismissed such claims with prejudice. On December 8, 2008, the court entered an order dismissing all claims between ClearPoint and ALS with prejudice. ClearPoint valued the ALS shares issued at their fair market value as of the date of issuance of $102 and recorded that amount as expense. ClearPoint has no future obligation to issue any additional shares of common stock to ALS.

Pursuant to a subordination letter sent by ALS to ComVest, M&T and ClearPoint dated June 20, 2008, referred to as the ALS subordination letter, ALS agreed that ClearPoint may not make and ALS may not receive payments on the ALS note, provided however, that (i) upon payment in full of all obligations under the ComVest term loan so long as ClearPoint is otherwise permitted to make such payments, ClearPoint shall make monthly interest payments on the outstanding principal balance of the ALS note and (ii) upon payment in full of the M&T obligations, ClearPoint shall make 24 equal monthly installments on the ALS note, as amended pursuant to the ALS agreement described above. The transaction did not classify as a restructuring of debt. For the six months ended June 30, 2009 and 2008, ClearPoint accrued $55 and $62, respectively, in interest expense associated with the ALS note. As of June 30, 2009, ClearPoint had $246 of accrued interest payable recorded on its consolidated balance sheet associated with the ALS note.

StaffBridge

On August 14, 2006, ClearPoint acquired 100% of the common stock of StaffBridge for $233 in cash and the StaffBridge note in the amount of $450 due December 31, 2007. The StaffBridge note, due to former shareholders of StaffBridge, referred to as the StaffBridge shareholders, bears interest at 6% per annum and is payable quarterly. On December 31, 2007, the StaffBridge note was amended to extend the maturity date to June 30, 2008. In addition, the principal amount of the StaffBridge note was increased to $487 to include accrued interest and the interest rate was increased to 8% per annum payable in monthly installments starting January 15, 2008. ClearPoint incurred an origination fee equal to 4% of the principal amount payable in the form of 9,496 shares of common stock. As of June 30, 2008, ClearPoint did not pay any monthly interest installments pursuant to the amended StaffBridge note. The failure to pay such interest installments would permit noteholders to declare all amounts owing under the StaffBridge note due and payable. On August 13, 2008, the outstanding accrued interest of $24 was paid and ComVest waived any default related thereto effective June 30, 2008. In addition, in connection with the financing transaction with ComVest, on June 30, 2008, the StaffBridge shareholders executed a certain Debt Extension Agreement, referred to as the debt extension agreement, and entered into a subordination agreement, referred to as the StaffBridge subordination agreement, with ComVest and CPR.

Pursuant to the debt extension agreement, the StaffBridge shareholders agreed that, in connection with the receipt from ClearPoint of $150 payable for work performed by TSP 2, Inc., an entity controlled by certain StaffBridge shareholders and a contractor for ClearPoint, referred to as TSP, the StaffBridge note was amended, effective June 30, 2008, to extend the maturity date to December 31, 2008 and to reduce the outstanding principal amount to approximately $337.

Pursuant to the StaffBridge subordination agreement, the StaffBridge shareholders agreed to subordinate ClearPoint’s obligations to them under the StaffBridge note to the ComVest obligations. So long as no event of default under the ComVest loan agreement has occurred, ClearPoint may continue to make scheduled payments of principal and accrued interest when due in accordance with the StaffBridge note. In the case of an event of default under the ComVest loan agreement, ClearPoint may not pay and the StaffBridge shareholders may not seek payment on the StaffBridge note until the ComVest obligations have been satisfied in full. The StaffBridge subordination agreement also sets forth priorities among the parties with respect to distributions of ClearPoint’s assets made for the benefit of ClearPoint’s creditors.

Effective December 31, 2008, the StaffBridge note was further amended pursuant to a second Debt Extension Agreement dated December 31, 2008 to provide for the following payment schedule of the outstanding amount due under the StaffBridge note: $100 was paid on or about December 31, 2008 and the remaining balance was to be paid in four equal quarterly payments of $59, beginning on March 31, 2009 and ending on December 31, 2009. Amendment No. 1 to the ComVest loan agreement contains ComVest’s acknowledgement and consent to ClearPoint’s amendment of the payment terms and payment schedule of the StaffBridge note pursuant to the second debt extension agreement.

ClearPoint did not make the required quarterly payment to StaffBridge for the quarter ended June 30, 2009 of $59 and was also in arrears on interest payments due in the amount of $2. An event of default under the StaffBridge note triggers a cross-default provision pursuant to the ComVest loan agreement. In addition, a default under the ComVest loan agreement would trigger a cross-default provision pursuant to the M&T restructure agreement unless the default under the ComVest loan agreement is waived in writing by ComVest. On August 14, 2009, ComVest executed a waiver letter, which waived all of ClearPoint’s defaults under the StaffBridge note through August 14, 2009. On September 15, 2009, the StaffBridge note was amended pursuant a Debt Extension Agreement Amendment dated September 3, 2009, pursuant to which the outstanding balance under the StaffBridge note shall be paid in monthly installments beginning February 15, 2010. As of September 15, 2009, ClearPoint was in default in the aggregate amount of $64 under the StaffBridge note, consisting of $59 in past due principal payments and $5 in past due interest. Each monthly installment payment under the StaffBridge note will be in the total amount of $17, consisting of (i) $16 with respect to the outstanding principal balance and (ii) $1 relating to accrued and unpaid interest as of August 31, 2009 and interest for the period of September 1, 2009 through January 31, 2010 calculated at the rate of 8% per annum.

Promissory Notes Issued to Blue Lake and Sub Noteholders

Blue Lake

On March 1, 2005, CPR issued the Blue Lake note to Blue Lake in the amount of $1,290 which was due March 31, 2008. Interest of 6% per annum was payable quarterly. This note has been guaranteed by Michael D. Traina and Christopher Ferguson and was primarily used to assist ClearPoint in funding its workers’ compensation insurance policy. The Blue Lake note matured on March 31, 2008. Effective March 31, 2008, CPR amended and restated the Blue Lake note and extended its maturity date under an agreement dated as of March 31, 2008, by and between CPR and Blue Lake, referred to as the Blue Lake agreement. Pursuant to the Blue Lake agreement, on April 14, 2008, CPR and Blue Lake entered into an Amended and Restated Promissory Note with a principal amount of $1,290, which was due and payable as follows: (i) $200 was paid on April 8, 2008, (ii) $50 is payable on the first business day of each calendar month for twelve consecutive months (totaling $600 in the aggregate), the first payment to occur on May 1, 2008 and the last to occur on April 1, 2009, and (iii) on April 30, 2009, CPR was obligated to pay to Blue Lake the balance of the principal amount, equal to $490, plus accrued interest. The interest rate was increased from 6% to 10% per annum. ClearPoint agreed to issue 900,000 shares, referred to as the escrow shares, of common stock in the name of Blue Lake to be held in escrow, pursuant to an escrow agreement, as security for the payment of the principal amount and interest under the Blue Lake note.

CPR did not make the required payments of: (i) $50 in January, 2009 and (ii) $490, plus accrued interest, of which $8 has been accrued as of June 30, 2009, in April, 2009 under the Blue Lake note. On May 1, 2009, ClearPoint received a notice from Blue Lake indicating CPR’s failure to pay such amounts and demanding that ClearPoint immediately pay a total of approximately $573. Pursuant to the terms of the Blue Lake note, CPR’s failure to make the foregoing payments when due constitutes an event of default if not cured within five business days of receipt of written notice from Blue Lake. ClearPoint did not cure such default on or prior to May 8, 2009. On May 7, 2009, Blue Lake requested disbursement of the escrow shares and, pursuant to the escrow agreement, the escrow agent is obligated to deliver the escrow shares to Blue Lake ten calendar days after receipt of the request for disbursement.

An event of default under the Blue Lake note triggers a cross-default provision pursuant to the ComVest loan agreement. In addition, a default under the ComVest loan agreement would trigger a cross-default provision pursuant to the M&T restructure agreement, unless the default under the ComVest loan agreement is waived in writing by ComVest. On May 13, 2009, ComVest executed the Blue Lake waiver to the ComVest loan agreement, pursuant to which, effective May 1, 2009, ComVest waived the cross-default provision which was triggered by CPR’s failure to make the payments due under the Blue Lake note and all remedies available to ComVest as a result of the failure to make such payments, provided that such payments due under the Blue Lake note are paid solely in escrow shares. On July 14, 2009, Blue Lake filed a Complaint in the Superior Court of Humboldt County, California seeking payment of the $490,000, plus accrued interest and fees. For additional information regarding this Complaint, see “Business—Legal Proceedings.” On August 14, 2009, ComVest executed a waiver letter, which waived all of ClearPoint’s defaults under the Blue Lake note through August 14, 2009. In addition, the amended ComVest loan agreement specifically excludes from the definition of an event of default any litigation brought in respect of the Blue Lake note, provided that and so long as payments under the Blue Lake note are paid solely in shares of ClearPoint’s common stock. See “—Debt Restructuring – M&T and ComVest—ComVest.”

Sub Noteholders

On March 1, 2005, CPR issued a 12% amended and restated note in the original principal amount of $300 due March 31, 2008 to Fergco Bros. LLC, referred to as Fergco, a New Jersey limited liability company of which Christopher Ferguson owns a 25% ownership interest.  The balance of this note payable at June 30, 2009 was $300, referred to as the $300 note.

On March 1, 2005, CPR issued 12% amended and restated notes in the aggregate original principal amount of $310 due March 31, 2008 to several ClearPoint stockholders who do not individually own 5% or more of the outstanding securities of ClearPoint and who are not members of the immediate family of any ClearPoint director or executive officer, except for $100 owed to Alyson Drew, the spouse of Parker Drew, a director of ClearPoint.  The balance of these notes payable at June 30, 2009 was $250, referred to as the $250 notes.

Effective March 31, 2008, CPR amended and restated the $300 note and the $250 notes, collectively referred to as the sub notes, and extended their maturity dates to March 31, 2009 under the amended sub notes, dated March 31, 2008 and issued by CPR to each sub noteholder, collectively referred to as the amended sub notes.  All sums outstanding from time to time under each amended sub note bear the same interest of 12% per annum as under the sub note, payable quarterly, with all principal payable on the maturity date.  In consideration of each sub noteholder agreeing to extend the maturity date of the sub note, ClearPoint issued warrants, referred to as the initial sub note warrants, to the sub noteholders to purchase, in the aggregate, 82,500 shares of common stock, referred to as the sub note warrant shares, at an exercise price of $1.55 per share.  The initial sub note warrant is immediately exercisable during the period commencing on March 31, 2008 and ending on March 31, 2010.  CPR had the right in its sole discretion, to extend the maturity date of the amended sub notes to March 31, 2010, and in connection with such extension, the sub noteholders had the right to receive additional sub note warrants, referred to as the additional sub note warrants to purchase, in the aggregate, an additional 82,500 shares of common stock.

On June 20, 2008, CPR exercised its right to extend the maturity date of the amended sub notes to March 31, 2010 and, in connection with such extension, the sub noteholders received additional sub note warrants to purchase the 82,500 sub note warrant shares at an exercise price of $1.55 per share.  The additional sub note warrant is immediately exercisable during the period commencing on June 20, 2008 and ending on March 31, 2011.  The exercise price and the number of sub note warrant shares are subject to adjustment in certain events, including a stock split and reverse stock split.

In connection with the transaction with ComVest described above, ComVest entered into a Subordination Agreement dated June 20, 2008, referred to as the noteholder subordination agreement, with each of the sub noteholders and CPR.  Pursuant to the noteholder subordination agreement, the sub noteholders agreed to subordinate ClearPoint’s obligations to them under the amended sub notes to the ComVest obligations.  So long as no event of default under the ComVest loan agreement has occurred, ClearPoint may continue to make scheduled payments of principal and accrued interest when due in accordance with the sub notes, as amended.  In the case of an event of default under the ComVest loan agreement, ClearPoint may not pay and the sub noteholders may not seek payment on the sub notes, as amended, until the ComVest obligations have been satisfied in full.  The noteholder subordination agreement also sets forth priorities among the parties with respect to distributions of ClearPoint’s assets made for the benefit of ClearPoint’s creditors.

CPR did not make the required interest payments under the amended sub notes for the quarter ended June 30, 2009, in the aggregate amount of $11.  Pursuant to the terms of the amended sub notes, CPR’s failure to make the foregoing payments when due constitutes an event of default if not cured within five business days of receipt of written notice from a sub noteholder.  An event of default under the amended sub notes triggers a cross-default provision pursuant to the ComVest loan agreement.  In addition, a default under the ComVest loan agreement would trigger a cross-default provision pursuant to the M&T restructure agreement unless the default under the ComVest loan agreement is waived in writing by ComVest.  On August 14, 2009, ComVest executed a waiver letter, which waived all of ClearPoint’s defaults under the amended sub notes through August 14, 2009.  See “—Debt Restructuring – M&T and ComVest—ComVest.”

On September 11, 14 and 15, 2009, CPR amended and restated the sub notes by issuing third amended and restated promissory notes dated September 8, 2009, referred to as the third amended sub notes, to Fergco, Alyson Drew, B&N Associates, LLC and Matthew Kingfield, respectively, for $550 in aggregate principal amount.  As of the dates of issuance of the third amended sub notes, ClearPoint was in default in the aggregate amount of $25 in past due interest under the sub notes.  Pursuant to the third amended sub notes, principal amounts shall be due and payable in monthly installments equal to 10% of the principal amount of the third amended sub notes beginning March 31, 2010.  The third amended sub notes continue to bear interest at the rate of 12% per annum.  Interest due for the period of May 1, 2009 through August 31, 2009 and additional interest accruing for the period of September 1, 2009 through February 28, 2010 shall be deferred and paid in monthly installments beginning March 31, 2010.  Interest payments for the period beginning March 1, 2010 and future periods will be paid monthly, one month in arrears, beginning April 30, 2010.  CPR has the right to prepay all or any portion of the third amended sub notes from time to time without premium or penalty.  Any prepayment shall be applied first to accrued but unpaid interest and then applied to reduce the principal amount owed.  The third amended sub notes provide that CPR’s failure to make any payment of principal or interest due shall constitute an event of default if uncured for five days after written notice has been given by the sub noteholders to CPR.  Upon the occurrence of an event of default and at any time thereafter, all amounts outstanding under the third amended sub notes shall become immediately due and payable.

On February 22, 2008, CPR issued promissory notes, referred to as the promissory notes, in the aggregate principal amount of $800, with $400 to each of Michael D. Traina and Christopher Ferguson in consideration for loans totaling $800 made to CPR.  The terms of the promissory notes issued to Messrs. Traina and Ferguson were identical.  The principal amount of each promissory note was $400, they bore interest at the rate of 6% per annum, which was to be paid quarterly, and they were due on February 22, 2009.  The promissory notes were subordinate and junior in right of payment to the prior payment of any and all amounts due to M&T pursuant to the M&T credit agreement.

On February 28, 2008, ClearPoint Workforce, LLC, a wholly-owned subsidiary of CPR, referred to as CPW, advanced $800, on behalf of Optos, to the provider of Optos’ outsourced employee leasing program.  The advanced funds were utilized for Optos’ payroll.  In consideration of making the advance on its behalf, Optos assumed the promissory notes, and the underlying payment obligations, issued by CPR on February 22, 2008.

On June 6, 2008, ClearPoint issued notes, referred to as the bridge notes, to each of Michael D. Traina, Parker Drew and TerraNova Partners, collectively referred to as the bridge lenders, in the principal amounts of $104, $50 and $100, respectively.  During the course of negotiations with ComVest, Mr. Traina agreed to loan an additional $5 to ClearPoint.  TerraNova Partners, ClearPoint’s principal stockholder, is 100% owned by Vahan Kololian, ClearPoint’s lead director and principal stockholder.  Mr. Kololian also controls 100% of the voting interest and 55% of the non-voting equity interest in the general partner of TerraNova Partners.

The bridge notes contained identical terms.  The bridge notes were unsecured and payable on demand.  No interest accrued on the unpaid principal balance of the bridge notes until demand.  After demand, the bridge notes would bear interest at an annual rate of 5%.

On June 26, 2008, ClearPoint issued amended and restated bridge notes, referred to as the amended bridge notes, to each bridge lender.  The amended bridge notes contained identical terms and provided that (i) the principal amount of the amended bridge notes will bear interest at a rate of 8% per annum, payable quarterly and (ii) ClearPoint had the right to repay the amended bridge notes in shares of common stock at a price equal to the closing price of the common stock on June 26, 2008.  The amended bridge notes did not contain the provision stating that the principal balance will bear interest only upon demand for payment by the bridge lender, as provided in the original bridge notes.  Mr. Drew’s amended bridge note was repaid in full and Mr. Traina was repaid $5 during the quarter ended June 30, 2008.  The balance of Mr. Traina’s loan was repaid in July 2008.  On August 12, 2008, ClearPoint’s board of directors approved the payment of the amended bridge note issued to TerraNova Partners in 204,082 shares of common stock in accordance with the terms of the amended bridge note.

Transactions Related to Transition from Temporary Staffing Business Model to iLabor Network Model

MVI and HRO

On December 31, 2007, CPR entered into a purchase agreement, referred to as the MVI purchase agreement, effective as of December 31, 2007 with CPR’s wholly owned subsidiary, MVI, and TradeShow Products, Inc, referred to as TradeShow.  Pursuant to the MVI purchase agreement, CPR sold all of the issued and outstanding securities of MVI to TradeShow for the aggregate purchase price equal to the liabilities assumed of $1,206.  In addition, CPR was entitled to a perpetual commission equal to 1.75% of the weekly revenue generated by a specified list of MVI clients.  TradeShow was obligated to pay such fee in arrears on the first business day of every month.  Unpaid fees were subject to interest at a rate of 1.5% per month.  As of June 30, 2009, TradeShow did not pay to CPR the commissions required under the MVI purchase agreement.

On February 7, 2008, CPR entered into a purchase agreement effective as of February 7, 2008, referred to as the HRO purchase agreement, with HRO, CPR’s wholly owned subsidiary, and AMS Outsourcing, Inc., referred to as AMS.  Pursuant to the HRO purchase agreement, CPR sold all of the issued and outstanding securities of HRO to AMS for an aggregate purchase price payable in the form of an earnout payment equal to 20% of the earnings before interest, taxes, depreciation and amortization of the operations of HRO for a period of 24 months following February 7, 2008.  AMS was obligated to pay such fee in arrears on the first business day of every month.  Unpaid fees were subject to interest at a rate of 1.5% per month.  As of June 30, 2009, AMS did not pay to CPR the earnout payments required under the HRO purchase agreement.

ClearPoint ceased recording revenues related to the MVI purchase agreement and the HRO purchase agreement during the year ended December 31, 2008.

KOR and StaffChex

On August 30, 2007, ClearPoint entered into an agreement, referred to as the KOR agreement, with KOR, a Florida limited liability company controlled by Kevin O’Donnell, a former officer of ClearPoint, pursuant to which ClearPoint granted to KOR an exclusive right and license (i) to set up and operate, in parts of northern California and Florida, a franchise of ClearPoint’s system and procedures for the operation of light industrial and clerical temporary staffing services and (ii) to use in connection with the operation certain of ClearPoint’s proprietary intellectual property.  The KOR agreement replaced the agreement between ClearPoint and KOR entered on July 9, 2007.  In consideration for the grant and license, KOR was required to pay to ClearPoint, on a weekly basis, a royalty equal to 4.5% of all gross revenues earned by KOR from its operations.  KOR also agreed to pay ClearPoint, on a weekly basis, a royalty equal to 50% of the net income from KOR’s operations.  Through this relationship KOR operated and managed up to twelve of ClearPoint’s former branches.  The KOR agreement was terminated on March 5, 2008 as described below.

On February 28, 2008, CPR entered into a purchase agreement, referred to as the StaffChex purchase agreement, with StaffChex subject to certain conditions for the completion of the transaction.  Under the StaffChex purchase agreement, StaffChex assumed certain liabilities of CPR and acquired from CPR all of the customer account property, as defined in the StaffChex purchase agreement, related to the temporary staffing services serviced by (i) KOR, pursuant to the KOR agreement dated August 30, 2007 and (ii) StaffChex Servicing, LLC, referred to as StaffChex Servicing, pursuant to an Exclusive Supplier Agreement dated September 2, 2007.  In consideration for the customer account property acquired from CPR, StaffChex issued to CPR 15,444 shares of common stock and CPR is entitled to receive an additional 15,568 shares of StaffChex common stock, pursuant to the earnout provisions set forth in the StaffChex purchase agreement, which have been met.  As a result, CPR is entitled to 31,012 (16.4%) of StaffChex’s outstanding stock, of which 15,568 shares have not yet been issued.

In addition, CPR entered into an iLabor agreement with StaffChex, referred to as the StaffChex iLabor agreement, whereby StaffChex agreed to process its temporary labor requests through iLabor and to pay to CPR a percentage, referred to as the royalty (as of June 30, 2009, the percentage was 1.25%), of StaffChex’s total collections from its total billings for temporary staffing services provided to ClearPoint’s clients through the iLabor network or otherwise.  On March 5, 2008, CPR completed the disposition of all of the customer account property related to the temporary staffing services formerly provided by StaffChex Servicing and KOR, agreements with whom were terminated on February 28, 2008 and March 5, 2008, respectively.  ClearPoint did not incur any early termination penalties in connection with such terminations.

On March 16, 2009, CPR and StaffChex entered into Amendment No. 1 to the StaffChex iLabor agreement pursuant to which the payment terms of the StaffChex iLabor agreement were restated as follows: for weekly collections of less than $1,400, the royalty is 1.25% and for weekly collections of $1,400 or more, the royalty is 2%.  If collections for a calendar year exceed $110,000, the royalty will be 1.5% for each dollar exceeding $110,000 and if such collections exceed $150,000, the royalty will be 1.25% for each dollar exceeding $150,000.  Unpaid royalties shall bear interest at the rate of 1.5% per month.  Weekly payments commenced on March 18, 2009.  In addition, StaffChex agreed to make 104 weekly payments of $4 followed by 52 weekly payments of $3 for past-due royalties owed through February 28, 2009.  Such additional payments commenced on June 3, 2009.

On September 1, 2009, StaffChex notified ClearPoint that a Notice of Levy, referred to as the levy, had been placed by the California Employment Development Department for payroll taxes owed by ClearPoint subsidiaries.  The levy instructed StaffChex to forward all royalty payments due to ClearPoint to the State of California until such time as ClearPoint satisfies the tax liability.  Since receipt of the notice, ClearPoint has been working with the State of California to determine the exact amount owed in conjunction with a payment plan that will permit ClearPoint to pay the balance over time without impairment to operations.

TZG, Optos and Select

On August 13, 2007, ClearPoint entered into an agreement with TZG, a Delaware limited liability company controlled by J. Todd Warner, a former officer of ClearPoint, pursuant to which ClearPoint granted to TZG an exclusive right and license (i) to set up and operate a franchise of ClearPoint’s system and procedures for the operation of transportation and light industrial temporary staffing services and (ii) to use in connection with the operation certain of ClearPoint’s proprietary intellectual property.  In consideration for the grant and license, TZG was required to pay to ClearPoint, on a weekly basis, a royalty equal to 6% of all gross revenues earned by TZG from the operation.  Through this relationship, TZG operated and managed up to twenty-five of ClearPoint’s branches.  The TZG agreement was terminated on February 28, 2008, as described below.

On February 28, 2008, CPR and its subsidiary, CPW, entered into a Licensing Agreement, referred to as the Optos licensing agreement, with Optos, of which Christopher Ferguson is the sole member.  Pursuant to the Optos licensing agreement, ClearPoint (i) granted to Optos a non-exclusive license to use the ClearPoint property and the program, both as defined in the Optos licensing agreement, which include certain intellectual property of CPR, and (ii) licensed and subcontracted to Optos the client list previously serviced by TZG, pursuant to the TZG agreement dated August 13, 2007, and all contracts and contract rights for the clients included on such list.  In consideration of the licensing of the program, which is part of the ClearPoint property, CPR was entitled to receive a fee equal to 5.2% of total cash receipts of Optos related to temporary staffing services.  With CPR’s consent, Optos granted, as additional security under certain of its credit agreements, conditional assignment of Optos’ interest in the Optos licensing agreement to its lender under such credit agreements.  The foregoing agreement with TZG was terminated on February 28, 2008 in connection with the Optos licensing agreement.  ClearPoint did not incur any early termination penalties in connection with such termination.

On April 8, 2008, the Optos licensing agreement was terminated.  In consideration for terminating the Optos licensing agreement, CPR and Optos have agreed that there will be a net termination fee for any reasonable net costs or profit incurred, if any, when winding up the operations associated with termination.  This fee is estimated to be $500 and has been recorded as an expense.  The payment of the net termination fee will be in the form of cash and shares of common stock of ClearPoint.

On April 8, 2008, CPR entered into a License Agreement dated April 8, 2008, referred to as the Select license agreement, with Select.  The initial term of the Select license agreement was for a period of six years.  Pursuant to the Select license agreement, CPR granted to Select a non-exclusive, non-transferable right and license to use the iLabor network as a hosted front-office tool.  CPR exclusively retains all right, title and interest in and to the iLabor network.  In addition, Select agreed to become a supplier of temporary personnel to third party clients through the iLabor network and to fulfill agreed-upon orders for such personnel accepted by Select through the iLabor network.  CPR also agreed to permit Select to use the iLabor network to find and select third-party, temporary personnel suppliers to fulfill orders for Select’s end-user client.  In consideration of the license granted, Select agreed to pay a non-refundable fee equal to $1,200, of which $900 was paid on April 8, 2008 and $300 was due on July 1, 2008, but was not paid.  The July payment was waived and incorporated into the Select settlement agreement described below.  Under the Select license agreement, if Select used the iLabor network to find and select third-party, temporary personnel suppliers to fulfill orders for Select’s end-user clients, then the parties would split the net amount billed to the end-user clients less the amount paid to such vendors.

Effective March 30, 2008, CPR entered into the Temporary Help Services Subcontract dated April 8, 2008, referred to as the Select subcontract, with Select.  The Select subcontract expires April 7, 2013.  Pursuant to the Select subcontract, CPR subcontracts to Select the client contracts and contract rights previously serviced on behalf of CPR by other entities, referred to as the customers.  Pursuant to the Select subcontract, the parties agree that Select will directly interface with the customers, but at no time will CPR relinquish its ownership, right, title or interest in or to its contracts with the customers, referred to as the contracts.  Subject to certain exceptions, upon expiration of the Select subcontract, CPR will abandon such rights in the contracts and Select may solicit the customers serviced under the Select subcontract.  Select is responsible for invoicing the customers and for collection of payment with regard to services provided to customers by Select.  During each one year period of the term of the Select subcontract, Select was obligated to pay CPR 10% of such year’s annual gross sales, not exceeding $36,000 annually in gross sales, generated by the client contracts as well as certain other revenue generated by location, referred to as the subcontract fee.

On July 29, 2008, Select, together with Real Time Staffing Services, Inc., referred to as Real Time, filed a complaint against ClearPoint and on August 1, 2008, Select filed an amended complaint, referred to as the Select litigation, claiming that ClearPoint owed it $1,033 for services performed and other damages.  For additional information regarding the Select litigation, see “Business—Legal Proceedings” included elsewhere in this prospectus.

On August 22, 2008, CPR, Real Time and Select entered into a Settlement Agreement and Release, referred to as the Select settlement agreement, pursuant to which each party released the others from all prior, existing and future claims including, without limitation, the parties’ claims with respect to the Select litigation, the Select license agreement and the Select subcontract.  Pursuant to the Select settlement agreement, the parties also agreed (i) that CPR would retain $900 paid to it under the Select license agreement; (ii) to allocate between them amounts paid or payable with respect to certain client accounts; (iii) to execute an amendment to the Select subcontract, as described below; and (iv) that Select would file the required documents to dismiss the Select litigation with prejudice.  In addition, the parties agreed not to commence any future action arising from the claims released under the Select settlement agreement, and on August 28, 2008, the Select litigation was dismissed.

Also, pursuant to the Select settlement agreement, the parties terminated the Select license agreement effective August 22, 2008.  There were no termination penalties incurred in connection with the termination of the Select license agreement.

In connection with the Select settlement agreement, on August 22, 2008, CPR and Select entered into the first amendment to the Select subcontract, referred to as the subcontract amendment.  Pursuant to the subcontract amendment, the following changes were made to the Select subcontract:

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The subcontract fee was amended to provide that Select would pay CPR, for 28 consecutive months, 25% of each month’s gross sales generated by the customers and contracts as well as, without duplication, sales generated by certain locations in accordance with the Select subcontract, subject to a maximum fee of $250 per month.  The payments are subject to acceleration upon occurrence of certain breaches of the Select subcontract or bankruptcy filings by Select.

•	The term of the Select subcontract was amended to provide that the term will expire upon the payment of all fees owed under the Select subcontract, as amended.

On September 1, 2009, Select filed a new complaint in the Superior Court of California (Santa Barbara County) against ClearPoint alleging that ClearPoint failed to pay Select approximately $107 pursuant to the Select subcontract since August 2009 and that ClearPoint failed to perform certain obligations under the Select subcontract.  Select seeks, in addition to the monies claimed, interest, attorney’s fees and court costs and other just and proper relief.  ClearPoint is in the process of reviewing the complaint and must respond to the complaint by October 14, 2009.

Advisory Services Agreement

TerraNova Management Corp., an affiliate of Mr. Kololian and the manager of TerraNova Partners, referred to as TNMC, was retained to provide certain advisory services to ClearPoint, effective upon the closing of the merger with Terra Nova, pursuant to the Advisory Services Agreement between TNMC and ClearPoint, dated February 12, 2007, referred to as the initial TNMC agreement.  Pursuant to the initial TNMC agreement, TNMC provided services to ClearPoint including: advice and assistance in analysis and consideration of various financial and strategic alternatives, as well as assisting with transition services.  Pursuant to the terms of the initial TNMC agreement, it was terminated effective February 11, 2008, however TNMC continued to provide substantially similar services under substantially similar terms to ClearPoint on a monthly basis.  No payments were accrued or paid to TNMC for January, 2008.

On June 26, 2008, ClearPoint entered into a new Advisory Services Agreement, referred to as the TNMC advisory services agreement, with TNMC in order to: (i) provide compensation to TNMC for its services since the expiration of the initial TNMC agreement and (ii) engage TNMC to provide future advisory services.  Pursuant to the TNMC advisory services agreement, TNMC is obligated to provide advice and assistance to ClearPoint in its analysis and consideration of various financial and strategic alternatives, referred to as the advisory services, however the advisory services will not include advice with respect to investments in securities or transactions involving the trading of securities or exchange contracts.  The TNMC advisory services agreement was effective as of June 26, 2008, continues for a one year term and is automatically renewed for successive one-year terms unless terminated by either party by written notice not less than 30 days prior the expiration of the then-current term.  The TNMC advisory services agreement was automatically renewed on June 26, 2009 pursuant to its terms.  During the six months ended June 30, 2009, ClearPoint became obligated to pay TNMC $2 for reimbursement of travel expenses pursuant to the TNMC advisory services agreement.

ClearPoint agreed to compensate TNMC for services rendered since expiration of the initial TNMC agreement and for advisory services going forward in accordance with the rates set forth in the TNMC advisory services agreement and to reimburse TNMC for reasonable travel, lodging and meal expenses relating to the provision of the advisory services.  Monthly fees payable to TNMC pursuant to the TNMC advisory services agreement are capped at $50 per month.  Fees payable to TNMC may be paid 100% in shares of common stock, at ClearPoint’s option.  At ClearPoint’s option, 75% of the fees payable to TNMC beginning in the month of June, 2008 may be paid in shares of common stock and, with the agreement of TNMC, the remaining 25% may also be paid in shares of common stock.  Shares of common stock made as payments under the TNMC advisory services agreement are priced at the month-end closing price for each month of services rendered.  ClearPoint incurred approximately $293 in fees owing to TNMC for its services in the year ended December 31, 2008.  ClearPoint’s board of directors approved payment of $266 for the advisory services in the form of an aggregate of 479,470 shares of common stock for the months of February through August, 2008 as follows: on August 12, 2008, the board of directors approved payment for the months of February, March, April, May and June, 2008 in 417,008 shares of common stock and, on November 7, 2008, the board of directors approved payment for the months of July and August, 2008 in 62,462 shares of common stock.  ClearPoint recorded approximately $99 for reimbursement of expenses incurred by TNMC in connection with the advisory services provided from February, 2008 through June, 2009.

Agreements with Christopher Ferguson, Kurt Braun and John Phillips

On February 28, 2008, Christopher Ferguson resigned as ClearPoint’s and CPR’s director, President and Secretary in connection with the Optos licensing agreement described above.  ClearPoint and Mr. Ferguson entered into the Separation of Employment Agreement and General Release, referred to as the Ferguson separation agreement.  In consideration for Mr. Ferguson’s agreement to be legally bound by the terms of the Ferguson separation agreement and his release of his claims, if any, under the Ferguson separation agreement, Mr. Ferguson was entitled to be reimbursed for any health insurance payments for Mr. Ferguson for a period equal to 52 weeks.  Pursuant to the Ferguson separation agreement, ClearPoint entered into a consulting agreement with Mr. Ferguson pursuant to which he was entitled to be paid $25 per month for twelve months.  In return, Mr. Ferguson was obligated to assist ClearPoint with matters relating to the performance of his former duties and worked with ClearPoint to effectively transition his responsibilities.  As of June 30, 2009, ClearPoint paid Mr. Ferguson approximately $58 pursuant to the consulting agreement and recorded a related party liability of $257 as of June 30, 2009 pursuant to the consulting agreement.  ClearPoint agreed to resume making payments to Mr. Ferguson in the first quarter of 2010 and recorded the short and long term portions of such obligation of $64 and $193, respectively, at June 30, 2009.

On June 20, 2008, Kurt Braun, ClearPoint’s former Chief Financial Officer, resigned effective June 20, 2008.  In connection with Mr. Braun’s resignation as ClearPoint’s Chief Financial Officer, ClearPoint and Mr. Braun entered into a Separation of Employment Agreement and General Release, referred to as the Braun separation agreement.  In consideration of Mr. Braun’s agreement to be legally bound by the terms of the Braun separation agreement, his release of his claims, if any, under the Braun separation agreement, and his agreement to provide the transitional services to ClearPoint, ClearPoint agreed to, among other things: (i) pay Mr. Braun $75, minus all payroll deductions required by law or authorized by Mr. Braun, to be paid as salary continuation over 26 weeks; (ii) continue to pay all existing insurance premiums for Mr. Braun and his immediate family through the 26 week period, and thereafter permit Mr. Braun, at his own expense, to continue to receive such coverage in accordance with COBRA regulations; (iii) pay Mr. Braun the balance of any accrued but unused vacation or paid time off hours, minus all payroll deductions required by law or authorized by Mr. Braun; and (iv) amend Mr. Braun’s Nonqualified Stock Option Agreement, dated March 30, 2007, to permit Mr. Braun to exercise the option to purchase 90,000 of the 140,000 shares underlying the option until March 30, 2010.  The balance of the shares underlying the option expired on June 20, 2008 in accordance with ClearPoint’s 2006 plan.  As of June 30, 2009, ClearPoint paid Mr. Braun approximately $75 as severance under the Braun separation agreement.

On June 20, 2008, John G. Phillips and ClearPoint entered into an Employment Agreement, referred to as the Phillips employment agreement.  Pursuant to the Phillips employment agreement, Mr. Phillips’ current base salary is $175 per year, which may be increased in accordance with ClearPoint’s normal compensation review practices.  On November 7, 2008, ClearPoint’s board of directors increased Mr. Phillips’ base salary to $195 effective November 10, 2008.  Mr. Phillips is also entitled to participate in any benefit plan of ClearPoint currently available to executive officers to the extent he is eligible under the provisions thereof, and ClearPoint will pay health, dental and life insurance premiums for Mr. Phillips and members of his immediate family.  Mr. Phillips is entitled to receive short- and long-term disability insurance, and is entitled to three weeks of paid time off per year.  Mr. Phillips may be entitled to discretionary bonuses as determined by ClearPoint’s Chief Executive Officer, the board of directors and the Compensation Committee of the board of directors.  On August 20, 2008, Mr. Phillips was granted a stock option to purchase 50,000 shares of common stock.  The option vests in three equal annual installments beginning August 20, 2009 and expires August 20, 2018.  The exercise price of the option is $0.30 per share.

Agreement with XRoads Solutions

On January 13, 2009, ClearPoint entered into the XRoads agreement.  Pursuant to the XRoads agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as ClearPoint’s Interim Chief Operating Officer, referred to as the XRoads engagement.  In such capacity, Mr. Delle Donne had direct responsibility over ClearPoint’s day to day operations and reported to Michael D. Traina, ClearPoint’s Chief Executive Officer.  XRoads was required to submit bi-weekly oral or written progress reports to ClearPoint’s board of directors.  The term of the XRoads agreement commenced on January 13, 2009 and continued until May 13, 2009.  Effective May 14, 2009, the XRoads agreement was amended pursuant to Amendment No. 1 dated May 18, 2009, referred to as the XRoads amendment.  Pursuant to the XRoads amendment, the term of the XRoads agreement was extended to run from May 14, 2009 through August 13, 2009, referred to as the XRoads extension.  The XRoads agreement provided that either ClearPoint or XRoads could terminate the XRoads agreement at any time with at least 30 days prior written notice.  On July 6, 2009, ClearPoint sent such thirty-day termination notice to XRoads.  The XRoads agreement and Brian Delle Donne’s services as ClearPoint’s Interim Chief Operating Officer were terminated effective August 7, 2009.

ClearPoint paid XRoads $50 per month for each of the first four months of Mr. Delle Donne’s services.  The terms and conditions of the original XRoads agreement which were not affected by the XRoads amendment remained in full force and effect during the XRoads extension.  ClearPoint agreed to pay XRoads $45 per 30 day period of the XRoads extension.  During the six months ended June 30, 2009, pursuant to the XRoads agreement, ClearPoint paid XRoads a total of $290 and the $10 retainer for reimbursement of expenses.  Any amounts not paid when due pursuant to the XRoads agreement bear interest at an annual rate of 12% or the maximum rate allowed by law, whichever is less.  As of September 14, 2009, ClearPoint accrued an aggregate of $39 pursuant to the XRoads agreement, consisting of $37 in fees related to services provided by XRoads, $1 in accrued interest and $1 in reimbursement of expense.

In addition, ClearPoint issued XRoads a warrant to purchase up to 100,000 shares of common stock at the exercise price of $0.12 per share, exercisable through December 31, 2010 in connection with the expiration of the XRoads agreement on May 13, 2009.  In connection with the XRoads extension, ClearPoint issued an additional warrant to purchase up to 75,000 shares of common stock the exercise price of $0.29 per share, exercisable through April 30, 2011.

In the event ClearPoint elects to pursue a financing (either in the form of debt or equity) within one year of the date of the XRoads agreement, XRoads shall serve as ClearPoint’s non-exclusive financial advisor for such financing in accordance with the terms of the XRoads agreement.  If such financing is consummated pursuant to the terms set forth in the XRoads agreement, ClearPoint agreed to pay XRoads a transaction fee based on the type and value of the transaction.  The transaction fee will be prorated accordingly in the event ClearPoint retains an additional financial advisor in connection with the transaction, but such fee shall not be less than $75 if XRoads’ efforts result in an bona fide financing alternative for ClearPoint.

Warrants and Unit Purchase Option Issued in 2005 Public Offering

As a result of the 2005 public offering, there were 11,040,000 common stock purchase warrants issued and outstanding at the beginning of the fiscal quarter ended June 30, 2009, which included warrants that were part of the outstanding units.  Each warrant entitled the holder to purchase one share of common stock at an exercise price of $5.00 per share commencing on February 12, 2007 (the completion of the merger with Terra Nova).  Such warrants expired on April 17, 2009 according to their terms.  In connection with the 2005 public offering, an option was issued for $100 to the representative of the underwriters to purchase 240,000 units at an exercise price of $9.90 per unit with each unit consisting of one share of common stock and two common stock purchase warrants.  In addition, the warrants underlying such units were exercisable at $6.65 per share.  The option expired on April 17, 2009 according to its terms.

Income Taxes

As of June 30, 2009, ClearPoint had a net current and non-current deferred tax asset of $0.  Deferred tax assets and liabilities are determined based on temporary differences between income and expenses reported for financial reporting and tax reporting.  ClearPoint is required to record a valuation allowance to reduce its net deferred tax assets to the amount that it believes is more likely than not to be realized.  In assessing the need for a valuation allowance, ClearPoint historically had considered all positive and negative evidence, including scheduled reversals of deferred tax liabilities, prudent and feasible tax planning strategies and recent financial performance.  ClearPoint determined that the negative evidence, including historic and current losses, as well as uncertainties related to the ability to utilize federal and state net loss carry-forwards, outweighed any objectively verifiable positive factors, and as such, concluded that a full valuation allowance against the deferred tax assets was necessary.

Contingencies and Litigation

On April 25, 2008, Alliance Consulting Group Associates, Inc., referred to as Alliance, filed a complaint in the Court of Common Pleas (Montgomery County, Pennsylvania), against CPR alleging that CPR failed to honor certain of its contractual obligations to pay Alliance for services rendered under a Professional Services Master Agreement, dated June 18, 2007.  Namely, Alliance alleged that CPR had failed to pay approximately $600.  On September 17, 2009, CPR and Alliance Global Services, LLC, as successor to Alliance, entered into a Settlement Agreement and Release of Claims, referred to as the Alliance settlement agreement.  Pursuant to the Alliance settlement agreement, CPR paid $50 to Alliance and agreed to pay Alliance an aggregate of $150 in 24 equal monthly installments beginning on April 15, 2010.  In the event CPR fails to make any payment due under the Alliance settlement agreement, Alliance may, after providing CPR with prior written notice and five business days’ opportunity to cure, confess judgment against CPR in the amount of $300.

ClearPoint is involved in various litigation matters.  For a description of such matters, see Note 20 to the Notes to Consolidated Financial Statements, Note 18 to the Notes to the Condensed Consolidated Financial Statements and “Business—Legal Proceedings” included elsewhere in this prospectus.  ClearPoint has accrued for some, but not all, of these matters where payment is deemed probable and an estimate or range of outcomes can be made. An adverse decision in a matter for which ClearPoint has no reserve may result in a material adverse effect on its liquidity, capital resources and results of operations. In addition, to the extent that ClearPoint’s management has been required to participate in or otherwise devote substantial amounts of time to the defense of these matters, such activities would result in the diversion of management resources from business operations and the implementation of ClearPoint’s business strategy, which may negatively impact ClearPoint’s financial position and results of operations.

The principal risks that ClearPoint insures against are general liability, automobile liability, property damage, alternative staffing errors and omissions, fiduciary liability and fidelity losses. If a potential loss arising from these lawsuits, claims and actions is probable, reasonably estimable, and is not an insured risk, ClearPoint records the estimated liability based on circumstances and assumptions existing at the time. Whereas management believes the recorded liabilities are adequate, there are inherent limitations in the estimation process whereby future actual losses may exceed projected losses, which could materially adversely affect the financial condition of ClearPoint.

Generally, ClearPoint is engaged in various other litigation matters from time to time in the normal course of business.  Management does not believe that the ultimate outcome of such matters, either individually or in the aggregate, will have a material adverse impact on the financial condition or results of operations of ClearPoint.

Recent Accounting Pronouncements

Recently Adopted Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. In February 2008, the FASB released FASB Staff Position (“FSP”) FSP FAS 157-2 – Effective Date of FASB Statement No. 157, which delayed the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” This FSP clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued.  The implementation of SFAS No. 157 for financial assets and liabilities, effective January 1, 2008, and FSP FAS 157-2, effective January 1, 2009, did not have a material impact on ClearPoint’s consolidated financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The implementation of SFAS No. 159 for financial assets and liabilities, effective January 1, 2008, did not have an impact on ClearPoint’s consolidated financial position and results of operations, as management has not elected to measure at fair value any of ClearPoint’s eligible financial instruments or other items not previously required to be measured at fair value.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations—a replacement of FASB Statement No. 141.”  This statement establishes principles and requirements for how the acquirer recognizes and measures assets acquired and liabilities assumed in a business combination, as well as, goodwill acquired and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of a business combination. In April 2009, the FASB issued FSP SFAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies,” which amends SFAS No. 141(R) to require that contingent assets acquired and liabilities assumed be recognized at fair value on the acquisition date if the fair value can be reasonably estimated. If the fair value cannot be reasonably estimated, the contingent asset or liability would be measured in accordance with SFAS No. 5, “Accounting for Contingencies,” and FASB Interpretation No. 14, “Reasonable Estimation of the Amount of a Loss.”  Both pronouncements were effective for ClearPoint as of January 1, 2009 and will be applied prospectively to business combinations entered into on or after that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This statement requires that a noncontrolling interest in a subsidiary be reported as equity and that the amount of consolidated net income attributable to the parent and to the noncontrolling interest should be separately identified in the consolidated financial statements. ClearPoint has applied the provisions of SFAS No. 160 prospectively, as of January 1, 2009, except for the presentation and disclosure requirements, which were applied retrospectively for all periods presented. The adoption did not have an impact on ClearPoint’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161, effective January 1, 2009, did not have a material impact on ClearPoint’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Whether a Market Is Not Active and a Transaction Is Not Distressed”, which supersedes FSP FAS 157-3 This FSP provides additional guidance in determining whether a market is active or inactive and whether a transaction is distressed. It is applicable to all assets and liabilities that are measured at fair value and requires enhanced disclosures. This FSP is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The adoption of FSP FAS 157-4 did not have a material impact on ClearPoint’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which amends FAS No. 107, “Disclosures about Fair Values of Financial Instruments,” to require disclosures about fair value of financial instruments in interim, as well as, annual financial statements. It also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. This FSP is effective for interim reporting periods ending after June 15, 2009. Because FSP FAS 107-1 and APB 18-1 apply only to financial statement disclosure, the adoption did not have a material impact on ClearPoint’s consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FAS 115-2 and FAS 124-2”).  This FSP provides a framework to perform an other-than-temporary impairment analysis, in compliance with Generally Accepted Accounting Principles (“GAAP”), which determines whether the holder of an investment in a debt or equity security, for which changes in fair value are not regularly recognized in earnings, should recognize a loss in earnings when the investment is impaired.  Additionally, this FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements.   FAS 115-2 is effective for interim reporting periods ending after June 15, 2009.  ClearPoint adopted FAS 115-2 and FAS 124-2 during the quarter ended June 30, 2009.  The adoption did not have a material impact on ClearPoint’s condensed consolidated financial statements.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events” (“FAS 165”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  In particular, FAS 165 provides guidance on the period after the balance sheet date and the circumstances under which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.  FAS 165 also requires certain disclosures about events or transactions occurring after the balance sheet date.  FAS 165 is effective for interim and annual reporting periods ending after June 15, 2009. ClearPoint adopted the provisions of FAS 165 in the quarter ended June 30, 2009.  The adoption did not have a material impact on ClearPoint’s consolidated financial statements.

Standards Issued But Not Yet Adopted

In April 2009, the FASB issued FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FAS 141(R)-1”).  FAS 141(R)-1 requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value per SFAS No. 157, if the acquisition-date fair value can be reasonably determined. If the fair value cannot be reasonably determined, then the asset or liability should be recognized in accordance with SFAS No. 5, “Accounting for Contingencies,” and FASB Interpretation (“FIN”) No. 14, “Reasonable Estimation of the Amount of a Loss - an interpretation of FASB Statement No. 5.” FAS 141(R)-1 also requires new disclosures for the assets and liabilities within the scope of the FSP. ClearPoint is applying the guidance of FAS 141(R)-1 to business combinations completed on or after January 1, 2009. ClearPoint was not involved in any business combinations on or after January 1, 2009.

In June 2009, the FASB issued Statement No. 166, “Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS 166”), which amends the existing guidance on transfers of financial assets.   The amendments include: (1) eliminating the qualifying special-purpose entity concept, (2) a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, (3) clarifications and changes to the derecognition criteria for a transfer to be accounted for as a sale, (4) a change to the amount of recognized gain or loss on a transfer of financial assets accounted for as a sale when beneficial interests are received by the transferor, and (5) extensive new disclosures. SFAS 166 is effective for new transfers of financial assets occurring on or after January 1, 2010.  The adoption of SFAS 166 is not expected to have a material impact on ClearPoint’s consolidated financial statements; however, it could impact future transactions entered into by ClearPoint.

In June 2009, the FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), amending the consolidation guidance for variable-interest entities under FIN 46(R), “Consolidation of Variable Interest Entities   an interpretation of ARB No. 51.” The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity.  SFAS 167 is effective January 1, 2010. ClearPoint is currently evaluating the impact of this standard on its consolidated financial statements.

In June 2009, the FASB issued Statement No. 168, “The FASB Accounting Standards Codification (Codification) and the Hierarchy” of GAAP (“SFAS 168”), which replaces SFAS No. 162, “The Hierarchy of GAAP” and establishes the Codification as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants.  SFAS 168 modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  SFAS 168 is effective for interim and annual periods ending after September 15, 2009.  As SFAS 168 is not intended to change or alter existing GAAP, it will not impact ClearPoint’s condensed consolidated financial statements.  ClearPoint will adjust historical GAAP references in its third quarter 2009 Form 10-Q to reflect accounting guidance references included in the Codification.

In August 2009, the FASB issued Accounting Standards Update 2009-05, “Fair Value Measurements and Disclosures (Topic 820)—Measuring Liabilities at Fair Value” (“Update 2009-05”). Update 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value of such liability using one or more of the techniques prescribed by the update. Update 2009-05 is effective for reporting periods (including interim periods) after August 26, 2009. ClearPoint will adopt Update 2009-05 in the third quarter of 2009 and is currently evaluating the impact of the pending adoption this standard on its consolidated financial statements.

BUSINESS

Description of Business

Company Overview

ClearPoint is a workplace management solutions provider.  Prior to year 2008, ClearPoint provided various temporary staffing services as both a direct provider and as a franchisor.  During the year ended December 31, 2008, ClearPoint transitioned its business model from a temporary staffing provider through a network of branch-based offices or franchises to a provider that manages clients’ temporary staffing needs through its open Internet portal-based iLabor network.  Under the new business model, ClearPoint acts as a broker for its clients and network of temporary staffing suppliers using iLabor.

ClearPoint’s services focus on assisting clients in managing their contingent labor needs.  iLabor creates a dynamic, competitive open marketplace for suppliers of temporary labor to bid on and fulfill orders for temporary labor placed by ClearPoint’s clients.  The iLabor network provides services to clients ranging from small businesses to Fortune 500 companies.  The iLabor network specializes in the highly transactional “go to work” or “on-demand” segment of the temporary labor market.  Historically, this portion of the market has been underserved by technology solutions.  ClearPoint considers the hospitality, distribution, warehouse, manufacturing, logistics, transportation, convention services, hotel chains, retail, technology and administrative sectors among the segments best able to be served by the iLabor network.

iLabor is an on-demand e-procurement solution which eliminates the need for clients to install and maintain costly hardware and software applications.  A client can access iLabor through standard Internet connections and web browsers, which also eliminates the need for time consuming and costly systems integrations.  Regardless of size, number of locations, or number of temporary staffing companies utilized, ClearPoint’s clients receive one bill, centralized reporting, company wide metrics, and standardized quality control from one point of entry, iLabor.  The iLabor platform provides real time feedback on all posted positions and provides a centralized reporting mechanism for clients to review and monitor their spending on temporary labor.

Many of these same benefits of ClearPoint’s product offering are realized by ClearPoint’s suppliers as well.  They incur no software or implementation fees and can access the application through a standard Internet browser.  They also have the opportunity to access more clients via the portal and benefit from ClearPoint’s consolidated invoicing and payments, thereby reducing their internal overhead costs.

ClearPoint believes that its iLabor technology has allowed ClearPoint to better position itself in the human capital industry.  The iLabor network is a technology-based procurement method that provides a low cost and easy alternative for ClearPoint’s clients, as well as traditional staffing companies in the industry, to procure temporary labor through a ClearPoint-approved staffing supplier network that has national coverage.  It is the strength of ClearPoint’s base of temporary labor suppliers that enables ClearPoint to effectively and efficiently meet the stringent demands of iLabor clients, often within very tight time constraints.  The iLabor platform is a fully scalable product offering that can accommodate significant growth in transaction volumes for ClearPoint without significant increases to ClearPoint’s existing cost structure.

ClearPoint’s VMS system provides human resource outsourcing, customized managed services programs, and workforce optimization embedded within the clients’ internal technology infrastructure.  ClearPoint’s VMS system is a management software program that encompasses every facet of the coordinating, ordering, planning and tracking of all contract/temporary personnel, including contract employees from various staffing companies.

Business Strategy

Temporary staffing and outsourcing have become an integral way for companies to increase scale and focus on core competencies while controlling employment costs and mitigating certain employment-related risks.  The temporary staffing industry provides flexible, efficient and cost-effective staffing solutions to help companies meet a variety of human resource needs.  Companies rely on staffing providers to meet personnel needs during periods of peak workloads caused by factors such as seasonality, special projects, vacation, illness, emergency and rapidly changing economic conditions.  In addition, companies realize cost savings from using flexible staffing services by outsourcing the process and expense of advertising, screening, interviewing, testing and training job candidates to outsourced staffing providers.

ClearPoint believes that iLabor is a tool for companies that take advantage of the temporary labor workforce.  iLabor is a virtual marketplace for such companies to e-procure temporary labor from a national network of ClearPoint-approved suppliers that compete for each position.  The strength of ClearPoint’s supplier base ensures that posted positions are filled on a timely basis, and iLabor provides clients with the ability to monitor their total spends on temporary labor with real-time feedback.  ClearPoint has made it simple and inexpensive for its clients to access a pool of temporary labor by avoiding time consuming systems integrations and costly hardware and software application purchases and installations.

ClearPoint intends to grow its supplier network and facilitate the market acceptance of the iLabor network.  ClearPoint is expanding its supplier network to increase its coverage through both recruitment of new suppliers and by the addition of new clients who have existing relationships for sourcing contingent labor and would like to use them through the portal.  In addition, ClearPoint designs and implements performance based solutions for its iLabor clients and provides value-added consulting services tailored to the client’s business.

ClearPoint also intends to continue to offer VMS whereby ClearPoint provides dedicated onsite personnel to coordinate the contingent labor resources working in conjunction with ClearPoint’s clients to determine their needs and requirements relating to the sourcing and management of the labor.

Technology and Services

ClearPoint is a technology based service provider in the procurement of temporary labor.  ClearPoint provides the following services:

Management of Temporary Workforce

iLabor.  ClearPoint’s iLabor network is a proprietary technology-based platform which provides clients a comprehensive web-based portal to streamline the process involved in procurement and management of contingent workforces through a network of ClearPoint-approved staffing suppliers.  The iLabor platform provides a virtual marketplace for the e-procurement of temporary labor and provides clients with one contract and one contact point to order temporary staff on a national scale, without the requirement to implement costly systems integration.

VMS.  ClearPoint’s VMS program provides a system for human resource outsourcing, customized managed services programs, and workforce optimization embedded within the clients’ internal technology infrastructure.  ClearPoint’s human resource outsourcing service becomes an extension of its client’s human resource department as a sole source provider of staffing services for both contract and direct positions.  ClearPoint will also design and implement performance based solutions for its clients and provide value-added consulting services tailored to the client’s business.  ClearPoint’s VMS system is a management program that encompasses every facet of coordinating, ordering, planning and tracking of all contract/temporary personnel from various staffing companies and utilizes ClearPoint’s personnel onsite with its clients to help them optimize their workforce and reduce expenses.

Business Services

ClearPoint, through its approved partners, provides business process outsourcing, support services and benefits solutions and administration for clients.  ClearPoint designs its business services and outsourcing programs to be client-specific business service solutions tailored to meet the needs of the particular client, which are easier and more cost effective for the client than building the necessary in-house recruiting and credentialing infrastructure.  The goal of each outsourced program is to improve the client’s process and outcomes for the particular division that will be operated by ClearPoint.  ClearPoint’s outsourcing offering can also include managing other functions for the client, such as payroll administration, training and retention programs, risk management and call centers.

Project-Based Staff Augmentation

Primarily from ClearPoint’s approved supplier network, ClearPoint provides full service project solutions, executive search and temporary and permanent placement, contract recruiting services and short- and long-term hourly-based assignments for clients in both commercial services and professional services.  ClearPoint’s Project-Based Staff Augmentation for commercial services specializes in the light industrial, transportation, logistics and distribution industry.

Clients, Suppliers and other Contractual Parties

ClearPoint’s clients range in size from small businesses to Fortune 500 companies located throughout the United States.  ClearPoint’s clients operate primarily in the transportation, logistics, engineering, scientific, aerospace, allied health, information technology, manufacturing, distribution, call center, financial, hospitality, food service, retail, data processing, legal and administration industries.  With the introduction of iLabor, ClearPoint’s client base now includes other providers of temporary labor which use iLabor to fill open positions they are not able to fill themselves due to resource constraints or limitations in geographic coverage, providing them with incremental revenues and earnings.

Historically, ClearPoint has sought to maintain a diverse client base in an effort to reduce the impact of client turnover.  ClearPoint has traditionally had a larger concentration in the transportation and retail industries, but has recently expanded in the hospitality sector as well.  No single client accounted for more than 10% of ClearPoint’s revenues for the year ended December 31, 2008 and six months ended June 30, 2009.

ClearPoint currently works with one client utilizing its VMS system which accounted for 1% and 5.3% of ClearPoint’s revenues for the year ended December 31, 2008 and six months ended June 30, 2009, respectively.  ClearPoint maintains onsite personnel managing the client’s contingent labor needs sourcing, assessing, and screening candidates for temporary positions within the company.

ClearPoint’s supplier network ranges from small one-location offices to firms with hundreds of office locations across the United States. Suppliers are afforded many of the same benefits of using iLabor available to ClearPoint’s clients and can access the system through a standard Internet connection without any cost for software or implementation.  They also receive consolidated billing and check processing and have the potential to service more clients in their geographic region with reduced overhead expenses.

In connection with its prior business model, ClearPoint entered into agreements with StaffChex and Select pursuant to which ClearPoint receives royalty payments.  Royalty payments received from Select and StaffChex for the six months ended June 30, 2009 constituted 89.4% of ClearPoint’s total revenues for such period.  For additional information regarding agreements with Select and StaffChex, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Transactions Related to Transition from Temporary Staffing Business Model to iLabor Network Model” included elsewhere in this prospectus.

Sales and Marketing

ClearPoint sells its technology services through both direct and indirect channels.  A direct approach is used to target specific large accounts within the light industrial market segment and is augmented by indirect channel partners with specific temporary labor expertise.  ClearPoint uses a solutions sales approach whereby ClearPoint’s products and services are presented to improve processes, increase efficiency, provide reporting tools and reduce expenses within an organization.  This is typically done through lead qualification and follow up presentations to involved constituents of a prospective client.

Research and Development

ClearPoint focuses its research and development efforts primarily on the development of software upgrades to the iLabor system.  ClearPoint’s research and development expenditures totaled $237,000 for the six months ended June 30, 2009 and $446,000, $1,472,000 and $683,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

Regulation

ClearPoint’s services are subject to various federal, state and local regulations.  In addition, ClearPoint’s services may be subject to various state and local taxing regulations.  Some or all of ClearPoint’s services are subject to federal and state consumer protection laws and regulations prohibiting unfair and deceptive trade practices.

ClearPoint also is subject to regulations applicable to businesses conducting online commerce.  Presently, there are relatively few laws specifically directed toward online services.  However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted with respect to the Internet or online services.  These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of services, taxation, advertising, intellectual property rights and information security.

Intellectual Property

ClearPoint’s intellectual property assets take various forms, including know-how and related trade secrets, trademarks, trade names and copyrights, and related licensing.  In terms of trademarks and brand equity, ClearPoint currently maintains three pending applications for federal registration with the U.S. Patent & Trademark Office, namely, applications to protect variations on the “iLabor” and “ClearPoint iLabor” brand of web-based software and services, as well as five issued registrations covering “ClearPoint iLabor”, ClearPoint’s slogan, “We Get To The Point”, and two other marks.  ClearPoint is actively prosecuting the above-mentioned pending applications in the effort to secure registration.  With respect to copyrights, while ClearPoint has not secured U.S. Copyright Office registration, it is preparing one or more applications for registration, and it intends to vigorously protect and enforce its proprietary rights in the original programming embodied in the iLabor software suite.  In connection with its proprietary know-how and trade secrets, ClearPoint implements safeguards to limit access to sensitive information and to secure employee cooperation in protecting company assets.  The technology which ClearPoint deploys through its iLabor network will be its core product offering as it moves forward.  As a result, continuous enhancements and evaluation of safeguards of intellectual property constitute an important part of ClearPoint’s business strategy.

Competition

ClearPoint competes with e-procurement technology providers in the temporary staffing industry such as IQNavigator and Fieldglass, Inc., which focus on higher-end services and on-site vendor management, as well as other traditional temporary staffing firms offering similar services on a national, regional or local basis.  The staffing business is very competitive and highly fragmented, with limited barriers to entry into the market, and no company has a dominant market share in the United States.  ClearPoint is not aware of any competitors that compete directly with its iLabor platform in the light industrial market segment.

In the temporary staffing industry, historically, ClearPoint’s strongest competitors, for both iLabor and VMS, included national staffing companies that have close existing relationships with clients, greater financial resources and larger marketing presence, as well as specialty providers in certain verticals.  In addition, such organizations could also discount their services to a point which would make it difficult for ClearPoint to compete effectively and maintain or gain a market share.  iLabor differentiates itself from the traditional temporary staffing providers and e-procurement vendors by leveraging a network of staffing suppliers branching throughout the United States and focusing on the underserved light industrial market segment.  With the introduction of iLabor, ClearPoint operates as a clearing house for clients’ temporary staffing requirements, where many of the national staffing companies have now signed on to the iLabor network, thereby becoming the fulfillment arm of ClearPoint’s iLabor ordering system.  Small, local providers are also signing on to the iLabor network.  ClearPoint’s future success will depend on the adoption rate of the iLabor procurement system by corporate buyers of temporary staffing as well as by larger staffing companies looking to generate incremental revenues and earnings.

Seasonality

ClearPoint experiences fluctuation in revenue and operating results based on a number of factors, including the personnel demands of its clients.  Historically, ClearPoint has experienced a rise in demand from its transportation and retail clients in the fourth quarter due to the increase in the shipment of products for the holiday season.  The first quarter has been traditionally the slowest quarter from a revenue perspective due to national holidays and client planning cycles.  Inclement weather can cause a slowdown in ClearPoint’s business due to business shutdowns by its clients.

Employees

As of September 14, 2009, ClearPoint employed 13 full-time staff employees.

Business Combinations and Transactions Related to iLabor Network Model

ClearPoint was incorporated in Delaware on July 21, 2004.  CPR, ClearPoint’s wholly-owned subsidiary (f/k/a Mercer Staffing, Inc. and ClearPoint Business Resources, Inc.), was formed in Delaware on January 1, 2005, as a holding company of its wholly owned subsidiaries consisting of, among others, MVI and Allied Contract Services, LLC.  On February 12, 2007, CPR consummated the merger with Terra Nova.  As a result of the merger, CPR stockholders were issued an aggregate of 6,051,549 shares of Terra Nova common stock.  Upon the closing of the merger, Terra Nova changed its name to ClearPoint Business Resources, Inc.

On February 23, 2007, ClearPoint acquired certain assets and liabilities of ALS.  The purchase price of $24.4 million consisted of cash of $19 million, the ALS note in the amount of $2.5 million, shares of common stock with a value of $2.5 million (439,367 shares) and the assumption of approximately $400,000 of current liabilities.  The principal and interest balance of the ALS note at June 30, 2009 was approximately $2,269,000 and was not repaid due to the TSIL litigation.  For additional information regarding the TSIL litigation, see “—Legal Proceedings.”  For additional information regarding the transaction with ALS, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—ALS.”

On August 14, 2006, ClearPoint acquired 100% of the common stock of StaffBridge for $233,000 in cash and the StaffBridge note in the amount of $450,000.  The StaffBridge note was amended to extend the maturity date to December 31, 2009.  The principal balance of the StaffBridge note payable at June 30, 2009 was $177,517 and ClearPoint was in arrears on interest payments due in the amount of $2,366. On September 15, 2009, the StaffBridge note was amended to defer payments on the outstanding balance under the StaffBridge note until February 15, 2010.  For additional information regarding the StaffBridge note, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—StaffBridge.”

For information related to transactions implementing ClearPoint’s new business model, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Transactions Related to Transition from Temporary Staffing Business Model to iLabor Network Model.”

Description of Property

The headquarters of ClearPoint are located at 1600 Manor Drive, Suite 110, Chalfont, PA 18914.  ClearPoint leases approximately 5,500 square feet and pays a monthly fee of $12,000, with its lease expiring on May 31, 2010.

Legal Proceedings

Temporary Services Insurance Ltd.

On September 21, 2007, TSIL, which claims to be a captive reinsurance company offering workers’ compensation insurance to its shareholders through an insurance program, initiated the TSIL litigation in the U.S. District Court in Florida against ALS, Advantage Services Group, LLC, certain officers and shareholders of ALS and Advantage Services Group, LLC, as well as certain other third party companies, collectively referred to as the ALS defendants, alleging that it was owed at least $2,161,172 in unpaid insurance assessments, as well as other requested damages, from the ALS defendants.  Kevin O’Donnell, a former officer of the ALS companies and a named defendant in the TSIL litigation, controls KOR, a former franchisee of ClearPoint.

ClearPoint is also named as a defendant because it acquired certain assets from ALS and its wholly owned subsidiaries, including Advantage Services Group II, LLC, referred to as ASG II, in February 2007, for which it paid a portion of the purchase price at closing to the ALS defendants, through ALS.  It is alleged that this transfer rendered ASG II, one of the named insureds on the TSIL policy, insolvent and unable to pay the insurance assessments and damages owed to TSIL.  TSIL requests in its complaint that its damages be satisfied from the assets transferred to ClearPoint.  Agreements related to the acquisition of certain assets and liabilities of ALS in February 2007 contain provisions under which ClearPoint may seek indemnification from ALS in connection with the foregoing.  ClearPoint intends to pursue all appropriate claims for such indemnification and cannot estimate the potential liability, if any.

On January 11, 2008, ClearPoint filed its answer denying all claims in the TSIL litigation and also filed a crossclaim against ALS making claims for contractual and common law indemnity.  ALS filed its answer to ClearPoint’s crossclaim, denying all claims, and filed a counterclaim asking for a declaratory judgment that it does not have to indemnify ClearPoint and asserting a breach of contract claim based on an alleged failure to pay ALS certain amounts due under the ALS note arising out of the acquisition of certain assets and liabilities of ALS in February 2007.  The court in the TSIL litigation entered an order dated February 22, 2008, referred to as the TSIL order, requiring ClearPoint not to make any payments to ALS pursuant to the purchase agreement without first seeking leave of court.

On or about June 20, 2008, in connection with ALS’ agreement to subordinate the ALS note to ComVest and M&T, the ALS parties and ClearPoint agreed, among other things, as follows:

•
That the ALS parties acknowledge their obligation to indemnify ClearPoint in connection with the TSIL litigation, subject to certain sections of the purchase agreement governing ClearPoint’s acquisition the assets and liabilities of ALS, referred to as the ALS purchase agreement;

•	That the ALS parties shall be responsible for ClearPoint’s attorney’s fees incurred in the TSIL litigation from June 20, 2008, not to exceed $300,000;

•
That the ALS parties and ClearPoint shall take all appropriate actions to dismiss all of their respective claims against one another in the TSIL litigation, and that following such dismissal, ClearPoint shall cooperate as reasonably requested by the ALS parties in connection with the TSIL litigation including consenting in connection with a request to lift the TSIL order, or otherwise permit payment to the ALS parties in accordance with the terms of the ALS purchase agreement and ALS note; and

•
In addition, ClearPoint agreed not to assert its right to set off from the ALS note any other amounts in connection with the TSIL litigation until such time (if at all) as a final judgment is entered against ClearPoint in the TSIL litigation, or the amount of TSIL’s claims against ClearPoint are liquidated by settlement or otherwise.

ALS did not elect to provide a defense to ClearPoint, and ClearPoint remains represented by its own counsel.  On November 21, 2008, a joint stipulation for voluntary dismissal was filed with the court pursuant to which ClearPoint and ALS jointly dismissed such claims with prejudice.  On December 8, 2008, the court entered an order dismissing all claims between ClearPoint and ALS with prejudice.  The discovery in the litigation has concluded.  Both TSIL and ClearPoint have filed Motions for Summary Judgment as to the claims asserted by TSIL against ClearPoint.  ClearPoint filed its motion on June 24, 2009 and TSIL filed its motion on August 14, 2009.  These motions will be ruled upon prior to trial, which is presently scheduled for November 2009.

Select Staffing

On July 29, 2008, Select and Real Time, doing business as Select Staffing, initiated the Select litigation in the Superior Court of California (Santa Barbara County), against ClearPoint and, on August 1, 2008, Select filed an amended complaint.  In the amended complaint, Select alleged that ClearPoint had entered into an agreement with Select whereby Select would supply services and personnel for temporary employment through ClearPoint to its clients.  Select claimed that ClearPoint owed it $1,033,210 for services performed.  Select sought, in addition to the monies claimed, interest, attorneys’ fees and punitive damages of $1,000,000 as well as court costs and other just and proper relief.

On August 22, 2008, CPR, Real Time and Select entered into the Select settlement agreement pursuant to which each party released the others from all prior, existing and future claims including, without limitation, the parties’ claims with respect to the Select litigation, the Select license agreement and the Select subcontract.  Pursuant to the Select settlement agreement, the parties also agreed (i) that CPR would retain $900,000 paid to it under the Select license agreement; (ii) to allocate between them amounts paid or payable with respect to certain client accounts; (iii) to execute an amendment to the Select subcontract; and (iv) that Select would file the required documents to dismiss the Select litigation with prejudice.  In addition, the parties agreed not to commence any future action arising from the claims released under the Select settlement agreement and to terminate the Select license agreement effective August 22, 2008.  On August 28, 2008, this lawsuit was dismissed with prejudice.

On September 1, 2009, Select filed a new complaint in the Superior Court of California (Santa Barbara County) against ClearPoint alleging that ClearPoint failed to pay Select approximately $107,000 pursuant to the Select subcontract since August 2009 and that ClearPoint failed to perform certain obligations under the Select subcontract.  Select seeks, in addition to the monies claimed, interest, attorney’s fees and court costs and other just and proper relief.  ClearPoint is in the process of reviewing the complaint and must respond to the complaint by October 14, 2009.

For additional information regarding the Select license agreement and the Select subcontract, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Transactions Related to Transition from Temporary Staffing Business Model to iLabor Network Model.”

XL Specialty Insurance Company

On November 10, 2008, XL Specialty Insurance Company, referred to as XL, filed a complaint in the Supreme Court of the State of New York (New York County), and, on December 9, 2008, XL filed an amended complaint, referred to as the XL complaint, alleging that, among other things, XL issued workers’ compensation insurance policies to ClearPoint Advantage, LLC, a wholly owned subsidiary of CPR and referred to as CP Advantage, during 2007 and CP Advantage failed to make certain payments with regard to claims made against CP Advantage under the policies and maintain collateral required by the insurance policy documents.  XL seeks to recover from ClearPoint, as a guarantor of CP Advantage’s obligations under the insurance policies, $745,548, in the aggregate, in connection with certain claims against and pursuant to the collateral obligations of, CP Advantage.  XL, in addition to damages, seeks pre-judgment interest, attorneys’ fees, costs and expenses and such other relief deemed proper by the court.  ClearPoint filed its answer in this matter on February 17, 2009 and contends that a third party is liable for the payments under the insurance policies pursuant to an agreement governing the sale of HRO.  This litigation is currently moving into the discovery phase.

AICCO, Inc.

On November 18, 2008, AICCO, Inc., referred to as AICCO, filed a complaint the Court of Common Pleas of Bucks County, Pennsylvania against ClearPoint alleging that AICCO agreed to finance premiums of certain insurance policies procured by ClearPoint pursuant to a certain premium finance agreement among AICCO and ClearPoint.  AICCO claims that ClearPoint breached the terms of such agreement by failing to make certain installment payments and seeks damages of approximately $167,000, together with interest and attorney’s fees and costs.  On December 23, 2008, ClearPoint filed an answer in this matter and joined two additional defendants on January 23, 2009.  The joined defendants filed their answer to ClearPoint’s complaint on March 27, 2009.  The additional defendants’ answer included a counter-claim for indemnification from ClearPoint.  ClearPoint replied to the additional defendants’ counterclaim on April 27, 2009 denying any liability.  ClearPoint contends that the joined defendants are liable for the installment payments pursuant to an agreement governing the sale of HRO.  ClearPoint alleged breach of contract against the joined defendants and seeks contribution and indemnification from such parties in this matter.

On June 2, 2009, AICCO filed a motion for summary judgment against ClearPoint and on July 2, 2009, ClearPoint filed its opposition to such motion, and filed a cross-motion for summary judgment against the additional defendants.  On July 29, 2009, the additional defendants filed their opposition to ClearPoint’s cross-motion, and filed a motion for summary judgment against ClearPoint.  On July 31, 2009, AICCO replied to ClearPoint’s opposition to AICCO’s motion for summary judgment.  On August 27, 2009, ClearPoint filed its opposition to the additional defendants’ motion for summary judgment.  Discovery in this matter is ongoing.

Michael W. O’Donnell

In May 2009, Michael W. O’Donnell filed a claim in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida seeking an unspecified amount of unpaid wages and reasonable attorney’s fees related to the termination of his employment with ClearPoint.  On August 21, 2008, Mr. O’Donnell was notified that his employment was being terminated for cause, as defined in the Employment Agreement dated February 23, 2007 and the Amended Letter Agreement dated June 17, 2008 between ClearPoint and the ALS parties, which include Mr. O’Donnell.  ClearPoint has answered Mr. O’Donnell’s claims and disputed his allegations.  Furthermore, on August 7, 2009, ClearPoint also filed a counter-claim against Mr. O’Donnell for breach of contract arising out of his failure to honor the terms of the Employment Agreement and the Amended Letter Agreement.

National Union Fire Insurance

On May 11, 2009, National Union Fire Insurance made a Demand for Arbitration on ClearPoint asserting a claim for approximately $4,158,000 for amounts owed for premiums, adjustments, expenses and fees associated with a Workers Compensation Policy previously held by ClearPoint and sold as part of the sale of MVI to TradeShow.  ClearPoint complied with the demand and named an arbitrator for the proceeding.  The date of the arbitration has not yet been scheduled.

Blue Lake Rancheria

On July 14, 2009, Blue Lake filed against ClearPoint a Complaint in the Superior Court of Humboldt County, California seeking payment of $490,000 under the Blue Lake note, plus accrued interest and attorneys’ fees.  The lawsuit also names Michael D. Traina, ClearPoint’s Chairman of the board of directors and Chief Executive Officer, and Christopher Ferguson, ClearPoint’s majority stockholder, as defendants.  Messrs. Traina and Ferguson served as guarantors of the payment of the Blue Lake note.  ClearPoint asserts that the release of the shares from escrow satisfies the obligation due to Blue Lake and filed a motion to dismiss the Complaint on September 14, 2009, contending that the Complaint failed to state a claim for relief and is improperly vague.

Allegiant Professional Business Services Inc.

In a demand letter dated July 28, 2009, Allegiant Professional Business Services Inc., referred to as Allegiant, made a claim for damages and breach of contract related to the sale of MVI to TradeShow.  Allegiant is seeking repayment of $91,604 for nonpayment of taxes.  ClearPoint is in the process of responding to the claim.

General

Although ClearPoint accrued for certain of the liability exposures for these matters on its balance sheet, an adverse decision in these matters may result in a material adverse effect on its liquidity, capital resources and results of operations.  In addition, to the extent that ClearPoint’s management has been required to participate in or otherwise devote substantial amounts of time to the defense of these matters, such activities would result in the diversion of management resources from business operations and the implementation of ClearPoint’s business strategy, which may negatively impact ClearPoint’s financial position and results of operations.

The principal risks that ClearPoint insures against are general liability, automobile liability, property damage, alternative staffing errors and omissions, fiduciary liability and fidelity losses.  If a potential loss arising from these lawsuits, claims and actions is probable, reasonably estimable, and is not an insured risk, ClearPoint records the estimated liability based on circumstances and assumptions existing at the time.  Whereas management believes the recorded liabilities are adequate, there are inherent limitations in the estimation process whereby future actual losses may exceed projected losses, which could materially adversely affect the financial condition of ClearPoint.

Generally, ClearPoint is engaged in various other litigation matters from time to time in the normal course of business.  Management does not believe that the ultimate outcome of such matters, either individually or in the aggregate, will have a material adverse impact on the financial condition or results of operations of ClearPoint.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of September 14, 2009:

Name	Age	Position	Class	Director Since	Term as Director Expires
Michael D. Traina	39	Chairman of the Board and Chief Executive Officer	A	2007	2008(4)
Vahan Kololian	56	Lead Director	A	2004	2008(4)
Brendan Calder(1)	62	Director	C	2004	2010
Dennis Cook	51	Director	A	2008	2008(4)
Parker Drew(2)(3)	41	Director	B	2007	2009
Harry Glasspiegel(1)(2)(3)	59	Director	C	2007	2010
Michael Perrucci(1)(2)(3)	56	Director	B	2007	2009
John G. Phillips	49	Chief Financial Officer, Secretary and Treasurer	—	—	—
________________________
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
(4)
The terms expired in 2008 for Messrs. Traina, Kololian and Cook.  No stockholder meeting was held in 2008 to reelect directors with expiring terms or elect new directors.  Until the next stockholder meeting is held and their respective successors are elected and qualified, Messrs. Traina, Kololian and Cook will continue serving as directors.

The following information about the business experience of our directors and executive officers is based, in part, upon information supplied by such persons.  Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Michael D. Traina has served as our Chairman of the board of directors and the Chief Executive Officer since February 2007 and as the Chairman of the board of directors and the Chief Executive Officer of CPR since its founding in October 2001.  Previously, from January 1999 to October 2000, Mr. Traina was Chief Executive Officer for Correctional Healthcare Solutions, Inc., a portfolio company of The Lomax Companies involved in the privatization of health care in correctional facilities.  From 1997 to May 2001, Mr. Traina was President and Chief Executive Officer of Foster America, Inc., a portfolio company of The Lomax Companies that provided privately managed foster care services.  Mr. Traina was the Director of New Business Development for The Lomax Companies from 1996 to October 2000, where he was responsible for evaluating venture capital investment opportunities, raising capital for transactions, and advising the Lomax portfolio companies in the areas of marketing and finance.  Prior to joining the Lomax team, Mr. Traina ran VICEN, Inc., a privately held direct marketing firm, from 1995 to 1996 and worked for Salomon Brothers as a corporate bond trader from 1994 to 1995.  Mr. Traina holds a B.A. from Brown University and an M.B.A. from the Darden School at the University of Virginia.

Vahan Kololian has served as our lead director since February 2007.  Previously, Mr. Kololian was ClearPoint’s (Terra Nova’s) Chairman of the board of directors and Chief Executive Officer from its inception in July 2004 until February 2007.  Mr. Kololian has been the Chairman of the board of directors of Precinda Corporation, a private industrial holding company based in Toronto, since its formation in March 2000.  He is founder and Managing Partner of TerraNova Partners, a private investment partnership and an affiliate of Precinda Corporation and TNMC, since September 2004 and President of TNMC since September 2004.  TerraNova Partners and TNMC are affiliates of ClearPoint.  Mr. Kololian is a director of Manicouagan Minerals Inc., Consolidated Puma Minerals Corp. (Chairman), Western Goldfields Inc. and Midlake Oil & Gas Limited.  Mr. Kololian is also Co-Founder and Chairman of The Mosaic Institute, a Canadian not for profit entity working in the area of cross-border conflict resolution.  Mr. Kololian holds a B.A. from the University of Western Ontario and an LL.B. from the University of Ottawa.

Brendan Calder has served as a member of our board of directors since inception in July 2004.  Since April 2001, Mr. Calder has been an adjunct professor of strategic management at the Rotman School of Management of the University of Toronto.  From January 1996 until March 2000, Mr. Calder was the Chairman of the board of directors, President and Chief Executive Officer of CIBC Mortgages in Toronto, Ontario and was president and a director of Firstline Trust Company from April 1988 to January 1996, both mortgage banking companies.  Mr. Calder is a director of FirstService Corporation, EllisDon Construction, Coventree Capital, Inc. and The Toronto International Film Festival Group.  Mr. Calder holds a Bachelor of Mathematics degree from the University of Waterloo and attended the Advanced Management Program at Harvard University.

Dennis Cook has served as a member of our board since December 2008.  Mr. Cook served as an advisor to the board since 2007.  In such capacity, Mr. Cook provided ad hoc recommendations regarding general business strategy to the board upon request.  Mr. Cook served as the President and Chief Executive Officer of WES Health System, a managed behavioral health provider, since 1996 and as President and Chief Executive Officer of The Cameron Company, LLC, a professional services firm that provides financial marketing and management consulting services, since 2000.

Parker Drew has served as a member of our board of directors since February 2007.  Mr. Drew was a Managing Director at JP Morgan Chase from April 2005 until December 2006, and was the Global Head of Trading for Natural Gas and Crude Oil.  Prior to joining JP Morgan Chase, Mr. Drew was a Managing Partner at Drew Advisors, an energy focused hedge fund, where he was also a founder, from June 2004 to April 2005.  From 1996 to June 2004, Mr. Drew was an Executive Director of Commodity Trading at Morgan Stanley, where he managed a large, predominantly proprietary derivatives portfolio.  From 1994 to 1996, Mr. Drew was an Assistant Vice President of Natural Gas at Merrill Lynch, where he facilitated customer flow and managed a proprietary portfolio.  From 1991 to 1994, Mr. Drew held various positions at Cooper Neff and Associates, Kevis Bender Investment Group, and Mabon Securities.  Mr. Drew received a Finance M.B.A. from NYU Stern School of Business and an A.B. Economics and History degree from Brown University.

Harry Glasspiegel has served as a member of our board of directors since February 2007.  Mr. Glasspiegel has been Chairman of Glasspiegel Ventures, LLC, which advises and invests in various outsourcing businesses since May 1999.  Prior to founding the firm in 1999, Mr. Glasspiegel was Chief Executive Officer of a venture and advisory unit of CNA, a commercial and property and casualty insurer from 1997 to 1999.  He previously served as a partner in the law firm of Pillsbury Winthrop Shaw Pittman, from April 2005 through June 2006, and as an associate and partner in its predecessor firm, Shaw Pittman Potts & Trowbridge, from 1979 to 1997, where he co-founded the firm’s global sourcing advisory practice.  Since 2000, Mr. Glasspiegel has also been active in the funding, startup and oversight of CRAIG/is, Ltd., a business processing outsourcing services firm serving the insurance industry, headquartered in Jacksonville, Florida.  From 1991-2008, Mr. Glasspiegel served as a Founding Advisor to the Sourcing Interests Group (SIG), an international outsourcing organization. Mr. Glasspiegel holds a B.A. from Wesleyan University and a J.D. from Wisconsin Law School.

Michael Perrucci has served as a member of our board of directors since February 2007.  Mr. Perrucci is currently a Partner of Florio Perrucci Steinhardt & Fader, LLC, a law firm which he founded in April 2004.  Previously Mr. Perrucci was a Partner at the law firm Fischbein-Badillo-Wagner-Harding, from 1999 to April 2004.  From 1995 to 1999, Mr. Perrucci was a founder and Partner with the law firm of Florio & Perrucci.  From 1990 to 1995, Mr. Perrucci was a Partner at the law offices of Mudge, Rose, Guthrie, Alexander & Ferdon. From 1979 to 1990, Mr. Perrucci had his own private law firm.  From 1978 to 1979, Mr. Perrucci was a law clerk.  Mr. Perrucci is both director and founder of Peron Construction Co., Inc. and a director at both Team Capital Bank and Phoenix Container Corp.  Mr. Perrucci holds a B.A. from Moravian College and a J.D. from Seton Hall Law School.

John G. Phillips has served as our Chief Financial Officer since May 2008.  From July 2007 to May 2008, Mr. Phillips was the Chief Financial Officer of MSL Sports & Entertainment, LLC, a sports media company.  From December 2004 through December 2006, Mr. Phillips was the Chief Financial Officer of Zoologic, Inc., a software company, and was the Chief Financial Officer of Direct Data Corporation, a hardware and software company, from January 2002 through August 2004.  From October 2000 until December 2001, Mr. Phillips served as the Chief Financial Officer of eSchoolMall Corporation, a company with a similar business model to our Company, that developed and supplied e-procurement proprietary software specifically targeted toward the K-12 education market.  Mr. Phillips holds a B.S. in Accounting from Saint Joseph’s University.

Independence of Directors

We are not a “listed issuer” within the meaning of the SEC rules and regulations.  We use the definition of independence of Nasdaq to determine whether our directors are independent.  After review of all relevant transactions or relationships between each director, or any of his family members, and our company, senior management and independent auditors, our board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Drew, Calder, Glasspiegel and Perrucci.  In making this determination, our board found that none of these directors had a material or other disqualifying relationship with our company.

Committees of the Board of Directors

Our board of directors established an audit committee, a compensation committee and a nominating committee.

Audit Committee.  Messrs. Calder, Glasspiegel and Perrucci, each an independent director under Nasdaq listing standards, are members of our audit committee.  Mr. Calder is the chairman of the audit committee.  The purpose of the audit committee is to assist our board of directors in monitoring (i) the integrity of our annual, quarterly and other financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of our internal audit function and independent auditor, and (iv) our compliance with legal and regulatory requirements.  The audit committee also reviews and approves all related-party transactions.  The audit committee also prepares the report required by the SEC rules to be included in our annual proxy statement.  Our board of directors has determined that Brendan Calder qualifies as an “audit committee financial expert” as such term is defined in the SEC regulations.

Compensation Committee.  Messrs. Drew, Glasspiegel and Perrucci, each an independent director under Nasdaq listing standards, are members of our compensation committee.  Mr. Drew is the chairman of the compensation committee.  The purpose of the compensation committee is to review and approve compensation paid to our officers and directors and to administer our 2006 plan, including authority to make and modify awards under such plan.

Nominating Committee.  Messrs. Drew, Glasspiegel and Perrucci, each an independent director under Nasdaq listing standards, are members of our nominating committee.  Mr. Drew is chairman of the nominating committee.  The nominating committee is responsible for overseeing the appropriate size, functioning and needs of our board of directors including, but not limited to, recruitment and retention of high quality board members and committee composition and structure.  The nominating committee will identify, evaluate and recommend candidates to become members of the board of directors with the goal of creating a balance of knowledge and experience.  Candidates will be reviewed in the context of current composition of the board, our operating requirements and the long-term interests of our stockholders.  In conducting its assessment, the nominating committee considers and evaluates each director-candidate based upon its assessment of the criteria contained in its board of director candidate guidelines.

Executive Compensation

Summary Compensation Table for 2008 and 2007

The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer and our other most highly compensated executive officers, referred to as named executive officers, for all services rendered in all capacities to us and our subsidiaries during 2007 and 2008:

Name and Principal Position	Year	Salary ($)		Option Awards ($) (1)	All Other Compensation ($) (2)		Total ($)
Michael D. Traina, Chief Executive Officer	2008	300,000		9,372	28,079		337,451
(principal executive officer)	2007	286,152	(3)	41,430	27,609		355,191
John G. Phillips, Chief Financial Officer,
Treasurer and Secretary(4)	2008	101,923		4,729	6,010		112,662
Christopher Ferguson,(5) Former President and	2008	57,692		(41,430)	328,281		344,543
Secretary	2007	279,229	(3)	41,430	26,752		347,411
Kurt A. Braun,(6) Former Chief Financial Officer	2008	77,895		(69,050)	90,020		98,865
and Treasurer	2007	158,524	(3)	69,050 (7)	148,760	(7)	376,334
____________________________

(1)
The amount reflected in this column is the compensation cost recognized by us during the year ended December 31, 2007 or 2008, as applicable, under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment, as modified or supplemented, referred to as SFAS 123(R), for grants made in the applicable year and prior years, if any, and does not reflect cash compensation received by the executive.  In addition, the amounts shown disregard the estimate of forfeitures related to service-based vesting conditions.  A discussion of the assumptions used in calculating these values may be found in Note 12 of the Notes to the Consolidated Financial Statements for the year ended December 31, 2008 included elsewhere in this prospectus.

On March 29, 2007, we granted an option to each of Messrs. Traina and Ferguson to purchase 30,000 shares of our common stock, immediately exercisable, at an exercise price of $6.10 per share with an expiration date of March 29, 2010.  On March 29, 2007, we granted an option to Mr. Braun to purchase 140,000 shares of our common stock, immediately exercisable, at an exercise price of $6.10 per share.  Mr. Ferguson’s option to purchase 30,000 shares of our common stock expired in connection with his resignation.  A portion of Mr. Braun’s option to purchase 140,000 shares of our common stock expired in connection with his resignation.  Mr. Braun’s Nonqualified Stock Option Agreement dated March 30, 2007 was amended to permit Mr. Braun to exercise an option to purchase 90,000 of 140,000 shares of common stock until March 30, 2010.  On August 20, 2008, we granted options to Mr. Traina and Mr. Phillips to purchase 100,000 and 50,000 shares of our common stock, respectively, at an exercise price of $0.30.  The options vest in three equal annual installments beginning on August 20, 2009 and expire on August 20, 2018.

(2)
In 2007 and 2008, respectively, we paid the following amounts for Mr. Traina: $6,498 and $8,622 (auto allowance); $17,352 and $12,020 (health insurance premiums); $2,641 and $0 (life insurance premiums); and $1,118 and $0 (disability insurance premiums).  In the year ended December 31, 2008, we also paid for certain personal travel and entertainment expenses of Mr. Traina of $7,437.

In 2008, we paid the following amounts for Mr. Phillips: $6,010 (health insurance premiums).

In 2007 and 2008, respectively, we paid the following amounts for Mr. Ferguson: $8,282 and $1,860 (auto allowance); $17,352 and $12,020 (health insurance premiums); $1,118 and $0 (disability insurance premiums); and $0 and $57,692 (consulting agreement).  In the year ended December 31, 2008, we accrued $256,709 related to consulting fees and benefits pursuant to Mr. Ferguson’s consulting agreement.

In 2007 and 2008, respectively, we paid the following amounts for Mr. Braun: $6,000 and $3,000 (auto allowance); $17,352 and $12,020 (health insurance premiums); $1,118 and $0 (disability insurance premiums); and $0 and $75,000 (severance pay).

(3)	This amount represents the named executive officer’s salary prior to and after the merger with Terra Nova.

(4)	Mr. Phillips began serving as our Chief Financial Officer and Treasurer on May 28, 2008 and was appointed Secretary on November 17, 2008.

(5)	Mr. Ferguson resigned effective February 28, 2008.

(6)	Mr. Braun resigned effective June 20, 2008.

(7)
90,000 of Mr. Braun’s 140,000 option shares were granted in lieu of the $124,290 payment due to him in connection with the merger.  Compensation cost recognized by us during 2007 under SFAS 123(R) in connection with an option to purchase 90,000 shares of our common stock granted to Mr. Braun in lieu of the $124,290 payment was excluded from the “Option Awards” column and the $124,290 payment was included in the “All Other Compensation” column.

Outstanding Equity Awards at Fiscal Year-End for 2008

The following table includes certain information with respect to the unexercised options awarded to our named executive officers under the 2006 plan.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael D. Traina	30,000	(1)	—		6.10	3/29/2010
Michael D. Traina	—		100,000	(2)	0.30	8/20/2018
John G. Phillips	—		50,000	(2)	0.30	8/20/2018
Christopher Ferguson(3)	—		—		N/A	N/A
Kurt A. Braun	90,000	(1) (4)	—		6.10	3/29/2010
____________________________

(1)	All options were immediately exercisable upon grant on March 29, 2007.

(2)	The options vest in three equal annual installments beginning August 20, 2009.

(3)	Mr. Ferguson’s option to purchase 30,000 shares of common stock expired in connection with his resignation.

(4)
In connection with his resignation, Mr. Braun’s Nonqualified Stock Option Agreement, dated March 30, 2007, was amended to permit Mr. Braun to exercise an option to purchase 90,000 of 140,000 shares of common stock until March 30, 2010.  The balance of such option expired on June 20, 2008 in accordance with the 2006 plan.  See “—Agreements with Executive Officers—Kurt A. Braun.”

Agreements with Executive Officers

Michael D. Traina and Christopher Ferguson.  In connection with the merger with Terra Nova, Michael D. Traina and Christopher Ferguson, each referred to as executive, entered into employment agreements with us on February 12, 2007.  Pursuant to the employment agreements, Michael D. Traina serves as our Chief Executive Officer and Christopher Ferguson served as our President until his resignation on February 28, 2008, as discussed below.  The terms of the employment agreements are substantially similar and the following summary of certain material terms of the employment agreement is applicable to both Messrs. Traina and Ferguson.

The employment agreement is for a three-year term, subject to earlier termination in certain circumstances, and is automatically extended for one year unless the executive or we elect to terminate the automatic extension upon written notice to the other of at least six months.  The employment agreement provides for an initial annual base salary of $300,000, which is periodically reviewed by our board of directors.  The executive is entitled to a bonus as determined by our board of directors and our compensation committee.  The agreement also provides that the executive is entitled to participate in any benefit plan of ClearPoint available to executive officers.  In addition, we reimburse the executive for ordinary, necessary and reasonable expenses incurred in the course of our business including: cellular phone expenses; lease of an automobile (up to $1,000 per month) and all related expenses; and supplemental health, life or disability related expenses.  We also provide the executive with health insurance that covers the executive and his immediate family, term life insurance and long-term disability insurance.

In the event of termination of employment upon the death of an executive, the executive’s heirs, personal representatives or estate are entitled to any unpaid portion of salary and benefits up to the date of termination and any approved but unpaid bonus for the year in which termination occurs.  In the event the executive becomes disabled, the executive is entitled to receive all compensation and benefits due to him reduced dollar-for-dollar by amounts received under a disability insurance policy or plan provided by us.  If the executive becomes fully disabled, as defined in the employment agreement, we have the right to terminate the executive’s employment by a vote of at least 60% of our board of directors, excluding the executive.  In such event, the executive is entitled to any earned but unpaid portion of salary and benefits up to the date of termination and any approved but unpaid bonus for the then current year.

We may terminate the executive’s employment with or without cause, as defined in the employment agreement, upon a vote of at least 60% of our board of directors, excluding the executive.  In the event of termination by us for cause, the executive is entitled to any earned but unpaid portion of salary and benefits up to the date of termination.  In addition, the executive may terminate his employment for good reason, which is defined generally as a change in office location resulting in increased commute by 60 miles or more; an assignment of duties or limitation of power not contemplated by the employment agreement; any removal or failure to re-elect the executive; or a reduction in compensation or fringe benefits. In the event of the termination of the executive’s employment by us without cause or by the executive for good reason, the executive is entitled to receive: (i) the executive’s then current base salary for the greater of the period of time remaining under the term of the agreement or two years and (ii) any approved but unpaid bonus, if any, with respect to the then current year.

The employment agreement also contains a general non-competition and non-solicitation covenant which applies to the executive during the employment term and for two years after the date of termination of the executive’s employment agreement.  The provision prohibits the executive from competing with, soliciting employees from or interfering with our business relationships.  The non-competition provision also prohibits the executive from engaging in any business competing with us.

On February 28, 2008, Christopher Ferguson, the director, President and Secretary of ClearPoint and CPR, resigned effective February 28, 2008.  In connection with Mr. Ferguson’s resignation, we entered into the Ferguson separation agreement, pursuant to which, except for the parties’ continuing obligations under Mr. Ferguson’s employment agreement with us, the employment agreement is of no further force and effect.  Under the Ferguson separation agreement, Mr. Ferguson agreed not to stand for re-election as our director, and, for as long as Mr. Ferguson beneficially owns at least 5% of our outstanding shares of common stock, Mr. Ferguson will be entitled to be an observer at each meeting of our board of directors.

Pursuant to the Ferguson separation agreement, we entered into a consulting agreement with Mr. Ferguson pursuant to which he will be paid $25,000 per month for twelve months.  In return, Mr. Ferguson agreed to assist us with any matters relating to the performance of his former duties and will work with us to effectively transition his current responsibilities.

Kurt A. Braun.  CPR entered into an employment agreement with Kurt A. Braun dated April 18, 2005.  Pursuant to the employment agreement, Mr. Braun served as CPR’s Chief Financial Officer until his resignation on June 20, 2008, as discussed below.  The employment agreement also provided for an initial annual base salary of $125,000, which was subsequently increased to $150,000.  In addition, Mr. Braun could receive an initial discretionary bonus of up to $30,000 per year based on CPR’s achievement of certain EBITDA targets.  Mr. Braun was eligible to participate in our health and dental benefits programs, and we contributed 100% of the cost of such coverage for his family.  Mr. Braun was entitled to a monthly car allowance of $400, which was increased to $500.

In addition, Mr. Braun was entitled to receive certain payments upon an initial public offering of at least a portion of our stock, a partial sale of ClearPoint or a sale of substantially all of our assets.  Upon the occurrence of such events, Mr. Braun was entitled to a payment of up to $100,000 provided he remained employed with us for a period of at least three months.  The consummation of the merger entitled Mr. Braun to receive such payments in accordance with his employment agreement.

The employment agreement provided that Mr. Braun was terminable at will.  Pursuant to Mr. Braun’s employment agreement, upon termination by us for any reason other than for cause, as defined in the employment agreement, Mr. Braun was entitled to a severance payment in the amount of $65,000, paid over a six month period.  If Mr. Braun’s employment were terminated by us for cause, Mr. Braun would not be entitled to any severance payment.

The employment agreement also contained restrictive covenants relating to confidentiality, non-competition and non-solicitation.  The confidentiality provisions protect our confidential information and work product.  In addition, Mr. Braun may not compete with, solicit employees from or interfere with our business relationships.  The non-competition provision prohibits him from engaging in any business competing with our business within twenty-five (25) miles of any ClearPoint office for a period of one year following termination of his employment agreement.

On June 20, 2008, Mr. Braun resigned effective June 20, 2008.  In connection with Mr. Braun’s resignation as our Chief Financial Officer, we entered into the Braun separation agreement.  Pursuant to the Braun separation agreement, we agreed to pay Mr. Braun salary continuation over 26 weeks and continue to pay all existing insurance premiums for Mr. Braun and his immediate family through the 26 week period.  In addition, Mr. Braun’s Nonqualified Stock Option Agreement, dated March 30, 2007, was amended to permit Mr. Braun to exercise certain stock options granted to him until March 30, 2010.  The balance of his stock options expired on June 20, 2008 in accordance with our 2006 plan.

We acknowledged in the Braun separation agreement Mr. Braun’s right to have a temporary staffing company offer Mr. Braun’s services as a temporary financial consultant to other third-party companies within 25 miles of our office, and that such arrangement would not constitute a violation of Mr. Braun’s continuing obligations to us under his employment agreement, so long as such third-party companies do not compete with us and Mr. Braun’s work does not otherwise violate his continuing obligations under his employment agreement.

John G. Phillips.  On June 20, 2008, we entered into the Phillips employment agreement pursuant to which he became our Chief Financial Officer.  Pursuant to the Phillips employment agreement, Mr. Phillips’ current base salary is $175,000 per year, which may be increased in accordance with our normal compensation review practices.  On November 7, 2008, the Company’s board of directors increased Mr. Phillips’ base salary to $195,000 effective November 10, 2008.  Mr. Phillips is also entitled to participate in any benefit plan currently available to our executive officers to the extent he is eligible under the provisions thereof, and is entitled to receive health, dental and life insurance for himself and his immediate family.  Mr. Phillips is entitled to receive short- and long-term disability insurance, and is entitled to three weeks of paid time off per year.  Mr. Phillips may be entitled to discretionary bonuses as determined by our Chief Executive Officer or the board of directors.

Under the Phillips employment agreement, Mr. Phillips’ employment may be terminated as follows:

(i)
Upon Mr. Phillips’ death, provided that Mr. Phillips’ heirs, personal representatives or estate will be entitled to any unpaid portion of his salary, any approved but unpaid bonus payments, and continued benefits for a period of three months.

(ii)
By us upon Mr. Phillips’ illness, physical or mental disability or other incapacity which renders him unable to perform the duties required of his position or under the Phillips employment agreement for a period of 30 consecutive calendar days or 90 calendar days within any twelve month period, provided that Mr. Phillips will be entitled to any unpaid portion of his salary and any approved but unpaid bonus payments.

(iii)
By us for cause, provided that Mr. Phillips will be entitled to all earned but unpaid salary.  “Cause” is defined in the Phillips employment agreement as: (a) breach of the Phillips employment agreement or the non-disclosure and assignment of inventions agreement between Mr. Phillips and us, dated June 20, 2008; (b) conviction of a felony or any crime involving fraud, theft, moral turpitude, larceny or embezzlement; (c) an act of dishonesty, fraud, larceny, embezzlement or theft, whether by commission or omission, in connection with Mr. Phillips’ duties or in the course of Mr. Phillips’ employment with us; (d) unethical or unprofessional acts that are harmful to us or materially and adversely affect Mr. Phillips’ responsibilities to us; (e) controlled substance abuse, alcoholism or drug addiction which interferes with Mr. Phillips’ responsibilities to us or reflects negatively on our integrity or reputation; (f) gross insubordination; or (g) failure to perform duties and responsibilities which has remained uncured for ten days after written notice of such failure was provided to Mr. Phillips.

(iv)
By us without cause, provided that Mr. Phillips will be entitled to any earned but unpaid portion of his salary, six months of salary continuation, any approved but unpaid bonus, and six months of continuation of benefits.  As a condition precedent to receipt of any severance payments upon termination without cause, Mr. Phillips is required to execute a separation and general release agreement with us.

(v)
By Mr. Phillips upon his resignation, provided that Mr. Phillips will be entitled only to any earned but unpaid salary upon such resignation, and Mr. Phillips must provide us 60 days written notice before resigning, which notice may be waived by us.  During the 60 day notice period, we will continue to provide Mr. Phillips his salary and existing benefits.

The Phillips employment agreement also contains noncompetition and nonsolicitation covenants pursuant to which Mr. Phillips may not take away any person or entity that has within the past year been a customer, prospective customer, agent or vendor of our company, or interfere with our relationship with any customer, prospective customer, agent or vendor of our company.  Mr. Phillips is further restricted from soliciting the employment of any employee, consultant or independent contractor of our company, and may not participate in the ownership, management or control of any business related to temporary staffing and workforce management.

2006 Long-Term Incentive Plan

Background.  The 2006 plan reserves 2,750,000 shares of common stock for issuance in accordance with its terms.  The purpose of the 2006 plan is to enable us to offer our employees, officers, directors and consultants whose past, present and/or potential contributions to ClearPoint have been, are or will be important to our success, an opportunity to acquire a proprietary interest in us.  The various types of incentive awards that may be provided under the 2006 plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business.

Administration.  The 2006 plan may be administered by our board or our compensation committee, or any other committee designated by our board for this purpose.  Subject to the provisions of the 2006 plan, the board or committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to, the awards.

Stock Subject to the 2006 plan.  At no time shall the aggregate number of shares of common stock subject to awards granted and outstanding under the 2006 plan exceed 10% of the number of shares of common stock then outstanding; and provided further, that no reduction in the number of shares of common stock outstanding shall cause a reduction in the number of shares of common stock subject to awards then granted and outstanding under the 2006 plan.  Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2006 plan.  If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, then in our board’s or our committee’s discretion, the number of shares available under the 2006 plan may be increased by the lesser of the number of such surrendered shares and shares used to pay taxes and the number of shares purchased under the stock option.

Under the 2006 plan, on a change in the number of shares of common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, our board or committee may determine whether the change requires equitably adjusting the terms of the award or the aggregate number of shares reserved for issuance under the 2006 plan.

Types of Awards:  Options.  The 2006 plan provides both for “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, referred to as the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the 2006 plan.  Our board or committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock.  However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of our stock may not be less than 110% of the fair market value on the date of grant.  The number of shares covered by incentive stock options that may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

An incentive stock option may only be granted within a ten-year period from the date of the consummation of merger and may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of our stock.  Subject to any limitations or conditions the board or committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to us specifying the number of shares of common stock to be purchased.  The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in our securities or in combination of the two.

Generally, stock options granted under the 2006 plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable during the holder’s lifetime, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative.  However, a holder, with the approval of the board or committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the 2006 plan may be exercised by the holder unless he or she is employed by us or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted.  However, in the event the holder’s employment is terminated due to disability, the holder may still exercise his or her vested stock options for a period of twelve months or such other greater or lesser period as the board or committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.  Similarly, should a holder die while employed by us or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of twelve months from the date of his or her death, or such other greater or lesser period as the board or committee may determine or until the expiration of the stated term of the stock option, whichever period is shorter.  If the holder’s employment is terminated due to normal retirement, the holder may still exercise his or her vested stock options for a period of one year from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.  If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by us without cause, then the portion of any stock option that has vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the board or committee may determine but not beyond the balance of the stock option’s term.

Stock Reload Options.  Under the 2006 plan, we may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes.  A stock reload option permits a holder who exercises a stock option by delivering stock owned by the holder for a minimum of six months to receive a new stock option at the current market price for the same number of shares delivered to exercise the option.  The board or committee determines the terms, conditions, restrictions and limitations of the stock reload options.  The exercise price of stock reload options shall be the fair market value as of the date of exercise of the underlying option.  Unless otherwise determined, a stock reload option may be exercised commencing one year after it is granted and expires on the expiration date of the underlying option.

Stock Appreciation Rights.  Under the 2006 plan, we may grant stock appreciation rights to participants who have been, or are being, granted stock options under the 2006 plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash.  In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options.  In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options.  A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation right.  The granting of a stock appreciation right will not affect the number of shares of common stock available for awards under the 2006 plan.  The number of shares available for awards under the 2006 plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock.  Under the 2006 plan, we may award shares of restricted stock either alone or in addition to other awards granted under the 2006 plan.  The board or committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price if any to be paid for the restricted stock by the person receiving the stock from us, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Restricted stock awarded under the 2006 plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of, other than to us, during the applicable restriction period.  In order to enforce these restrictions, the 2006 plan requires that all shares of restricted stock awarded to the holder remain in our physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled.  Other than regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute, we will retain custody of all distributions made or declared with respect to the restricted stock during the restriction period.  A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained distributions.  Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as we may designate, pay or distribute on the restricted stock and the right to vote the shares.

Deferred Stock.  Under the 2006 plan, we may award shares of deferred stock either alone or in addition to other awards granted under the 2006 plan.  The board or committee determines the eligible persons to whom, and the time or times at which, deferred stock will be awarded, the number of shares of deferred stock to be awarded to any person, the duration of the period during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of deferred stock awards.

Deferred stock awards granted under the 2006 plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to us during the applicable deferral period.  The holder shall not have any rights of a stockholder until the expiration of the applicable deferral period and the issuance and delivery of the certificates representing the common stock.  The holder may request to defer the receipt of a deferred stock award for an additional specified period or until a specified event.  This request must generally be made at least one year prior to the expiration of the deferral period for the deferred stock award.

Other Stock-Based Awards.  Under the 2006 plan, we may grant other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the 2006 plan.  These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of our subsidiaries.  These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2006 plan or any of our other plans.

Accelerated Vesting and Exercisability.  Unless otherwise provided in the grant of an award, if any “person,” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, is or becomes the “beneficial owner,” as referred in Rule 13d-3 under the Exchange Act, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding voting securities in one or more transactions, and our board of directors does not authorize or approve the acquisition, then the vesting periods with respect to options and awards granted and outstanding under the 2006 plan will be accelerated and will immediately vest, and each participant of an option and award will have the immediate right to purchase and receive all shares of common stock subject to the option and award in accordance with the terms set forth in the 2006 plan and in the corresponding award agreements.

Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2006 plan.  No acceleration may occur with respect to any award if such acceleration would cause the 2006 plan or any award to fail to comply with Code Section 409A.

Repurchases.  Unless otherwise provided in the grant of an award, the compensation committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our then outstanding securities in one or more transactions, including by way of merger or reorganization, which has been approved by our board of directors, require a holder of any award granted under the 2006 plan to relinquish the award to us upon payment by us to the holder of cash in an amount equal to the fair market value of the award.

Award Limitation.  No participant may be granted awards for more than 500,000 shares in any calendar year.

Competition; Solicitation of Customers and Employees; Disclosure of Confidential Information.  If a holder’s employment with us or a subsidiary of ours is terminated for any reason whatsoever, and within twelve months after the date of termination, the holder either:

•	accepts employment with any competitor of, or otherwise engages in competition with, us,

•	solicits any of our customers or employees to do business with or render services to the holder or any business with which the holder becomes affiliated or to which the holder renders services, or

•	uses or discloses to anyone outside our company any of our confidential information or material in violation of our policies or any agreement between us and the holder,

Our board or the committee may require the holder to return to us the economic value of any award that was realized or obtained by the holder at any time during the period beginning on the date that is twelve months prior to the date the holder’s employment with us is terminated.

Term and Amendments.  Unless terminated by the board, the 2006 plan shall continue to remain effective until no further awards may be granted and all awards granted under the 2006 plan are no longer outstanding.  Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the date of the consummation of the merger.  Our board may at any time, and from time to time, amend the 2006 plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the 2006 plan without the holder’s consent.

Director Compensation for 2008

The following table sets forth certain information with respect to the compensation of our non-employee directors during 2008.  For information regarding the compensation of Mr. Traina, our Chief Executive Officer, and Mr. Ferguson, our former President and Secretary, see the “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Brendan Calder	$15,000	$1,424	$16,424
Dennis Cook(2)	$—	$—	$—
Parker Drew	$15,000	$1,424	$16,424
Harry Glasspiegel	$15,000	$1,107	$16,107
Vahan Kololian	$15,000	$1,424	$16,424
Michael Perrucci	$15,000	$1,107	$16,107
____________________________

(1)
The amount reflected in this column is the compensation cost recognized by us during the year ended December 31, 2008 under SFAS 123(R) for grants made in the applicable year and prior years, if any, and does not reflect cash compensation received by the director.  A discussion of the assumptions used in calculating these values may be found in Note 12 to the Consolidated Financial Statements for the year ended December 31, 2008 included elsewhere in this prospectus.  However, the amounts shown disregard the estimate of forfeitures related to service-based vesting conditions.  As of December 31, 2008, each of Messrs. Glasspiegel and Perrucci held options to purchase 65,000 shares of our common stock; each of Messrs. Calder, Drew and Kololian held options to purchase 75,000 shares of our common stock; and Mr. Cook held an option to purchase 20,000 shares of our common stock.

(2)	No compensation was paid to Mr. Cook as a director during 2008 because he was elected as our director effective December 31, 2008.

Following the consummation of the merger with Terra Nova, each of our directors has been compensated $15,000 per year, payable quarterly.  In the year ended December 31, 2008, we granted an option to each of Messrs. Glasspiegel and Perrucci to purchase 35,000 shares of our common stock; and to each of Messrs. Calder, Drew and Kololian to purchase 45,000 shares of our common stock.  All of such options vest in three equal annual installments beginning August 20, 2009 with an expiration date of August 20, 2018 and have an exercise price of $0.30 per share.  In the year December 31, 2007, we granted an option to Mr. Cook to purchase 20,000 shares of our common stock; and to each of Messrs. Calder, Drew, Glasspiegel, Perrucci and Kololian to purchase 30,000 shares of our common stock, immediately exercisable, at an exercise price of $6.10 per share.  These options expire on March 29, 2010.

See “Certain Relationships and Related Party Transactions” for a description of our transactions involving TNMC, an affiliate of Mr. Kololian, WES Health System and The Cameron Company, LLC, affiliates of Mr. Cook.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 14, 2009 by:

•	each of our named executive officers and directors;

•	all our current executive officers and directors as a group; and

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

The information about the beneficial owners contained in the table below is based on information supplied by such persons or SEC filings.  Beneficial ownership of shares of common stock is determined in accordance with the rules of the SEC and includes voting or investment power with respect to common stock.  Shares of common stock issuable upon the exercise of securities currently exercisable or exercisable within 60 days of September 14, 2009 are deemed outstanding for computing the share ownership and percentage ownership of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.

Except as otherwise indicated, to our knowledge, the beneficial owners of common stock listed below have sole investment and voting power with respect to such shares.

As of September 14, 2009, 14,251,964 shares of our common stock were outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Michael D. Traina	3,323,906	(2)	23.2%
Vahan Kololian	2,347,566	(3)	16.4%
Brendan Calder	143,500	(4)	1.0%
Dennis Cook	50,528	(5)	*
Parker Drew	135,516	(6)	*
Harry Glasspiegel	41,667	(7)	*
Michael Perrucci	51,667	(8)	*
John G. Phillips	16,667	(9)	*
Kurt A. Braun	90,000	(10)	*
Christopher Ferguson	2,361,313	(11)	16.6%
All current directors and executive officers as a group (8 persons)	6,110,747	(12)	41.9%
TerraNova Partners L.P.	2,282,566	(13)	16.0%
ComVest Capital, LLC
ComVest Capital Management LLC
Robert Priddy
Michael S. Falk	2,210,825	(14)	13.4%
Jack Silver
Sherleigh Assocs Inc. Profit Sharing Plan	986,310	(15)	6.9%
ALS, LLC	789,637	(16)	5.5%

*	Denotes less than 1%.

(1)	Unless otherwise noted, the business address of each of the following beneficial owners is c/o ClearPoint Business Resources, Inc., 1600 Manor Drive, Suite 110, Chalfont, PA 18914.

(2)	Represents: (i) 3,260,573 shares of common stock held by Mr. Traina and (ii) 63,333 shares of common stock issuable upon exercise of options.

(3)
Represents: (i) 2,282,566 shares of common stock held by TerraNova Partners and 20,000 shares of common stock held by The Kololian Foundation (Mr. Kololian beneficially owns 100% of the limited partnership interest of TerraNova Partners; he also controls 100% of the voting interest in the general partner and 55% of the non-voting equity interest in the general partner of TerraNova Partners. Mr. Kololian is President and Director of The Kololian Foundation.) and (ii) 45,000 shares of common stock issuable upon exercise of options.

(4)
Represents (i) 90,000 shares of common stock held by Mr. Calder; (ii) 8,500 shares of common stock held by the Calbren Trust, a trust established for the benefit of Mr. Calder; and (iii) 45,000 shares of common stock issuable upon exercise of options.

(5)
Represents 30,528 shares of common stock held by The Cameron Company, LLC and 20,000 shares of common stock issuable upon the exercise of an option.  Mr. Cook owns 100% of the limited liability company interest of The Cameron Company, LLC.

(6)
Represents (i) 60,516 shares of common stock held by Mr. Drew’s spouse; (ii) 30,000 shares of common stock issuable upon the exercise of warrants held by Mr. Drew’s spouse; and (iii) 45,000 shares of common stock issuable upon exercise of options.

(7)	Represents 41,667 shares of common stock issuable upon exercise of options.

(8)	Represents 10,000 shares of common stock held by Mr. Perrucci and 41,667 shares of common stock issuable upon exercise of options.

(9)	Represents 16,667 shares of common stock issuable upon exercise of an option.

(10)
Represents 90,000 shares of common stock issuable upon exercise of an option. Mr. Braun resigned as our Chief Financial Officer on June 20, 2008. Options to purchase 50,000 shares expired in connection with his resignation.

(11)
Represents 2,361,313 shares of common stock held by Optos, an entity controlled by Mr. Ferguson. Excludes securities held by Fergco Bros. LLC, of which Mr. Ferguson holds a 25% ownership interest, because Mr. Ferguson does not have voting or investment power over such securities.

(12)	Includes 318,334 shares of common stock issuable upon exercise of options and 30,000 shares of common stock issuable upon exercise of warrants.

(13)
Mr. Kololian beneficially owns 100% of the limited partnership interest of TerraNova Partners; he also controls 100% of the voting interest in the general partner and 55% of the non-voting equity interest in the general partner of TerraNova Partners.

(14)
Represents 2,210,825 shares of common stock issuable upon the exercise of the amended ComVest warrant.  ComVest is a private investment company.  The managing member of ComVest is ComVest Capital Management, LLC, referred to as Management.  Michael Falk and Robert Priddy are the Managing Members of Management.  Management, as managing member of ComVest, may be deemed to indirectly beneficially own such securities.  Messrs. Falk and Priddy, by virtue of their status as Co-Managing Members of Management, may be deemed to have indirect beneficial ownership of the securities owned by ComVest.  However, Messrs. Falk and Priddy disclaim any beneficial ownership of such securities.  The address of the principal business office of such persons is 525 Okeechobee Boulevard, Suite 1050, West Palm Beach, Florida 33401.

(15)
Based, in part, on a Schedule 13G/A filed with the SEC on December 16, 2008 for Jack Silver, Sherleigh Associates Inc. Profit Sharing Plan and Sherleigh Associates Inc. Defined Benefit Pension Plan and a Form 4 filed with the SEC on December 15, 2008 for Jack Silver. Represents 986,310 shares of common stock held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee, and excludes shares of common stock which were issuable upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan. Such warrants expired.  The filings indicate that Mr. Silver has the sole voting and dispositive power with respect to all 986,310 shares of common stock beneficially owned by him. The address of the principal business office of Jack Silver is SIAR Capital LLC, 660 Madison Avenue, New York, NY 10021.

(16)
Represents (i) 439,637 shares of common stock issued in connection with our purchase of certain assets and liabilities from ALS and (ii) 350,000 shares of common stock issuable in connection with an amendment to a note issued by us to ALS.

Pursuant to the amended ComVest warrant, upon the occurrence and during the continuation of an event of default (other than certain specified events of default) under the amended ComVest loan agreement, the amended ComVest warrant is exercisable for a number of shares of our common stock that constitutes an aggregate of 51% of our fully diluted common stock at the time of exercise, in which case ComVest would take control of us.  See “Risk Factors—Issuance of shares of our common stock upon the exercise of our options and warrants may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and could potentially reduce the market value of our common stock” and “Description of Capital Stock—ComVest Warrant” included elsewhere in this prospectus

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Notes Issued to Related Parties

Optos and Richard and Margaret Traina

On March 1, 2005, we issued a 12% Amended and Restated Subordinated Note in the original principal amount of $300,000 due 2008 and a 9% Amended and Restated Subordinated Note in the original principal amount of $250,000 due 2008 to Optos, a Pennsylvania limited liability company wholly-owned by Christopher Ferguson, our principal stockholder and the former President, Secretary and director of ClearPoint and CPR.  On July 20, 2007, we repaid the $300,000 note and $250,000 note due to Optos.

On March 1, 2005, we issued a 12% Subordinated Note in the original principal amount of $100,000 due 2008 to Richard Traina and Margaret Traina, the parents of Michael D. Traina, our Chairman of the board of directors, Chief Executive Officer and principal stockholder.  On September 18, 2007, we repaid the $100,000 note due to Richard Traina and Margaret Traina.

Alyson Drew and Fergco

On March 1, 2005, we issued a 12% Amended and Restated Subordinated Note in the original principal amount of $100,000 due 2008 to Alyson Drew, referred to as the Drew note, the spouse of our director Parker Drew.

On March 1, 2005, we issued a 12% Amended and Restated Note in the original principal amount of $300,000 due March 31, 2008 to Fergco, referred to as the Fergco note, a New Jersey limited liability company of which Christopher Ferguson owns a 25% ownership interest and his brothers own the remaining 75% interest.

On March 31, 2008, we amended the Drew note and the Fergco note by extending the maturity date from March 31, 2008 until March 31, 2009.  In consideration of agreeing to amend the Drew note and the Fergco note, we issued a warrant to each of Alyson Drew and Fergco giving them the right to purchase 15,000 shares and 45,000 shares of our common stock, respectively, at an exercise price per share equal to $1.55.  The warrants are immediately exercisable during the period commencing on March 31, 2008 and ending on March 31, 2010.  On June 20, 2008, we exercised our right to extend the maturity date of the Drew note and the Fergco note to March 31, 2010.  In connection with such extension, each of Alyson Drew and Fergco received an additional warrant to purchase 15,000 shares and 45,000 shares of our common stock, respectively, at an exercise price of $1.55 per share.  The additional warrants are immediately exercisable during the period commending on June 20, 2008 and ending on March 31, 2011.  In September 2009, CPR amended and restated the Drew note and the Fergco note, pursuant to which payments on the notes shall be deferred and paid in monthly installments beginning March 31, 2010.  For additional information regarding the Drew note and the Fergco note, as amended, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources— Promissory Notes Issued to Blue Lake and Sub Noteholders.”

The proceeds of these notes issued to Optos, Alyson Drew, Fergco and Richard Traina and Margaret Traina were used to fund acquisitions.  Pursuant to the terms of these notes, we made interest only payments until the repayment of the notes, as applicable.  During 2007, we made interest payments of $32,250, $15,000, $45,000 and $14,000 to Optos, Alyson Drew, Fergco and Richard Traina and Margaret Traina, respectively.  During 2008, we made interest payments of $15,000, and $45,000 to Alyson Drew and Fergco, respectively.  Through September 14, 2009, we made interest payments of $4,000 and 12,000 to Alyson Drew and Fergco, respectively.  As of September 14, 2009, $100,000 and $300,000 in principal amount and $4,500 and $13,500 in past due interest were outstanding under the notes issued to Alyson Drew and Fergco, respectively.

Michael Traina and Christopher Ferguson

CPR issued promissory notes, dated February 22, 2008, in the aggregate principal amount of $800,000, to each of Michael D. Traina and Christopher Ferguson in consideration for loans of $800,000 made to CPR.  The terms of the promissory notes issued to Messrs. Traina and Ferguson were identical.  The principal amount of each promissory note was $400,000, it bore interest at the rate of 6% per annum, which was to be paid quarterly, and it was due on February 22, 2009.  On February 28, 2008, CPW, a wholly owned subsidiary of CPR, advanced $800,000, on behalf of Optos, to the provider of its outsourced employee leasing program.  The advanced funds were utilized for Optos’s payroll.  In consideration of making the advance on its behalf, Optos assumed the foregoing promissory notes, and the underlying payment obligations.

Bridge Notes

On June 6, 2008, we issued the bridge notes to each of Michael D. Traina, Parker Drew and TerraNova Partners in the principal amount of $104,449, $50,000 and $100,000, respectively.  During the course of negotiations with ComVest, Mr. Traina agreed to loan an additional $5,000 to us.  TerraNova Partners, our principal stockholder, is 100% owned by Mr. Kololian, our lead director and principal stockholder.  Mr. Kololian also controls 100% of the voting interest in the general partner and 55% of the non-voting equity interest in the general partner of TerraNova Partners.  The bridge notes contained identical terms and were unsecured and payable on demand.  No interest accrued on the unpaid principal balance of the bridge notes until demand.  After demand, the bridge notes bore interest at an annual rate of 5%.  On June 26, 2008, we issued the amended bridge notes to each bridge lender.  The amended bridge notes contained identical terms and provided that (i) the principal amount of the amended bridge notes bore interest at a rate of 8% per annum, payable quarterly and (ii) we had the right to repay the amended bridge notes in shares of our common stock at a price equal to the closing price of our common stock on June 26, 2008.  The amended bridge notes did not contain the provision stating that the principal balance will bear interest only upon demand, as provided in the bridge note.  Mr. Drew’s amended bridge note was repaid in full and Mr. Traina was repaid $5,000 during the quarter ended June 30, 2008.  The balance of Mr. Traina’s loan was repaid in July 2008.  On August 12, 2008, our board of directors approved the payment of the amended bridge note issued to TerraNova Partners in 204,082 shares of common stock in accordance with the terms of the amended bridge note.  On March 6, 2009, such shares were issued to TerraNova Partners.

Agreements with Related Parties

Separation Agreement and Consulting Agreement with Christopher Ferguson

On February 28, 2008, Christopher Ferguson, our former director, President and Secretary resigned effective February 28, 2008.  In connection with Mr. Ferguson’s resignation, we entered into the Ferguson separation agreement.  In consideration for Mr. Ferguson’s agreement to be legally bound by the terms of the Ferguson separation agreement and his release of his claims, if any, under the Ferguson separation agreement, Mr. Ferguson was entitled to be reimbursed for any health insurance payments for Mr. Ferguson for a period equal to 52 weeks.  Pursuant to the Ferguson separation agreement, on April 18, 2008, we entered into a consulting agreement with Mr. Ferguson pursuant to which he is entitled to be paid $25,000 per month for twelve months.  As of September 14, 2009, we paid approximately $57,692 to Mr. Ferguson pursuant to the foregoing agreement.  The balance of $256,709 due to Mr. Ferguson pursuant to the consulting agreement was accrued.

Separation Agreement with Kurt Braun

On July 20, 2008, Kurt Braun, our former Chief Financial Officer, resigned effective June 20, 2008.  In connection with Mr. Braun’s resignation, we entered into the Braun separation agreement.  In consideration of Mr. Braun’s agreement to be legally bound by the terms of the Braun separation agreement, his release of his claims, if any, under the Braun separation agreement, and his agreement to provide the transitional services to us, we agreed to, among other things: (i) pay Mr. Braun $75,000, minus all payroll deductions required by law or authorized by Mr. Braun, to be paid as salary continuation over 26 weeks; (ii) continue to pay all existing insurance premiums for Mr. Braun and his immediate family through the 26 week period, and thereafter permit Mr. Braun, at his own expense, to continue to receive such coverage in accordance with COBRA regulations; (iii) pay Mr. Braun the balance of any accrued but unused vacation or paid time off hours, minus all payroll deductions required by law or authorized by Mr. Braun; and (iv) amend Mr. Braun’s Nonqualified Stock Option Agreement, dated March 30, 2007, to permit Mr. Braun to exercise the option to purchase 90,000 of the 140,000 shares underlying the option until March 30, 2010.  The balance of the shares underlying the option expired on June 20, 2008 in accordance with our 2006 plan.  During 2008, we paid Mr. Braun approximately $75,000 as severance under the Braun separation agreement.  In 2009, we were not obligated to make any payments to Mr. Braun pursuant to the foregoing agreement.

Agreements with TerraNova Management

TNMC, an affiliate of Mr. Kololian and the manager of TerraNova Partners, was retained to provide certain advisory services to us, effective upon the closing of the merger with Terra Nova, pursuant to the initial TNMC agreement between TNMC and us, dated February 12, 2007.  Mr. Kololian controls 100% of the voting interest and 55% of the non-voting equity interest of TNMC.  Pursuant to the initial TNMC agreement, TNMC provided services to us including: advice and assistance to us in our analysis and consideration of various financial and strategic alternatives, as well as assisting with transition services.  During the year ended December 31, 2007, TNMC received a fixed advisory fee of $175,000 (prorated for a partial year) for such services.  Pursuant to the terms of the initial TNMC agreement, it was terminated effective February 11, 2008, however TNMC continued to provide substantially similar services under substantially similar terms to us on a monthly basis.  No payments were accrued or paid to TNMC for January, 2008.

On June 26, 2008, we entered into the TNMC advisory services agreement with TNMC.  Pursuant to the TNMC advisory services agreement, we agreed to provide compensation to TNMC for its services since the expiration of the initial TNMC agreement and to engage TNMC to provide future advisory services.  The TNMC advisory services agreement was effective as of June 26, 2008, continues for a one year term and is automatically renewed for successive one-year terms unless terminated by either party by written notice not less than 30 days prior the expiration of the then-current term.  The TNMC advisory services agreement was automatically renewed on June 26, 2009 pursuant to its terms.  We will compensate TNMC for services rendered since expiration of the initial TNMC agreement and for advisory services similar to those performed under the initial TNMC agreement.  Monthly fees payable to TNMC under the TNMC advisory services agreement are capped at $50,000 per month.  Fees payable to TNMC may be paid 100% in shares of our common stock, at our option.  Beginning in the month of June, 2008, 75% of the fees payable to TNMC may also be paid in shares of our common stock and, with the agreement of TNMC, the remaining 25% may also be paid in shares of common stock.  Shares of our common stock made as payments under the TNMC advisory services agreement will be priced at the month-end closing price for each month of services rendered.  During the year ended December 31, 2008 and between January 1, 2009 and September 14, 2009, we incurred approximately $292,665 and $0, respectively, in fees owing to TNMC for such services.

Our board of directors approved payment of $266,000 for the services performed by TNMC pursuant to the TNMC advisory services agreement in the form of an aggregate of 479,470 shares of common stock for the months of February through August, 2008 as follows: on August 12, 2008, the board of directors approved payment for the months of February, March, April, May and June, 2008 in 417,008 shares of common stock and on November 7, 2008, the board of directors approved payment for the months of July and August, 2008 in 62,462 shares of common stock.  We paid the remaining $26,665 incurred by us for the services provided by TNMC in 2008 in cash.

Additionally, we  recorded $99,202, of which $15,380 remains outstanding , and $1,573 for reimbursement of expenses incurred by TNMC in connection with the advisory services agreement during the years ended December 31, 2008 and 2007, respectively. Between January 1, 2009 and September 14, 2009, we became obligated to pay TNMC approximately $2,000 for reimbursement of travel expenses pursuant to the TNMC advisory services agreement.

Prior to the merger, we incurred a fee from TNMC of $7,500 per month for providing Terra Nova with office space and certain general and administrative services, which amounted to $7,500 in the 2007 year.

Agreements with ALS, LLC

On February 23, 2007, we acquired certain assets and liabilities of ALS.  The purchase price of $24.4 million consisted of cash of $19 million, the ALS note, shares of our common stock with a value of $2.5 million (439,367 shares) and the assumption of approximately $400,000 of current liabilities.  ALS’s stockholders may also receive up to two additional $1 million payments in shares of our common stock based on our financial and integration performance metrics in calendar years 2007 and 2008.  No such payments have been made to date.

In connection with the financing transaction with ComVest, on June 20, 2008, we entered into the ALS agreement with ALS and its subsidiaries whereby the parties agreed, among other things, to: (i) amend the ALS note to provide for an outstanding principal amount of $2,156,000 bearing interest at a rate of 5% per annum payable in 24 equal monthly installments, payable as permitted pursuant to the subordination letter and (ii) issue 350,000 shares of our common stock to ALS.  In addition, the parties agreed that ALS may defend and indemnify us in connection with certain litigation involving the parties.

Pursuant to the ALS subordination letter sent by ALS to ComVest, M&T and us dated June 20, 2008, ALS agreed that we may not make and ALS may not receive payments on the ALS note, provided however, that (i) upon payment in full of all obligations owing to ComVest and so long as we are permitted to make such payments, we will make monthly interest payments on the outstanding principal balance of the ALS note and (ii) upon payment in full of our obligations owing to M&T, we will make 24 equal monthly installments on the ALS note, as amended pursuant to the ALS agreement described above.  As of September 14, 2009, approximately $1,638,000 was outstanding under the ALS note.  We presented the ALS note on our balance sheet net of other assets of $300,000 related to expenses for the TSIL litigation as per the ALS agreement and an advance payment of $330,000 on the ALS note.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—ALS” included elsewhere in this prospectus.  During the years ended December 31, 2008 and 2007, we paid $0 and $57,534, respectively, in interest to ALS pursuant to the ALS note.  We have accrued $102,963 in interest payable to ALS pursuant to the ALS note since the ALS note was amended on June 20, 2008.

Transactions with Dennis Cook and WES Health System

Dennis Cook, a member of our board of directors, served as an advisor to the board of directors since 2007.  In such capacity, Mr. Cook provided ad hoc recommendations regarding general business strategy to our board of directors upon request.  In connection with such services, we paid Mr. Cook approximately $12,000 and $4,000 during the years ended December 31, 2007 and 2008, respectively.  Mr. Cook serves as the President and Chief Executive Officer of WES Health System, referred to as WES.  During the year ended December 31, 2008, we leased office space from WES, for which we paid a total of $1,875.  During the years ended December 31, 2007 and 2008 and between January 1, 2009 and September 14, 2009, we provided certain temporary employees and payroll services to WES for approximately $2,861,000, $1,156,000 and $0, respectively.  In addition, on March 29, 2007, Mr. Cook was granted an option to purchase 20,000 shares of our common stock at an exercise price of $6.10.  The option vested immediately.

Merger with Terra Nova

On February 12, 2007, CPR merged with a wholly-owned subsidiary of Terra Nova whereby as a result of the merger, stockholders of CPR received an aggregate of 6,051,549 shares of Terra Nova common stock.  Of such shares, Michael D. Traina, Optos, Fergco, Brendan Calder, our director, Alyson Drew, Richard and Margaret Traina and The Cameron Company, LLC, which is controlled by Mr. Cook, our director, received 3,260,573; 2,361,313; 181,547; 90,000; 60,516; 60,516 and 30,528 shares of Terra Nova common stock, respectively.

Agreement with XRoads Solutions

On January 13, 2009, we entered into the XRoads agreement with XRoads.  Pursuant to the XRoads agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as our Interim Chief Operating Officer.  In such capacity, Mr. Delle Donne had direct responsibility over our day to day operations and reported to Michael D. Traina, our Chief Executive Officer.  The term of the XRoads agreement commenced on January 13, 2009 and continued until May 13, 2009.  Effective May 14, 2009, the XRoads agreement was amended pursuant to the XRoads amendment, and the term of the XRoads agreement was extended to run from May 14, 2009 through August 13, 2009.

We paid XRoads $50,000 per month for each of the first four months of Mr. Delle Donne’s services.  In addition, we issued XRoads a warrant to purchase up to 100,000 shares of common stock at the exercise price of $0.12 per share, exercisable through December 31, 2010 in connection with the expiration of the XRoads agreement on May 13, 2009.  In connection with the XRoads extension, we issued an additional warrant to purchase up to 75,000 shares of common stock the exercise price of $0.29 per share, exercisable through April 30, 2011.

In the event we elect to pursue a financing (either in the form of debt or equity) within one year of the date of the XRoads agreement, XRoads will serve as our non-exclusive financial advisor for such financing in accordance with the terms of the XRoads agreement.  If such financing is consummated pursuant to the terms set forth in the XRoads agreement, we agreed to pay XRoads a transaction fee based on the type and value of the transaction.  The transaction fee will be prorated accordingly in the event we retain an additional financial advisor in connection with the transaction, but such fee shall not be less than $75,000 if XRoads’ efforts result in an bona fide financing alternative for us.

The XRoads agreement provided that either we or XRoads could terminate the XRoads agreement at any time with at least 30 days prior written notice.  On July 6, 2009, we sent such 30-day termination notice to XRoads.  The XRoads agreement and Brian Delle Donne’s services as our Interim Chief Operating Officer were terminated effective August 7, 2009.  During the six months ended June 30, 2009, pursuant to the XRoads agreement, we paid XRoads a total of $290,000 and the $10,000 retainer for reimbursement of expenses.  Any amounts not paid when due pursuant to the XRoads agreement bear interest at an annual rate of 12% or the maximum rate allowed by law, whichever is less.  As of September 14, 2009, we accrued an aggregate of $39,000 pursuant to the XRoads agreement, consisting of $37,000 in fees related to services provided by XRoads, $1,000 in accrued interest and $1,000 in reimbursement of expense.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our certificate of incorporation, bylaws, warrants, registration rights agreements and the applicable provisions of the voting agreements and the GCL.  The following is intended only as a summary and is qualified in its entirety by reference to the complete text of the GCL and each of the foregoing documents, copies of which were incorporated by reference into the registration statement of which this prospectus forms a part.  We urge you to read the full text of these documents and the applicable provisions of the GCL.

Capital Stock

Pursuant to our certificate of incorporation, our authorized capital stock consists of 60,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share.  As of September 14, 2009, there were 14,251,964 shares of our common stock, including options to purchase 945,600 shares of our common stock and warrants to purchase 4,050,825 shares of our common stock outstanding, and there were no shares of preferred stock outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters submitted for action by stockholders.  The holders of our common stock do not have cumulative voting rights in the election of directors.  Except as otherwise required by applicable law, our certificate of incorporation or our bylaws, and subject to the voting rights of the holders of any outstanding shares of preferred stock, the approval of all matters brought before our stockholders, except the election of directors, requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock that are present in person or represented by proxy and are entitled to vote on such matters.  The election of directors is decided by plurality vote.  We have a classified board of directors, consisting of Class A, Class B and Class C directors, which means that only one class of directors is elected at each annual meeting of stockholders.

Dividend Rights

Subject to any preferential or other rights of holders of preferred stock then outstanding and provisions of our loan agreements as described below, our board of directors may declare dividends upon our common stock out of funds legally available for the payment of dividends pursuant to the GCL.  We may pay dividends in cash, in property, or in shares of capital stock, subject to the provisions of our certificate of incorporation.  Our stockholders are entitled to share equally, in accordance with the number of shares of common stock held by each holder, in any dividends if and when declared by our board of directors.  The M&T restructure agreement prohibits us from paying dividends so long as any of our obligations to M&T remain outstanding.  The amended ComVest loan agreement requires us to obtain ComVest’s prior written consent to the declaration or payment of dividends so long as any of our obligations to ComVest remain outstanding.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, after payment to all our creditors of the full amounts to which they are entitled and subject to any preferential or other rights of the holders of preferred stock, the holders of our common stock are entitled to share ratably, in accordance with the number of shares of our common stock owned by each holder, in any remaining assets available for distribution.  For this purpose, a consolidation or merger of our company with or into another corporation, a sale, lease, exchange or transfer by us of all or any part of our assets, or a reduction of our capital stock will not constitute a liquidation, dissolution or winding up of our affairs.

Other Matters

Holders of our common stock have no conversion, redemption, preemptive, or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock.  The shares of our common stock are not subject to further calls or assessments by us.

Preferred Stock

Our certificate of incorporation expressly authorizes our board of directors to issue up to 1,000,000 shares of “blank check” preferred stock, in one or more series, and to fix for each such series voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.  Accordingly, our board of directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock.  We may issue some or all of the preferred stock to effect a business combination.

We may increase or decrease (but not below the number of shares of preferred stock then outstanding) the number of authorized shares of preferred stock pursuant to an affirmative vote of the holders of a majority of the then outstanding shares of our capital stock entitled to vote in the election of directors, voting together as a single class, without a separate vote of the holders of preferred stock or any series of the preferred stock, unless the designation of the preferred stock requires such separate vote.

Amendment of Bylaws

Pursuant to Section 8.7 of our bylaws, our bylaws may be amended or repealed or new bylaws may be adopted by the stockholders entitled to vote on such matter at any regular or special meeting, or, if our certificate of incorporation so provides, by our board of directors.  Article SEVENTH of our certificate of incorporation expressly grants our board of directors the power, without the consent or vote of our stockholders, to make, amend or repeal our bylaws.

ComVest Warrant

General

In connection with the financing transaction with ComVest described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” we issued to ComVest the amended ComVest warrant to purchase, in the aggregate, 2,210,825 shares of our common stock for an exercise price of $0.01 per share, referred to as the ComVest warrant shares.  The amended ComVest warrant is exercisable until August 31, 2014.

Default Exercise

Upon the occurrence and during the continuation of an event of default (other than certain specified events of default, referred to as excluded defaults) under the amended ComVest loan agreement, then upon five business days’ notice to us, the amended ComVest warrant is exercisable for a number of shares of common stock that, when aggregated with all ComVest warrant shares previously acquired upon exercise of the amended ComVest warrant, constitutes 51% of our fully diluted common stock at the time of exercise, referred to as a default exercise.  The exercise price of the amended ComVest warrant for a default exercise is $0.001 per share of common stock.  The shares of our common stock issuable upon a default exercise are entitled to the benefits of the registration rights agreement described in “—Registration Rights Agreement with ComVest and M&T” only upon the occurrence and during the continuance of an event of default (other than excluded defaults).

Put Right

If at any time our common stock is not registered under the Exchange Act or we have ceased or suspended the filing of periodic reports under the Exchange Act, ComVest has the right to require us to redeem and purchase from ComVest, for a cash purchase price of $2 million, 50% of the amended ComVest warrant, or the equivalent of 50% of the ComVest warrant shares that may be, or have been, issued upon exercise of the amended ComVest warrant: (i) if we or any of our stockholders enter into a binding agreement with respect to any sale (as defined in the amended ComVest loan agreement); (ii) upon and after the occurrence and during the continuance of an event of default under the amended ComVest loan agreement; or (iii) any other event or circumstance that causes, effects, or requires any payment in full under the amended ComVest loan agreement.

Amendment of our Organizational Documents

We agreed that we will not, at any time prior to August 31, 2014 or (if sooner) the date on which the amended ComVest warrant has been fully exercised, without the holder’s prior written consent in each instance, amend or modify (or permit to be amended or modified) our organizational documents, including our certificate of incorporation and bylaws, in any manner which would, or would reasonably be expected to, (i) constitute or give rise to a default or event of default under the amended ComVest loan agreement, (ii) impair ComVest’s rights under the amended ComVest loan agreement or any of the other loan documents or (iii) impair any of the rights of the holder under the amended ComVest warrant (including, without limitation, any amendment which would require the affirmative vote, approval or consent of more than or other than a simple majority of the outstanding shares of our common stock with respect to any matter submitted or required to be submitted to our stockholders for approval).

Tag-Along Right

If there is a proposed sale of a majority of the outstanding shares of our common stock, on an as-converted basis, ComVest has the right, exercisable upon written notice to the selling stockholder(s) provided not less than ten days prior to the proposed date for consummation of the sale, to elect to participate in the transaction and sell to the proposed purchaser(s) a portion of the ComVest warrant shares equal, on a percentage basis, to the percentage of the selling stockholder(s)’common stock included in the proposed transaction.

Cashless Exercise

ComVest has the option of exercising its warrant by a cashless exercise method of payment in lieu of payment of the exercise price.  Under the cashless exercise method, ComVest may exchange its warrant, or a portion of the warrant being exercised, for a number of shares of our common stock determined according to the following formula:

number of shares of common stock for which amended ComVest warrant is being exercised	X	then current market price per share of common stock – exercise price then current market price per share of common stock

For purposes of this calculation, the then current market price per share of common stock is the average of the daily trading price of our common stock for the ten consecutive trading days immediately prior to the cashless exercise.

Anti-Dilution Adjustments

The amended ComVest warrant contains anti-dilution provisions that adjust the exercise price (but not below the par value per share of our common stock) and the number of ComVest warrant shares upon the occurrence of certain events.  The events that will trigger an adjustment of the exercise price or number of ComVest warrant shares include the following:

•
Distribution, Subdivision or Combination.  If we make a dividend or other distribution on common stock payable in shares of our common stock, subdivide or reclassify our outstanding common stock into a greater number of shares, or combine or reclassify our outstanding common stock into a smaller number of shares, we will proportionately adjust the exercise price and the number of ComVest warrant shares as of the record date for the dividend or distribution or the effective date of the subdivision, combination or reclassification.

•
Other Distributions.  If we make a distribution to our stockholders which is payable in cash, our securities other than shares of our common stock, or any other property, then upon exercise of the amended ComVest warrant and subject to other adjustments described in this subsection, the holder will receive, in addition to the ComVest warrant shares, the amount of such cash, securities or other property which the holder would have received if the holder had exercised the amended ComVest warrant on the date of such event.

•
Merger, Consolidation or Exchange.  If we enter into any merger, consolidation, arrangement or statutory share exchange with any other person or company, the holder of the amended ComVest warrant will receive upon exercise of the amended ComVest warrant, subject to other adjustments described in this subsection, the kind and amount of shares and other securities and property which the holder would have received upon such event if the holder had exercised the amended ComVest warrant immediately prior to the event.

•
Recapitalization or Reclassification.  If the ComVest warrant shares are changed into the same or a different number of our securities of any class, whether by recapitalization, reclassification or otherwise (other than by a merger, consolidation, arrangement or statutory share exchange), the holder will receive upon exercise of the amended ComVest warrant, subject to other adjustments described in this subsection, the kind and amount of securities or other property which the holder would have received if the holder had exercised the amended ComVest warrant immediately prior to the event.

•
Certain Issuances of Common Stock.  If, other than under the circumstances described above, we issue or sell any additional shares of common stock, which include options, warrants, convertible securities or other rights to purchase or acquire shares of our common stock, other than:

o
shares of common stock issued pursuant to the exercise or conversion of derivative securities outstanding on June 20, 2008, including the amended ComVest warrant, or issued pursuant to our 2006 plan, and

o
shares of common stock or derivative securities or other rights to purchase shares of our common stock up to an aggregate of 150,000 shares of common stock which we issue, in the case of derivative securities, both:

▪	with an exercise price at or above the then-current fair market value of a share of our common stock, and

▪	to our employees, officers, directors or consultants pursuant to any arrangements approved by our board of directors or compensation committee, and by our stockholders,

for a price per share that is less than the exercise price of the amended ComVest warrant then in effect, we will reduce the exercise price of the amended ComVest warrant according to the following formula:

exercise price of amended ComVest warrant	X
number of shares of common stock outstanding immediately prior to such issuance or sale
+
number of shares of common stock which the aggregate consideration received by us for the total number of issued additional shares of common stock would purchase at the exercise price of the amended ComVest warrant number of shares of common stock outstanding immediately prior to such issuance or sale + number of issued additional shares of common stock

For purposes of this adjustment, the number of shares of common stock outstanding includes the following:

•	all outstanding shares of our common stock;

•	the number of shares of common stock for which the amended ComVest warrant could be exercised on the day immediately preceding the adjustment day; and

•
the number of shares of common stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the adjustment day.

If any rights, options or convertible securities which trigger an adjustment under this paragraph expire or are otherwise terminated without being exercised, we will reduce the number of shares of common stock outstanding for purposes of the above calculation by the number of shares for which the expired or terminated rights were not exercised and we will readjust the exercise price.

Except due to readjustments to the exercise price described in the preceding sentence, we will not make any adjustments that would result in an increase in the then applicable exercise price.

M&T Warrants

General

In connection with our financing transaction with M&T described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” we issued to M&T the following warrants dated June 20, 2008: (i) a warrant to purchase 1,200,000 shares of our common stock for an exercise price of $0.01 per share, referred to as the M&T $0.01 warrant, and (ii) a warrant to purchase 300,000 shares of our common stock for an exercise price of $1.00 per share, referred to as the M&T $1.00 warrant.  We refer to both the M&T $0.01 warrant and the M&T $1.00 warrant as the M&T warrants.  M&T may pay the exercise price by reducing the cash amount of our deferred obligations under the M&T restructure agreement.  The M&T warrants are exercisable until June 20, 2012.

Cashless Exercise

M&T has the option of exercising its warrants by a cashless exercise method in lieu of paying the exercise price pursuant to the same terms as the amended ComVest warrant, described above in “—ComVest Warrant—Cashless Exercise.”

Anti-Dilution Adjustments

General

The M&T warrants contain anti-dilution provisions similar to the provisions of the amended ComVest warrant that adjust the exercise price and the number of M&T warrant shares upon the occurrence of certain events, including the adjustments described above in “—ComVest Warrant—Anti-Dilution Adjustments—Distribution, Subdivision or Combination,” “—ComVest Warrant—Anti-Dilution Adjustments—Other Distributions,” “—ComVest Warrant—Anti-Dilution Adjustments—Merger, Consolidation or Exchange,” and “—ComVest Warrant—Anti-Dilution Adjustments—Recapitalization and Reclassification.”

Additional Adjustments to M&T $1.00 Warrant

The M&T $1.00 warrant contains an anti-dilution provision triggered by certain issuances of additional shares of our common stock.  The definition of the term additional shares of common stock under the M&T $1.00 warrant is similar to the definition of the same term under the amended ComVest warrant, but in addition to the securities excluded from this definition under the amended ComVest warrant, the definition of additional shares of common stock under the M&T $1.00 warrant also excludes the following:

•	up to 900,000 shares of common stock serving as security for the Blue Lake note;

•	up to 9,496 shares of common stock issuable to StaffBridge as payment on a promissory note;

•	issuance of shares of common stock to Terra Nova pursuant to a service agreement;

•	issuance of shares of common stock to Michael D. Traina, Terra Nova and Parker Drew in connection with their respective bridge notes;

•	shares of common stock issued in connection with a business acquisition of or by us, approved by our board of directors; and

•
shares of common stock issued in connection with an equipment financing, lease line, bank financing, corporation partnering, joint venture or other similar arrangement not intended to serve as equity financing and approved by our board of directors.

If we issue or sell additional shares of common stock, other than under the circumstances described above in “—Anti-Dilution Adjustments—General,” for a price per share that is less than 80% of the then current market price, the exercise price of the M&T $1.00 warrant will be reduced to a price determined according to the following formula:

exercise price of M&T $1.00 warrant	X
number of shares of common stock outstanding immediately prior to such issuance or sale
+
number of shares of common stock which the aggregate consideration received by us for the total number of issued additional shares of common stock would purchase at the then current market price per share of our common stock number of shares of common stock outstanding immediately prior to such issuance or sale + number of issued additional shares of our common stock

See “—ComVest Warrant—Anti-Dilution Adjustments—Certain Issuances of Common Stock” for a calculation used for determining the number of shares outstanding for the purposes of the foregoing formula.

Upon each adjustment to the exercise price of the M&T $1.00 warrant described above, the number of shares of common stock issuable upon the exercise of the M&T $1.00 warrant will be adjusted according to the following formula:

exercise price of the M&T $1.00 warrant in effect immediately prior to adjustment X number of shares of common stock issuable upon exercise of the M&T $1.00 warrant immediately prior to adjustment adjusted exercise price of the M&T $1.00 warrant

Additional Adjustments to M&T $0.01 Warrant

The M&T $0.01 warrant is subject to additional anti-dilution adjustments upon the occurrence of any of the following:

•	we issue or sell any shares of our common stock or equivalent securities, including, without limitation, pursuant to mergers, consolidations and other recapitalizations and reclassifications;

•
we issue or sell any securities that are directly or indirectly convertible into, exchangable and/or exercisable for shares of our common stock, which we refer to as convertible securities, or any rights to acquire, directly or indirectly, shares of our common stock, which we refer to as acquisition rights; or

•
we make any adjustment to the subscription, exercise, conversion or exchange price of convertible securities or acquisition rights at a value per share of less than 80% of the established per share price.

We refer to each of the foregoing as a dilutive transaction.  Exceptions to the issuance of additional shares of common stock, as such term is described in “—Additional Adjustments to M&T $1.00 Warrant,” are not dilutive transactions.

In the event of a dilutive transaction, the holder of the M&T $0.01 warrant will be entitled to receive the number of shares determined by dividing 324,000 by the established per share price as determined immediately after such dilutive transaction.  The established per share price is initially set at $0.27 and will be reduced upon the occurrence of a dilutive transaction to an amount determined according to the following formula:

established per share price immediately prior to the dilutive transaction	X
number of shares of common stock outstanding immediately prior to the dilutive transaction
+
number of shares of common stock that could be purchased at the established per share price at the time of the dilutive transaction for aggregate consideration number of shares of common stock outstanding immediately prior to the dilutive transaction + number of issued additional shares of common stock in connection with the dilutive transaction

Redemption

M&T may require that we redeem the M&T warrants or shares of common stock issued or issuable upon the exercise of the M&T warrants at a price per share of $1.00, in whole or in part, any time after June 20, 2011 and prior to the M&T warrants expiration date of June 20, 2012.  If we fail to redeem and pay the full redemption price for the shares requested for redemption by M&T, interest on the unpaid amount will accrue at a rate of 12% per annum until paid in full.

Exercise Default

The M&T warrants provide that in the event we fail to deliver the number of shares of common stock issuable upon the exercise of the M&T warrants set forth in M&T’s notice of exercise, then, within four business days of receiving a notice of such failure from M&T, we must pay a penalty determined by the following formula:

number of days delivery is delinquent	X	market price per share of common stock on the date M&T transmits notice of exercise to us – exercise price of the applicable M&T warrant	X	number of shares of common stock we failed to deliver	X	.24
365

Limitations on Beneficial Ownership

The M&T warrants state that M&T will not have the right to exercise any portion of the M&T warrants or dispose of the M&T warrants to the extent that such right to effect such exercise or disposition would result in M&T or any of its affiliates beneficially owning more than 4.99% of our outstanding common stock.  M&T may, however, by providing us written notice, adjust the limitation on beneficial ownership to 9.99%, which adjustment shall not take effect until the 61st day after the date of such notice.

Registration Rights Agreement with ComVest and M&T

General

We entered into a registration rights agreement dated June 20, 2008, referred to as the registration rights agreement, for the benefit of ComVest and M&T.  Pursuant to the registration rights agreement, we filed the registration statement with the SEC covering the resale of the shares of common stock underlying the warrants issued to ComVest and M&T, which became effective on December 31, 2008.  We have filed a post-effective amendment to the registration statement of which this prospectus forms a part, to update certain information contained in the registration statement.  We have agreed to use our reasonable best efforts to keep the registration statement effective until the earlier of the date on which all of the shares of common stock covered by the registration statement are sold to the public or the date on which all shares issued or issuable upon a cashless exercise of the amended ComVest warrant or M&T warrants may be immediately sold without restriction by ComVest or M&T, as applicable.

Fees

In the event that the registration statement is unavailable for use by the selling security holders, as described below, (i) for more than five days beyond the applicable period specified in “—Unavailability of Registration Statement,” or (ii) for any other reason, including, without limitation, by reason of a stop order, a material misstatement or omission in the registration statement, or the information contained in the registration statement becoming outdated, and the registration statement remains unavailable for more than 30 days in any twelve month period, we must pay to the selling security holders a cash fee equal to $750 times the number of calendar days during which the unavailability continues, up to $750,000 in the aggregate.  We will pay this fee to the selling security holders ratably in proportion to the number of shares underlying the amended ComVest warrant and M&T warrants held by each selling security holder.

Unavailability of Registration Statement

ComVest and M&T agreed to cease distribution of shares of common stock registered under the registration statement:

•	once for up to six months during any twelve month period, if the distribution would require:

o
public disclosure of material non-public information concerning any transactions or negotiations in which we or our affiliates are participating, that, in the reasonable judgment of our board of directors, would materially interfere with those transactions or negotiations; or

o	premature disclosure of information that, in the reasonable judgment of our board of directors, would adversely affect, or otherwise be detrimental to, us;

•
once for up to 30 days during any twelve month period, if we propose to file a registration statement for the offer and sale of securities for our own account in an underwritten offering and the managing underwriter has advised us in writing that the continued distribution by the selling security holders would adversely affect our offering; and

•
for up to 60 days after we file our annual report on Form 10-K or any other event that requires the filing of a post-effective amendment to the registration statement, provided that we have filed and are pursuing effectiveness of such post-effective amendment.

“Piggy-Back” Registration Rights

Subject to certain conditions described below, ComVest and M&T also have certain “piggy-back” registration rights in the event we propose a registration of shares of common stock at a time when the registration statement covering the resale of shares of common stock by ComVest and M&T is not effective.  These “piggy-back” registration rights will not apply in the case of registration of shares of our common stock in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.  If we contemplate a registration to which the “piggy-back” registration rights apply, upon ComVest and M&T’s request, we will include all or a portion of the shares of our common stock issued and/or issuable upon the exercise of the amended ComVest warrant and M&T warrants in the registration statement we file, so long as the distribution for the account of each of ComVest and M&T will be underwritten by the same underwriters (if any) who are underwriting our offering and shall be made at the same discount or commission.

Indemnification

Subject to certain limitations, we agreed to indemnify ComVest and M&T, as well as their affiliates, underwriters, officers and directors, collectively referred to as the indemnitees, against any losses, expenses, claims, damages or liabilities to which they may become subject as a result of:

•	any untrue statement or alleged untrue statement of a material fact contained in any prospectus or in the registration statement, or any other document relating to the registration statement;

•
the omission or alleged omission to state in the registration statement a material fact required to be stated or necessary to make other statements included in the registration statement not misleading; or

•	any violation by us of the Securities Act or any rule or regulation under the Securities Act applicable to us in connection with the registration statement.

ComVest and M&T also agreed to indemnify us, our officers, directors, controlling persons and underwriters for any losses, claims, damages or liabilities to which we may become subject as a result of statements or omissions described above, in each case only to the extent that such statement or omission occurred as a result of our reliance on information furnished to us in writing by ComVest or M&T expressly for inclusion in any of the foregoing documents.

Registration Rights Agreement with Original Stockholders

In April, 2005, we entered into a registration rights agreement, referred to as the original stockholder registration rights agreement, with TerraNova Partners, Brendan Calder, Randy Benson, Roynat Merchant Capital Inc., Rockcliff Group Limited, James Meekison, Tim Creasy and George Koulakian, holders of shares of our common stock acquired prior to our 2005 public offering.  Pursuant to the original stockholder registration rights agreement, holders of a majority of such shares are entitled to demand that we register their shares at any time after the date on which such shares of common stock are released from escrow pursuant to an escrow agreement entered into in connection with our 2005 public offering.  In addition, these stockholders have certain “piggy-back” registration rights.

Pursuant to the original stockholder registration rights agreement, the holders of registrable securities under such agreement agreed to indemnify us, our directors, officers and each underwriter against any losses, claims, judgments, damages, liabilities or actions, whether joint or several, to the extent based upon any untrue statement or alleged untrue statement or any omission or alleged omission of a material fact in any registration statement required by the original stockholder registration rights agreement, or any prospectus related to such registration statement.  The selling security holders’ obligation to indemnify arises only if the statement or omission was made in reliance upon and in conformity with information furnished in writing to us by a selling security holder expressly for use in the foregoing documents.  In addition, the selling security holders must reimburse us and our directors and officers for any legal or other expenses reasonably incurred in connection with the investigation or defending of any such loss, claim, damage, liability or action.  Each selling security holder’s liability is several and limited to the amount of any net proceeds received by such selling security holder.

Registration Rights Agreement with ALS

On February 23, 2007, we acquired certain assets and liabilities of ALS and its subsidiaries.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for a description of this acquisition.  In connection with this acquisition, we entered into a Registration Rights Agreement with ALS dated February 23, 2007, referred to as the ALS registration rights agreement.  Under the ALS registration rights agreement, ALS was granted “piggy-back” registration rights in the event that we proposed a registration of shares of common stock after February 23, 2008.  In connection with the transaction with ComVest described above, on June 20, 2008, we entered into a Letter Agreement dated June 20, 2008 with ALS and its subsidiaries whereby the parties agreed, among other things, that ALS would not have any “piggy-back” registration rights in the event that we proposed a registration of shares of our common stock which includes shares of our common stock owned by ComVest.

Pursuant to the ALS registration rights agreement, ALS agreed to indemnify us, our directors and officers and underwriters, brokers or other persons acting on behalf of ALS in connection with any statement or omission from a registration statement required by the ALS registration rights agreement, or any prospectus contained within such registration statement, or otherwise filed with the SEC, if the statement or omission was made in reliance upon and in conformity with written information furnished to us by ALS specifically for use in connection with the preparation of the foregoing documents.  The maximum amount of ALS’ liability in respect of such indemnification is limited to the net proceeds received by ALS from the sale of securities pursuant to such registration statement.

Warrants Issued to Sub Noteholders and XRoads

We issued sub notes, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” to the sub noteholders.  Ms. Drew is the spouse of our director Parker Drew, and Christopher Ferguson, a 25% member of Fergco and a principal stockholder.

Effective March 31, 2008, in connection with the amendment of the sub notes, we issued to the sub noteholders warrants to purchase, in the aggregate, 82,500 shares of our common stock.  Effective June 20, 2008, we extended the maturity date of the sub notes to March 31, 2010 and, in connection with such extension, the sub noteholders received additional warrants to purchase 82,500 shares of our common stock in the aggregate.  Each warrant issued effective March 31, 2008 is exercisable until March 31, 2010 and each warrant issued effective June 20, 2008 is exercisable until March 31, 2011.

All warrants issued to the sub noteholders have an exercise price of $1.55 per share.  The exercise price and the number of shares underlying the warrants are subject to adjustment in the following situations:

•
if the number of outstanding shares of our capital stock is increased by a stock dividend or by a subdivision or split-up of shares, the exercise price of the warrants will be proportionately decreased and the aggregate number of shares of common stock underlying the warrants will be proportionately increased; and

•
if the number of outstanding shares of our capital stock is decreased by a combination or reverse split of the outstanding shares, the exercise price of the warrants will be proportionately increased and the aggregate number of shares of common stock underlying the warrants will be proportionately decreased.

In connection with the expiration of the XRoads agreement and the XRoads extension described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” respectively, we issued XRoads a warrant to purchase up to 100,000 shares of common stock at the exercise price of $0.12 per share, exercisable through December 31, 2010 and an additional warrant to purchase up to 75,000 shares of common stock the exercise price of $0.29 per share, exercisable through April 30, 2011.

Anti-Takeover, Limited Liability and Indemnification Provisions

Certain provisions of our certificate of incorporation, our bylaws and the GCL, which are summarized below, could have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by stockholders.

Authorized but Unissued Shares

We may issue our authorized but unissued shares of common stock and preferred stock without stockholder approval.  We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, even if such a change in control would be desired by our stockholders.

In addition, the issuance of such preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting the payment of dividends on our common stock;

•	diluting the voting power of our common stock;

•	reducing the amount of assets remaining for payment to holders of shares of our common stock in the event of a liquidation of our assets; or

•	delaying or preventing a change in control without further action by the stockholders.

Classified Board; Removal of Directors; Vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes, as equal in number as possible, with the director in each class serving until the expiration of the three year term and until the director’s successor has been elected and qualified, or until the director’s earlier resignation, removal from office, death or incapacity.  Under the GCL, members of a classified board of directors may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise.  Our certificate of incorporation does not explicitly provide for the removal of directors other than for cause.

In addition, our certificate of incorporation and bylaws provide that any vacancies on the board of directors may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director.  Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may maintain the incumbency of the board of directors.

No Cumulative Voting

The GCL provides that the certificate of incorporation may provide that stockholders may cumulate their votes in the election of directors.  Our certificate of incorporation does not expressly permit cumulative voting by stockholders, which may make it more difficult to elect directors.

Calling of Special Meetings of Stockholders

Pursuant to our bylaws, unless otherwise prescribed by statute or our certificate of incorporation, special meetings of stockholders may be called only by a majority of our board of directors, by our chief executive officer or our chairman, or by our secretary at the request in writing of stockholders owning a majority in amount of our entire capital stock issued and outstanding and entitled to vote, which may have the effect of discouraging unsolicited takeover attempts requiring stockholder approval.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring any other business before our annual meeting of stockholders must provide us with timely notice of their proposal in writing.  To be timely, we must receive the stockholder’s notice not less than 60 nor more than 90 days prior to the meeting, provided that if we provide less than 70 days notice or prior public disclosure of the date of the annual meeting, we must receive the stockholder’s notice no later than ten days following the earlier of the mailing or public disclosure of the notice of our annual meeting.  Our bylaws also specify requirements as to the contents of the stockholder’s notice.  These provisions may impede the stockholder’s ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

The GCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of the directors’ fiduciary duties.  Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for breaches of fiduciary duty, except:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the GCL (governing unlawful payment of dividends); or

•	for any transaction from which the director or officer derived an improper personal benefit.

Our bylaws contain a similar provision applicable to our directors and officers.

Consistent with Section 145 of the GCL, our certificate of incorporation and bylaws allow us to indemnify and advance expenses to our directors and officers, and we are authorized to purchase and maintain directors’ and officers’ liability insurance coverage for specified liabilities.

The limitation on liability and indemnification provisions of our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breaches of their fiduciary duties.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action might otherwise benefit us and our stockholders.

Insofar as indemnification arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

The OTC Bulletin Board

Our common stock is quoted on The OTC Bulletin Board.  The symbol for our common stock is “CPBR.OB.”

U.S. FEDERAL INCOME TAX CONSEQUENCES

This is a general summary of certain United States federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our shares of common stock.  This discussion assumes that holders of our common stock will hold our common stock as capital assets within the meaning of the Code.

As used in this prospectus, the term “U.S. holder” means:

•	a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States or any political subdivision of the United States (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person.

As used in this prospectus, the term “Non-U.S. holder” means a beneficial owner of our common stock (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. holder.

This summary does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” or a company that accumulates earnings to avoid United States federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident).  This summary does not discuss any aspect of state, local or non-United States taxation.  This summary does not address the United States federal income tax considerations that may be relevant to a holder that receives our shares or warrants in connection with services.  This summary is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service, referred to as the IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.  This summary is not intended as tax advice.

If a partnership (including any entity or arrangement treated as a partnership for tax purposes) owns our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership.  In the case of certain trusts, the tax treatment of a beneficiary of the trust will depend on the status of the beneficiary.  Partners in a partnership and beneficiaries of a trust that own our common stock should consult their tax advisors as to the particular United States federal income and estate tax consequences applicable to them.

WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-UNITED STATES INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Material U.S. Federal Income Tax Consequences for U.S. Holders

Dividends On Our Common Stock

Distributions on our common stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.  If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment to the extent of the U.S. holder’s adjusted tax basis in our common stock.  Any remaining excess will be treated as capital gain.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the applicable holding period requirements are satisfied.  With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the limitation on the deduction of investment interest), if the applicable holding period requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the tax rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

Sale or Other Taxable Disposition of Our Common Stock

Gain or loss you realize on the sale or other disposition of our shares of common stock (including in liquidation) will be capital gain or loss.  The amount of your gain or loss will be equal to the difference between your tax basis in the shares of common stock being disposed of and the amount realized on the disposition.  Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year.  Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%.  The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Sale or Other Disposition of Our Warrants; Exercise or Expiration of Our Warrants

You generally will not be required to recognize taxable gain or loss by reason of an exercise of a warrant.  Your tax basis in the share of our common stock you receive upon exercise of the warrant generally will be an amount equal to the sum of your initial investment in the warrant and the exercise price.  Your holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly on the date of exercise) of the warrant and will not include the period during which you held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law.  A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes.  In either tax-free situation, your basis in the common stock received would equal your basis in the warrant.  If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.  If the cashless exercise were otherwise treated as not being a gain realization event, your holding period in the common stock would likely be treated as commencing on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.  In such event, you could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised.  You would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and your tax basis in the warrants deemed surrendered.  In this case, your tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and your tax basis in the warrants exercised.  Your holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.  Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Upon a sale, taxable exchange (other than by exercise), or redemption of a warrant, you will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition and (ii) your tax basis in the warrant.  Upon expiration of a warrant, you will recognize a loss in an amount equal to your tax basis in the warrant.  Any such gain or loss would generally be treated as capital gain or loss and will be long-term capital gain or loss if the warrant was held by you for more than one year at the time of such disposition or expiration.  As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical securities.

Backup Withholding Tax and Information Reporting Requirements

The United States imposes a backup withholding tax (currently at a rate of 28% of the gross amount) on dividends and certain other types of payments to United States persons other than certain exempt recipients.  U.S. holders must provide appropriate certification to avoid U.S. federal backup withholding.  Information returns will be filed with the IRS in connection with payments of dividends and in connection with proceeds from a sale or other disposition of our stock or warrants.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Material U.S. Federal Income Tax Considerations for Non-U.S. Holders

Dividends On Our Common Stock

In general, any distributions we make to you with respect to your shares of common stock that constitute dividends for United States federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN).  A distribution will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code.  Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements.  Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons.  If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant generally will correspond to the United States federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under “—Material U.S. Federal Income Tax Consequences for U.S. Holders—Sale or Other Disposition of Our Warrants; Exercise or Expiration of Our Warrants” above.  However, if such exercise is treated as a taxable exchange in the hands of a U.S. holder, a non-U.S. holder’s exercise will not be subject to United States federal income tax, except as provided below.

Sale or Other Disposition of Securities

You generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of your shares or warrants unless:

•
the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•
you are an individual, you hold your common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes (which we believe we are not and have never been, and do not anticipate we will become) and you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition of your holding period for your common stock or warrants, more than 5% of our common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons.  If you are a corporation, the branch profits tax also may apply to such effectively connected gain.  If the gain from the sale or disposition of your shares is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty.  If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required.  The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons.  You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person, or you are a corporation or one of several types of entities and organizations that qualify for exemption, referred to as an exempt recipient.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States.  However, if you sell your common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient.  Information reporting also would apply if you sell your common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Any amounts withheld with respect to your common stock under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.  Legislation enacted in 2001 reduces the maximum federal estate tax rate over an eight-year period beginning in 2002 and eliminates the tax for estates of decedents dying after December 31, 2009.  In the absence of renewal legislation, these amendments will expire and the federal estate tax provisions in effect immediately prior to 2002 will be restored for estates of decedents dying after December 31, 2010.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common stock.  You should consult your own tax advisor concerning the tax consequences of your particular situation.

SELLING SECURITY HOLDERS

We issued the warrants to purchase up to 3,710,825 shares of our common stock, in the aggregate, to ComVest and M&T in private placement transactions exempt from the registration requirements of the Securities Act.  The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock issuable upon exercise of the warrants.  When we refer to the “selling security holders” in this prospectus, we mean those persons listed in the table below or in any prospectus supplement, as well as the pledgees, donees, successors and others who later hold any of the selling security holders’ interests.  Except for ComVest’s and M&T’s respective relationships with us as our lenders and holders of the warrants issued to them in connection with our financing transactions, none of the selling security holders, their respective affiliates nor any persons with whom the selling security holders have a contractual relationship regarding the financing transactions, if any, have had any material relationship with us within the past three years.

The table below sets forth: (i) the name of each selling security holder, (ii) the number of shares of our common stock beneficially owned by such selling security holder prior to the offering, (iii) the number of shares of our common stock into which the warrants beneficially owned by such selling security holder are exercisable that may be offered pursuant to this prospectus and (iv) the number of shares of common stock, if any, beneficially owned by such selling security holder upon completion of the offering.  Generally, each warrant is exercisable into one share of common stock.  The number of shares of common stock into which the warrants are exercisable is subject to adjustment under certain circumstances.  Accordingly, the number of shares of common stock issuable upon exercise of the warrants and beneficially owned and offered by selling security holders pursuant to this prospectus may increase or decrease from that set forth in the table below.  Based on the information received from the selling security holders, none of the selling security holders has an existing short position in shares of our common stock.

The information set forth in this section is based on information provided to us by or on behalf of the selling security holders through September 14, 2009.  Information concerning the selling security holders may change from time to time.  Because a selling security holder may from time to time sell all or a portion of the shares of common stock issuable upon exercise of the warrants pursuant to this prospectus, an estimate cannot be given as to the number of shares of common stock that the selling security holder will hold upon consummation of any sales.  The information presented assumes that all of the selling security holders will fully exercise the warrants using the cash exercise method and sell all shares of our common stock that they will have received pursuant to such exercise.  In addition, since the date on which selling security holders provided information to us, such selling security holders may have sold, transferred or otherwise disposed of all or a portion of their respective shares of common stock issuable upon exercise of the warrants.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Beneficially Owned and Being Offered		Shares of Common Stock Beneficially Owned upon Completion of the Offering
Name	Number (1)	% (2)(3)	Number (1)	% (2)(3)	Number (1)	% (2)
Manufacturers and Traders Trust Company (4)	1,500,000	9.5%	1,500,000	9.5%	—	—
ComVest Capital, LLC(5)	2,210,825	13.4%	2,210,825	13.4%	—	—

(1)	Assumes exercise of all of the holder’s warrants.

(2)	Calculated based on Rule 13d-3(d)(1) under the Exchange Act, using 14,251,964 shares of common stock outstanding as of September 14, 2009.

(3)
In calculating this number for each holder, we treated as outstanding the number of shares of common stock issuable upon exercise of all that holder’s warrants, but we did not assume exercise of the other holder’s warrants.

(4)
Certain affiliates of the selling security holder are registered broker-dealers.  James S. Gates, Regional Manager, Pennsylvania Special Assets, Vice President, exercises voting and investment power over the securities held by the selling security holder.  Does not reflect the limitations on M&T beneficial ownership described in “Description of Capital Stock—M&T Warrants.”

(5)
Each of (i) ComVest Capital, LLC, a private investment company; (ii) ComVest Capital Management, LLC, the managing member of ComVest, or Management; and (iii) Michael Falk and Robert Priddy, the Managing Members of Management, may be deemed to indirectly beneficially own the securities held by the selling security holder and have shared voting and investment powers over the securities held by the selling security holder.  Pursuant to an SEC interpretation, the selling security holder may be deemed to be our affiliate and, as such, an underwriter with respect to the securities it sells pursuant to this prospectus.

Financing Transactions

On June 20, 2008, we entered into the ComVest loan agreement and we restructured our contractual obligations to M&T.  This financing transaction effectively replaced M&T with ComVest as our senior lender.  In connection with such transaction, on June 20, 2008, we issued the ComVest warrant and M&T warrants.  On August 14, 2009, we entered into the amended ComVest loan agreement and issued the amended ComVest warrant, which replaced the ComVest warrant.  For a detailed discussion of the financing transactions and expenses of such transactions, see Note 11 to our Condensed Consolidated Financial Statements for the quarter ended June 30, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Restructuring–M&T and ComVest.”

Pursuant to the applicable transaction documents, following the closing of the financing transactions, we were obligated to make certain payments to ComVest and M&T described in the tables below.  The following tables do not include any penalties or payments that would be required in connection with an event of default, or payments that depend on unknown variables.

ComVest

Amount		Period of Payment	Description of Payment
$150,000		July, 2008	Principal payment on term loan
$200,000		August, 2008	Principal payment on term loan
$125,347		September, 2008	Principal payment on term loan
$311,822		October, 2008	Principal payment on term loan
$262,213		November, 2008	Principal payment on term loan
$296,608		December, 2008	Principal payment on term loan
$316,750		January, 2009	Principal payment on term loan
$219,211		February, 2009	Principal payment on term loan
$0	(1)	March, 2009	Principal payment on term loan
$0	(1)	April, 2009	Principal payment on term loan
$0	(1)	May, 2009	Principal payment on term loan
$0	(1)	June, 2009	Principal payment on term loan
$0	(1)	July, 2009	Principal payment on term loan
$0	(1)	August, 2009	Principal payment on term loan
$27,500		July, 2008	Interest payment on term loan
$76,292		August, 2008	Interest payment on term loan
$74,653		September, 2008	Interest payment on term loan
$71,143		October, 2008	Interest payment on term loan
$70,808		November, 2008	Interest payment on term loan
$66,401		December, 2008	Interest payment on term loan
$66,259		January, 2009	Interest payment on term loan
$63,798		February, 2009	Interest payment on term loan
$55,856		March, 2009	Interest payment on term loan

Amount	Period of Payment	Description of Payment
$61,294	April, 2009	Interest payment on term loan
$59,317	May, 2009	Interest payment on term loan
$61,294	June, 2009	Interest payment on term loan
$59,317	July, 2009	Interest payment on term loan
$61,294	August, 2009	Interest payment on term loan
$1,174	July, 2008	Interest payment on revolving credit facility
$3,309	August, 2008	Interest payment on revolving credit facility
$3,309	September, 2008	Interest payment on revolving credit facility
$2,242	October, 2008	Interest payment on revolving credit facility
$0	November, 2008	Interest payment on revolving credit facility
$1,208	December, 2008	Interest payment on revolving credit facility
$5,115	January, 2009	Interest payment on revolving credit facility
$7,532	February, 2009	Interest payment on revolving credit facility
$10,513	March, 2009	Interest payment on revolving credit facility
$13,423	April, 2009	Interest payment on revolving credit facility
$14,419	May, 2009	Interest payment on revolving credit facility
$17,400	June, 2009	Interest payment on revolving credit facility
$17,309	July, 2009	Interest payment on revolving credit facility
$18,098	August, 2009	Interest payment on revolving credit facility
$389	July, 2008	Collateral monitoring, availability and administrative fee
$2,370	August, 2008	Collateral monitoring, availability and administrative fee
$1,882	September, 2008	Collateral monitoring, availability and administrative fee
$557	October, 2008	Collateral monitoring, availability and administrative fee
$0	November, 2008	Collateral monitoring, availability and administrative fee
$300	December, 2008	Collateral monitoring, availability and administrative fee
$1,229	January, 2009	Collateral monitoring, availability and administrative fee
$1,810	February, 2009	Collateral monitoring, availability and administrative fee
$2,796	March, 2009	Collateral monitoring, availability and administrative fee
$3,225	April, 2009	Collateral monitoring, availability and administrative fee
$3,580	May, 2009	Collateral monitoring, availability and administrative fee
$4,180	June, 2009	Collateral monitoring, availability and administrative fee
$4,298	July, 2009	Collateral monitoring, availability and administrative fee
$4,348	August, 2009	Collateral monitoring, availability and administrative fee
$35,589 paid through September 14, 2009	Not applicable
Represents: (i) reasonable aggregate fees and disbursements related to post-closing work in connection with the June 2008 financing transaction and the registration of shares of common stock issuable upon the exercise of the warrants and (ii) additional legal fees paid in connection with the August 2009 financing transaction

(1)
No principal payments were made on the term loan since March, 2009.  See “Management’s Discussion and Analysis and Results of Operations—Liquidity and Capital Resources—Debt Restructuring—M&T and ComVest” included elsewhere in this prospectus for a description of our defaults under the ComVest loan agreement.

M&T

Amount	Period of Payment	Description of Payment
$236,483	June, 2008	Accounts receivable collections reducing debt obligations
$133,532	July, 2008	Accounts receivable collections reducing debt obligations
$104,962	August, 2008	Accounts receivable collections reducing debt obligations
$325,804	September, 2008	Accounts receivable collections reducing debt obligations
$166,699	October, 2008	Accounts receivable collections reducing debt obligations
$6,372	November, 2008	Accounts receivable collections reducing debt obligations
$49,400	December, 2008	Accounts receivable collections reducing debt obligations
$44,230	January, 2009	Accounts receivable collections reducing debt obligations
$0	February, 2009	Accounts receivable collections reducing debt obligations
$92,604	March, 2009	Accounts receivable collections reducing debt obligations
$8,869	April, 2009	Accounts receivable collections reducing debt obligations
$41,235	May, 2009	Accounts receivable collections reducing debt obligations
$0	June, 2009	Accounts receivable collections reducing debt obligations
$10,248	July, 2009	Accounts receivable collections reducing debt obligations

Amount	Period of Payment	Description of Payment
$0	August, 2009	Accounts receivable collections reducing debt obligations
$100	September, 2009	Accounts receivable collections reducing debt obligations through September 14, 2009
$90,690	Not applicable	State income tax refunds
$1,023,872	Not applicable	Federal income tax refund
$2,800	Not applicable
Reasonable aggregate fees and disbursements related to post-closing work in connection with the June 2008 financing transaction and the registration of shares of common stock issuable upon the exercise of the warrants

We are registering up to 3,710,825 shares of common stock issuable upon exercise of the warrants for resale by the selling security holders consisting of 1,500,000 shares of our common stock issuable upon the exercise of the M&T warrants and 2,210,825 shares of our common stock issuable upon the exercise of the amended ComVest warrant.  Prior to the issuance of the M&T warrants on June 20, 2008, our 13,218,412 then outstanding shares of common stock were held as follows:

M&T	0
Affiliates of our company*	6,994,902
Affiliates of M&T	0
Stockholders other than those set forth above*	6,223,510
Total*	13,218,412

* Effective June 20, 2008, August 12, 2008 and November 7, 2008 we were obligated to issue an additional 350,000, 621,090 and 62,462 shares of common stock, respectively.

Prior to the issuance of the amended ComVest warrant on August 14, 2009, our 14,251,964 then outstanding shares of common stock were held as follows:

ComVest	0
Affiliates of our company**	8,123,726
Affiliates of ComVest	0
Stockholders other than those set forth above**	6,128,238
Total**	14,251,964

** Effective April 30, 2009, we were obligated to issue an additional 900,000 shares of common stock.

As indicated in the table below, based on the average of the high and low market prices per share of our common stock of $0.325 on June 20, 2008, the aggregate dollar value of the shares of common stock issuable upon exercise of the M&T warrants was approximately $487,500.  We issued the M&T warrants at both a discount and a premium, as applicable, to the market value of our shares of common stock on June 20, 2008, the date of closing of the financing transaction related to the M&T restructure agreement.  The exercise price related to the M&T Warrant to purchase 1,200,000 shares of our common stock is $.01 per share, a discount of approximately 96.9% of the average of the high and low prices per share of our common stock on June 20, 2008.  The exercise price of $1.00 related to the M&T Warrant to purchase 300,000 shares of our common stock is approximately three times the average of the high and low prices per share of our common stock on June 20, 2008.  We will not receive any of the proceeds from the sale by the selling security holder of the shares of common stock issuable upon exercise of the M&T warrants.  We will, however, receive up to $312,000 from the exercise of M&T warrants, if they are exercised in full, to the extent that a cash, rather than a cashless, exercise method is elected.

	M&T $0.01 Warrant	M&T $1.00 Warrant
Market price per share of common stock on June 20, 2008	$0.325	$0.325
Total number of shares of common stock underlying M&T warrants	1,200,000	300,000
Market price of shares of common stock underlying M&T warrants as of June 20, 2008	$390,000	$97,500
Total exercise price of shares of common stock underlying M&T warrants	$12,000	$300,000
Total discount (premium) to market price as of June 20, 2008 (market price less exercise price)	$378,000	$(202,500)

As indicated in the table below, based on the average of the high and low market prices per share of our common stock of $0.035 on August 14, 2009, the aggregate dollar value of the shares of common stock issuable upon exercise of the amended ComVest warrant was approximately $77,379.  We issued the amended ComVest warrant at a discount to the market value of our shares of common stock on August 14, 2009, the date of closing of the financing transaction related to the amended ComVest loan agreement.  The exercise price related to the amended ComVest warrant is $.01 per share, a discount of approximately 71.4% of the average of the high and low prices per share of our common stock on August 14, 2009.  We will not receive any of the proceeds from the sale by ComVest of the shares of common stock issuable upon exercise of the amended ComVest warrant.  We will, however, receive up to $22,108 from the exercise of the amended ComVest warrant, if it is exercised in full, to the extent that a cash, rather than a cashless, exercise method is elected.

Amended ComVest Warrant
Market price per share of common stock on August 14, 2009	$0.035
Total number of shares of common stock underlying amended ComVest warrant	2,210,825
Market price of shares of common stock underlying amended ComVest warrant as of August 14, 2009	$77,379
Total exercise price of shares of common stock underlying amended ComVest warrant	$22,108
Total discount to market price as of August 14, 2009 (market price less exercise price)	$55,271

PLAN OF DISTRIBUTION

The shares of common stock issuable upon exercise of the warrants are being registered to permit the resale of such securities by the holders of such securities from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock issuable upon exercise of the warrants.  We will, however, receive up to $334,108 from the exercise of warrants, if they are exercised in full and to the extent that a cash, rather than a cashless, exercise method is elected.  We will bear the fees and expenses incurred by us in connection with our obligation to register the shares of common stock issuable upon exercise of the warrants.  The selling security holders will pay all underwriting discounts and commissions and agent’s commissions, if any.

The selling security holders may offer and sell the shares of common stock issuable upon exercise of the warrants from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These prices will be determined by the selling security holder or by agreement between such holder and underwriters or dealers who may receive fees or commissions in connection with such sale.  Such sales may be effected by a variety of transactions, which may involve crosses or block transactions, including the following:

•
in market transactions, including transactions on a national securities exchange or quotation service, on which the shares of common stock issuable upon exercise of the warrants may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market (i.e., in privately negotiated transactions);

•	through the writing of options; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the shares of common stock issuable upon exercise of the warrants or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the shares of common stock issuable upon the exercise of the warrants to close out such short positions, or loan or pledge the shares of common stock issuable upon exercise of the warrants to broker-dealers that in turn may sell such securities.  The selling security holders also may donate and pledge offered securities, in which case the donees, pledgees or other successors in interest will be deemed selling security holders for purposes of this prospectus, subject to such donee, pledgee or other successor in interest being named as a selling security holder by way of a supplement or post-effective amendment to the prospectus if so required by the SEC rules and regulations.

To our knowledge, there are currently no plans, arrangements or understandings between any selling security holder and any underwriter, broker-dealer or agent regarding the sale by the selling security holder of the shares of common stock issuable upon exercise of the warrants. Selling security holders may decide to sell all or a portion of the shares of common stock issuable upon exercise of the warrants offered by them pursuant to this prospectus or may decide not to sell any shares of common stock under this prospectus.  In addition, any selling security holder may transfer, devise or give the common stock underlying the warrants by other means not described in this prospectus.  Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling security holders and any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock issuable upon exercise of the warrants may be deemed to be “underwriters,” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling security holders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.  If the selling security holders are deemed to be underwriters, the selling security holders may be subject to statutory liabilities under the U.S. securities laws.

The selling security holders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling security holders and any other relevant person of any of the shares of common stock issuable upon exercise of the warrants.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock issuable upon exercise of the warrants to engage in market-making activities with respect to the particular shares of common stock issuable upon exercise of the warrants being distributed.  All of the above may affect the marketability of the shares of common stock issuable upon exercise of the warrants and the ability of any person or entity to engage in market-making activities with respect to such shares of common stock.

Under the securities laws of certain states, the shares of common stock issuable upon exercise of the warrants may be sold in those states only through registered or licensed brokers or dealers or pursuant to an exemption from registration or licensing that is available and complied with.  In addition, in certain states, the shares of common stock issuable upon exercise of the warrants may not be sold unless such shares of common stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

We and the selling security holders have agreed to indemnify each other against certain civil liabilities, including certain liabilities arising under the Securities Act.

We are permitted to suspend the use of this prospectus, not more than once in any twelve month period and not for more than six months during any such twelve month period, for reasons relating to pending corporate developments, the premature disclosure of which would be detrimental to us.  The selling security holders may not use this prospectus for up to 30 days, upon our request, during any twelve month period if we propose to file a registration statement under the Securities Act related to our underwritten offering of securities and the continued distribution of shares of our common stock issuable upon the exercise of the warrants would adversely affect such underwritten offering.  In addition, the selling security holders may not use this prospectus for up to 60 days after an event that would require a post-effective amendment to this registration statement, so long as we have filed and are actively pursuing effectiveness of such post-effective amendment.  See “Description of Capital Stock—Registration Rights Agreement with ComVest and M&T.”

LEGAL MATTERS

Certain legal matters regarding 3,710,825 shares of our common stock issuable upon exercise of the warrants have been passed upon for us by Blank Rome LLP.

EXPERTS

The consolidated financial statements of ClearPoint Business Resources, Inc. and its subsidiaries as of and for the year ended December 31, 2008 included in this prospectus have been audited by Parente Randolph LLP, referred to as Parente, an independent registered public accounting firm, as stated in its report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of ClearPoint Business Resources, Inc. and its subsidiaries as of and for the year ended December 31, 2007 included in this prospectus have been audited by Lazar Levine & Felix LLP, referred to as Lazar, an independent registered public accounting firm, as stated in its report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On June 19, 2009, we dismissed Parente and engaged Asher & Company, Ltd., referred to as Asher, as our independent registered public accounting firm.  The decision to engage Asher as our independent registered accountant was made and approved by our audit committee and our board of directors.  Parente was initially engaged in February 2009 as a result of its acquisition of Lazar, our prior independent registered public accounting firm.

On February 12, 2007, we dismissed BDO Seidman, LLP and engaged Lazar as our independent registered accountant.  The decision to engage Lazar as our independent registered accountant was made and approved by our audit committee and our board of directors.

Prior to engaging Lazar, Parente and Asher, we did not consult with such entities regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock issuable upon the exercise of the warrants.  This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement.  For further information with respect to us and shares of our common stock issuable upon the exercise of the warrants, reference is made to the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC.  You may read and copy any document that we file with the SEC, including, but not limited to, the registration statement on Form S-1, at the SEC’s public website (http://www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00am to 3:00pm.  Copies of such material can be obtained from the Public Reference Room of the SEC at prescribed rates.  You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Information about us is also available on our website (http://www.clear-point.com). This URL and the SEC’s URL above are intended to be inactive textual references only.  Information on our or the SEC’s website is not a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements of ClearPoint

Condensed Consolidated Balance Sheets as of June 30, 2009 (unaudited)
and December 31, 2008	F-2

Condensed Consolidated Statements of Operations for the three and six months
ended June 30, 2009 and June 30, 2008 (unaudited)	F-4

Condensed Consolidated Statements of Stockholders’ Equity (Deficit) for the six months
ended June 30, 2009 and June 30,2008 (unaudited)	F-5

Condensed Consolidated Statements of Cash Flows for the six months
ended June 30, 2009 and June 30, 2008 (unaudited)	F-6

Notes to Condensed Consolidated Financial Statements (unaudited)	F-8

Annual Consolidated Financial Statements of ClearPoint

Reports of Independent Registered Public Accounting Firm	F-50

Consolidated Balance Sheets as of December 31, 2008 and 2007	F-52

Consolidated Statements of Operations for the Years Ended
December 31, 2008 and 2007	F-54

Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended
December 31, 2008 and 2007	F-55

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2008 and 2007	F-56

Notes to Consolidated Financial Statements	F-59

Pro Forma Condensed Consolidated Financial Information of ClearPoint Giving Effect to Transactions with StaffChex and Select

Basis of Presentation	F-103

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended
December 31, 2008	F-104

Notes to Pro Forma Condensed Consolidated Financial Statements	F-105

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

- ASSETS -

	June 30, 2009	December 31, 2008
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$234,607	$960,145
Accounts receivable, net of allowance for doubtful accounts of $5,352,157 and $5,774,921 at June 30, 2009 and December 31, 2008, respectively	776,563	1,073,420
Unbilled revenue	76,940	127,685
Notes Receivable – StaffChex	195,791	—
Prepaid expenses and other current assets	226,636	217,882
Refundable federal income tax	26,128	26,128
TOTAL CURRENT ASSETS	1,536,665	2,405,260
EQUIPMENT, FURNITURE AND FIXTURES, net	1,048,643	1,296,689
INTANGIBLE ASSETS, net	108,333	133,333
DEFERRED FINANCING COSTS, net	422,310	536,444
NOTES RECEIVABLE, long term	324,115	—
RESTRICTED CASH	25,000	—
OTHER ASSETS	27,337	709,404
TOTAL ASSETS	$3,492,403	$5,081,130

See notes to condensed consolidated financial statements

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

- LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) -

	June 30, 2009	December 31, 2008
	(Unaudited)
CURRENT LIABILITIES
Current portion of long-term debt	$3,050,199	$5,950,209
Accounts payable	2,688,069	2,725,659
Accrued expenses and other current liabilities	2,753,896	3,336,117
Accrued payroll and related taxes	664,976	744,758
Current portion of retirement benefit payable	84,420	146,900
Current portion of deferred revenue	996,104	996,104
Current portion of accrued restructuring costs – related party	64,177	256,709
Current portion of accrued restructuring costs	138,879	186,055
TOTAL CURRENT LIABILITIES	10,440,720	14,342,511
ACCRUED RESTRUCTURING COSTS, net of current	192,532	—
LONG-TERM DEBT, net of current	13,738,434	10,306,054
LIABILITY FOR WARRANTS ISSUED	1,256,761	1,213,433
DEFERRED REVENUE, net of current	498,053	996,104
RETIREMENT BENEFIT PAYABLE, net of current	135,646	135,646
TOTAL LIABILITIES	26,262,146	26,993,748

Commitments and contingencies	—	—

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value (60,000,000 shares authorized June 30, 2009 and December 31, 2008; 14,251,964 shares issued and outstanding June 30, 2009 and December 31, 2008)	1,425	1,425
Additional paid in capital	32,641,023	32,576,500
Accumulated deficit	(55,412,191)	(54,490,543)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(22,769,743)	(21,912,618)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,492,403	$5,081,130

See notes to condensed consolidated financial statements

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

- CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE	$1,351,149	$3,291,462	$2,588,456	$27,510,890
COST OF SERVICES	—	2,909,919	—	25,653,640
GROSS PROFIT	1,351,149	381,543	2,588,456	1,857,250
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,334,856	6,391,612	2,525,371	11,949,610
RESTRUCTURING EXPENSE	—	—	—	2,100,422
DEPRECIATION AND AMORTIZATION	157,787	163,078	313,306	284,696
IMPAIRMENT OF GOODWILL	—	—	—	16,821,586
LOSS ON DISPOSAL OF FIXED ASSETS	—	—	4,708	1,022,210
(LOSS) FROM OPERATIONS	(141,494)	(6,173,147)	(254,929)	(30,321,274)
OTHER INCOME (EXPENSE)
Other income	359,896	260,238	390,285	299,315
Interest expense and factoring fees	(371,719)	(357,897)	(726,028)	(906,116)
Interest expense of amortization of original issue discount and warrant liabilities	(139,469)	—	(287,648)	—
Mark to market gain (loss) on derivative instruments	9,255	—	(43,328)	—
Gain on restructuring of debt	—	686,797	—	686,797
Other income (expense)	—	39,795	—	(99,129)
Gain (loss) on sale of subsidiary	—	600,000	—	(1,294,220)
TOTAL OTHER INCOME (EXPENSE)	(142,037)	1,228,933	(666,719)	(1,313,353)
LOSS BEFORE INCOME TAXES	(283,531)	(4,944,214)	(921,648)	(31,634,627)
INCOME TAX EXPENSE	—	—	—	5,007,180)
NET LOSS	$(283,531)	$(4,944,214)	$(921,648)	$(36,641,807)
NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.02)	$(0.37)	$(0.06)	$(2.69)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	14,251,964	13,425,051	14,251,964	13,631,689

See notes to condensed consolidated financial statements

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED

- STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) -

(UNAUDITED)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated (Deficit)	Total Stockholders’ Equity (Deficit)
Balance as of December 31, 2008	14,251,964	$1,425	$32,576,500	$(54,490,543)	$(21,912,618)
Issuance of warrants	—	—	30,333	—	30,333
Stock based compensation	—	—	34,190	—	34,190
Net loss	—	—	—	(921,648)	(921,648)
Balance as of June 30, 2009	14,251,964	$1,425	$32,641,023	$(55,412,191)	$(22,769,743)

See notes to condensed consolidated financial statements

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(921,648)	$(36,641,807)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes	—	5,007,180
Long lived assets impairment and abandonment	—	1,022,210
Depreciation and amortization	447,417	284,696
Loss on disposal of fixed assets	4,708	—
Impairment of goodwill	—	16,821,586
Provision for (reduction in) doubtful accounts	(422,764)	2,611,046
Provision for franchise receivables	—	1,638,879
Loss on sale of subsidiary	—	1,294,220
Issuance of warrants	30,333	57,619
Stock-based compensation	34,190	21,102
Gain on M & T restructuring forgiveness of debt	—	(866,480)
Issuance of stock	—	120,970
Interest expense – original issue discount and warrant liabilities	287,650	—
Mark to market loss on derivative instruments	43,328	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	199,715	13,062,183
Decrease in unbilled revenue	50,745	2,001,683
(Increase) in prepaid expenses and other current assets	(8,754)	(424,434)
(Increase) decrease in other assets	51,313	(8,963)
Increase (decrease) in accounts payable	(37,590)	1,692,299
(Decrease) in accrued expense and other current liabilities	(468,668)	(815,310)
(Decrease) in accrued payroll and related taxes	(79,782)	(2,679,269)
Increase (Decrease) in deferred revenue	(498,051)	840,000
Increase (decrease) in accrued restructuring costs	(47,176)	929,975
(Decrease) in retirement benefits payable	(62,480)	—
Total adjustments to net loss	(475,866)	42,611,192
Net cash provided by (used in) operating activities	(1,397,514)	5,969,385
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment, furniture and fixtures	(44,968)	(547,790)
(Increase) in restricted cash	(25,000)	—
Net cash (used in) investing activities	(69,968)	(547,790)
CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments) of long-term debt	(1,138,079)	(9,623,508)
Proceeds from issuance of ComVest debt	—	8,000,000
Gross borrowings on notes payable to noteholders	—	204,449
Gross borrowings on revolving credit facility – ComVest	1,900,000	530,000
Fees incurred in refinancing	(19,976)	(693,082)
Net cash provided by (used in) financing activities	741,945	(1,582,141)
Net increase (decrease) in cash and cash equivalents	(725,538)	3,839,454
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	960,145	1,993,641
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$234,607	$5,833,095

See notes to condensed consolidated financial statements

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	For the six months ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)
Cash paid during the period for:
Interest	$486,760	$598,524
Income taxes	$—	$15,430

SUPPLEMENTAL SCHEDULE OF NON-CASH, INVESTING AND FINANCING ACTIVITIES:

Non cash transactions:

ComVest Warrants issued and amortizable Original Issue Discount	$634,000
ComVest financing and amortizable Original Issue Discount	$1,000,000
ALS accrued interest converted to note payable (See Note 11 – Debt Obligations)	$132,661

During the six months ended June 30,2009, other assets of $630,754 were offset against long-term debt.

See notes to condensed consolidated financial statements

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — GOING CONCERN:

Historically, ClearPoint Business Resources, Inc. (“ClearPoint” or the “Company”) has funded its cash and liquidity needs through cash generated from operations and debt financing.  At June 30, 2009, the Company had an accumulated deficit of $55,412,191 and working capital deficiency of $8,904,055. For the six months ended June 30, 2009, the Company incurred a net loss of $921,648.  Although the Company restructured its debt and obtained new financing in the third quarter of 2009 (see Note 19 – Subsequent Events), cash projected to be generated from operations may not be sufficient to fund operations and meet debt repayment obligations during the next twelve months.  In order to meet its future cash and liquidity needs, the Company may be required to raise additional financing and restructure existing debt.  There is no assurance that the Company will be successful in obtaining additional financing and restructuring its existing debt.  If the Company does not generate sufficient cash from operations, raise additional financing and restructure existing debt, there is substantial doubt about the ability of the Company to continue as a going concern. The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — ORGANIZATION AND BASIS OF PRESENTATION:

The accompanying unaudited condensed consolidated financial statements of the Company and its wholly-owned subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”).

ClearPoint provides comprehensive workforce management technology solutions throughout the United States, including its iLabor technology platform (“iLabor” or the “iLabor Network”), vendor management services (“VMS”) and staff augmentation programs.  Since its inception, ClearPoint has enhanced its platform through organic growth and the integration of acquisitions.  Previously, ClearPoint provided various temporary staffing services as both a direct provider and as a franchisor.  During the year ended December 31, 2008, ClearPoint transitioned its business model from a temporary staffing provider through a network of branch-based offices or franchises to a provider that manages clients’ temporary staffing needs through its open Internet portal-based iLabor Network. Under the new business model, ClearPoint acts as a broker for its clients and network of temporary staffing suppliers using iLabor. The Company now derives its revenues from fees related to iLabor Network, royalty fees related to contracts entered into under the previous business model and VMS fees. All operations are centralized at its offices in Chalfont, Pennsylvania.

On February 12, 2007, ClearPoint Resources, Inc., ClearPoint’s wholly-owned subsidiary (“CPR”), consummated a merger (the “Merger”) with Terra Nova Acquisition Corporation (“Terra Nova”), a blank check company. As a result, CPBR Acquisition, Inc. (“CPBR”), a Delaware corporation and wholly-owned subsidiary of Terra Nova, merged with CPR.  At the closing of the Merger, CPR stockholders were issued an aggregate of 6,051,549 shares of Terra Nova common stock.

The merger agreement also provides for CPR’s original stockholders to receive additional performance payments, in the form of cash and/or shares, contingent upon the future performance of the combined company’s share price. The performance payments are payable in a combination of cash and shares.  No such payments have been made to date and none are yet due.  Upon the closing of the Merger, Terra Nova changed its name to ClearPoint Business Resources, Inc.

Upon consummation of the Merger, $30.6 million was released from the Terra Nova Trust Fund to be used by the combined company. After payments totaling approximately $3.3 million for professional fees and other direct and indirect costs related to the Merger, the net proceeds amounted to $27.3 million, all of which were used by ClearPoint as follows: (i) to retire the outstanding debt to Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC (collectively, “Bridge”), of $12.45 million, (ii) to pay an early debt retirement penalty in the amount of $1.95 million to Bridge, (iii) to pay for the redemption of warrants related to its credit facility with Bridge in the amount of $3.29 million and (iv) to partially fund the acquisition of ALS, LLC and certain other related transaction costs.

The Merger was accounted for under the purchase method of accounting as a reverse acquisition in accordance with accounting principles generally accepted in the United States of America for accounting and financial reporting purposes. Under this method of accounting, Terra Nova was treated as the “acquired” company for financial reporting purposes. In accordance with guidance applicable to these circumstances, this Merger was considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Merger was treated as the equivalent of ClearPoint issuing stock for the net monetary assets of Terra Nova, accompanied by a recapitalization.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company’s accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

(a) Basis of Presentation:

The condensed consolidated financial information as of June 30, 2009 and for the six month periods ended June 30, 2009 and 2008 have been prepared without audit, pursuant to the rules and regulations of the SEC.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America, have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to provide for fair presentation.  The condensed consolidated financial information should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, previously filed with the SEC.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of consolidated financial position as of June 30, 2009, and consolidated results of operations, and cash flows for the three and six month-periods ended June 30, 2009 and 2008, as applicable, have been made.  The interim results of operations are not necessarily indicative of the operating results for the full fiscal year or any future periods.

(b) Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Revenue Recognition:

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”). Under SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectability is reasonably assured. Revenue earned but not billed is recorded and accrued as unbilled revenue. In 2008, the Company transitioned from a short and long term temporary staffing provider through a network of branch based offices to a provider that manages clients’ temporary staffing spend through its open Internet portal based iLabor network, as well as its closed client embedded VMS system.

The Company evaluated the criteria outlined in EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining that it was appropriate to record the revenue from the iLabor technology platform on a net basis after deducting costs related to suppliers for sourcing labor, which represent the direct costs of the contingent labor supplied, for clients. Generally, the Company is not the primarily obligated party in iLabor transactions and the amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two.

Prior to 2008 and for the three months ended March 31, 2008, the Company’s primary major source of revenue was the temporary placement of workers. This revenue was recognized when earned and realizable and therefore when the following criteria had been met: (a) persuasive evidence of an arrangement exists; (b) services have been rendered; (c) the fee is fixed or determinable; and (d) collectability is reasonably assured. Revenue is recognized in the period in which services are provided based on hours worked by the workers. As a result of changes in the Company’s business model, in 2008, the Company recognized revenue from four major sources:

•
For the three months ended March 31, 2008, the Company recorded revenue from its temporary staffing operations, permanent placement fees, and temp-to-hire fees by formerly Company-owned and franchised operations. Temporary staffing revenue and the related labor costs and payroll taxes were recorded in the period in which the services were performed. Temp-to-hire fees were generally recorded when the temporary employee was hired directly by the customer. ClearPoint reserved for billing adjustments, principally related to overbillings and client disputes, made after year end that related to services performed during the fiscal year. The reserve was estimated based on historical adjustment data as percent of sales. Permanent placement fees were recorded when the candidate commenced full-time employment and, if necessary, sales allowances were established to estimate losses due to placed candidates not remaining employed for the permanent placement guarantee period, which was typically 30-60 days;

•
During the quarter ended June 30, 2008, the Company completed its transition from the temporary staffing provider model to its iLabor technology platform.  Under this new model, the Company records revenue on a net fee basis after deducting costs paid to suppliers for sourcing labor for the Company’s clients. The Company acts as a broker for its clients and the Company’s network of temporary staffing suppliers. Revenue from the Company’s iLabor Network where it electronically procures and consolidates buying of temporary staffing for clients is recognized on a net basis;

•
The Company records royalty revenues when earned based upon the terms of the agreements with Select, StaffChex and Townsend Careers, as defined below (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements); and

•	VMS revenue, which consists of management fees recognized on a net basis and recorded as the temporary staffing service is rendered to the client.

The Company also recorded deferred revenue on the balance sheet as of June 30, 2009 and December 31, 2008.    This amount of deferred revenue is being recognized ratably over the term of the agreement reached with Select (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements).

(d) Accounts Receivable:

The Company’s trade accounts receivable are generally uncollateralized. Management closely monitors outstanding accounts receivable and provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables.  Receivables are written off when deemed uncollectible.

(e) Vendor Managed Services Receivables and Payables:

The Company manages networks of temporary staffing suppliers or vendors on behalf of clients and receives a fee for this service. The Company’s obligation to pay the vendor is conditioned upon receiving payment from the client for services rendered by the vendor’s personnel. As the right of offset between client and vendor does not exist, the receivable from the client which is included in accounts receivable, and payable to the vendor, which is included as a liability, are not offset and are recorded on a gross basis.  Included in the Company’s gross accounts receivable at June 30, 2009 and December 31, 2008 were VMS gross receivables of $629,768 and $1,084,320, respectively. Included in the Company’s accounts payable at June 30, 2009 and December 31, 2008 were VMS payables of $797,368 and $1,173,068, respectively.

(f) Workers’ Compensation:

Prior to February 29, 2008, the Company was responsible for the workers’ compensation costs for its temporary and regular employees and was related to domestic workers’ compensation claims ($250,000 or $500,000 per claim, depending on the policy). The Company accrued the estimated costs of workers’ compensation claims based upon the expected loss rates within the various temporary employment categories provided by the Company and the estimated costs of claims reported but not settled, and claims incurred but not reported.  As a result of the estimated costs, the Company estimated that the insurance carriers will issue rebates based on its findings. During 2008, the Company sold all of its ownership interest in its wholly owned subsidiary, Clearpoint HRO, LLC (“HRO”) (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements).

(g) Equipment, Furniture and Fixtures:

Equipment, furniture, and fixtures are stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful asset lives of three (3) to seven (7) years. The Company also provides for amortization of leasehold improvements over the lives of the respective lease term or the service life of the improvement, whichever is shorter.

(h) Intangible Assets:

In accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), definite lived intangible assets are amortized over their expected lives of two (2) to five (5) years.  The Company’s identifiable intangible asset with a definitive life is comprised of a covenant not to compete.

(i) Goodwill:

In accordance with SFAS No. 142, goodwill was not amortized and was assigned to specific reporting units and reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicated that the reporting unit’s carrying amount of goodwill was greater than its fair value. As a result of the change in the Company’s business model in 2008 and the loss of cash flows related to the prior business model, the Company determined that an impairment of goodwill existed during 2008 and recognized an impairment charge of $16,821,586 on March 31,  2008.  As of March 31, 2008, goodwill was fully impaired.

(j) Advertising Expense:

The Company expenses advertising costs in the period in which they are incurred. Advertising expenses for the three and six months ended June 30, 2009 were $7,280 and $14,890.  Advertising expenses for the three and six months ended June 30, 2008 were $10,361 and $31,561, respectively.

(k) Deferred Financing Costs:

Deferred financing costs consist of legal, banking, and other related fees that were capitalized in connection with obtaining various loans and are being amortized to interest expense over the life of the related loan. Deferred financing costs of $422,309 at June 30, 2009 and $536,444 at December 31, 2008 were net of accumulated amortization of $331,113 and $197,002, respectively.

Amortization of financing costs for the three and six months ended June 30, 2009 was $67,055 and $134,111, respectively.  Amortization of financing costs for the three and six months ended June 30, 2008 was $11,792 and $23,584, respectively.

(l) Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized.

(m) Stock-based Employee Compensation

The Company accounts for stock-based employee compensation in accordance with the recognition and measurement provisions of SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”), related to share-based payment transactions, including employee stock options, to be recognized in the financial statements.  In addition, the Company adheres to the guidance set forth within SEC Staff Accounting Bulletin No. 107 (“SAB 107”), which certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

(n) Loss Per Share:

The Company accounts for earnings per share pursuant to SFAS No. 128, “Earnings per Share,” which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year.  Potentially dilutive securities include stock options and warrants and shares of common stock issuable upon conversion of the Company's convertible notes.

Diluted loss per share for the six months ended June 30, 2009 and 2008 was the same as basic loss per share, since the effects of the calculation were anti-dilutive due to the fact that the Company incurred losses for all periods presented.  The following securities, presented on a common share equivalent basis, were excluded from the per share computations:

	Six Months Ended June 30,
	2009	2008
Stock Options	945,600	816,000
Warrants	4,050,825	11,445,000
	4,996,425	12,261,000

(o) Impairment of Long Lived Assets:

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”, long-lived assets such as equipment, furniture and fixtures, and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset many not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(p) Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk as defined by SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk”, consist principally of cash and cash equivalents, and accounts receivable and unbilled revenues.

(i) Cash, Cash Equivalents and Restricted Cash:

The Company places its cash and cash equivalents with financial institutions. It is the Company’s policy to monitor the financial strength of these institutions on a regular basis and perform periodic reviews of the relative credit rating of these institutions to lower its risk. At times, during the six months ended June 30, 2009 and 2008, respectively, the Company’s cash and cash equivalent balances exceeded the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $100,000 which was increased to $250,000 during 2008 on interest bearing accounts of/in financial institution.  The FDIC also removed its $100,000 limit on non-interest bearing accounts all together.  The Company has not experienced any losses in such accounts, and it believes it is not exposed to any significant credit risk on cash and cash equivalents.  The balance in interest bearing accounts at June 30, 2009 was less than the FDIC limit of $250,000 and there were no uninsured cash and cash equivalents at June 30, 2009.

At June 30, 2009, the Company had $25,000 of restricted cash, which is classified as a non-current asset.  The restricted cash serves as collateral for an irrevocable standby letter of credit that provides financial assurance that the Company will fulfill its obligations with respect to the settlement of Sunz Insurance (see Note 18 – Litigation).  The cash is held in custody by the issuing bank, is restricted as to withdrawal or use, and is currently invested in money market funds.  Income from these investments is paid to the Company.

(ii) Accounts Receivable, Unbilled Revenues and Revenues:

The Company does not require collateral or other security to support customer receivables or unbilled revenues. One (1) customer account accounted for 10% of the accounts receivable balance as of June 30, 2009. The Company believes that credit risk is dispersed and low due to the large number of customers in different regions and different industries.

(q) Reclassifications:

Certain amounts from the prior year financial statements have been reclassified to conform to the current year presentation. Accounts receivable – related party in the amount of $336,670 was reclassified to accounts receivable for the year ended December 31, 2008. Additionally, certain items were reclassified in the condensed consolidated statement of cash flow for the six months ended June 30, 2008. These reclassifications had no effect on the Company’s consolidated net loss or stockholders’ deficit.

(r) Recent Accounting Pronouncements:

Recently Adopted Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. In February 2008, the FASB released FASB Staff Position (“FSP”) FSP FAS 157-2 – Effective Date of FASB Statement No. 157, which delayed the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” This FSP clarifies the application of SFAS No. 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued.  The implementation of SFAS No. 157 for financial assets and liabilities, effective January 1, 2008, and FSP FAS 157-2, effective January 1, 2009, did not have a material impact on the Company’s consolidated financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The implementation of SFAS No. 159 for financial assets and liabilities, effective January 1, 2008, did not have an impact on the Company’s consolidated financial position and results of operations, as management has not elected to measure at fair value any of the Company’s eligible financial instruments or other items not previously required to be measured at fair value.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations—a replacement of FASB Statement No. 141.”  This statement establishes principles and requirements for how the acquirer recognizes and measures assets acquired and liabilities assumed in a business combination, as well as, goodwill acquired and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of a business combination. In April 2009, the FASB issued FSP SFAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies,” which amends SFAS No. 141(R) to require that contingent assets acquired and liabilities assumed be recognized at fair value on the acquisition date if the fair value can be reasonably estimated. If the fair value cannot be reasonably estimated, the contingent asset or liability would be measured in accordance with SFAS No. 5, “Accounting for Contingencies,” and FASB Interpretation No. 14, “Reasonable Estimation of the Amount of a Loss.”  Both pronouncements were effective for the Company as of January 1, 2009 and will be applied prospectively to business combinations entered into on or after that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This statement requires that a noncontrolling interest in a subsidiary be reported as equity and that the amount of consolidated net income attributable to the parent and to the noncontrolling interest should be separately identified in the consolidated financial statements. The Company has applied the provisions of SFAS No. 160 prospectively, as of January 1, 2009, except for the presentation and disclosure requirements, which were applied retrospectively for all periods presented. The adoption did not have an impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of SFAS No. 161, effective January 1, 2009, did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Whether a Market Is Not Active and a Transaction Is Not Distressed”, which supersedes FSP FAS 157-3 This FSP provides additional guidance in determining whether a market is active or inactive and whether a transaction is distressed. It is applicable to all assets and liabilities that are measured at fair value and requires enhanced disclosures. This FSP is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The adoption of FSP FAS 157-4 did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which amends FAS No. 107, “Disclosures about Fair Values of Financial Instruments,” to require disclosures about fair value of financial instruments in interim, as well as, annual financial statements. It also amends APB Opinion No. 28, “Interim Financial Reporting,” to require those disclosures in all interim financial statements. This FSP is effective for interim reporting periods ending after June 15, 2009. Because FSP FAS 107-1 and APB 18-1 apply only to financial statement disclosure, the adoption did not have a material impact on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FAS 115-2 and FAS 124-2”).  This FSP provides a framework to perform an other-than-temporary impairment analysis, in compliance with Generally Accepted Accounting Principles (“GAAP”), which determines whether the holder of an investment in a debt or equity security, for which changes in fair value are not regularly recognized in earnings, should recognize a loss in earnings when the investment is impaired.  Additionally, this FSP amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements.   FAS 115-2 is effective for interim reporting periods ending after June 15, 2009.  The Company adopted FAS 115-2 and FAS 124-2 during the quarter ended June 30, 2009.  The adoption did not have a material impact on the Company’s condensed consolidated financial statements.

In May 2009, the FASB issued Statement No. 165, “Subsequent Events” (“FAS 165”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  In particular, FAS 165 provides guidance on the period after the balance sheet date and the circumstances under which management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.  FAS 165 also requires certain disclosures about events or transactions occurring after the balance sheet date.  FAS 165 is effective for interim and annual reporting periods ending after June 15, 2009. The Company adopted the provisions of FAS 165 in the quarter ended June 30, 2009.  The adoption did not have a material impact on the Company’s consolidated financial statements.

Standards Issued But Not Yet Adopted

In April 2009, the FASB issued FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” (“FAS 141(R)-1”).  FAS 141(R)-1 requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value per SFAS No. 157, if the acquisition-date fair value can be reasonably determined. If the fair value cannot be reasonably determined, then the asset or liability should be recognized in accordance with SFAS No. 5, “Accounting for Contingencies,” and FASB Interpretation (“FIN”) No. 14, “Reasonable Estimation of the Amount of a Loss - an interpretation of FASB Statement No. 5.” FAS 141(R)-1 also requires new disclosures for the assets and liabilities within the scope of the FSP. The Company is applying the guidance of FAS 141(R)-1 to business combinations completed on or after January 1, 2009. The Company was not involved in any business combinations on or after January 1, 2009.

In June 2009, the FASB issued Statement No. 166, “Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140” (“SFAS 166”), which amends the existing guidance on transfers of financial assets.   The amendments include: (1) eliminating the qualifying special-purpose entity concept, (2) a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, (3) clarifications and changes to the derecognition criteria for a transfer to be accounted for as a sale, (4) a change to the amount of recognized gain or loss on a transfer of financial assets accounted for as a sale when beneficial interests are received by the transferor, and (5) extensive new disclosures. SFAS 166 is effective for new transfers of financial assets occurring on or after January 1, 2010.  The adoption of SFAS 166 is not expected to have a material impact on the Company’s consolidated financial statements; however, it could impact future transactions entered into by the Company.

In June 2009, the FASB issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”), amending the consolidation guidance for variable-interest entities under FIN 46(R), “Consolidation of Variable Interest Entities   an interpretation of ARB No. 51.” The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity.  SFAS 167 is effective January 1, 2010. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

In June 2009, the FASB issued Statement No. 168, “The FASB Accounting Standards Codification (Codification) and the Hierarchy” of GAAP (“SFAS 168”), which replaces SFAS No. 162, “The Hierarchy of GAAP” and establishes the Codification as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  SEC rules and interpretive releases are also sources of authoritative GAAP for SEC registrants.  SFAS 168 modifies the GAAP hierarchy to include only two levels of GAAP: authoritative and nonauthoritative.  SFAS 168 is effective for interim and annual periods ending after September 15, 2009.  As SFAS 168 is not intended to change or alter existing GAAP, it will not impact the Company’s condensed consolidated financial statements.  The Company will adjust historical GAAP references in its Quarterly Report on Form 10-Q for the quarter ending September 30, 2009 to reflect accounting guidance references included in the Codification.

NOTE 4 — BUSINESS AND ASSET ACQUISITIONS AND DISPOSITIONS AND LICENSING AGREEMENTS:

(a)           Asset Purchase Agreement with StaffChex

On February 28, 2008, ClearPoint entered into an Asset Purchase Agreement (the “StaffChex Purchase Agreement”) with StaffChex, Inc. (“StaffChex”), a privately owned company. Under the StaffChex Purchase Agreement, StaffChex acquired all of the rights to customer accounts, as defined in the StaffChex Purchase Agreement, related to the temporary staffing services serviced by (i) KOR Capital, LLC (“KOR”) pursuant to the Franchise Agreement – Management Agreement, dated August 30, 2007, and (ii) StaffChex Servicing, LLC (“StaffChex Servicing”), an affiliate of StaffChex, pursuant to the Exclusive Supplier Agreement, dated September 2, 2007. The prior agreements with StaffChex Servicing and KOR were terminated on February 28, 2008 and March 5, 2008, respectively. The Company did not incur any early termination penalties in connection with such terminations. On March 5, 2008, ClearPoint completed the disposition and transfer of all of the customer accounts.  In consideration for the customer accounts acquired from ClearPoint, StaffChex issued to ClearPoint 15,444 shares of common stock of StaffChex, and ClearPoint is entitled to receive an additional 15,568 shares of StaffChex common stock, pursuant to the earnout provisions set forth in the StaffChex Purchase Agreement, which have been met. As a result, the Company is entitled to 31,012 shares (16.4%) of StaffChex’s outstanding stock, of which 15,568 shares have not been issued to the Company.

ClearPoint is using the cost accounting method  to record earnings from this investment in StaffChex. In addition, ClearPoint entered into an iLabor agreement with StaffChex whereby StaffChex agreed to process its temporary labor requests through iLabor and to pay to ClearPoint 2.25% (such percentage subject to reduction based on meeting certain volume targets) of StaffChex’s total collections from its total billings under the acquired customer accounts for temporary staffing services (the “Royalty”).

On March 16, 2009, the Company and StaffChex entered into Amendment No. 1 to the iLabor agreement (the “Amendment”) pursuant to which the payment terms of the iLabor agreement were restated.  The Amendment provides that the Company will pay StaffChex for client-approved billable work hours at the agreed-upon hourly rate with respect to such client.  Royalties payable to the Company shall be calculated based on weekly collections.  For weekly collections of less than $1.4 million, the Royalty is one and one-quarter percent (1.25%) and for weekly collections of more than $1.4 million, the Royalty is two percent (2%).  These weekly payments commenced on March 18, 2009.  In addition, StaffChex agreed to make 104 weekly payments of $4,096 followed by 52 weekly payments of $3,105 for past-due Royalties owed through February 28, 2009.  Such additional payments commenced on June 3, 2009.  The failure of StaffChex to make payments due pursuant to the iLabor agreement constitutes a material breach of the iLabor agreement.  As of June 30, 2009, StaffChex was current in all payments to ClearPoint.  In the event of nonpayment, StaffChex will have a ten (10) day cure period to make any delinquent payments.  If such payments remain outstanding following the cure period, StaffChex agreed to direct its affiliated receivables factoring company to make the required payment to the Company.  In addition, the Amendment provides that StaffChex may not assign, convey, sell, transfer or lease the customer account property or the underlying customer agreements transferred to StaffChex without the prior written consent of the Company.  Such consent will not be required in connection with a transaction occurring after February 28, 2012 and that is part of a sale of 100% of the stock of StaffChex or all or substantially all of its assets.

(b)           Sale of ClearPoint HRO

On March 5, 2008, ClearPoint completed the disposition and transfer of the balances of customer accounts related to its temporary staffing business. On February 7, 2008, CPR and HRO, a wholly owned subsidiary of CPR, entered into a Purchase Agreement (the “HRO Purchase Agreement”) with AMS Outsourcing, Inc. (“AMS”). Pursuant to the HRO Purchase Agreement, CPR sold all of its ownership interest of HRO to AMS for an aggregate purchase price payable in the form of an earnout payment equal to 20% of the earnings before interest, taxes, depreciation and amortization of the operations of HRO for a period of twenty four (24) months following February 7, 2008. As of June 30, 2009, no such earnout has been earned or received.

Subsequent to the original estimated loss of $1,894,220 recorded on the sale of HRO, CPR recorded a $600,000 reversal of the originally estimated loss in the second quarter of 2008 in conjunction with the refinancing of debt owed to Manufacturers and Traders Trust Company (“M&T”) reducing the certificate of deposit sold.

The Company recorded a net loss in 2008 of $1,294,220 on the transaction as follows:

Assets sold:
Prepaid expenses	$153,861
Certificate of deposit	900,000
Other current assets	1,128,271
Expected Workers’ Compensation Collateral Refunds	5,091,858
7,273,990
Liabilities assumed:
Accrued payroll and related taxes	(3,838,611)
Letter of credit – Workers compensation insurance policy	(1,500,000)
Accrued expenses and other liabilities	(641,159)
(5,979,770)
Loss on sale	$(1,294,220)

(c)           License Agreement

On February 28, 2008, CPR and ClearPoint Workforce, LLC (“CPW”), a wholly owned subsidiary of CPR, entered into a Licensing Agreement (the “Optos Licensing Agreement”) with Optos Capital, LLC (“Optos”), of which Christopher Ferguson, a principal stockholder of the Company, is the sole member. Pursuant to the Optos Licensing Agreement, the Company (i) granted to Optos a non-exclusive license to use the ClearPoint Property and the Program, both as defined in the Optos Licensing Agreement, which included certain intellectual property of CPR, and (ii) licensed and subcontracted to Optos the client list previously serviced by TZG Enterprises, LLC (“TZG”), a Delaware limited liability company controlled by J. Todd Warner, a former officer of the Company, pursuant to an Agreement dated August 13, 2007 (the “TZG Agreement”) and all contracts and contract rights for the clients included on such list.  In consideration of the licensing of the Program, which was part of the ClearPoint Property, CPR was entitled to receive a fee equal to 5.2% of total cash receipts of Optos related to temporary staffing services. On April 8, 2008, the Optos Licensing Agreement was terminated.  In consideration for terminating the Optos Licensing Agreement, CPR and Optos agreed that there would be a net termination fee for any reasonable net costs or profit incurred, if any, when winding up the operations associated with termination. The estimated net termination fee of $500,000 was recognized in selling, general and administrative expenses in 2008 and was included in accrued expenses at June 30, 2009 and December 31, 2008.  The payment of the net termination fee is expected to be in the form of cash and shares of common stock of the Company.  See Note 17 – Related Party Transactions for a description of the fees payable under the Optos Licensing Agreement recorded by the Company.

On April 8, 2008, CPR entered into a License Agreement dated April 8, 2008 (the “Select License Agreement”) with Koosharem Corp., doing business as Select Staffing (“Select”) and a Temporary Help Services Subcontract dated April 8, 2008 (the “Select Subcontract”) with Select.  Pursuant to the Select License Agreement and the Select Subcontract, CPR was entitled to receive annually the first 10% of all gross billings of the subcontracted contracts up to $36 million of gross billings ($3.6 million per year to CPR) and whereby Select licensed use of the iLabor network in exchange for a $1.2 million payment ($900,000 paid on April 8, 2008 and $300,000 was payable on July 1, 2008, but was not paid).  On July 29, 2008, Select and Real Time Staffing Services, Inc. (“Real Time”), filed a complaint (the “Select Litigation”) in the Superior Court of California (Santa Barbara County), against the Company alleging that the Company owed it $1,033,210 for services performed for the Company’s clients.  On August 22, 2008, CPR, Select and Real Time entered into a Settlement Agreement and Release (the “Select Settlement Agreement”) pursuant to which each party released the others from all prior, existing and future claims including, without limitation, the parties’ claims with respect to the Select Litigation the Select License Agreement and the Select Subcontract.  Pursuant to the Select Settlement Agreement, the parties also agreed (i) that CPR would retain the $900,000 paid to it under the Select License Agreement; (ii) to allocate between Select and CPR amounts paid or payable with respect to certain client accounts; (iii) to execute an amendment to the Select Subcontract (the “Subcontract Amendment”), as described below; and (iv) that Select would file the required documents to dismiss the Select Litigation with prejudice. In addition, Select and CPR agreed not to commence any future action arising from the claims released under the Select Settlement Agreement, and, on August 28, 2008, this lawsuit was dismissed.  The monthly revenue fees are split between the parties as provided in the Select License Agreement. Effective September 21, 2008, licensing fees related to the Select License Agreement consisted of amortizing deferred revenue of $83,000 plus an additional $250,000 of cash paid by Select over the life of the contract, which was 28 months.

The deferred revenue of $1,494,157 as of June 30, 2009, which has a remaining life of 18 months, was comprised of the remaining balance of the original $900,000 payment, cash received on behalf of Select and relief of certain accounts payable owed to Select as of the settlement date (see Note 18 – Litigation for further detail).

Pursuant to the Subcontract Amendment dated August 22, 2008, the Subcontract fee was amended to provide that Select would pay CPR, for twenty-eight consecutive months, 25% of each month’s gross sales generated by the customers and contracts described in the Select Subcontract as well as, without duplication, sales generated by certain locations in accordance with the Select Subcontract, subject to a maximum fee of $250,000 per month.  The payments are subject to acceleration upon occurrence of certain breaches of the Select Subcontract or bankruptcy filings by Select.  In addition, the term of the Select Subcontract was amended to provide that the term will expire upon the payment of all fees owed under the Select Subcontract, as amended.

On May 22, 2008, ClearPoint entered into an amendment to a Managed Services Agreement with Townsend Careers, LLC (“Townsend Careers”) to take over certain contracts that were being serviced out of ClearPoint’s former Baltimore, MD office. Under the terms of the agreement, Townsend Careers agreed to pay ClearPoint a royalty fee of 6% of billings.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS:

	June 30, 2009	December 31, 2008
	(Unaudited)
Prepaid insurance	$219,174	$125,410
Other current assets	7,462	92,472
	$226,636	$217,882

NOTE 6 — EQUIPMENT, FURNITURE AND FIXTURES:

	June 30, 2009	December 31, 2008
	(Unaudited)
Furniture and fixtures	$40,078	$29,150
Computer software and equipment	1,768,570	1,740,180
Leasehold improvements	9,201	9,201
	1,817,849	1,778,531
Less, accumulated depreciation	(769,206)	(481,842)
Equipment, furniture and fixtures, net	$1,048,643	$1,296,689

Depreciation expense for the three and six months ended June 30, 2009 was $145,297 and $288,306, respectively.  Depreciation expense for the three and six months ended June 30, 2008 was $50,911 and $148,237, respectively.  In March 2008, the Company recorded a loss of $1,022,210 as a result of the abandonment of leasehold improvements, furniture and fixtures and computer equipment resulting from termination of franchise agreements.  During the six months ended June 30, 2008, the Company removed $1,837,918 of fixed assets and $815,708 of accumulated depreciation as a result of this impairment.

NOTE 7 — INTANGIBLE ASSETS:

	June 30, 2009	December 31, 2008
	(Unaudited)
Covenant not to compete	$250,000	$250,000
Less, accumulated amortization	(141,667)	(116,667)
Intangibles, net	$108,333	$133,333

The covenant not to compete is being amortized over its five (5) year life. Amortization expense of intangible assets for the six months ended June 30, 2009 and 2008 was $25,000 for each period respectively. Amortization expense expected to be incurred for the fiscal years ending December 31, 2009, 2010 and 2011 is $50,000, $50,000 and $33,333, respectively.

NOTE 8 — OTHER ASSETS

	June 30, 2009	December 31, 2008
	(Unaudited)
Due from ALS	$—	$500,667
Long term portion of related party receivable	—	181,400
Security deposits and other assets	27,337	27,337
	$27,337	$709,404

NOTE 9 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

	June 30, 2009	December 31, 2008
	(Unaudited)
Other accrued expenses	$1,564,308	$1,873,437
Insurance premiums payable	689,588	962,680
Accrued termination fee - Optos	500,000	500,000
	$2,753,896	$3,336,117

NOTE 10 — ACCRUED RESTRUCTURING COSTS:

Effective June 29, 2007, the Company’s management approved a restructuring program to consolidate operations and reduce costs of its field and administrative operations. As part of the restructuring program, the Company closed 24 branch and administrative offices and eliminated approximately 75 positions. The Company initially recorded $1,902,000 of restructuring charges for costs of severance, related benefits and outplacement services related to the termination of these employees and $950,000 of charges relating to the early termination of office spaces leases for a total of $2,852,000 in 2007. The Company subsequently reduced the initial expense recorded in 2007 by $650,884 due to decreases in anticipated severance costs resulting in a net charge of $2,210,116.  During the year ended December 31, 2007, the Company paid out $1,176,514.  These expenses were present valued and accrued and were scheduled to be paid out over a one year period.  During the year ended December 31, 2008, the Company paid out $678,865 related to the 2007 restructuring reserve and recognized a reduction of initially estimated restructuring costs of $196,994 due to severance and related benefits for which the Company believed it was no longer liable as a result of a breach of contract as well as $95,913 related to early termination settlements of office spaces.  During the six months ended June 30, 2009, the Company paid out $4,352 related to the 2007 reserve.

As a result of the sale of certain entities and the transition to the Company’s new business model, effective March 12, 2008, the Company’s management approved an additional restructuring program of its field and administrative operations. As part of the restructuring program, the Company closed its remaining branch and administrative office in Florida and eliminated approximately 20 positions. The Company initially recorded $314,709 of restructuring charges for costs of severance and related benefits to a related party (see Note 16 – Management and Employment Agreements and Note 17 – Related Party Transactions), $182,075 of restructuring charges for costs of severance, related benefits and outplacement services related to the termination of employees and $1,603,638 of charges relating to the early termination of office spaces leases for a total of $2,100,422. These expenses were present valued and accrued on a one time basis and were scheduled to be paid out over a three year period. During the year ended December 31, 2008, the Company paid out $1,252,917 and recognized a reduction of the initial recorded restructuring costs of $457,571 related to early termination settlements of office spaces related to the 2008 restructuring reserve.  During the three and six months ended June 30, 2009, the Company paid out $17,571 and $42,824, respectively, related to early termination of office space leases related to the 2008 restructuring reserve.

2007 Restructuring Reserve	Employee Separation Costs	Lease Termination Obligation	Total
Accrued restructuring costs at inception	$1,902,000	$950,000	$2,852,000
Payments (	(548,253)	(628,261)	(1,176,514)
Reductions in costs previously accrued	(650,884)	—	(650,884)
Accrued restructuring costs at December 31, 2007	702,863	321,739	1,024,602
Payments (	(505,869)	(172,996)	(678,865)
Reductions in costs previously accrued	(196,994)	(95,913)	(292,907)
Total accrued restructuring costs at December 31, 2008	—	52,830	52,830
Payments (	—	(4,352)	(4,352)
Total accrued restructuring costs at June 30, 2009	—	48,478	48,478
Less: current portion	—	(48,478)	(48,478)
Total accrued restructuring costs – long-term	$—	$—	$—

2008 Restructuring Reserve	Employee Separation Costs	Lease Termination Obligation	Total
Accrued restructuring costs at inception	$182,075	$1,603,638	$1,785,713
Accrued restructuring costs at inception – related party	314,709		314,709
Payments (	(182,075)	(1,012,842)	(1,194,917)
Payments – related party (	(58,000)	—	(58,000)
Reductions in costs previously accrued	—	(457,571)	(457,571)
Total accrued restructuring costs at December 31, 2008	—	133,225	133,225
Total accrued restructuring costs at December 31, 2008 – related party	256,709	—	256,709
Payments (	—	(42,824)	(42,824)
Total accrued restructuring costs at June 30, 2009	—	90,401	90,401
Total accrued restructuring costs at June 30, 2009 – related party	256,709	—	256,709
Less: current portion	(64,177)	(90,401)	(154,578)
Total accrued restructuring costs – long-term	$192,532	$—	$192,532

NOTE 11 — DEBT OBLIGATIONS:

A summary of all debt is as follows:

	June 30, 2009	December 31, 2008
	(Unaudited)
Term Loan with ComVest due December 31, 2010. Principal and interest payments payable monthly bearing interest of 10% per annum (net of $836,820 and $1,124,468 OID at June 30, 2009 and December 31, 2008, respectively (See Note 19 - Subsequent Events)	$6,281,228	$6,529,542
Revolver with ComVest due December 31, 2010. Interest payments payable monthly bearing interest of 7.250% per annum (See Note 19 – Subsequent Events)	2,900,000	1,000,000
M&T Loan modification and restructure agreement dated June 20, 2008. Principal payments begin January 1, 2011 in equal amounts over 36 months plus interest at 5% per annum	4,751,432	4,994,379
Note payable monthly to Blue Lake Rancheria with a final, balloon payment due April 30, 2009. Interest of 10% per annum is payable quarterly. This note has been guaranteed by two of the principal stockholders of the Company	490,000	690,000
Subordinated notes payable due March 31, 2010. The notes have an interest rate of 12%	550,000	550,000
Note payable to ALS, LLC. This note has an interest rate of 5%	1,638,456	2,155,652
Note payable to unrelated individuals for purchase of the common stock of StaffBridge, Inc. due and payable December 31, 2009. Interest is calculated at 8% per annum	177,517	336,690
	16,788,633	16,256,263
Add Original Issue Discount (OID)	836,820	1,124,468
Total principal payments of long term debt	17,625,453	17,380,731
Less: Current portion	3,050,199	5,950,209
	14,575,254	11,430,522
Less OID	(836,820)	(1,124,468)
Long term debt, net of current and OID	$13,738,434	$10,306,054

Principal payments of long-term debt for each of the next five years and thereafter are as follows:

2009	$2,200,199
2010	10,868,048
2011	804,687
2012	1,072,916
2013	1,072,917
Thereafter	1,606,686
$17,625,453

Revolving Credit and Term Loan Agreement with ComVest

On June 20, 2008, the Company entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with ComVest Capital, LLC (“ComVest”).  Pursuant to the Loan Agreement, ComVest extended to the Company: (i) a secured revolving credit facility for up to $3 million (the “Revolver”) and (ii) a term loan (the “Term Loan” and, together with the Revolver, the “Loans”) in the principal amount of $9 million, of which $1 million was treated as an original issue discount, and the Company received $8 million in respect of the Term Loan.  The Company also issued a warrant to purchase 2,210,825 shares of common stock at an exercise price of $0.01 per share, immediately exercisable during the period commencing June 20, 2008 and ending on June 30, 2014. This warrant was valued at $634,000 and treated as a discount to the long term portion of the debt and was amortized over the life of the long term debt.  Amortization related to the warrants amounted to $54,114 and $0 for the three months ended June 30, 2009 and June 30, 2008, respectively, and $111,608 and $0 for the six months ended June 30, 2009 and June 30, 2008, respectively.  Amortization related to the original issue discount of $1,000,000 amounted to $85,356 and $0 for the three months ended June 30, 2009 and June 30, 2008, respectively, and $176,041 and $0 for the six months ended June 30, 2009 and June 30, 2008, respectively.  The maximum amount permitted to be outstanding under the Revolver was initially $3 million (the “Revolver Maximum”). Effective as of the first day of each calendar month beginning January 1, 2010, the Revolver Maximum was to be reduced by an amount equal to 5.5% of the Revolver Maximum in effect for the previous month. To the extent the amounts outstanding under the Revolver exceeded the Revolver Maximum, the Company was required to make a payment to ComVest sufficient to reduce the amount outstanding to an amount less than or equal to the Revolver Maximum. The Company was able to borrow under the Revolver, up to the then applicable Revolver Maximum. The amounts due under the Revolver bore interest at a rate per annum equal to the greater of: (i) the prime rate of interest announced by Citibank, N.A. plus 2.25% or (ii) 7.25%. At June 30, 2009, the interest rate on the Revolver was 7.25% and during the year ended December 31, 2008, averaged 7.25%.  At June 30, 2009, the interest rate on the Term Loan was 10% per annum. The Loans provided that the stated interest rates were subject to increase by 500 basis points during the continuance of an event of default under the Loan Agreement. Amounts due under the Loans were payable monthly, beginning July 1, 2008.

The outstanding principal amount of the Term Loan was payable as follows: $150,000 on July 1, 2008 and subsequent payments are to be in an amount equal to the greater of (i) $200,000 less the amount of interest accrued during the preceding month or (ii) the amount equal to (a) the lesser of $450,000 or certain license fees, royalties, use fees and/or other such payments collected by the Company during the preceding month less (“Royalties”) (b) the amount of interest accrued during the preceding month (but not greater than the principal balance of the Term Loan). The installments under (ii) above were payable monthly starting August 1, 2008, including December 1, 2010. The final installment due and payable on December 31, 2010 was to be in an amount equal to the entire remaining principal balance, if any, of the Term Loan.

As of June 30, 2009, the Company was in default on principal installment payments due for February, 2009 through June, 2009 under the Term Loan in the aggregate amount of $701,822. In addition, the Company was in default on principal installment payments due for July, 2009 under the Term Loan in the aggregate amount of $439,357 and was in default on interest payments due for July, 2009 in the amount of $61,295. The Company was also in default on interest payments due for July, 2009 under the Revolver in the amount of $18,098.  The failure to make such payments constituted events of default under the Loan Agreement.  The Company was obligated to pay a default interest rate of 500 basis points over the prevailing rate, which difference between the default rate and the prevailing rate was not paid.  On May 19, 2009, ComVest executed a waiver letter (the Term Loan Waiver”) related to the Loan Agreement for the periods of February through April, 2009.  Pursuant to the Term Loan Waiver, ComVest waived the foregoing defaults, provided that ComVest reserved the right to collect at a later time, but no later than the maturity date of the Term Loan under the Loan Agreement, the increased interest ComVest was permitted to charge during the continuance of such defaults.  On August 14, 2009, ComVest executed a waiver letter, which waived the Company’s defaults under the Loan Agreement through August 14, 2009, provided the Company pays the difference between the increased interest rate charged in connection with the defaults and the regular interest rate no later than March 31, 2010 (see Note 19 – Subsequent Events).

On January 29, 2009, in order to assist the Company in making the payments under the XRoads Agreement, as defined in Note 16 – Management and Employment Agreements, the Company and ComVest entered into Amendment No. 1 (“Amendment No. 1”) to the Term Loan.  Pursuant to Amendment No. 1, the Term Loan installments due and payable on each of February 1, 2009, March 1, 2009, April 1, 2009 and May 1, 2009, respectively, were reduced by an amount equal to the positive difference (if any) of (i) the lesser of (a) $50,000 or (b) the amount paid or payable to XRoads during the immediately preceding calendar month pursuant to the XRoads Agreement, minus (ii) the amount (if any) by which the aggregate Royalties collected during the immediately preceding calendar month exceeded $450,000.  After the effective date of termination of the XRoads Agreement, no reduction in any subsequent Term Loan installments were to be permitted.  Amendment No. 1 also contained ComVest’s acknowledgment and consent to the Company’s amendment of the payment terms and payment schedule of the StaffBridge Note pursuant to the second Debt Extension Agreement described below.

The Loans mature on December 31, 2010, subject to certain prepayment requirements related to the Term Loan. The Loan Agreement provided that, subject to certain exceptions, the Company must prepay the Term Loan (i) in full upon certain transactions involving the sale or issuance of the majority of the outstanding stock of the Company, change of control of the Company or the sale of all or a material portion of the Company’s assets or (ii) in part to the extent of 30% of proceeds received from sales of certain securities of the Company.  Royalty payments received primarily from StaffChex and Select were segregated and solely used for the repayment of the Term Loan. To the extent that royalty receipts from these sources did not meet the minimum threshold of $200,000 per month, the Company was to make up the difference from its operating cash.  In the event that royalty receipts from these sources exceeded $450,000 in a given month, the Company could utilize the excess for operations or offset amounts owed on the ComVest Revolver at its discretion.  The outstanding borrowings under the Loan Agreement are secured by all the assets of the Company.

The Company must maintain certain fixed charge coverage ratios and must make all necessary adjustments to its system of internal control over financial reporting and disclosure controls and procedures no later than December 31, 2009. The Company must comply with various notice and other reporting covenants including, but not limited to, providing notice to ComVest upon the occurrence of certain events, periodically furnishing certain financial statements and other information to ComVest, maintaining its books and records and permitting inspection of such materials by ComVest upon reasonable request. At June 30, 2009, the Company was in compliance with the applicable notice and reporting requirements required under the ComVest Loan Agreement.

The Company paid to ComVest non-refundable closing fees in the amount of $530,000, charged to the Revolver, simultaneously with funding of the amounts payable to the Company under the Loan Agreement.  In addition, the Company was to pay to ComVest a monthly collateral monitoring, availability and administrative fee equal to 0.15% of the average daily principal amount outstanding under the Revolver during the preceding calendar month, up to $4,500 per month.  Fees paid pursuant to the Revolver were $17,354 and $0 for the three months ended June 30, 2009 and June 30, 2008, respectively, and $25,208 and $0 for the six months ended June 30, 2009 and June 30, 2008, respectively.

As of June 30, 2009, the outstanding balances on the Revolver and the Term Loan were $2,900,000 and $7,118,049, respectively.

The Company utilized the proceeds of the Loans to repay approximately $1,050,000 pursuant to the M&T Restructure Agreement, as defined below, owed to M&T, a creditor of the Company and approximately $530,000 in closing costs and expenses.

On August 14, 2009, the Company entered into an Amended and Restated Revolving Credit Agreement with ComVest (“Amended Loan Agreement”).  This Amended Loan Agreement amended and restated the Loan Agreement dated June 20, 2008.  In connection with such Amended Loan Agreement, the Company issued to ComVest an Amended and Restated Warrant to purchase, in the aggregate, 2,210,825 shares of the Company’s common stock (see Note 19 – Subsequent Events).

Loan Modification and Restructure Agreement with M&T

On February 23, 2007, pursuant to a Credit Agreement (the “M&T Credit Agreement”), the Company entered into credit facilities with M&T consisting of a $20 million revolving credit facility (“M&T Revolver”) expiring in February 2010 and a $3 million term loan (“M&T Term Loan”) expiring in February 2012.  In July 2007, the Company amended the M&T Credit Agreement to increase the M&T Term Loan to $5 million in the First Amendment to the M&T Credit Agreement. These credit facilities carried an interest rate of LIBOR plus between 1.50% and 2.25%, depending on the Company’s ratio of debt to earnings before interest, tax, depreciation and amortization. The available amount to be borrowed from the M&T Revolver was limited based upon ratios of accounts receivable and unbilled revenue. The M&T Revolver and M&T Term Loan contained certain financial covenants including leverage ratios and a fixed charge coverage ratio. On March 21, 2008, ClearPoint entered into the Second Amendment to M&T Credit Agreement, dated as of March 21, 2008, among ClearPoint and M&T. Pursuant to the Second Amendment, the M&T Credit Agreement was amended, among other matters, as follows: (i) the aggregate amount of the revolving credit commitments was gradually reduced from $20 million to $15 million at March 21, 2008 and $4 million at June 30, 2008; (ii) the applicable margin, which is a component of the interest rate calculations, was increased to (a) 3.5% and 1.25% for any revolving credit loan that is a “Eurodollar Loan” and a “Base Rate Loan”, respectively (as defined in the M&T Credit Agreement), and (b) 4.5% and 2.25% for any M&T Term Loan that is a Eurodollar Loan and a Base Rate Loan, respectively; (iii) the applicable commitment fee percentage, which is included in the calculations of commitment fees payable by the Company on the amount of the unused revolving credit commitments, was increased to 0.25%; and (iv) the covenants related to the ratios of total debt or senior debt, as applicable, to modified EBITDA were amended to lower the ratios as of September 30, 2008.

On April 14, 2008, the Company entered into a Waiver (the “M&T Waiver”) to the M&T Credit Agreement. Pursuant to the M&T Waiver, the required lenders under the M&T Credit Agreement waived compliance with certain financial covenants set forth in the M&T Credit Agreement for the period ended December 31, 2007. In connection with the M&T Waiver, the Company paid a $100,000 fee to M&T. The Company was not in compliance with the financial and reporting covenants at March 31, 2008. The Company did not receive a waiver for such non-compliance from M&T. On May 9, 2008, the Company received a letter from M&T indicating, among other matters, that the principal amount of revolving credit loans outstanding under the M&T Credit Agreement shall be limited to a maximum amount of $7.3 million for the period ended May 16, 2008.

On May 21, 2008, the Company received a notice of default from M&T in connection with the M&T Credit Agreement. The Company defaulted on its obligations under the M&T Credit Agreement as a result of its failure to comply with financial covenants contained in the M&T Credit Agreement, including obligations to maintain certain leverage and fixed charge coverage ratios. As a consequence of the default, M&T exercised its right to declare all outstanding obligations under the credit facilities to be immediately due and payable and demanded the immediate payment of approximately $12.8 million, consisting of approximately (i) $7.4 million under the M&T Revolver; (ii) $3.9 million under the M&T Term Loan; and (iii) $1.5 million under a letter of credit. Also pursuant to the notice of default, M&T exercised its right to terminate the M&T Revolver and the M&T Term Loan and to terminate its obligation to make any additional loans or issue additional letters of credit to the Company.

In connection with the Loan Agreement with ComVest described above, the Company and M&T entered into a Loan Modification and Restructure Agreement dated June 20, 2008 (the “M&T Restructure Agreement”) pursuant to which the parties agreed to: (i) consolidate the M&T revolving credit loan of $7,065,809 and the M&T term loan of $3,866,667 (the “M&T Obligations”), (ii) reduce the carrying amount of the consolidated obligations from $10,932,476 to $8,600,000, net of cash payments made during the negotiations, (iii) subordinate the M&T Obligations to the Company’s obligations to ComVest (the “ComVest Obligations”) and (iv) permit the Company to repay the M&T Obligations on a deferred term basis. The M&T Restructure Agreement provides that on the earlier of the first day of the calendar month following the Company’s full satisfaction of the ComVest Obligations or January 1, 2011 (the “Obligations Amortization Date”), the Company shall repay a total of $3 million in principal amount (the “M&T Deferred Obligations”) to M&T in 36 equal monthly payments plus interest on the outstanding balance of such amount at a rate of 5% per annum, subject to increase to 12% per annum upon occurrence of certain agreement termination events and spring back events, as set forth in the agreement. In the event of a sale of substantially all of the Company’s or any subsidiary’s assets, a capital infusion or an infusion of subordinated indebtedness, the Company must prepay the M&T Deferred Obligations by an amount equal to 25% of such proceeds as are payable to ComVest under such circumstances.

In addition, prior to the Obligations Amortization Date, the Company must pay M&T: (i) cash proceeds arising out of certain of its and its subsidiaries’ accounts receivable in an amount not less than $3 million and (ii) existing and future federal and state income tax refunds of not less than $1 million due or which become due to the Company for any period prior to January 1, 2008.  In the event such payments by the Company are less than the stated minimum amounts, such shortfall will be added to the M&T Deferred Obligations.  Excesses of either amounts paid by the Company will be remitted to the Company and/or applied to the M&T Deferred Obligations in accordance with the M&T Restructure Agreement.  The Company remitted all applicable federal and state income tax refunds to M&T required under the M&T Restructure Agreement.  At June 30, 2009, income tax refunds of $1,024,000 resulting from net operating loss carry-backs and $91,000 in refunds of overpayments were received by the Company and remitted to M&T.  At June 30, 2009, the Company remitted to M&T a total of approximately $2,467,000, which was comprised of approximately $1,353,000 applied to the $3 million accounts receivable target and $1,114,000 applied to the $1 million federal and state income tax refund target.  The excess of $114,000 over the $1 million tax refund target will be credited to the M&T Deferred Obligations.  At June 30, 2009, the outstanding balance related to the $3 million accounts receivable target was $1,532,682.

The Company issued to M&T warrants to purchase, in the aggregate, 1,500,000 shares of its common stock, of which warrants to purchase 1,200,000 shares have an exercise price of $0.01 and warrants to purchase 300,000 shares have an exercise price of $1.00. In accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”), the fair value of all of the warrants has been classified as a liability since M&T has the right to put the warrants back to the Company in exchange for a cash settlement of $1.00 per share. The Company valued the warrants at $1,247,246 using the Black-Scholes valuation model and the value was offset against the gain on restructuring of debt.  At June 30, 2009, the Company’s consolidated balance sheet included a warrant liability of $1,256,761 related to the fair value of warrants issued to M&T in connection with the M&T Restructure Agreement.

The Company accounted for the M&T Restructure Agreement pursuant to SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings” (“SFAS No. 15”), which required the Company to reduce the carrying amount of the old debt (M&T Obligations of $10,932,476) by the minimum cash value of the put option of the warrants issued ($1,200,000) and the warrant liability of $47,246, and determine whether the carrying value of the remaining debt exceeded the future cash payments of the new debt (M&T Loan Modification of $8,600,000 and future interest payment of $218,750.  SFAS No. 15 also requires that the new debt be recorded as the total of future cash payments.   The excess of the carrying amount of the remaining debt over the future cash payments of the new debt was $866,480, which was reduced by the unamortized deferred financed cost and current refinancing cost of $179,683. As a result of the application of SFAS No. 15, the Company recorded a gain of $686,797 ($0.05 per share), which is reflected in the consolidated statement of operations for the year ended December 31, 2008.

M&T had issued (i) a certain certificate of deposit to the Company in the amount of $1.5 million (the “COD”) and (ii) a certain standby letter of credit for the account of the Company in favor of Ace Risk Management (the “Ace Letter of Credit”). M&T liquidated the COD and applied $600,000 of the COD to the M&T Obligations. To the extent M&T is required to make payments under the Ace Letter of Credit in excess of $900,000 at any time, such excess shall be added to the M&T Deferred Obligations. Excesses of such amount paid will be remitted to the Company and/or applied to the M&T Deferred Obligations in accordance with the M&T Restructure Agreement.

Pursuant to the M&T Restructure Agreement, the Company must comply with various covenants while the M&T Deferred Obligations are outstanding and provided that (i) no bankruptcy or insolvency event has taken place and (ii) the Company and/or its subsidiaries have not terminated operation of their business without the prior written consent of M&T (each being a “Spring Back Event”). Such covenants include, but are not limited to: delivery to M&T of financial and other information delivered to ComVest; restrictions on the aggregate compensation which may be paid to the Chief Executive Officer and Chief Financial Officer of the Company; limitations on dividends and distributions of cash or property to equity security holders of the Company and/or redemptions or purchases of capital stock or equity securities of other entities; restrictions on collateralizing subordinated indebtedness. At June 30, 2009, the Company was in compliance with all applicable covenants set forth in the M&T Restructure Agreement. The M&T Restructure Agreement provides that the Company may continue to pay regularly scheduled payments (but not prepayments or accelerated payments) on (i) existing subordinated indebtedness, except to the extent prohibited by the ComVest transaction documents and (ii) the Blue Lake Note as defined below. For each $50,000 paid on account of the Blue Lake Note, Michael D. Traina, the Company’s Chairman of the board of directors and Chief Executive Officer, and Christopher Ferguson, a principal stockholder of the Company, shall, on a several basis, be liable as sureties for the M&T Deferred Obligations, each in the amount of $10,000, subject to an aggregate amount of each surety’s liability of $150,000.

The M&T Restructure Agreement does not terminate or extinguish any of the liens or security interests granted to M&T pursuant to the M&T Credit Agreement and related documents.

Deferred Financing Costs

Amortization of deferred financing costs related to M&T, for the six months ended June 30, 2009 and 2008 was $0 and $23,584, respectively. The balance of the deferred financing costs related to the M&T financing of $78,614 was offset against the gain on the restructuring of debt during 2008.  Amortization of deferred financing costs related to ComVest was $67,056 and $0 for the three months ended June 30, 2009 and 2008, respectively, and $134,112 and $0 for the six months ended June 30, 2009 and 2008, respectively.

Note Payable to Blue Lake Rancheria

On March 1, 2005, CPR issued a Promissory Note (“Blue Lake Note”) to Blue Lake Rancheria, a fully recognized Indian tribe (“Blue Lake”), for $1,290,000 in principal amount guaranteed by Messrs. Traina and Ferguson. The Blue Lake Note matured on March 31, 2008. Effective March 31, 2008, CPR amended and restated the Blue Lake Note and extended its maturity date under the Agreement, dated as of March 31, 2008, by and between CPR and Blue Lake (the “Blue Lake Agreement”). Pursuant to the Blue Lake Agreement, on April 14, 2008, CPR and Blue Lake entered into an Amended and Restated Promissory Note (“Amended Blue Lake Note”) with a principal amount of $1,290,000, which was due and payable as follows: (i) $200,000 was paid on April 8, 2008; (ii) $50,000 is payable on the first business day of each calendar month for 12 consecutive months (totaling $600,000 in the aggregate), the first payment to occur on May 1, 2008, and the last to occur on April 1, 2009; and (iii) on April 30, 2009, CPR was obligated to pay to Blue Lake the balance of the principal amount, equal to $490,000, plus accrued interest. The interest rate on the Amended Blue Lake Note was increased from 6% to 10% per annum. ClearPoint agreed to issue 900,000 shares (“Escrow Shares”) of ClearPoint’s common stock in the name of Blue Lake to be held in escrow, pursuant to an escrow agreement, as security for the payment of the principal amount and interest under the Amended Blue Lake Note.

CPR did not make the required payments of: (i) $50,000 in January, 2009 and (ii) $490,000, plus accrued interest, of which $8,166 was accrued as of June 30, 2009, in April, 2009 under the Amended Blue Lake Note.  On May 1, 2009, the Company received a notice from Blue Lake indicating CPR’s failure to pay such amounts and demanding that the Company immediately pay a total of approximately $572,744.  Pursuant to the terms of the Amended Blue Lake Note, CPR’s failure to make the foregoing payments when due constitutes an event of default if not cured within five business days of receipt of written notice from Blue Lake.  The Company did not cure such default on or prior to May 8, 2009.  On May 7, 2009, Blue Lake requested disbursement of the Escrow Shares and, pursuant to the Escrow Agreement, the escrow agent is obligated to deliver the Escrow Shares to Blue Lake 10 calendar days after receipt of the request for disbursement.

An event of default under the Amended Blue Lake Note triggers a cross-default provision pursuant to the Loan Agreement with ComVest.  In addition, a default under the Loan Agreement would trigger a cross-default provision pursuant to the M&T Restructure Agreement unless the default under the Loan Agreement is waived in writing by ComVest.  On May 13, 2009, ComVest executed a waiver letter (the “Blue Lake Waiver”) to the Loan Agreement.  Pursuant to the Blue Lake Waiver, effective May 1, 2009, ComVest waived the cross-default provision which was triggered by CPR’s failure to make the payments due under the Amended Blue Lake Note and all remedies available to ComVest as a result of the failure to make such payments provided that such payments due under the Amended Blue Lake Note are paid solely in Escrow Shares.  On August 14, 2009, ComVest executed a waiver letter, which waived all of the Company’s defaults under the Blue Lake Note through August 14, 2009 (see Note 19 – Subsequent Events).

On July 14, 2009, Blue Lake filed a Complaint in the Superior Court of Humboldt County, California seeking payment of the $490,000, plus accrued interest and fees (see Note 18 – Litigation).

Sub Notes

On March 1, 2005, CPR issued Amended and Restated Notes (collectively, the “Sub Notes”) to each of Matthew Kingfield, B&N Associates, LLC, Alyson P. Drew and Fergco Bros. LLC (collectively, the “Sub Noteholders”) for $50,000, $100,000, $100,000 and $300,000, respectively. Ms. Drew is the spouse of ClearPoint’s director Parker Drew. Fergco Bros. LLC (“Fergco”) is twenty-five percent (25%) owned by Mr. Ferguson, a principal stockholder of the Company.

Effective March 31, 2008, CPR amended and restated the Sub Notes and extended their maturity dates to March 31, 2009 (collectively, the “Amended Sub Notes”).  All sums outstanding from time to time under each Amended Sub Note bear the same interest of 12% per annum as under the Sub Note, payable quarterly, with all principal payable on the maturity date. CPR’s failure to make any payment of principal or interest under the Amended Sub Note when such payment is due constitutes an event of default, if such default remains uncured for 5 business days after written notice of such failure is given to CPR by the Sub Noteholder.  Upon an event of default and at the election of the Sub Noteholder, the Sub Note, both as to principal and accrued but unpaid interest, will become immediately due and payable.

In consideration of each Sub Noteholder agreeing to extend the maturity date of the Sub Note, ClearPoint issued warrants (“Initial Sub Note Warrants”) to the Sub Noteholders to purchase, in the aggregate, 82,500 shares of common stock (the “Sub Note Warrant Shares”) at an exercise price of $1.55 per share. The Initial Sub Note Warrant is immediately exercisable during the period commencing on March 31, 2008 and ending on March 31, 2010. CPR had the right in its sole discretion, to extend the maturity date of the Amended Sub Notes to March 31, 2010, and in connection with such extension, the Sub Noteholders had the right to receive additional Sub Note Warrants (the “Additional Sub Note Warrants”) to purchase, in the aggregate, an additional 82,500 shares of common stock.

On June 20, 2008, CPR exercised its right to extend the maturity date of the Amended Sub Notes to March 31, 2010 and, in connection with such extension, the Sub Noteholders received Additional Sub Note Warrants to purchase 82,500 Sub Note Warrant Shares at an exercise price of $1.55 per share. The Additional Sub Note Warrant is immediately exercisable during the period commencing on June 20, 2008 and ending on March 31, 2011.  At June 30, 2008, the Company valued the warrants at $7,619 using the Black-Scholes valuation model and they were expensed under selling, general and administrative expenses.  The exercise price and the number of Sub Note Warrant Shares are subject to adjustment in certain events, including a stock split and reverse stock split.

CPR did not make the required interest payments under the Amended Sub Notes for the quarter ended June 30, 2009, in the aggregate amount of $11,500. Pursuant to the terms of the Amended Sub Notes, CPR’s failure to make the foregoing payments when due constitutes an event of default if not cured within five business days of receipt of written notice from a Sub Noteholder. An event of default under the Amended Sub Notes triggers a cross-default provision pursuant to the Loan Agreement with ComVest.  In addition, a default under the Loan Agreement would trigger a cross-default provision pursuant to the M&T Restructure Agreement unless the default under the Loan Agreement is waived in writing by ComVest.  On August 14, 2009, ComVest executed a waiver letter, which waived all of the Company’s defaults under the Amended Sub Notes through August 14, 2009 (see Note 19 – Subsequent Events).

In connection with the Loan Agreement with ComVest described above, ComVest entered into a Subordination Agreement dated June 20, 2008 (the “Noteholder Subordination Agreement”) with each of the Sub Noteholders and CPR. Pursuant to the Noteholder Subordination Agreement, the Sub Noteholders agreed to subordinate the Company’s obligations to them under the Amended Sub Notes to the ComVest Obligations. So long as no event of default under the ComVest Loan Agreement has occurred, the Company may continue to make scheduled payments of principal and accrued interest when due in accordance with the Sub Notes, as amended. In the case of an event of default under the Loan Agreement with ComVest, the Company may not pay and the Sub Noteholders may not seek payment on the Sub Notes, as amended, until the ComVest Obligations have been satisfied in full. The Noteholder Subordination Agreement also sets forth priorities among the parties with respect to distributions of the Company’s assets made for the benefit of the Company’s creditors.

Pursuant to the Amended Loan Agreement with ComVest, the Company must deliver to ComVest, on or prior to September 13, 2009, written agreements from the Sub Noteholders agreeing to defer and postpone payments of principal and interest in respect of the Amended Sub Notes until one or more dates on or after December 31, 2009.  The Company’s failure to enter into such agreements would constitute an event of default under the Amended Loan Agreement, which would permit ComVest to exercise its remedies including, among other things, declaring all amounts outstanding under the Amended Loan Agreement immediately due and payable and exercising its rights under the Amended and Restated Warrant (see Note 19 – Subsequent Events).  The Company is currently in the process of negotiating such agreements with the Sub Noteholders.  However, there is no assurance that the Company will be able to enter into such agreements on or prior to September 13, 2009.

Note Payable to ALS, LLC

On February 23, 2007, the Company acquired certain assets and liabilities of ALS, LLC and its subsidiaries, doing business as Advantage Services Group based in Florida, that expanded the Company’s operations to clients in California and Florida.  The purchase price of $24.4 million consisted of cash of $19 million, a note of $2.5 million (the “ALS Note”), shares of the Company’s common stock with a value of $2.5 million (439,367 shares) and the assumption of $0.4 million of current liabilities.

In connection with the transaction with ComVest described above, on June 20, 2008, the Company entered into a Letter Agreement dated June 20, 2008 (the “ALS Agreement”) with ALS, LLC and its subsidiaries whereby the parties agreed, among other things: (i) to execute the ALS Subordination Letter dated June 20, 2008, as defined below; (ii) to amend the ALS Note to provide for an outstanding principal amount of $2,155,652 (remaining principal balance of $2,022,991 plus accrued interest of $132,661) bearing interest at a rate of 5% per annum (a reduction from 7%) payable in 24 equal monthly installments, commencing January 2014, payable as permitted pursuant to the ALS Subordination Letter; (iii) that the Company would issue 350,000 shares of common stock to ALS (the “ALS Shares”) in accordance with the ALS Acquisition; (iv) that ALS may defend and indemnify the Company in connection with the TSIL Litigation, as defined in Note 18 – Litigation, and (v) that the parties will take all appropriate actions to dismiss their claims against each other in connection with the TSIL Litigation.

The transaction was not classified as a restructuring of debt. The Company valued the ALS Shares at their fair market value as of the date of issuance of $101,500 and recorded that amount as an expense during the year ended December 31, 2008.

Pursuant to a Subordination Letter sent by ALS to ComVest, M&T and the Company dated June 20, 2008 (the “ALS Subordination Letter”), ALS agreed that the Company may not make and ALS may not receive payments on the ALS Note, provided however, that (i) upon payment in full of all obligations under the Term Loan owing to ComVest and so long as the Company is permitted to make such payments, the Company shall make monthly interest payments on the outstanding principal balance of the ALS Note and (ii) upon payment in full of the M&T Obligations, the Company shall make 24 equal monthly installments on the ALS Note, as amended pursuant to the ALS Agreement described above.  For the three months ended June 30, 2009 and 2008, the Company recorded $28,054 and $24,950, respectively, in interest expense associated with the ALS Note, and for the six months ended June 30, 2009 and 2008, the Company recorded $55,459 and $61,816, respectively, in interest expense associated with the ALS Note.  As of June 30, 2009, the Company had $246,309 of accrued interest payable recorded on its consolidated balance sheet associated with the ALS Note. The Company presented the ALS Note on the balance sheet net of other assets of $300,000 in expenses related to the TSIL Litigation as per the letter agreement dated June 20, 2008 and an advance payment of $330,000 on the ALS Note, which nets out to $1,638,000 (see Note 18 – Litigation).

Notes Payable to StaffBridge

On December 31, 2007, the note payable to former shareholders of StaffBridge, Inc. for purchase of the common stock of StaffBridge, Inc. (“StaffBridge Note”) dated August 14, 2006 was amended from an original maturity date of December 31, 2007 to a new maturity date of June 30, 2008. In addition, the amount of the StaffBridge Note was increased to $486,690 for accrued interest and the interest rate was increased to eight percent from six percent per annum payable in monthly installments starting January 15, 2008. The Company incurred an origination fee in the amount of $19,467, which equaled four percent of the principal amount in the form of 9,496 shares of common stock of the Company. This fee was charged to interest expense.

In addition, in connection with the financing transaction with ComVest, on June 30, 2008, the former shareholders of StaffBridge, Inc. (the “StaffBridge Shareholders”), executed a Debt Extension Agreement (the “Debt Extension Agreement”) and entered into a Subordination Agreement (the “StaffBridge Subordination Agreement”) with ComVest and CPR.

Pursuant to the Debt Extension Agreement, the StaffBridge Shareholders agreed that, in connection with the receipt from the Company of $150,000 payable for work performed by TSP 2, Inc., an entity controlled by certain StaffBridge Shareholders and a contractor for the Company (“TSP”), the StaffBridge Note was amended, effective June 30, 2008, to extend the maturity date to December 31, 2008 and to reduce the outstanding principal amount to $336,690.

Effective December 31, 2008, the StaffBridge Note was further amended pursuant to a second Debt Extension Agreement dated December 31, 2008 to provide for the following payment schedule of the outstanding amount due under the StaffBridge Note: $100,000 was paid on January 12, 2009 and the remaining balance shall be paid in four equal quarterly payments of $59,172, beginning on March 31, 2009, which was made, and ending on December 31, 2009.  Amendment No. 1 to the ComVest Loan Agreement contains ComVest’s acknowledgment and consent to the Company’s amendment of the payment terms and payment schedule of the StaffBridge Note pursuant to the second Debt Extension Agreement.

The Company did not make the required quarterly payment to StaffBridge for the quarter ended June 30, 2009 of $59,172 and was also in arrears on interest payments due in the amount of $2,366.  An event of default under the StaffBridge Note triggers a cross-default provision pursuant to the Loan Agreement with ComVest.  In addition, a default under the Loan Agreement would trigger a cross-default provision pursuant to the M&T Restructure Agreement unless the default under the Loan Agreement is waived in writing by ComVest.  On August 14, 2009, ComVest executed a waiver letter which waived all of the Company’s defaults under the StaffBridge Note through August 14, 2009 (see Note 19 – Subsequent Events).

Pursuant to the StaffBridge Subordination Agreement, the StaffBridge Shareholders agreed to subordinate the Company’s obligations to them under the StaffBridge Note to the ComVest Obligations. So long as no event of default under the Loan Agreement with ComVest has occurred, the Company may continue to make scheduled payments of principal and accrued interest when due in accordance with the StaffBridge Note. In the case of an event of default under the Loan Agreement, the Company may not pay and the StaffBridge Shareholders may not seek payment on the StaffBridge Note until the ComVest Obligations have been satisfied in full. The Subordination Agreement also sets forth priorities among the parties with respect to distributions of the Company’s assets made for the benefit of the Company’s creditors.

Pursuant to the Amended Loan Agreement with ComVest, the Company must deliver to ComVest, on or prior to September 13, 2009, a written agreement from the StaffBridge Shareholders agreeing to defer and postpone payments of principal and interest in respect of the StaffBridge Note until one or more dates on or after December 31, 2009.  The Company’s failure to enter into such agreement would constitute an event of default under the Amended Loan Agreement, which would permit ComVest to exercise its remedies including, among other things, declaring all amounts outstanding under the Amended Loan Agreement immediately due and payable and exercising its rights under the Amended and Restated Warrant (see Note 19 – Subsequent Events).  The Company is currently in the process of negotiating such agreement with the StaffBridge Shareholders.  However, there is no assurance that the Company will be able to enter into such agreement on or prior to September 13, 2009.

Bridge Notes

On June 6, 2008, the Company issued notes (the “Original Bridge Notes”) to each of Messrs. Traina, Drew and TerraNova Partners, L.P. (“TerraNova Partners” and, together with Messrs. Traina and Drew, the “Bridge Lenders”) in the principal amounts of $104,449, $50,000 and $100,000, respectively. Mr. Traina is the Company’s Chairman of the board of directors, Chief Executive Officer and principal stockholder.  Mr. Drew is a member of the Company’s board of directors and TerraNova Partners, a principal stockholder of the Company, is 100% beneficially owned by Mr. Kololian, the Company’s lead director. Mr. Kololian also controls 100% of the voting interest and 55% of the non-voting equity interest in the general partner of TerraNova Partners. During the course of negotiations with ComVest, Mr. Traina agreed to loan an additional $5,000 to the Company. On June 26, 2008, the Company issued amended and restated Original Bridge Notes (the “Amended Bridge Notes”) to each Bridge Lender. The Amended Bridge Notes contained identical terms and provided that (i) the principal amount of the Amended Bridge Notes would bear interest at a rate of 8% per annum, payable quarterly and (ii) the Company had the right to repay the Amended Bridge Notes in shares of the Company’s common stock at a price equal to the closing price of the Company’s common stock on June 26, 2008. The Amended Bridge Notes did not contain the provision stating that the principal balance will bear interest only upon demand for payment by the Bridge Lender, as provided in the Original Bridge Note.

On June 25, 2008 Mr. Drew’s Amended Bridge Note was repaid in full and Mr. Traina was repaid $5,000 in connection with his Amended Bridge Note. The balance of Mr. Traina’s Amended Bridge Note was repaid on July 16, 2008.

On August 12, 2008, the Company’s board of directors approved the payment of the Amended Bridge Note issued to TerraNova Partners in 204,082 shares of common stock, based on a valuation at the June 26, 2008 closing price in accordance with the terms of the Amended Bridge Note.  On March 6, 2009, these shares were issued to TerraNova Partners.

Notes Payable to Messrs. Traina and Ferguson

CPR issued promissory notes (the “Promissory Notes”), dated February 22, 2008, in the aggregate principal amount of $800,000, to each of Messrs. Traina and Ferguson, in consideration for loans of $800,000, in the aggregate, made to CPR.

The terms of the Promissory Notes were identical. The principal amount of each Promissory Note was $400,000, and each bore interest at the rate of 6% per annum, which was to be paid quarterly, and each was due on February 22, 2009. The Promissory Notes were subordinate and junior in right of payment to the prior payment of any and all amounts due to M&T pursuant to the M&T Credit Agreement, as amended.  On February 28, 2008, CPW advanced $800,000, on behalf of Optos, to the provider of Optos’s outsourced employee leasing program. The advanced funds were utilized for Optos’ payroll. In consideration of making the advance on its behalf, Optos assumed the Promissory Notes, and the underlying payment obligations, issued by CPR on February 22, 2008.

NOTE 12 — STOCK-BASED COMPENSATION:

On February 12, 2007, the Company adopted the 2006 Long-Term Incentive Plan (the “Plan”) which was approved by stockholders.  Under the Plan, the Company grants stock options to key employees, directors and consultants of the Company.  All grants prior to March 31, 2007 are 100% vested.  Options granted to two employees on September 11, 2007 are 100% vested.  Options granted on September 11, 2007 to all other employees of the Company are one-third vested as of September 11, 2007, an additional one-third vested as of September 17, 2008 with the remaining one-third vesting September 11, 2009.  With respect to the options granted August 20, 2008, the vesting period is one-third on August 20, 2009, an additional one-third on August 20, 2010 with the remaining one-third on August 20, 2011.  Options expire between 3 and 10 years from the date of grant or earlier at the determination of the board of directors.

For grants to non-employee directors after March 31, 2007, the vesting period is 3 years from the grant date, subject to their continuing service on the board.  Options authorized for issuance under the Plan total 2,750,000.  The number of shares covered by stock options that may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000 measured at the date of the grant.  The exercise price for options cannot be less that the fair market value of the Company’s common stock on the date of the grant.  At June 30, 2009, 1,804,400 options were available for issuance.

Accounting for Employee Awards

The Company’s consolidated results of operations for the six months ended June 30, 2009 and 2008 include share-based employee compensation expense totaling $24,567 and $21,105, respectively.  The Company’s consolidated results of operations for the three months ended June 30, 2009 and 2008 include share-based employee compensation expense totaling $5,994 and $6,313, respectively.  Such amounts have been included in the Consolidated Statements of Operations in selling, general and administrative expense.  No income tax benefit has been recognized in the Consolidated Statements of Operations for share-based compensation arrangements as the Company has provided for a 100% valuation allowance on its deferred tax assets.

Accounting for Non-Employee Awards

Stock compensation expense related to non-employee options was $9,623 and $0 for the six months ended June 30, 2009 and 2008, respectively. Stock compensation expense related to non-employee options was $4,839 and $0 for the three months ended June 30, 2009 and 2008, respectively.  Such amounts have been included in the Consolidated Statements of Operations in selling, general and administrative expense.

Total stock-based compensation recognized by the Company for the six months ended June 30, 2009 and 2008, all of which relates to stock options, was as follows:

	Six Months Ended
	June 30, 2009	June 30, 2008
	(Unaudited)
Statement of Operations line item:
SG&A	$34,190	$21,105
Total	$34,190	$21,105

Total stock-based compensation recognized by the Company for the three months ended June 30, 2009 and 2008, all of which relates to stock options, was as follows:

	Three Months Ended
	June 30, 2009	June 30, 2008
	(Unaudited)
Statement of Operations line item:
SG&A	$10,832	$6,313
Total	$10,832	$6,313

During the six months ended June 30, 2009 and 2008, no stock options were granted.  The following information relates to the stock option activity under the Plan for the six months ended June 30, 2009 and 2008, respectively:

	Shares subject to Options	Weighted Average Option Prices
	(Unaudited)
Outstanding at January 1, 2009	1,002,008	$1.01
Granted	—	—
Exercised	—	—
Cancelled	(56,408)	3.69
Outstanding at June 30, 2009	945,600	2.86

The aggregate intrinsic value for the options in the table above was $0 at June 30, 2009 based on the closing common share price of $0.19 as at June 30, 2009. The aggregate intrinsic value represents the total pre-intrinsic value (the difference between the Company’s closing stock price on the last trading day of the second quarter of 2009 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on June 30, 2009. This amount changes based on the fair market value of the Company’s common stock.

At June 30, 2009 and 2008, there was $98,903 and $65,748 respectively of unrecognized compensation cost related to all unvested stock options.

Warrants

At June 30, 2009, warrants to purchase 4,050,825 shares were outstanding, having a weighted average exercise price of $0.37 per share with an average remaining contractual life of 2.4 years.

	Number of Warrants	Weighted Average Exercise Price
	(Unaudited)
Balance, January 1, 2009	14,915,825	$3.80
Issued during the period	175,000	.19
Cancelled during the period	(11,040,000)	5.00
Exercised during the period	—	—
Balance, June 30, 2009	4,050,825	0.37

At June 30, 2009 the range of exercise prices of the outstanding warrants was as follows:

Range of exercise prices	Number of warrants	Average remaining contractual life	Weighed average exercise price
$0.01 - 1.55	4,050,825	2.4	$.37

Warrants were valued using the Black-Scholes model, using the weighted average key assumptions of volatility of 106% to 309%, a risk-free interest rate of 0.60% to 3.03%, a term equivalent to the life of the warrant and reinvestment of all dividends in the Company of zero percent.

NOTE 13— FAIR VALUE MEASUREMENTS:

The Company follows the provisions of SFAS No. 157, which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value.

The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy.

		Fair Value Measurements Reporting Date (Unaudited)
Description	June 30, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Warrant Liability	$1,256,761	$	$	$1,256,761

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Beginning Balance	$1,213,433
Total gains or (losses) (realized/unrealized)
Included in earnings	43,328
Included in other comprehensive income	—
Purchases, issuances and settlements	—
Transfer in and/or out of Level 3	—
Ending Balance	$1,256,761
The amount of total gains or (losses) for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at the reporting date	$0

NOTE 14 — COMMITMENTS AND CONTINGENCIES:

Leases:

The Company typically leases offices and equipment under operating leases that expire over one to four years. Future minimum rental payments required under operating leases that have remaining lease terms in excess of one year as of June 30, 2009 were as follows (unaudited):

Remainder of fiscal 2009	$99,585
Fiscal 2010	84,076
Fiscal 2011	25,631
Fiscal 2012	3,424
Thereafter	—
Total	$212,716

The above lease commitments do not include future minimum rental payments that have been accrued for in restructuring costs (see Note 10 – Accrued Restructuring Costs).  Rent expense for the three months ended June 30, 2009 and 2008 was $41,644 and $38,444, respectively, and rent expense for the six months ended June 30, 2009 and 2008 was $81,510 and $89,467, respectively.

Employee Benefit Plan:

In 1991, Quantum Resources Corporation (“Quantum”) established a savings and profit sharing (IRC Section 401(k)) plan (“Plan”). The Company acquired all of the outstanding stock of Quantum on July 29, 2005 and, as a result, assumed the Plan.  Employees are eligible to participate upon their date of hire. Participants may elect to defer a percentage of their compensation subject to the IRS limit on elective deferrals. The Plan also allows for a discretionary Company match of elective deferrals that will vest on a three-year cliff vesting schedule. There was no Company match for the six months ended June 30, 2009 and 2008.

Retirement Benefit Liability:

Upon its acquisition of Quantum, the Company assumed a stock purchase agreement dated December 30, 1986 with a former owner. The agreement called for the payment of retirement benefits in equal monthly payments, adjusted for the cost of living increases equal to the Consumer Price Index. The former owner is entitled to these benefits until his death.

The Company recorded an estimated liability of $220,066 based upon the expected remaining life of the former owner, and made payments of $27,987 and $39,498 in the three months ended June 30, 2009 and 2008, respectively, and $90,467 and $38,628 in the six months ended June 30, 2009 and 2008, respectively. Estimated future payments to the former owner are as follows:

At June 30, 2009 (Unaudited)
Remainder of fiscal 2009	$41,982
2010	83,484
2011	84,420
2012 and thereafter	84,420
Total minimum payments	294,306
Present value (at 12.25% discount rate) net minimum retirement payments	$220,066
Less, current portion	(84,420)
$135,646

NOTE 15 — INCOME TAXES:

Deferred tax assets and liabilities are determined based on temporary differences between income and expenses reported for financial reporting and tax reporting. The Company is required to record a valuation allowance to reduce its net deferred tax assets to the amount that it believes is more likely than not to be realized. In assessing the need for a valuation allowance, the Company historically had considered all positive and negative evidence, including scheduled reversals of deferred tax liabilities, prudent and feasible tax planning strategies and recent financial performance. The Company determined that the negative evidence, including historic and current losses, as well as uncertainties related to the ability to utilize Federal and state net loss carry-forwards, outweighed any objectively verifiable positive factors, and as such, concluded that a full valuation allowance against the deferred tax assets was necessary. In the first quarter of fiscal 2008, the deferred tax asset balance as of December 31, 2007 of $5,007,180 was offset by a 100% valuation allowance.  For the six months ended June 30, 2009 and 2008, the Company continued a 100% full valuation allowance to offset any income tax benefit because it is more likely than not that the future benefit will not be realized.

The establishment of the deferred tax asset allowance does not preclude the Company from reversing a portion or all of the allowance in future periods if the Company believes the positive evidence is sufficient enough to utilize at least a portion of the deferred tax assets, nor does it limit the ability to utilize losses for tax purposes, subject to loss carry-forward limitations and periods permitted by tax law.

The Company filed all applicable federal and state income tax returns to enable it to receive the minimum amount required under the M&T Restructure Agreement and remit the funds directly to M&T in satisfaction of that portion of the Company’s obligation (see Note 11 – Debt Obligations). During the year ended December 31, 2008, the Company received and remitted approximately $1,058,000 in federal and state tax refunds to M&T.  During the three months ended June 30, 2009, the Company did not receive or remit any federal or state tax refunds to M&T, and during the six months ended June 30, 2009, the Company received and remitted approximately $56,000 in federal and state tax refunds to M&T.

The Company follows FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). At the adoption date of January 1, 2007 and at December 31, 2008 and June 30, 2009, the Company did not have any unrecognized tax benefits. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of June 30, 2009, the Company had no accrued interest or penalties.  The Company currently has no federal or state tax audits in progress although years 2005 through 2008 are open and subject to a federal or state audit.

NOTE 16 — MANAGEMENT AND EMPLOYMENT AGREEMENTS:

On February 12, 2007, the Company entered into an employment agreement with Mr. Traina, Chief Executive Officer (“CEO”) of the Company, whereby the Company agreed to pay the CEO $25,000 per month, plus benefits, with the term of the agreement being 3 years.

On February 28, 2008, Mr. Ferguson resigned from the Company in connection with the Optos Licensing Agreement. In connection with Mr. Ferguson’s resignation as the Company’s and CPR’s director, President and Secretary, the Company and Mr. Ferguson entered into the Separation of Employment Agreement and General Release (the “Ferguson Separation Agreement”). In consideration for Mr. Ferguson’s agreement to be legally bound by the terms of the Ferguson Separation Agreement and his release of his claims, if any, under the Ferguson Separation Agreement, Mr. Ferguson is entitled to be reimbursed for any health insurance payments for Mr. Ferguson for a period equal to 52 weeks. Pursuant to the Ferguson Separation Agreement, except for the parties’ continuing obligations under the Employment Agreement between the Company and Mr. Ferguson, dated as of February 12, 2007, such employment agreement is of no further force and effect. Pursuant to the Ferguson Separation Agreement, Mr. Ferguson agreed not to stand for election as a director of the Company, and, for as long as Mr. Ferguson beneficially owns at least 5% of the Company’s outstanding shares of common stock, Mr. Ferguson will be entitled to be an observer at each meeting of the Company’s board of directors. Under the Ferguson Separation Agreement, the Company entered into a consulting agreement (the “Ferguson Consulting Agreement”) with Mr. Ferguson pursuant to which he was entitled to be paid $25,000 per month for twelve (12) months. In return, Mr. Ferguson was obligated to assist the Company with matters relating to the performance of his former duties and worked with the Company to effectively transition his responsibilities. As of December 31, 2008, the Company paid Mr. Ferguson $58,000 pursuant to the Ferguson Consulting Agreement and recorded a related party liability of $256,709 as of December 31, 2008 pursuant to the Ferguson Consulting Agreement.  As of June 30, 2009, no further payments were made.  The Company agreed to resume making payments to Mr. Ferguson in the first quarter of 2010 and recorded the short and long term portions of such obligation of $64,177 and $192,532, respectively, at June 30, 2009.  The long term portion of $192,532 of such obligation was included in accrued restructuring costs (see Note 10 – Accrued Restructuring Costs).

On June 20, 2008, Kurt Braun, the Company’s former Chief Financial Officer, resigned effective June 20, 2008. In connection with Mr. Braun’s resignation as the Company’s Chief Financial Officer, the Company and Mr. Braun entered into a Separation of Employment Agreement and General Release (the “Braun Separation Agreement”).

In consideration of Mr. Braun’s agreement to be legally bound by the terms of the Braun Separation Agreement, his release of his claims, if any, under the Braun Separation Agreement, and his agreement to provide the transitional services to the Company, the Company agreed to, among other things: (i) pay Mr. Braun $75,000, minus all payroll deductions required by law or authorized by Mr. Braun, to be paid as salary continuation over 26 weeks beginning within a reasonable time after the seven day revocation period following execution of the Braun Separation Agreement; (ii) continue to pay all existing insurance premiums for Mr. Braun and his immediate family through the 26 week period, and thereafter permit Mr. Braun, at his own expense, to continue to receive such coverage in accordance with COBRA regulations; (iii) pay Mr. Braun the balance of any accrued but unused vacation or paid time off hours, minus all payroll deductions required by law or authorized by Mr. Braun; and (iv) amend Mr. Braun’s Nonqualified Stock Option Agreement, dated March 30, 2007, to permit Mr. Braun to exercise 90,000 of the 140,000 stock options granted until March 30, 2010. The balance of the Braun Stock Options expired on June 20, 2008 in accordance with the Company’s 2006 Plan. As of June 30, 2009, the Company paid Mr. Braun approximately $75,000 as severance under the Braun Separation Agreement.

On June 20, 2008, John Phillips and the Company entered into an Employment Agreement (the “Phillips Employment Agreement”). Pursuant to the Phillips Employment Agreement, Mr. Phillips’ current base salary is $175,000 per year, which may be increased in accordance with the Company’s normal compensation review practices. On November 7, 2008, the Company’s board of directors increased Mr. Phillips’ base salary to $195,000 effective November 10, 2008. Mr. Phillips is also entitled to participate in any benefit plan of the Company currently available to executive officers to the extent he is eligible under the provisions thereof, and the Company will pay health, dental and life insurance premiums for Mr. Phillips and members of his immediate family. Mr. Phillips is entitled to receive short- and long-term disability insurance, and is entitled to three weeks of paid time off per year. Mr. Phillips may be entitled to discretionary bonuses as determined by the Company’s CEO, the board of the directors and the Compensation Committee. On August 20, 2008, Mr. Phillips was granted a stock option to purchase 50,000 shares of the Company’s common stock. The option vests in three equal annual installments beginning August 20, 2009 and expire August 20, 2018. The exercise price of the option is $0.30 per share.

On January 13, 2009, the Company entered into an agreement (the “XRoads Agreement”) with XRoads Solutions Group, LLC (“XRoads”).  Pursuant to the XRoads Agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as the Company’s Interim Chief Operating Officer.  The term of the XRoads Agreement commenced on January 13, 2009 and continued until May 13, 2009.  Effective May 14, 2009, the XRoads Agreement was amended pursuant to Amendment No. 1 dated May 18, 2009 (the “XRoads Amendment”).  Pursuant to the XRoads Amendment, the term of the XRoads Agreement was extended to run from May 14, 2009 through August 13, 2009 (the “XRoads Extension”).

The Company paid XRoads $50,000 per month for each of the first four months of Mr. Delle Donne’s services.  In addition, XRoads is entitled to a monthly fee based upon achievement of certain increases in earnings before interest, taxes, depreciation and amortization (“EBITDA”), calculated pursuant to the XRoads Agreement. Such fee is equal to 10% of increases in monthly EBITDA during the term of the XRoads Agreement over EBITDA for the month ended January 31, 2009, capped at $50,000 per month (the “EBITDA Fee”).  During the six months ended June 30, 2009, the Company paid no EBITDA Fees to XRoads. The Company also agreed to pay reasonable expenses incurred by XRoads for services related to its services and remitted a retainer in the amount of $10,000 to XRoads for such purpose.  During the six months ended June 30, 2009, pursuant to the XRoads Agreement, the Company paid XRoads a total of $290,000 and the $10,000 retainer for reimbursement of expenses. Any amounts not paid when due pursuant to the XRoads Agreement will bear interest at an annual rate of 12% or the maximum rate allowed by law, whichever is less.  As of the date of filing this Quarterly Report on Form 10-Q, the Company accrued an aggregate of $39,280 pursuant to the XRoads Agreement, consisting of $37,500 in fees related to services provided by XRoads, $780 in accrued interest and $1,000 in reimbursement of expense.

The terms and conditions of the original XRoads Agreement which were not affected by the XRoads Amendment remained in full force and effect during the XRoads Extension.  The Company agreed to pay XRoads $45,000 per 30 day period of the XRoads Extension and the EBITDA Fee will remained at 10%, calculated in accordance with the XRoads Amendment, and subject to the cap of $50,000 per month.

In addition, the Company issued XRoads a warrant to purchase up to 100,000 shares of common stock at the exercise price of $0.12 per share, exercisable through December 31, 2010 in connection with the expiration of the XRoads Agreement on May 13, 2009.  In connection with the XRoads Extension, the Company issued an additional warrant to purchase up to 75,000 shares of common stock at an exercise price of $0.29 per share, exercisable through April 30, 2011.

In the event the Company elects to pursue a financing (either in the form of debt or equity) within one year of the date of the XRoads Agreement, XRoads shall serve as its non-exclusive financial advisor for such financing in accordance with the terms of the XRoads Agreement. If such financing is consummated pursuant to the terms set forth in the XRoads Agreement, the Company agreed to pay XRoads a transaction fee based on the type and value of the transaction. The transaction fee will be prorated accordingly in the event the Company retains an additional financial advisor in connection with the transaction, but such fee shall not be less than $75,000 if XRoads’ efforts result in an bona fide financing alternative.

In the event of a material breach of the XRoads Agreement by either party, including, but not limited to, the Company’s failure to promptly pay amounts due for services rendered or for reimbursement of expenses, the non-breaching party may terminate the XRoads Agreement at any time thereafter upon 5 days advance notice.  For a description of Amendment No. 1 to the Term Loan issued by ComVest in connection with the XRoads Agreement, as amended, see Note 11 – Debt Obligations.

The XRoads Agreement provided that either the Company or XRoads could terminate the XRoads Agreement at any time with at least thirty days prior written notice.  On July 6, 2009, the Company sent such thirty-day termination notice to XRoads.  The XRoads Agreement and Brian Delle Donne’s services as the Company’s Interim Chief Operating Officer were terminated effective August 7, 2009 (see Note 19 – Subsequent Events).

NOTE 17 — RELATED PARTY TRANSACTIONS

Notes Issued to Related Parties

Alyson Drew and Fergco

On March 1, 2005, the Company issued a 12% Amended and Restated Subordinated Note in the original principal amount of $100,000 due 2008 to Alyson Drew (the “Drew Note”), the spouse of the Company’s director Parker Drew.

On March 1, 2005, the Company issued a 12% Amended and Restated Note in the original principal amount of $300,000 due March 31, 2008 (the “Fergco Note”) to Fergco, a New Jersey limited liability company of which Mr. Ferguson, the Company’s principal stockholder, owns a 25% ownership interest and his brothers own the remaining 75% interest.

On March 31, 2008, the Company amended the Drew Note and the Fergco Note by issuing Second Amended and Restated Notes in the original principal amounts of $100,000 and $300,000 to Alyson Drew and Fergco, respectively.  For additional information regarding the Drew Note and the Fergco Note, see Note 11 – Debt Obligations.

The proceeds of these notes were used to fund acquisitions. Pursuant to the terms of these notes, ClearPoint has been making interest only payments until the maturity of the notes. During the six  months ended June 30, 2008, ClearPoint made interest payments of $3,000 and $9,000 to Alyson Drew and Fergco pursuant to the Drew Note and Fergco Note, respectively.  During the six months ended June 30, 2009, the Company made interest payments of $4,000 and $12,000 to Alyson Drew and Fergco pursuant to the Drew Note and Fergco Note, respectively.

Michael Traina and Christopher Ferguson

CPR issued promissory notes, dated February 22, 2008, in the aggregate principal amount of $800,000, to each of Michael Traina and Christopher Ferguson in consideration for loans of $800,000 made to CPR.  For additional information regarding these promissory notes, see Note 11 – Debt Obligations.

Bridge Notes

On June 6, 2008, the Company issued the Original Bridge Notes, to each of Michael Traina, Parker Drew and TerraNova Partners in the principal amounts of $104,449, $50,000 and $100,000, respectively.  During the course of negotiations with ComVest, Mr. Traina agreed to loan an additional $5,000 to the Company.  For additional information regarding the Original Bridge Notes, as amended, see Note 11 – Debt Obligations.

Agreements with Related Parties

Agreements with Christopher Ferguson and Kurt Braun

On February 28, 2008, Mr. Ferguson, the Company’s former director, President and Secretary, resigned effective February 28, 2008. In connection with Mr. Ferguson’s resignation, the Company entered into the Ferguson Separation Agreement and the Ferguson Consulting Agreement.  On June 20, 2008, Kurt Braun, the Company’s former Chief Financial Officer, resigned effective June 20, 2008. In connection with Mr. Braun’s resignation, the Company entered into the Braun Separation Agreement.  For additional information regarding these agreements, see Note 16 – Management and Employment Agreements.

Agreements with TerraNova Management

TerraNova Management Corporation (“TNMC”), an affiliate of Mr. Kololian, was retained to provide certain advisory services to the Company, effective upon the closing of the merger with Terra Nova, pursuant to the Advisory Services Agreement between TNMC and the Company, dated February 12, 2007 (the “Advisory Services Agreement”).  Mr. Kololian controls 100% of the voting interest and 55% of the non-voting equity interest of TNMC.  Pursuant to the Advisory Services Agreement, TNMC provided services to the Company including: advice and assistance to the Company in its analysis and consideration of various financial and strategic alternatives, as well as assisting with transition services. During the fiscal year ended December 31, 2007, TNMC received a fixed advisory fee of $175,000 (prorated for a partial year) for such services.  Pursuant to the terms of the Advisory Services Agreement, it was terminated effective February 11, 2008, however TNMC continued to provide substantially similar services under substantially similar terms to the Company on a monthly basis.

On June 26, 2008, the Company entered into a new Advisory Services Agreement (the “New Advisory Services Agreement”) with TNMC. Pursuant to the New Advisory Services Agreement, the Company agreed to provide compensation to TNMC for its services since the expiration of the former Advisory Services Agreement and to engage TNMC to provide future advisory services. The New Advisory Services Agreement is effective as of June 26, 2008, continues for a one year term and is automatically renewed for successive one-year terms unless terminated by either party by written notice not less than 30 days prior the expiration of the then-current term.  The Company agreed to compensate TNMC for services rendered since expiration of the former Advisory Services Agreement and for advisory services similar to those performed under the former Advisory Services Agreement. Monthly fees payable to TNMC under the New Advisory Services Agreement are capped at $50,000 per month. Fees payable to TNMC may be paid 100% in shares of common stock, at the Company’s option. Beginning in the month of June, 2008, 75% of the fees payable to TNMC may also be paid in shares of common stock and, with the agreement of TNMC, the remaining 25% may also be paid in shares of common stock. Shares of common stock made as payments under the New Advisory Services Agreement are priced at the month-end closing price for each month of services rendered.  During the fiscal year ended December 31, 2008, the Company incurred approximately $292,665 in fees owing to TNMC for such services.  Fees or reimbursement of expenses recorded pursuant to the New Advisory Services Agreement during the six months ended June 30, 2009 and 2008 were $0 and $0, respectively.

The Company’s board of directors approved payment of $266,000 for the services performed by TNMC pursuant to the New Advisory Services Agreement in the form of an aggregate of 479,470 shares of common stock for the months of February through August, 2008 as follows: on August 12, 2008, the board of directors approved payment for the months of February, March, April, May and June, 2008 in 417,008 shares of common stock and on November 7, 2008, the board of directors approved payment for the months of July and August, 2008 in 62,462 shares of common stock.

Additionally, the Company incurred approximately $99,202 for reimbursement of expenses incurred by TNMC in connection with the New Advisory Services Agreement for the fiscal year ended December 31, 2008.

Agreements with ALS, LLC

On February 23, 2007, the Company acquired certain assets and liabilities of ALS. The purchase price of $24.4 million consisted of cash of $19 million, the ALS Note, shares of common stock with a value of $2.5 million (439,367 shares) and the assumption of approximately $400,000 of current liabilities. ALS is a holder of more than 5% of the Company’s common stock.  For additional information regarding the ALS Note, see Note 11 – Debt Obligations.

Transactions with Dennis Cook, The Cameron Company, LLC  and WES Health System

Dennis Cook, a member of the Company’s board of directors, serves as the President and Chief Executive Officer of WES Health System (“WES”).  During the six months ended June 30, 2008, the Company leased office space from WES for which it paid a total of $1,875. In addition, on March 29, 2007, Mr. Cook was granted options to purchase 20,000 shares of common stock at an exercise price of $6.10. The options vested immediately.  During the first quarter of 2008, the Company provided certain temporary employees and payroll services to WES for approximately $657,000.  The Company did not lease office space from, and did not provide services to, WES during the three or six months ended June 30, 2009.

Transactions with Optos

On February 28, 2008, CPR and its subsidiary, CPW, entered into the Optos Licensing Agreement with Optos, of which Christopher Ferguson is the sole member. Pursuant to the Optos Licensing Agreement, the Company (i) granted to Optos a non-exclusive license to use the ClearPoint Property and the Program, both as defined in the Optos Licensing Agreement, which included certain intellectual property of CPR, and (ii) licensed and subcontracted to Optos the client list previously serviced by TZG, pursuant to the TZG Agreement, dated August 13, 2007 and all contracts and contract rights for the clients included on such list.  In consideration of the licensing of the Program, which was part of the ClearPoint Property, CPR was entitled to receive a fee equal to 5.2% of total cash receipts of Optos related to temporary staffing services.  The foregoing agreement with TZG was terminated on February 28, 2008 in connection with the Optos Licensing Agreement.  During the six months ended June 30, 2009 and 2008, the Company recorded $0 and $336,670, respectively, in fees payable by Optos under the Optos Licensing Agreement.

On April 8, 2008, the Optos Licensing Agreement was terminated. In consideration for terminating the Optos Licensing Agreement, CPR and Optos agreed that there would be a net termination fee for any reasonable net costs or profit incurred, if any, when winding up the operations associated with termination. This fee is estimated to be $500,000 and was recorded as an expense. The payment of the net termination fee will be in the form of cash and shares of common stock of the Company.  As of June 30, 2009, the following balances concerning the Optos Licensing Agreement were recorded:

Accounts receivable – related party	$336,670
Accrued termination fee	(500,000)
Vendor managed services payable and other liabilities	(201,799)
Net (due) Optos	$(365,129)

Agreement with StaffChex

On March 16, 2009, the Company and StaffChex entered into the Amendment to the iLabor agreement pursuant to which the payment terms of the iLabor agreement were restated.  For additional information regarding the Amendment with StaffChex, see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements.

Agreement with XRoads Solutions

On January 13, 2009, the Company entered into the XRoads Agreement. Pursuant to the XRoads Agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as the Company’s Interim Chief Operating Officer.  For additional information regarding the XRoads Agreement, as amended, see Note 16 – Management and Employment Agreements.

NOTE 18 — LITIGATION:

Temporary Services Insurance Ltd.

On September 21, 2007, Temporary Services Insurance Ltd. (“TSIL”), which claims to be a captive reinsurance company offering workers’ compensation insurance to its shareholders through an insurance program, filed a complaint (the “TSIL Litigation”) in the U.S. District Court in Florida against ALS, Advantage Services Group, LLC (“Advantage Services”), certain officers and shareholders of ALS and Advantage Services as well as certain other third party companies (collectively, the “ALS Defendants”) alleging that it was owed at least $2,161,172 in unpaid insurance assessments, as well as other requested damages, from the ALS Defendants. Kevin O’Donnell, a former officer of the ALS companies and a named defendant in the TSIL Litigation, controls KOR, a former franchisee of the Company.

The Company is also named as a defendant because it acquired certain assets from ALS and its wholly owned subsidiaries, including Advantage Services Group II, LLC (“ASG II”), in February 2007, for which it paid a portion of the purchase price at closing to the ALS Defendants, through ALS. It is alleged that this transfer rendered ASG II, one of the named insureds on the TSIL policy, insolvent and unable to pay the insurance assessments and damages owed to TSIL. TSIL requested in its complaint that its damages be satisfied from the assets transferred to the Company.  Agreements related to the acquisition of certain assets and liabilities of ALS in February 2007 contain provisions under which the Company may seek indemnification from ALS in connection with the foregoing.  The Company intends to pursue all appropriate claims for such indemnification and cannot estimate the potential liability, if any.

On January 11, 2008, the Company filed its Answer denying all claims in the TSIL Litigation and also filed a Crossclaim against ALS making claims for contractual and common law indemnity. ALS filed its Answer to the Company’s Crossclaim, denying all claims, and filed a Counterclaim asking for a declaratory judgment that it does not have to indemnify the Company and asserting a breach of contract claim based on an alleged failure to pay ALS certain amounts due under the ALS Note arising out of the acquisition of certain assets and liabilities of ALS in February 2007. The court in the TSIL Litigation entered an order dated February 22, 2008 (the “TSIL Order”), requiring the Company not to make any payments to ALS pursuant to the purchase agreement without first seeking leave of court.

On or about June 20, 2008, in connection with ALS’ agreement to subordinate the ALS Note to ComVest and M&T, ALS and its subsidiaries and certain other individuals (the “ALS Parties”) entered into a letter agreement with the Company (the “ALS Agreement”). Pursuant to the ALS Agreement, the ALS Parties and the Company agreed, among other things, as follows:

•	That the ALS Parties acknowledge their obligation to indemnify the Company in connection with the TSIL Litigation, subject to certain sections of the ALS purchase agreement;

•	That the ALS Parties shall be responsible for the Company’s attorney’s fees incurred in the TSIL Litigation from June 20, 2008, not to exceed $300,000;

•
That the ALS Parties and the Company shall take all appropriate actions to dismiss all of their respective claims against one another in the TSIL Litigation, and that following such dismissal, the Company shall cooperate as reasonably requested by the ALS Parties in connection with the TSIL Litigation including consenting in connection with a request to lift the TSIL Order, or otherwise permit payment to the ALS Parties in accordance with the terms of the ALS purchase agreement and the ALS Note; and

•
In addition, the Company agreed not to assert its right to set off from the Note any other amounts in connection with the TSIL Litigation until such time (if at all) as a final judgment is entered against the Company in the TSIL Litigation, or the amount of TSIL’s claims against the Company are liquidated by settlement or otherwise.

ALS did not elect to provide a defense to the Company, and the Company remains represented by its own counsel. On November 21, 2008, a joint stipulation for voluntary dismissal was filed with the court pursuant to which the Company and ALS jointly dismissed such claims with prejudice. On December 8, 2008, the court entered an order dismissing all claims between the Company and ALS with prejudice. The discovery in the litigation has concluded.  Both TSIL and the Company have filed Motions for Summary Judgment as to the claims asserted by TSIL against the Company.  The Company filed its motion on June 24, 2009 and TSIL filed its motion on August 14, 2009.  These motions will be ruled upon at an uncertain time prior to trial, which is presently scheduled for November 2009.

James W. Brown et al.

On or about October 29, 2007, the Company received a copy of a letter sent by a law firm to the California Labor & Workforce Development Agency, pursuant to which such law firm sought permission under the California Labor Code Private Attorney General Act of 2004 to file a complaint against the Company, a wholly owned subsidiary of the Company and ALS and one of its subsidiaries, on behalf of a class of employees currently and formerly employed by the defendants in California (the employees had not been named). On January 30, 2008, James W. Brown (“Brown”), on behalf of himself and all others similarly situated, on behalf of the general public and as an “aggrieved employee” under the California Labor Code Private Attorneys General Act, filed a complaint in the Superior Court of the State of California (Alameda County) (the “Brown Litigation”) against ClearPoint Advantage, LLC, a wholly owned subsidiary of CPR (“CP Advantage”).

The complaint in the Brown Litigation alleges that CP Advantage (i) failed to pay overtime compensation to employees who worked a 4/10 schedule but did not work a 4 day week (Calif. Labor Code Section 1194 and 2699(f)) to him and to all California employees similarly situated, (ii) failed to pay wages at the end of the assignment (Calif. Labor Code Sections 201, 202 and 203 and 2699(f)) to him and to all California employees similarly situated, (iii) failed to pay all wages due on termination (Calif. Labor Code Sections 204 and/or 204b and 2699(f)) to him and to all California employees similarly situated, (iv) failed to provide proper itemized wage statements (Calif. Labor Code Section 226(a)) to him and to all California employees similarly situated, and (v) issued checks with no in-state address for presentation that could not be cashed on demand and without a fee (Calif. Labor Code Section 212 and 2699(f)) to him and to all California employees similarly situated. On March 25, 2008, CP Advantage filed its Answer and denied all claims. In addition, on March 26, 2008, CP Advantage filed a Notice of Removal to remove the Brown Litigation to the United States District Court of the Northern District of California. Brown sought unspecified penalties, damages, interest, attorneys’ fees, costs of suit and, in relation to the claim regarding the alleged issuance of checks drawn on out-of-state banks with no in-state address for presentation, an injunction to preclude such alleged conduct.

On November 17, 2008, a settlement was reached and as part of such settlement the lawsuit was dismissed. With respect to the claim relating to the issuance of paychecks to Brown and other similarly situated California employees with no in-state address listed on the checks, and which could not be cashed without fee and on demand, the parties agreed to toll the statute of limitations until June 30, 2010, so that if any action is later brought based on those same claims, the statute of limitations on those claims will relate back to January 30, 2008.

APX Holdings, LLC

On or about March 4, 2008, Richard K. Diamond, Chapter 7 Trustee (“Trustee”) for In Re APX Holdings, LLC et al., filed a complaint (the “APX Litigation”) in the United States Bankruptcy Court in California against ASG Northern California, Advantage Services Group, the Company and MVI, alleging, among other things, that APX Holdings, LLC and other related parties (collectively, the “Debtors”) made transfers to the defendants within ninety (90) days prior to March 16, 2006 (Debtors’ petition date).  Plaintiff filed a First Amended Complaint on March 14, 2008. Plaintiff alleged that those transfers had been made to or for the benefit of the defendants as creditors of the Debtors and that the transfers had been made for or on account of an antecedent debt owed by one or more of the Debtors before the transfers had been made. Plaintiff also alleged that the transfers had been made while the Debtors were insolvent. Plaintiff made similar claims alleging that the transfers constituted the receipt of an interest of the Debtors in property and that the Debtors had received less than a reasonably equivalent value from the defendants in exchange for the transfers. Plaintiff claimed that the defendants owed plaintiff at least $506,000 plus interest and costs and such other relief deemed proper by the court.

The Company was named as a defendant in the APX Litigation because it had acquired certain assets from ALS and its wholly owned subsidiaries, which referred to themselves collectively as Advantage Services Group, in February 2007. All of the transfers alleged in the APX Litigation took place almost a year prior to the time that the Company consummated the asset acquisition with ALS.

On June 27, 2008, the Trustee filed a Stipulation dismissing the Company and MVI from the APX Litigation.

Alliance Consulting Group Associates, Inc.

On April 25, 2008, Alliance Consulting Group Associates, Inc. (“Alliance”) filed a complaint (the “Alliance Litigation”) in the Court of Common Pleas (Montgomery County, Pennsylvania), against CPR alleging that CPR failed to honor certain of its contractual obligations to pay Alliance for services rendered under a Professional Services Master Agreement, dated June 18, 2007.

Namely, Alliance alleged that CPR failed to pay approximately $600,000. Alliance seeks damages in the amount of approximately $600,000, plus interest, costs and attorneys’ fees and such other relief deemed proper by the court.  CPR filed an answer and counterclaim on June 16, 2008. In its counterclaim, CPR alleged in a breach of contract claim that Alliance had failed to deliver certain computer programming and consulting services according to specifications and that CPR had to expend certain monies to fix the resulting problems.  On or about July 2, 2008, Alliance answered CPR’s counterclaim denying the allegations.  This litigation is currently in the discovery phase.

Sunz Insurance

On or about June 25, 2008, Sunz Insurance Company (“Sunz”) filed a complaint (the “Sunz Litigation”) in the Circuit Court of the 9th Judicial Circuit (Orange County, Florida), against ASG, LLC d/b/a ClearPoint HR (“ALS”) and CP Advantage. Sunz claims to have provided workers compensation insurance to ALS and CP Advantage and that such policy was cancelled on February 22, 2008, for alleged nonpayment of funds due under the insurance contract. Sunz claims that ALS and CP Advantage owe in excess of $500,000 under the policy. Sunz, in addition to damages, seeks pre-judgment interest, court costs, attorneys’ fees and such other relief deemed proper by the court.  On February 9, 2009, the court ordered Sunz to conduct an audit of ALS and CP Advantage and set this matter for mandatory mediation.  On March 3, 2009, ALS and CP Advantage answered Sunz’s allegations and denied any liability.  On April 29, 2009, this dispute was settled in mediation.  Pursuant to the settlement, the Company made a cash payment of approximately $49,000 to Sunz and issued an irrevocable letter of credit to cover future claims, if any.  The letter of credit will expire on February 23, 2013.

Select

On July 29, 2008, Select and Real Time, filed a complaint (the “Select Litigation”) in the Superior Court of California (Santa Barbara County), against the Company and, on August 1, 2008, Select filed an amended complaint. In the amended complaint, Select alleged that the Company had entered into an agreement with Select whereby Select would supply services and personnel for temporary employment through the Company to its clients. Select claimed that the Company owed it $1,033,210 for services performed. Select sought, in addition to the monies claimed, interest, attorneys’ fees and punitive damages of $1,000,000 as well as court costs and other just and proper relief.

On August 22, 2008, CPR, Real Time and Select entered into the Select Settlement Agreement pursuant to which each party released the others from all prior, existing and future claims including, without limitation, the parties’ claims with respect to the Select Litigation, the Select License Agreement and the Select Subcontract. Pursuant to the Select Settlement Agreement, the parties also agreed (i) that CPR would retain $900,000 paid to it under the Select License Agreement; (ii) to allocate between them amounts paid or payable with respect to certain client accounts; (iii) to execute an amendment to the Select Subcontract; and (iv) that Select would file the required documents to dismiss the Select Litigation with prejudice. In addition, the parties agreed not to commence any future action arising from the claims released under the Select Settlement Agreement and to terminate the Select License Agreement effective August 22, 2008. On August 28, 2008, this lawsuit was dismissed with prejudice.

Leon R. Cobaugh

On or about October 20, 2008, Leon R. Cobaugh (“Cobaugh”) filed a complaint in the Circuit Court for Chesterfield County of the Commonwealth of Virginia against the Company and Quantum. The complaint alleges that, pursuant to the Stock Purchase Agreement dated December 30, 1986 (“SPA”), Cobaugh retired from his positions as an officer, director and employee of AIDE Management Resources Corporation, the prior name of Quantum, and sold his stock in such entity to the remaining stockholders in exchange for lump sum payments and monthly payments from Quantum for the rest of Cobaugh’s life. The Company acquired all of the outstanding stock of Quantum on July 29, 2005. Upon its acquisition of Quantum, the Company assumed Quantum’s obligations under the SPA. Cobaugh alleged that the Company had failed to make the required monthly payments due under the SPA beginning June 1, 2008 and sought to recover a minimum of $200,000 as may be adjusted based on the Consumer Price Index under the SPA.  This dispute was settled on January 22, 2009.  Pursuant to the settlement agreement among the parties, past due amounts to Cobaugh were paid, and the Company agreed to continue making future payments as required by the SPA.

XL Specialty Insurance Company

On November 10, 2008, XL Specialty Insurance Company (“XL”) filed a complaint in the Supreme Court of the State of New York (New York County), and, on December 9, 2008, XL filed an amended complaint (the “XL Complaint”) alleging that, among other things, XL issued workers’ compensation insurance policies to CP Advantage during 2007 and CP Advantage failed to make certain payments with regard to claims made against CP Advantage under the policies and maintain collateral required by the insurance policy documents. XL seeks to recover from the Company, as a guarantor of CP Advantage’s obligations under the insurance policies, $745,548, in the aggregate, in connection with certain claims against and pursuant to the collateral obligations of, CP Advantage. XL, in addition to damages, seeks pre-judgment interest, attorneys’ fees, costs and expenses and such other relief deemed proper by the court.  The Company filed its answer in this matter on February 17, 2009 and contends that a third party is liable for the payments under the insurance policies pursuant to an agreement governing the sale of HRO.  This litigation is currently moving into the discovery phase.

AICCO, Inc.

On November 18, 2008, AICCO, Inc. (“AICCO”) filed a complaint in the Court of Common Pleas of Bucks County, Pennsylvania against the Company alleging that AICCO agreed to finance premiums of certain insurance policies procured by the Company pursuant to a certain premium finance agreement among AICCO and the Company. AICCO claims that the Company breached the terms of such agreement by failing to make certain installment payments and seeks damages of approximately $166,586, together with interest and attorney’s fees and costs.  On December 23, 2008, the Company filed an answer in this matter and joined two additional defendants on January 23, 2009.  The joined defendants filed their answer to the Company’s complaint on March 27, 2009.  The additional defendants’ answer included a counter-claim for indemnification from the Company.  The Company replied to the additional defendants’ counterclaim on April 27, 2009 denying any liability.  The Company contends that the joined defendants are liable for the installment payments pursuant to an agreement governing the sale of HRO.  The Company alleged breach of contract against the joined defendants and seeks contribution and indemnification from such parties in this matter.

On June 2, 2009, AICCO filed a motion for summary judgment against the Company and on July 2, 2009, the Company filed its opposition to such motion, and filed a cross-motion for summary judgment against the additional defendants.  On July 29, 2009, the additional defendants filed their opposition to the Company's cross-motion, and filed a motion for summary judgment against the Company.  On July 31, 2009, AICCO replied to the Company’s opposition to AICCO’s motion for summary judgment.  Discovery in this matter is ongoing, and the Company is preparing an opposition to the additional defendants’ motion for summary judgment.

Blue Lake Rancheria

On July 14, 2009, Blue Lake Rancheria filed against the Company a Complaint in the Superior Court of Humboldt County, California seeking payment of the $490,000, plus accrued interest and attorneys' fees.  The lawsuit also names Michael D. Traina, the Company’s Chairman of the board of directors and Chief Executive Officer, and Christopher Ferguson, the Company’s majority stockholder, as defendants.  Messrs. Traina and Ferguson served as guarantors of the payment of the Blue Lake Note.  The Company asserts that the exercise of the shares being released from escrow satisfied the obligation due to Blue Lake and is required to file an Answer no later than August 23, 2009.

Michael W. O’Donnell

In May 2009, Michael W. O’Donnell filed a claim in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida seeking an unspecified amount of unpaid wages and reasonable attorney’s fees related to the termination of his employment with the Company.  On August 21, 2008, Mr. O’Donnell was notified that his employment was being terminated for Cause, as defined in the Employment Agreement dated February 23, 2007 and the Amended Letter Agreement dated June 17, 2008 between the Company and the ALS Parties, which include Mr. O’Donnell.  The Company has answered Mr. O’Donnell’s claims and disputed his allegations.  Furthermore, on August 7, 2009, the Company also filed a counter-claim against Mr. O’Donnell for breach of contract arising out of his failure to honor the terms of the Employment Agreement and the Amended Letter Agreement.

National Union Fire Insurance

National Union Fire Insurance made a Demand for Arbitration on the Company asserting a claim for approximately $4,158,000 for amounts owed for premiums, adjustments, expenses and fees associated with a Workers Compensation Policy previously held by the Company and sold as part of the sale to Mercer Ventures, Inc. to TradeShow Products, Inc.  The Company complied with the Demand and named an arbitrator for the proceeding.  The date of the arbitration has not yet been scheduled.

Allegiant Professional Business Services Inc.

On July 31, 2009, Allegiant Professional Business Services Inc. (“Allegiant”) (formerly known as TradeShow Products, Inc.) made a claim for damages and breach of contract related to the sale of Mercer Ventures, Inc. to TradeShow Products, Inc.  Allegiant is seeking repayment of $91,604 for nonpayment of taxes.  The Company is in the process of responding to the claim.

The Company has accrued for some, but not all, of these matters where payment is deemed probable and an estimate or range of outcomes can be made. An adverse decision in a matter for which the Company has no reserve may result in a material adverse effect on its liquidity, capital resources and results of operations. In addition, to the extent that the Company’s management has been required to participate in or otherwise devote substantial amounts of time to the defense of these matters, such activities would result in the diversion of management resources from business operations and the implementation of the Company’s business strategy, which may negatively impact the Company’s financial position and results of operations.

The principal risks that the Company insures against are general liability, automobile liability, property damage, alternative staffing errors and omissions, fiduciary liability and fidelity losses. If a potential loss arising from these lawsuits, claims and actions is probable, reasonably estimable, and is not an insured risk, the Company records the estimated liability based on circumstances and assumptions existing at the time. Whereas management believes the recorded liabilities are adequate, there are inherent limitations in the estimation process whereby future actual losses may exceed projected losses, which could materially adversely affect the financial condition of the Company.

Generally, the Company is engaged in various other litigation matters from time to time in the normal course of business.  Management does not believe that the ultimate outcome of such matters, either individually or in the aggregate, will have a material adverse impact on the financial condition or results of operations of the Company.

NOTE 19 — SUBSEQUENT EVENTS:

The Company evaluated all events subsequent to June 30, 2009 through the date the accompanying condensed consolidated financial statements were issued on August 19, 2009.  There were no subsequent events to report except the following:

Termination of XRoads Solutions Consulting Agreement

The XRoads Agreement provided that either the Company or XRoads could terminate the XRoads Agreement at any time with at least thirty days prior written notice.  On July 6, 2009, the Company sent such thirty-day termination notice to XRoads.  The XRoads Agreement and Brian Delle Donne’s services as the Company’s Interim Chief Operating Officer were terminated effective August 7, 2009.

Amended and Restated Revolving Credit Agreement with ComVest

On August 14, 2009, the Company entered into the Amended Loan Agreement with ComVest.  The Amended Loan Agreement amended and restated the Loan Agreement, dated as of June 20, 2008, as amended on January 29, 2009, between the Company and ComVest (the “Original Loan Agreement”).  Pursuant to the Amended Loan Agreement, the maximum availability under the secured revolving credit facility (the “Amended Revolver”) was increased from $3.0 million to $10.5 million (the “Amended Revolver Maximum”).  The remaining outstanding principal balances of $2.9 million under the revolving credit note and $7.1 million under the term loan extended by ComVest pursuant to the Original Loan Agreement were paid in full by an advance from the Amended Revolver, and the term note was cancelled.

Effective as of the first business day of each of the first twelve (12) calendar weeks in each calendar quarter beginning with the calendar quarter ending March 31, 2010, the Amended Revolver Maximum will be reduced by an amount equal to 1/12th of the amount, calculated as of the last day of the immediately preceding calendar quarter, equal to the sum of: (i) the amount (if any) by which the Amended Revolver Maximum exceeds the amounts outstanding under the Amended Revolver, plus (ii) all cash and cash equivalents of the Company and its subsidiaries determined in accordance with accounting principles generally accepted in the United States on a consolidated basis, minus (iii) all documented reasonable costs and expenses incurred and paid in cash by the Company between August 14, 2009 and such quarter-end in connection with the registration of the resale of shares underlying the Amended ComVest Warrant (as defined below).  To the extent the amounts outstanding under the Amended Revolver exceed the Amended Revolver Maximum, the Company must make a payment to ComVest to reduce the amount outstanding to an amount less than or equal to the Amended Revolver Maximum.  The Company may borrow under the Amended Revolver from time to time, up to the then applicable Amended Revolver Maximum.

The Company may request an increase in the Amended Revolver Maximum to an aggregate amount not in excess of $11,250,000 minus: (i) any and all required reductions as described above, and (ii) the outstanding principal amount of any indebtedness incurred after August 14, 2009, up to a maximum principal amount outstanding of $750,000 minus any increase in the Amended Revolver Maximum then in effect.  To request such an increase, the Company must introduce to ComVest a participant reasonably satisfactory to ComVest to participate in the advances under the Amended Revolver in a principal amount not less than the requested increase in the Amended Revolver Maximum, on a pari passu basis with ComVest.

The amounts due under the Amended Revolver bear interest at a rate per annum equal to 12.00%, subject to increase by 400 basis points during the continuance of any event of default under the Amended Loan Agreement.  Subject to certain exceptions, the interest payments will be deferred as follows:

(i)           interest in respect of all periods through and including September 30, 2009 will accrue but will not be due and payable in cash except as and when provided in paragraph (iii) below;

(ii)           10% of all interest accruing during the period from October 1, 2009 through and including December 31, 2009 will be due and payable in cash monthly in arrears on the first day of each calendar month commencing November 1, 2009 and continuing through and including January 1, 2010, and the remaining 90% of such accrued interest will be due and payable in accordance with the following paragraph (iii);

(iii)           all accrued interest described in paragraph (i) above, and the deferred portion of accrued interest described in paragraph (ii) above, will be due and payable (A) as to 10% thereof, on April 1, 2010, (B) as to 15% thereof, on July 1, 2010, (C) as to 35% thereof, on October 1, 2010, and (D) as to the remaining 40% thereof, on December 31, 2010; and

(iv)           accrued interest in respect of all periods from and after January 1, 2010 will be due and payable in cash monthly in arrears on the first day of each calendar month commencing February 1, 2010 and upon the maturity of the Amended Revolver.

The Amended Revolver matures on December 31, 2010, subject to extension to December 31, 2011, in ComVest’s sole and absolute discretion, if the Company requests the extension no earlier than September 30, 2010 and no later than October 31, 2010 and there are no continuing events of default on the originally scheduled Amended Revolver maturity date (which defaults may be waived in ComVest’s sole and absolute discretion).

In addition, the Amended Loan Agreement provides that:

(i)           ComVest must pre-approve the hiring of all members of senior management of the Company and all employment agreements or other contracts with respect to senior management;

(ii)           the Company will, on or prior to September 28, 2009, designate two (2) members of the Board of Directors of the Company, each to be placed within separate classes of the Board of Directors and each of which will be unaffiliated with and independent of ComVest; and

(iii)           the Company must deliver to ComVest, on or prior to September 13, 2009, written agreements from specified holders of indebtedness of the Company (excluding indebtedness held by M&T) agreeing to defer and postpone payments of principal and interest in respect of such indebtedness until one or more dates on or after December 31, 2009.

Under the Amended Loan Agreement, the Company must make all necessary adjustments to its system of internal control over financial reporting and disclosure controls and procedures no later than December 31, 2009.

The Amended Loan Agreement also requires the Company to, subject to certain exceptions, obtain ComVest’s written consent until all obligations under the Amended Loan Agreement have been satisfied in full in connection with certain transactions including, but not limited to, incurrence of additional indebtedness or liens on the Company’s assets; sales of assets; making investments in securities or extension of credit to third parties; purchase of property or business combination transactions; declaration or payment of dividends or redemption of the Company’s equity securities; payment of certain compensation to the Company’s executive officers; changing the Company’s business model or ceasing substantially all of its operations for a period exceeding 10 days; sale of accounts receivable; amendment of the Company’s organizational documents; certain transactions with the Company’s affiliates; making certain capital expenditures, and incurring monthly operating expenses in excess of specified dollar amounts. In addition, beginning with fiscal quarter ending March 31, 2010, the Company must maintain certain fixed charge coverage ratios set forth in the Amended Loan Agreement.

The Amended Loan Agreement lists various events of default including, but not limited to: default in the payment of principal or interest under all obligations of the Company under the Amended Loan Agreement or in the observance or performance of any covenant set forth in the Amended Loan Agreement; default of the Company or any of its subsidiaries under any indebtedness exceeding $100,000 (excluding any amount due to Blue Lake and any litigation brought with respect to amounts owed to Blue Lake, so long as such amounts are paid solely in shares of the Company’s common stock); occurrence of certain bankruptcy or insolvency events; and existence of any litigation, arbitration or other legal proceedings, other than certain specified litigation, brought by any creditors of the Company or any subsidiary in an aggregate claimed amount exceeding $300,000.

In connection with the execution of the Amended Loan Agreement, ComVest executed a waiver of existing events of default under the Original Loan Agreement (the “Waiver”).  The Waiver is effective provided that the Company pays to ComVest on March 31, 2010 (or sooner if there is a further event of default) approximately $160,000, constituting the difference between interest calculated at the default rate and at the non-default rate under (i) the term note on the outstanding principal balance of the term note for the period from March 1, 2009 through August 14, 2009, and (ii) the original revolving credit note on the outstanding principal balance of the advances from time to time during the default period stated in (i) above.

Upon occurrence of an event of default, and at all times during the continuance of an event of default, (i) at the option of ComVest (except with respect to bankruptcy defaults for which acceleration shall be automatic) all obligations of the Company under the Amended Loan Agreement become immediately due and payable, both as to principal, interest and other charges, without any requirement for demand or notice by ComVest, and bear interest at the default rates of interest as described above; (ii) ComVest may file suit against the Company and its subsidiaries under the Amended Loan Agreement and/or seek specific performance thereunder; (iii) ComVest may exercise its rights under the Collateral Agreement, as defined below, against the assets of the Company and its subsidiaries; (iv) the Amended Revolver may be immediately terminated or reduced, at ComVest’s option; and (v) upon ComVest’s request, the Company will provide it with immediate, full and unobstructed access to and control of its books, records, systems and other elements of its business and management.

The Company’s obligations under the Amended Loan Agreement and the Amended Revolver are jointly and severally guaranteed by each of its direct and indirect subsidiaries (the “Guarantors”) pursuant to the Guaranty Agreement, dated as of June 20, 2008 (the “Guaranty Agreement”) and the Reaffirmation of Guaranty, dated as of August 14, 2009 (the “Reaffirmation of Guaranty”), and are secured by a security interest in all of the Company’s and its subsidiaries’ assets (the “Collateral”) as set forth in the Collateral Agreement dated June 20, 2008 (the “Collateral Agreement”). Pursuant to the Guaranty Agreement and the Reaffirmation of Guaranty, in the event the Company’s obligations are declared immediately due and payable, then the Guarantors shall, upon demand by ComVest, pay all or such portion of the Company’s obligations under the Amended Loan Agreement declared due and payable.

Upon the occurrence of an event of default under the Amended Loan Agreement, as described above, ComVest may enforce against the Guarantors their obligations set forth in the Guaranty Agreement. Pursuant to the Collateral Agreement, upon an event of default under the Amended Loan Agreement, ComVest may exercise any remedies available to it under the Uniform Commercial Code, and other applicable law, including applying all or any part of the Collateral or proceeds from its disposition as payment in whole or in part of the Company’s obligations under the Amended Loan Agreement.

In connection with the Amended Loan Agreement, each of Messrs. Michael Traina, the Company’s Chairman of the Board of Directors and Chief Executive Officer, and John Phillips, the Company’s Chief Financial Officer, reaffirmed their respective Validity Guaranties previously given to ComVest on June 20, 2008 (the “Validity Guaranty”) by executing a Reaffirmation of Validity Guaranties, dated August 14, 2009 (the “Reaffirmation of Validity Guaranties”). The Validity Guaranty provides that each officer will not, intentionally or through conduct constituting gross negligence, and the Company will not, through intentional acts of either Mr. Traina or Mr. Phillips or through conduct constituting gross negligence by each such officer, provide inaccurate or misleading information to ComVest, conceal any information required to be delivered to ComVest or fail to cause the Collateral to be delivered to ComVest when required or otherwise take any action that constitutes fraud. In the event of a breach or violation of the obligations of Messrs. Traina or Phillips under the Validity Guaranty, the officer must indemnify and hold ComVest harmless from any loss or damage resulting from such breach or violation.

The Company will pay ComVest modification fees in the amount of $210,000, charged to the Amended Revolver, payable $60,000 on January 1, 2010 and $50,000 on each of April 1, 2010, July 1, 2010 and October 1, 2010.  In addition, on the first business day of each calendar month prior to the maturity date of the Amended Revolver and on the Amended Revolver maturity date or the earlier termination of the Amended Revolver, the Company must pay ComVest a monthly unused commitment fee equal to 0.25% of the amount by which the Amended Revolver Maximum exceeds the average daily outstanding principal amount of advances during the immediately preceding calendar month, charged to the Amended Revolver.

Warrant Issued to ComVest

In connection with the transaction with ComVest described above, the Company issued to ComVest the Amended and Restated Warrant, dated August 14, 2009 (the “Amended ComVest Warrant”), to purchase, in the aggregate, 2,210,825 shares (the “ComVest Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), for an exercise price of $0.01 per share (the “ComVest Exercise Price”).  Upon the occurrence and during the continuation of an event of default (other than certain specified events of default) under the Amended Loan Agreement, then upon five (5) business days’ notice to the Company, the Amended ComVest Warrant is exercisable for a number of shares of Common Stock that, when aggregated with all ComVest Warrant Shares previously acquired upon exercise of the Amended ComVest Warrant, constitutes 51% of the fully diluted Common Stock of the Company at the time of exercise (a “Default Exercise”).  The exercise price of the Amended ComVest Warrant for a Default Exercise is $0.001 per share of Common Stock.  The exercise price of the Amended ComVest Warrant may be paid to the Company in cash, check or, at ComVest’s option, by crediting the exercise price to any obligation then owed to it under the Amended Loan Agreement.  The Amended ComVest Warrant is exercisable until August 31, 2014.  The ComVest Exercise Price and the number of ComVest Warrant Shares are subject to adjustment following certain events, including distributions on the Common Stock; merger, consolidation or share exchange; and certain issuances of Common Stock.  The Amended ComVest Warrant may be exercised via a “cashless exercise.”

If at any time the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Company has ceased or suspended the filing of periodic reports under the Exchange Act, ComVest has the right to require the Company to redeem and purchase from ComVest, for a cash purchase price of $2.0 million, 50% of the Amended ComVest Warrant, or the equivalent of 50% of the ComVest Warrant Shares that may be, or have been, issued upon exercise of the Amended ComVest Warrant: (i) if the Company or any of its stockholders enters into a binding agreement with respect to any sale (as defined in the Amended Loan Agreement); (ii) upon and after the occurrence and during the continuance of an event of default under the Amended Loan Agreement; or (iii) any other event or circumstance that causes, effects, or requires any payment in full under the Amended Loan Agreement.

If there is a proposed sale of a majority of the outstanding shares of Common Stock of the Company, on an as-converted basis, ComVest has the right, exercisable upon written notice to the selling stockholder(s) provided not less than ten (10) days prior to the proposed date for consummation of the sale, to elect to participate in the transaction and sell to the proposed purchaser(s) a portion of the ComVest Warrant Shares equal, on a percentage basis, to the percentage of the selling stockholder(s)’ Common Stock included in the proposed transaction.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ClearPoint Business Resources, Inc. and Subsidiaries
Chalfont, Pennsylvania

We have audited the accompanying consolidated balance sheet of ClearPoint Business Resources, Inc. and Subsidiaries (the “Company”) as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClearPoint Business Resources, Inc. and Subsidiaries as of December 31, 2008, and the results of their operations and their cash flows for year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended December 31, 2008, have been prepared assuming that the Company will continue as a going concern.  As disclosed in Note 1 to the consolidated financial statements, the Company’s recurring losses from operations, accumulated deficit, and inability to generate sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also disclosed in Note 1 to the consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As disclosed in Note 13 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” effective January 1, 2008.

/s/Parente Randolph, LLC
Parente Randolph, LLC
Morristown, New Jersey
April 13, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ClearPoint Business Resources, Inc. and Subsidiaries
Chalfont, Pennsylvania

We have audited the accompanying consolidated balance sheet of ClearPoint Business Resources, Inc. and Subsidiaries (the “Company”) as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule (as listed in Part IV, Item 15). These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles uses and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClearPoint Business Resources, Inc. and Subsidiaries as of December 31, 2007, and the results of their operations and their cash flows for the year then in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, presents fairly, in all material respects, the information set forth therein.

/s/Lazar Levine & Felix LLP
Lazar Levine & Felix LLP
Morristown, New Jersey
April 15, 2008

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
-ASSETS-

	December 31,
	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$960,145	$1,993,641
Accounts receivable, net of allowance for doubtful accounts of $5,774,921 and $3,178,891 at December 31, 2008 and 2007, respectively	736,750	17,370,806
Accounts receivable – related party	336,670	—
Unbilled revenue	127,685	2,164,332
Prepaid expenses and other current assets	217,882	3,245,757
Refundable federal income tax	26,128	1,050,000
Deferred tax asset	—	1,631,318
TOTAL CURRENT ASSETS	2,405,260	27,455,854
EQUIPMENT, FURNITURE AND FIXTURES, net	1,296,689	2,162,260
INTANGIBLE ASSETS, net	133,333	183,333
GOODWILL	—	16,821,586
DEFERRED TAX ASSET	—	3,375,862
DEFERRED FINANCING COSTS, net	536,444	102,198
OTHER ASSETS	709,404	5,175,519
TOTAL ASSETS	$5,081,130	$55,276,612

See notes to consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS—(Continued)
-LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)-

	December 31,
	2008	2007
CURRENT LIABILITIES
Current portion of long-term debt	$5,950,209	$14,922,662
Accounts payable	2,725,659	2,880,523
Accrued expenses and other current liabilities	3,336,117	5,122,251
Accrued payroll and related taxes	744,758	6,819,496
Current portion of retirement benefit payable	146,900	77,257

Current portion of deferred revenue	996,104	—
Current portion of accrued restructuring costs – related party	256,709	—
Current portion of accrued restructuring costs	186,055	821,178
TOTAL CURRENT LIABILITIES	14,342,511	30,643,367
ACCRUED RESTRUCTURING COSTS, net of current	—	203,424
LONG-TERM DEBT, net of current	10,306,054	8,523,333
LIABILITY FOR WARRANTS ISSUED	1,213,433	—
DEFERRED REVENUE, net of current	996,104	—
RETIREMENT BENEFIT PAYABLE, net of current	135,646	260,793
TOTAL LIABILITIES	26,993,748	39,630,917

Commitments and contingencies
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value, authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value (60,000,000 shares authorized December 31, 2008 and 2007; 14,251,964 shares issued and outstanding, December 31, 2008; 13,208,916 shares issued and outstanding, December 31, 2007.)	1,425	1,321
Additional paid in capital	32,576,500	31,349,176
Accumulated deficit	(54,490,543)	(15,704,802)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(21,912,618)	15,645,695
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,081,130	$55,276,612

See notes to consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2008	2007
REVENUE	$33,496,240	$191,684,483
COST OF SERVICES	29,107,840	166,630,534
GROSS PROFIT	4,388,400	25,053,949
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,559,077	26,705,051
RESTRUCTURING EXPENSE	1,349,944	2,201,116
DEPRECIATION AND AMORTIZATION	723,275	5,284,265
IMPAIRMENT OF GOODWILL	16,821,586	—
LONG LIVED ASSETS IMPAIRMENT AND ABANDONMENT	1,022,210	5,029,020
(LOSS) FROM OPERATIONS	(31,087,692)	(14,165,503)
OTHER INCOME (EXPENSE)
Other income	10,670	181,688
Interest expense and factoring fees	(1,515,010)	(1,871,614)
Interest expense of amortization of OID and warrant liability	(509,532)	—
Mark to market gain on Derivative Instruments	33,813	—
Gain on restructuring of debt	686,797	—
Other expense	(89,375)	(911,795)
Gain (loss) on sale of subsidiary	(1,294,220)	1,205,983
Prepayment penalty on early retirement of debt	—	(1,949,928)
TOTAL OTHER INCOME (EXPENSE)	(2,676,857)	(3,345,666)
LOSS BEFORE INCOME TAX (BENEFIT) EXPENSE	(33,764,549)	(17,511,169)
INCOME TAX (BENEFIT) EXPENSE	5,021,192	(5,120,564)
NET LOSS	$(38,785,741)	$(12,390,605)
NET LOSS PER COMMON SHARE
Basic and Diluted	$(2.84)	$(1.00)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING Basic and Diluted	13,644,900	12,372,170

See notes to consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Paid in Capital	(Deficit)	(Deficit)
Balance as of January 1, 2007	6,051,549	$605	$599,461	$(3,314,197)	$(2,714,131)
Issuance of common stock in connection with reverse acquisition of Terra Nova Acquisition Corp., net of acquisition costs	6,720,000	672	27,256,857	—	27,257,529
Shares converted on vote against merger	(2,000)	—	(11,076)	—	(11,076)
Issuance of common stock in connection with the acquisition of certain assets and liabilities of ALS, LLC	439,367	44	2,499,956	—	2,500,000
Issuance of stock options	—	—	1,003,978	—	1,003,978
Net loss	—	—	—	(12,390,605)	(12,390,605)
Balance as of December 31, 2007	13,208,916	$1,321	$31,349,176	$(15,704,802)	$15,645,695
Issuance of common stock in connection with the amendment of the ALS Note	350,000	35	101,465		101,500
Issuance of common stock in connection with the amendment of the Staffbridge note	9,496	1	19,469		19,470
Issuance of warrants to ComVest related to the restructuring of debt			634,000		634,000
Issuance of warrants to sub debt holders in connection with amending the maturity dates of the sub debt			50,000		50,000
Issuance of warrants to sub debt holders in connection with an additional amendment extension of the due dates of maturity dates of the sub debt			7,616		7,616
Issuance of common stock in exchange for payment of advisory services and repayment of bridge loan to TNMC	683,552	68	365,931		365,999

Issuance of stock options	—	—	48,843	—	48,843
Net loss	—	—	—	(38,785,741)	(38,785,741)
Balance as of December 31, 2008	14,251,964	$1,425	$32,576,500	$(54,490,543)	$(21,912,618)

See notes to consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(38,785,741)	$(12,390,605)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes (benefit)	5,007,180	(4,278,434)
Depreciation and amortization	723,275	5,284,265
Long lived assets impairment and abandonment	1,022,210	5,029,020
Impairment of goodwill	16,821,586	—
Provision for doubtful accounts	2,596,030	2,773,891
Provision for franchise receivables	1,638,879	—
Loss (gain) on sale of subsidiary	1,294,220	(1,205,983)
Issuance of warrants – Sub-Debt Shareholders	57,616	—
Stock based compensation	48,843	1,003,978
Gain on M&T restructuring forgiveness of debt	(866,480)	—
Issuance of stock	120,970	—
Issuance of stock to related party	266,000	—
Interest expense converted to note payable	92,248	—
Interest expense – Original Issue Discount and Warrant Liability	509,532	—
Mark to market (gain) on Derivative Instruments	(33,813)	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	14,038,026	(8,946,338)
(Increase) decrease in accounts receivable – related party	(336,670)	—
(Increase) decrease in unbilled revenue	2,036,647	(108,821)
Decrease in prepaid expenses and other current assets	106,864	(2,711,087)
Refundable federal income taxes	1,023,872	—
(Increase) in other assets	(625,743)	(2,750,569)
Increase (decrease) in accounts payable	(154,866)	774,827
Increase (decrease) in accrued expense and other current liabilities	(1,104,564)	3,057,869
Increase (decrease) in accrued payroll and related taxes	(2,236,125)	5,901,471
Increase in deferred revenue	1,992,210	—
Increase (decrease) in accrued restructuring costs	(838,547)	1,024,602
Increase in accrued restructuring costs – related party	256,709	—
(Decrease) in retirement benefits payable	(55,504)	(13,926)
Total adjustments to net loss	43,400,605	4,834,765
Net cash provided by (used in) operating activities	4,614,864	(7,555,840)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment, furniture and fixtures	(571,078)	(1,294,086)
Acquisition of business (net of cash acquired)	—	(19,000,000)
Net cash (used in) investing activities	(571,078)	(20,294,086)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock in merger, net of acquisition costs	—	27,257,529
Repayment of long-term debt—Bridge	—	(12,465,255)
Proceeds from issuance of ComVest debt	8,000,000	—

	Years ended December 31,
	2008	2007
(Repayments) of ComVest debt	(1,345,991)	—
Gross borrowings on revolving credit facility – ComVest	1,530,000	—
Repayment on revolving credit facility - ComVest	(530,000)	—
Net borrowing (repayments) on long-term debt – M & T	(2,641,037)	4,283,333
Fees incurred in refinancing	(693,082)	(141,505)
Net borrowings (repayments) on revolving credit facility – M & T	(8,747,172)	14,812,981
(Repayment) of Blue Lake Debt	(600,000)	—
Net (repayments) on notes payable — stockholders	(150,000)	(660,000)
Proceeds from issuance of common stock	100,000	—
Net (repayments) on notes payable — other	—	(440,319)
Retirement of warranty liability	—	(3,291,775)
Conversion of shares voted against Merger	—	(11,076)
Net cash provided by (used in) financing activities	(5,077,282)	29,343,913
Net increase (decrease) in cash and cash equivalents	(1,033,496)	1,493,987
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,993,641	499,654
CASH AND CASH EQUIVALENTS AT END OF YEAR	$960,145	$1,993,641

See notes to consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

	Years ended December 31,
	2008	2007
Cash paid during the year for:
Interest	$1,460,508	$1,690,388
Income taxes	$—	$1,141,578
Cash received during the year for:
Income taxes	$1,023,872	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Years ended December 31,
	2008	2007
Non cash transactions:
ComVest Warrants issued and amortizable Original Issue Discount	$634,000	$—
ComVest financing and amortizable Original Issue Discount Income taxes	$1,000,000	$—
ALS accrued interest converted to note payable	$40,413	$—

On December 31, 2007, ClearPoint Business Resources, Inc. sold all of the issued and outstanding securities of its wholly-owned subsidiary, Mercer Ventures, Inc. (“MVI”) for the aggregate purchase price equal to the liabilities assumed of $1,205,983.

On February 23, 2007, the Company acquired certain assets and liabilities of ALS, LLC and its subsidiaries (“ALS”) for $19,000,000 in cash, a note payable of $2,500,000, shares of common stock with a value of $2,500,000 and the assumption of approximately $400,000 of current liabilities (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements).

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — GOING CONCERN:

Historically, ClearPoint Business Resources, Inc. (“ClearPoint” or the “Company”) has funded its cash and liquidity needs through cash generated from operations and debt financing. At December 31, 2008, the Company had an accumulated deficit of $54,490,543 and working capital deficiency of $11,937,251. For the year ended December 31, 2008, the Company incurred a net loss of $38,785,741. Although the Company restructured its debt and obtained new financing in the second quarter of 2008, cash projected to be generated from operations may not be sufficient to fund operations and meet debt repayment obligations during the next twelve months. In order to meet its future cash and liquidity needs, the Company may be required to raise additional financing or restructuring of existing debt. There is no assurance that the Company will be successful in obtaining additional financing or restructuring of its existing debt. If the Company does not generate sufficient cash from operations, raise additional financing or restructure existing debt, there is substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — ORGANIZATION AND BASIS OF PRESENTATION:

The accompanying consolidated financial statements of the Company and its wholly owned subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”).

ClearPoint provides comprehensive workforce management technology solutions throughout the United States, including its iLabor technology platform (“iLabor” or the “iLabor Network”), vendor management services (“VMS”) and staff augmentation programs. Since its inception, the Company has enhanced its platform through organic growth and the integration of acquisitions.  Prior to fiscal year 2008, ClearPoint provided various temporary staffing services as both a direct provider and as a franchisor. During the year ended December 31, 2008, ClearPoint transitioned its business model from a temporary staffing provider through a network of branch-based offices or franchises to a provider that manages clients’ temporary staffing needs through its open Internet portal-based iLabor Network. Under the new business model, ClearPoint acts as a broker for its clients and network of temporary staffing suppliers using iLabor. The Company now derives its revenues from fees related to iLabor technology, royalty fees related to contracts entered into under the previous business model and VMS fees. All core operations are centralized at its offices in Chalfont, Pennsylvania.

On February 12, 2007, ClearPoint Resources, Inc., ClearPoint’s wholly-owned subsidiary (“CPR”), consummated a merger (the “Merger”) with Terra Nova Acquisition Corporation (“Terra Nova”), a blank check company. As a result, CPBR Acquisition, Inc. (“CPBR”), a Delaware corporation and wholly-owned subsidiary of Terra Nova, merged with CPR.  At the closing of the Merger, CPR stockholders were issued an aggregate of 6,051,549 shares of Terra Nova common stock. Ten percent (10%) of the Terra Nova common stock being issued to CPR stockholders at the time of the Merger was released from escrow subsequent to the indemnity rights provision of the Merger agreement being met.  A further ten percent (10%) of the Terra Nova common stock being issued to CPR stockholders at the time of the Merger was released from escrow subsequent to certain closing conditions pursuant to the Merger agreement being met.

The merger agreement also provides for CPR’s original stockholders to receive additional performance payments, in the form of cash and/or shares, contingent upon the future performance of the combined company’s share price. The performance payments are payable in a combination of cash and shares. No such payments have been made to date and none are yet due. Upon the closing, Terra Nova changed its name to ClearPoint Business Resources, Inc.

Upon consummation of the Merger, $30.6 million was released from the Terra NovaTrust Fund to be used by the combined company. After payments totaling approximately $3.3 million for professional fees and other direct and indirect costs related to the Merger, the net proceeds amounted to $27.3 million, all of which were used by ClearPoint as follows: (i) to retire the outstanding debt to Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC (collectively, “Bridge”) (see Note 11 – Debt Obligations), of $12.45 million, (ii) to pay an early debt retirement penalty in the amount of $1.95 million to Bridge, (iii) to pay for the redemption of warrants related to its credit facility with Bridge in the amount of $3.29 million and (iv) to partially fund the acquisition of ALS, LLC (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements), and certain other related transaction costs.

The Merger was accounted for under the purchase method of accounting as a reverse acquisition in accordance with accounting principles generally accepted in the United States of America for accounting and financial reporting purposes. Under this method of accounting, Terra Nova was treated as the “acquired” company for financial reporting purposes. In accordance with guidance applicable to these circumstances, this Merger was considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Merger was treated as the equivalent of ClearPoint issuing stock for the net monetary assets of Terra Nova, accompanied by a recapitalization.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company’s accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

(a) Basis of Presentation:

The accompanying consolidated financial statements include the accounts of ClearPoint and its wholly owned subsidiaries.  All significant inter-company transactions and balances have been eliminated.

(b) Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Revenue Recognition:

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”). Under SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. Revenue earned but not billed is recorded and accrued as unbilled revenue. In 2008, the Company transitioned from a short and long term temporary staffing provider through a network of branch based offices to a provider that manages clients’ temporary staffing spend through its open Internet portal based iLabor network, as well as its closed client embedded VMS system.

The Company evaluated the criteria outlined in EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining that it was appropriate to record the revenue from the iLabor technology platform on a net basis after deducting costs related to suppliers for sourcing labor, which represent the direct costs of the contingent labor supplied, for clients. Generally, the Company is not the primarily obligated party in iLabor transactions and the amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two.

Prior to January 1, 2008, the Company’s primary major source of revenue was the temporary placement of workers. This revenue was recognized when earned and realizable and therefore when the following criteria had been met: (a) persuasive evidence of an arrangement exists; (b) services have been rendered; (c) the fee is fixed or determinable; and (d) collectibility is reasonably assured. Revenue is recognized in the period in which services are provided based on hours worked by the workers. As a result of changes in the Company’s business model, in 2008, the Company recognized revenue from four major sources:

•
For the fiscal year ended December 31, 2007 and the three months ended March 31, 2008, the Company recorded revenue from its temporary staffing operations, permanent placement fees, and temp-to-hire fees by formerly Company-owned and franchised operations. Temporary staffing revenue and the related labor costs and payroll taxes were recorded in the period in which the services were performed. Temp-to-hire fees were generally recorded when the temporary employee was hired directly by the customer. ClearPoint reserved for billing adjustments, principally related to overbillings and client disputes, made after year end that related to services performed during the fiscal year. The reserve was estimated based on historical adjustment data as percent of sales. Permanent placement fees were recorded when the candidate commenced full-time employment and, if necessary, sales allowances were established to estimate losses due to placed candidates not remaining employed for the permanent placement guarantee period, which was typically 30-60 days;

•
During the quarter ended June 30, 2008, the Company started transitioning from the temporary staffing provider model to its iLabor technology platform. Under this new model, the Company records revenue on net fee basis after deducting costs paid to suppliers for sourcing labor for the Company’s clients. The Company acts as a broker for its clients and the Company’s temporary staffing suppliers. Revenue from the Company’s iLabor network where it electronically procures and consolidates buying of temporary staffing for clients is recognized on a net basis;

•
The Company records royalty revenues when earned based upon the terms of the agreements with Select, StaffChex and Townsend Careers, as defined below (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements); and

•	VMS revenue, which consists of management fees recognized on the net method and recorded as the temporary staffing service is rendered to the client.

The Company also has recorded deferred revenue on the balance sheet as of December 31, 2008.  This amount of deferred revenue is being recognized ratably over the term of the agreement reached with Select (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements).

(d) Accounts Receivable:

The Company’s trade accounts receivable are generally uncollateralized. Management closely monitors outstanding accounts receivable and provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables.  Receivables are written off when deemed uncollectible.

(e) Vendor Managed Services Receivables and Payables:

The Company manages networks of temporary service providers (“vendors”) on behalf of clients and receives a fee for this service. The Company’s obligation to pay the vendor is conditioned upon receiving payment from the client for services rendered by the vendor’s personnel. As the right of offset between client and vendor does not exist, the receivable from the client which is included in accounts receivable, and payable to the vendor, which is included as a liability, are not offset and are recorded on a gross basis. Included in the Company’s accounts receivable at December 31, 2008 and 2007 was VMS receivables of $1,154,716 and $2,049,205, respectively. Included in the Company’s accounts payable at December 31, 2008 and 2007 was VMS payables of $ 291,153 and $2,247,723, respectively.

(f) Workers’ Compensation:

Prior to February 29, 2008, the Company was responsible for the workers’ compensation costs for its temporary and regular employees and was self-insured for the deductible amount related to domestic workers’ compensation claims ($250,000 or $500,000 per claim, depending on the policy.). The Company accrued the estimated costs of workers’ compensation claims based upon the expected loss rates within the various temporary employment categories provided by the Company and obtained an independent actuarial valuation of the estimated costs of claims reported but not settled, and claims incurred but not reported, and adjusted the accruals based on the results of the valuations. As a result of the estimated costs, the Company estimated that the insurance carriers will issue rebates based on its findings. During 2008, the Company sold all of its ownership interest of HRO, as defined below (see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements).

(g) Equipment, Furniture and Fixtures:

Equipment, furniture, and fixtures are stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful asset lives of three (3) to seven (7) years. The Company also provides for amortization of leasehold improvements over the lives of the respective lease term or the service life of the improvement, whichever is shorter.

(h) Intangible Assets:

In accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), definite lived intangible assets are amortized over their expected lives of two (2) to five (5) years. The Company’s identifiable intangible assets with definitive lives are comprised of contract rights and a covenant not to compete. Based upon management’s assessment of the future cash flows related to the contract rights, the Company determined that an impairment of contract rights existed as at December 31, 2007 and recognized an impairment charge of $5,029,020 in amortization expense for 2007.

 (i) Goodwill:

In accordance with SFAS No. 142, goodwill was not amortized and was assigned to specific reporting units and reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the reporting unit’s carrying amount of goodwill is greater than its fair value. As a result of the change in the Company’s business model in 2008 and the loss of cash flows related to the prior business model, the Company determined that an impairment of goodwill existed during 2008 and recognized an impairment charge of $16,821,586.

The following table shows the change to goodwill during the fiscal year ended December 31, 2008:

Total
Balance at December 31, 2007	$16,821,586
Impairment of goodwill	(16,821,586)
Balance at December 31, 2008	$—

 (j) Advertising Expense:

The Company expenses advertising costs in the period in which they are incurred. Advertising expenses for the years ended December 31, 2008 and 2007 were $127,980 and $520,350, respectively.

 (k) Deferred Financing Costs:

Deferred financing costs consist of legal, banking, and other related fees that were capitalized in connection with obtaining various loans and are being amortized over the life of the related loan. Deferred financing costs of $536,444 at December 31, 2008 and $102,198 at December 31, 2007 were net of accumulated amortization of $197,002 and $1,043,509, respectively.

Amortization of financing costs for the years ended December 31, 2008 and 2007 was $211,510 and $438,769, respectively.

 (l) Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized.

(m) Stock-based Employee Compensation

Effective with the adoption of the Company’s stock-based employee compensation plan in February 2007, the Company accounts for stock-based employee compensation in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards (“FAS”) No. 123 (revised 2004), Share-Based Payment (“FAS” 123(R)”), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock related to share-based payment transactions, including employee stock options, to be recognized in the financial statements.  In addition, the Company adheres to the guidance set forth within the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 107 (“SAB” 107), which certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

(n) Loss Per Share:

The Company accounts for earnings per share pursuant to SFAS No. 128, “Earnings per Share,” which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share.  Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year.  Potentially dilutive securities include stock options and warrants and shares of common stock issuable upon conversion of the Company's convertible notes.

Diluted loss per share for the years ended December 31, 2008 and 2007 is the same as basic loss per share, since the effects of the calculation were anti-dilutive due to the fact that the Company incurred losses for all periods presented.  The following securities, presented on a common share equivalent basis, have been excluded from the per share computations:

	For the years ended
	December 31, 2008	December 31, 2007
Stock Options	1,002,008	816,000
Warrants	11,505,000	11,040,000
	12,705,800	11,856,000

(o) Impairment of Long Lived Assets:

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”, long-lived assets such as equipment, furniture and fixtures, and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset many not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(p) Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk as defined by SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk”, consist principally of cash and cash equivalents and accounts receivable and unbilled revenues.

(i) Cash and Cash Equivalents:

The Company places its cash and cash equivalents with financial institutions. It is the Company’s policy to monitor the financial strength of these institutions on a regular basis and perform periodic reviews of the relative credit rating of these institutions to lower its risk. At times, during 2008 and 2007, the Company’s cash and cash equivalent balances exceeded the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $100,000 which was subsequently increased to $250,000 on interest bearing accounts of/in financial institution.  The FDIC also removed its $100,000 limit on non-interest bearing accounts all together.  The Company has not experienced any losses in such accounts, and it believes it is not exposed to any significant credit risk on cash and cash equivalents.  The balance in interest bearing accounts at December 31, 2008 was more than the FDIC limit of $250,000.  The uninsured cash and cash equivalents totaled $0 at December 31, 2008.

 (ii) Accounts Receivable and Unbilled Revenues:

The Company does not require collateral or other security to support customer receivables or unbilled revenues. One (1) customer account accounted for 11% of the accounts receivable balance as of December 31, 2008. The Company believes that credit risk is dispersed and low due to large number of customers in different regions and different industries.

(q) Reclassifications:

Certain reclassifications have been made to the 2007 amounts to conform with the 2008 presentation.

(r) Recent Accounting Pronouncements:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. In February 2008, the FASB released FASB Staff Position (FSP FAS 157-2 – Effective Date of FASB Statement No. 157) which delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. The implementation of SFAS No. 157 for financial assets and liabilities, effective January 1, 2008, did not have an impact on the Company’s financial position and results of operations. The Company is currently evaluating the impact of adoption of this statement on its non-financial assets and liabilities in the first quarter of fiscal 2009.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company expects to adopt SFAS No. 159 in the first quarter of fiscal 2008 and is still evaluating the effect, if any, on its financial position or results of operations.

In December 2007, FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141R”), which replaces SFAS No. 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, that the adoption of SFAS No. 141R will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”, “an amendment of ARB 51” (“SFAS No. 160”), which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as non-controlling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for annual periods beginning after December 15, 2008. The Company is currently evaluating the impact, if any, that the adoption of SFAS No. 160 will have on its consolidated financial statements.

Effective January 1, 2008, the Company adopted SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 provides companies an option to report certain financial assets and liabilities at fair value and established presentation and disclosure requirements.  The intent of SFAS 159 is to reduce the complexity in accounting for financial instruments and the volatility of earnings caused by measuring related assets and liabilities differently.  The Company chose not to elect the fair value option for its financial assets and liabilities exiting at January 1, 2008, and did not elect the fair value option on financial assets and liabilities transacted during the year ended December 31, 2008.  Therefore, the adoption of SFAS 159 had no impact on the Company’s financial statements.  Effective January 1, 2008, the Company adopted SFAS No. 157, with the exception of the application of the statement to non-recurring nonfinancial assets and nonfinancial liabilities. The adoption of SFAS No. 157 did not impact the Company’s financial position or results of operations

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS No. 161”). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating what the impact will be, if any, of adopting SFAS. No. 161 on its consolidated financial statements.

NOTE 4 — BUSINESS AND ASSET ACQUISITIONS AND DISPOSITIONS AND LICENSING AGREEMENTS:

(a)           Acquisition of ALS

On February 23, 2007, the Company acquired certain assets and liabilities of ALS, LLC and its subsidiaries, doing business as Advantage Services Group based in Florida that expanded the Company’s operations to clients in California and Florida. The purchase price of $24.4 million consisted of cash of $19 million, a note of $2.5 million (the “ALS Note”), shares of the Company’s common stock with a value of $2.5 million (439,367 shares) and the assumption of $0.4 million of current liabilities. ALS’s stockholders may also receive up to two additional $1 million payments in shares of the Company’s common stock based on financial and integration performance metrics of the Company in calendar years 2007 and 2008. No such payments have been earned to date. The Company has allocated the purchase price to the assets acquired and the liabilities assumed at their estimated values as of the acquisition date as stated in the table below.  The Company determined that an impairment of goodwill existed during 2008 and recognized an impairment charge of $16,821,586.

The following table represents the net assets acquired.

Equipment, furniture and fixtures	$630,000
Contract rights	7,190,000
Goodwill	16,566,000
24,386,000
Liabilities assumed	(386,000)
Net assets acquired	$24,000,000

The following unaudited pro forma information presents a summary of consolidated financial results for the year ended December 31, 2007 of the operations of the Company and ALS as if the acquisition had occurred on January 1, 2007, the beginning of the earliest period presented. The unaudited pro forma amounts below reflect interest on the debt incurred as a result of the acquisition of ALS, with interest calculated at the Company’s borrowing rate under its credit facilities. The unaudited pro forma financial information in the schedule below does not purport to be indicative of the results of operations that would have occurred had the acquisition taken place at the beginning of the periods presented or of future results of operations.  The results of operations for ALS have been included in the Company’s Consolidated Statement of Operations since February 23, 2007.

2007
(Unaudited)
Revenue	$204,140,935
Net ( loss )	(12,637,198)
(Loss) per weighted average basic and diluted common share	(1.02)

 (b)           Sale of MVI

On December 31, 2007, CPR entered into a purchase agreement (the “MVI Purchase Agreement”) effective as of December 31, 2007 with CPR’s wholly owned subsidiary, Mercer Ventures, Inc. (“MVI”), and TradeShow Products Inc. (“TradeShow”). Pursuant to the MVI Purchase Agreement, CPR sold all of the issued and outstanding securities of MVI to TradeShow for the aggregate purchase price equal to the liabilities assumed of $1,205,983. In addition, CPR will earn a perpetual commission equal to 1.75% of the weekly revenue generated by a specified list of MVI clients. TradeShow is obligated to pay such fee in arrears on the first business day of every month. Unpaid fees will be subject to interest at a rate of 1.5% per month.  The Company recorded $44,193 for such fees during the year ended December 31, 2008, which were not paid by TradeShow.

The Company considered the guidance in EITF 03-13 “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining Whether to Report Discontinued Operations” and concluded that the operations of MVI should not be reported as discontinued operations. The Company conclusion included an assessment of the qualitative and quantitative impact of the direct cash flows to be received from the ongoing operations of MVI through the commission structure as well as the Company’s involvement in the management of the ongoing MVI business.

(c)           Asset Purchase Agreement with StaffChex

On February 28, 2008, ClearPoint entered into an Asset Purchase Agreement (the “StaffChex Purchase Agreement”) with StaffChex, Inc. (“StaffChex”), a privately owned company. Under the StaffChex Purchase Agreement, StaffChex acquired all of the rights to customer accounts, as defined in the StaffChex Purchase Agreement, related to the temporary staffing services serviced by (i) KOR Capital, LLC (“KOR”) pursuant to the Franchise Agreement – Management Agreement, dated August 30, 2007, and (ii) StaffChex Servicing, LLC (“StaffChex Servicing”), an affiliate of StaffChex, pursuant to the Exclusive Supplier Agreement, dated September 2, 2007. The prior agreements with StaffChex Servicing and KOR were terminated on February 28, 2008 and March 5, 2008, respectively. The Company did not incur any early termination penalties in connection with such terminations. In consideration for the customer accounts acquired from ClearPoint, StaffChex issued to ClearPoint 15,444 shares of common stock of StaffChex, and ClearPoint is entitled to receive an additional 15,568 shares of StaffChex common stock, pursuant to the earnout provisions set forth in the StaffChex Purchase Agreement, which have been met. As a result, the Company is entitled to 31,012 shares (16.4%) of StaffChex’s outstanding stock, of which 15,568 shares have not yet been issued to the Company.

ClearPoint is using the cost accounting method to record earnings from this investment in StaffChex. In addition, ClearPoint entered into an iLabor agreement with StaffChex whereby StaffChex agreed to process its temporary labor requests through iLabor and to pay to ClearPoint 2.25% (such percentage subject to reduction based on meeting certain volume targets) of StaffChex’s total collections from its total billings under the acquired customer accounts for temporary staffing services. On March 5, 2008, ClearPoint completed the disposition and transfer of all of the customer accounts.  For a description of the amendment to the iLabor agreement, see Note 21 – Subsequent Events.

(d)           Sale of ClearPoint HRO

On March 5, 2008, ClearPoint completed the disposition and transfer of the balances of customer accounts related to its temporary staffing business. On February 7, 2008, CPR and ClearPoint HRO, LLC (“HRO”), a wholly owned subsidiary of CPR, entered into a Purchase Agreement (the “HRO Purchase Agreement”) with AMS Outsourcing, Inc. (“AMS”). Pursuant to the HRO Purchase Agreement, CPR sold all of its ownership interest of HRO to AMS for an aggregate purchase price payable in the form of an earnout payment equal to 20% of the earnings before interest, taxes, depreciation and amortization of the operations of HRO for a period of twenty four (24) months following February 7, 2008. To date, no such earnout has been earned or received.

Subsequent to the original estimated loss of $1,894,220 recorded on the sale of HRO, CPR recorded a $600,000 reversal of the originally estimated loss in the second quarter of 2008 in conjunction with the refinancing of debt owed to Manufacturers and Traders Trust Company (“M&T”) reducing the certificate of deposit sold.

The Company recorded a loss of $1,294,220 on the transaction as follows:

Assets sold:
Prepaid expenses	$153,861
Certificate of deposit	900,000
Other current assets	1,128,271
Expected Workers’ Compensation Collateral Refunds	5,091,858
7,273,990
Liabilities assumed
Accrued payroll and related taxes	(3,838,611)
Letter of credit – Workers compensation insurance policy	(1,500,000)
Accrued expenses and other liabilities	(641,159)
(5,979,770)
Loss on sale	$(1,294,220)

 (e)           License Agreement

On April 8, 2008, the Licensing Agreement (the “Optos Licensing Agreement”) with Optos Capital, LLC (“Optos”) was terminated. A new license agreement and a new temporary help services subcontract agreement was entered into with Koosharem Corp. d/b/a Select Staffing (“Select”), where CPR, ClearPoint’s wholly owned subsidiary, was entitled to receive annually the first 10% of all gross billings of the subcontracted contracts up to $36 million of gross billings ($3.6 million per year to CPR) and whereby Select licensed use of the iLabor network in exchange for a $1.2 million payment ($900,000 paid on April 8, 2008 and $300,000 was payable on July 1, 2008, but was not paid). On August 22, 2008, CPR, Select and Real Time Staffing Services, Inc. (“Real Time”) entered into a Settlement Agreement and Release (the “Select Settlement Agreement”) pursuant to which each party released the others from all prior, existing and future claims including, without limitation, the parties’ claims with respect to the Select Litigation, as defined below, the License Agreement dated April 8, 2008 (the “Select License Agreement”) and the Temporary Help Services Subcontract dated April 8, 2008 (the “Select Subcontract”). Pursuant to the Select Settlement Agreement, the parties also agreed (i) that CPR would retain the $900,000 paid to it under the Select License Agreement; (ii) to allocate between Select and CPR amounts paid or payable with respect to certain client accounts; (iii) to execute an amendment to the Select Subcontract, as described below; and (iv) that Select would file the required documents to dismiss the Select Litigation with prejudice. In addition, Select and CPR agreed not to commence any future action arising from the claims released under the Select Settlement Agreement, and on August 28, 2008 this lawsuit was dismissed.  The monthly revenue fees are split between the parties as provided in the Select License Agreement. Licensing fees related to this contract consist of amortizing deferred revenue of $83,000 plus an additional $250,000 of cash paid by Select over the life of the contract, which is 28 months.

The deferred revenue as of December 31, 2008 was comprised of the remaining balance of the original $900,000 payment, cash received on behalf of Select and relief of certain accounts payable owed to Select as of the settlement date (see Note 20 – Litigation for further detail).  In consideration for terminating the Optos Licensing Agreement, CPR and Optos have agreed that there will be a net termination fee for any reasonable net costs or profit incurred, if any, when winding up the operations associated with termination. As of December 31, 2008, the net termination fee was estimated at $500,000 and was accrued in selling, general and administrative expenses. The payment of the net termination fee will be in the form of cash and shares of common stock of the Company.  Such payment has not yet been made.

On May 22, 2008, ClearPoint entered into an amendment to a Managed Services Agreement with Townsend Careers, LLC (“Townsend Careers”) to take over certain contracts that were being serviced out of ClearPoint’s former Baltimore, MD office. Under the terms of the agreement, Townsend Careers agreed to pay ClearPoint a royalty fee of 6% of billings.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS:

	December 31, 2008	December 31, 2007
Prepaid insurance	$125,410	$1,752,711
Security deposit – workers’ compensation policy	—	1,128,271
Other current assets	92,472	364,775
	$217,882	$3,245,757

NOTE 6 — EQUIPMENT, FURNITURE AND FIXTURES:

	December 31, 2008	December 31, 2007
Furniture and fixtures	$29,150	$691,519
Computer software and equipment	1,740,180	2,069,765
Leasehold improvements	9,201	183,648
	1,778,531	2,944,932
Less, accumulated depreciation	(481,842)	(782,672)
Equipment, furniture and fixtures, net	$1,296,689	$2,162,260

Depreciation expense for the years ended December 31, 2008 and 2007 was $427,706 and $412,394, respectively. In March 2008, the Company recorded a loss of $1,022,210 as a result of the abandonment of leasehold improvements, furniture and fixtures and computer equipment resulting from termination of franchise agreements described in Note 15 – Franchise Agreements. The Company removed $1,837,918 of fixed assets and $815,708 of accumulated depreciation as a result of this impairment.

NOTE 7 — INTANGIBLE ASSETS:

	December 31, 2008	December 31, 2007
Covenant not to compete	$250,000	$250,000
Less, accumulated amortization	(116,667)	(66,667)
Intangibles, net	$133,333	$183,333

The covenant not to compete is being amortized over its five (5) year life. Amortization expense of intangible assets for the years ended December 31 2008 and 2007 was $50,000 for both years respectively. Amortization expense expected to be incurred for the fiscal years ending December 31, 2009, 2010 and 2011 is $50,000, $50,000 and $33,333, respectively. Historically, the Company had contract rights that were amortized over their estimated asset lives of two (2) to three (3) years. The Company determined that an impairment in contract rights existed as at December 31, 2007 and recognized an impairment charge of $5,029,020 (see Note 3 – Summary of Significant Accounting Policies—Intangible Assets).

NOTE 8 — OTHER ASSETS

	December 31, 2008	December 31, 2007
Refundable insurance premium	$—	$4,351,242
Due from ALS	500,667	—
Long term portion of StaffChex receivable	181,400	—
Security deposits and other assets	27,337	824,277
	$709,404	$5,175,519

NOTE 9 — ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

	December 31, 2008	December 31, 2007
Other accrued expenses	$1,873,437	$1,345,379
Insurance premiums payable	962,680	2,276,872
Letter of credit - workers’ compensation policy	—	1,500,000
Accrued termination fee - Optos	500,000	—
	$3,336,117	$5,122,251

NOTE 10 — ACCRUED RESTRUCTURING COSTS:

Effective June 29, 2007, the Company’s management approved a restructuring program to consolidate operations and reduce costs of its field and administrative operations. As part of the restructuring program, the Company closed 24 branch and administrative offices and eliminated approximately 75 positions. The Company initially recorded $1,902,000 of restructuring charges for costs of severance, related benefits and outplacement services related to the termination of these employees and $950,000 of charges relating to the early termination of office spaces leases for a total of $2,852,000 in 2007. The Company subsequently reduced the initial expense recorded in 2007 by $650,884 due to decreases in anticipated severance costs resulting in a net charge of $2,210,116.  These expenses were present valued and accrued and will be paid out over a one year period.  During the year ended December 31, 2008, the Company paid out $678,865 related to the 2007 restructuring reserve and recognized a reduction of initially estimated restructuring costs of $196,994 due to severance and related benefits for which the Company believes it is no longer liable as a result of a breach of contract as well as $95,913 related to early termination settlements of office spaces.

As a result of the sale of certain entities and the transition to the Company’s new business model, effective March 12, 2008, the Company’s management approved an additional restructuring program of its field and administrative operations. As part of the restructuring program, the Company closed its remaining branch and administrative office in Florida and eliminated approximately 20 positions. The Company initially recorded $496,784 of restructuring charges for costs of severance, related benefits and outplacement services related to the termination of these employees and $1,603,638 of charges relating to the early termination of office spaces leases for a total of $2,100,422. These expenses were present valued and accrued on a one time basis and were scheduled to be paid out over a three year period. During the year ended December 31, 2008, the Company paid out $1,252,917 and recognized a reduction of the initial recorded restructuring costs of $457,571 related to early termination settlements of office spaces related to the 2008 restructuring reserve. The Company calculated the restructuring costs as follows:

2007 Restructuring Reserve	Employee Separation Costs	Lease Termination Obligation	Total
Accrued restructuring costs at inception	$1,902,000	$950,000	$2,852,000
Payments	(548,253)	(628,261)	(1,176,514)
Reductions in costs previously accrued	(650,884)	—	(650,884)
Accrued restructuring costs at December 31, 2007	702,863	321,739	1,024,602
Payments	(505,869)	(172,996)	(678,865)
Reductions in costs previously accrued	(196,994)	(95,913)	(292,907)
Total accrued restructuring costs at December 31,2008	—	52,830	52,830
Less: current portion	—	(52,830)	(52,830)
Total accrued restructuring costs – long-term	$—	$—	$—

2008 Restructuring Reserve	Employee Separation Costs	Lease Termination Obligation	Total
Accrued restructuring costs at inception	$182,075	$1,603,638	$2,100,422
Accrued restructuring costs at inception – related party	314,709	1,603,638	2,100,422
Payments	(182,075)	(1,012,842)	(1,252,917)
Payments – related party	(58,000)	—	—
Reductions in costs previously accrued	—	(457,571)	(457,571)
Total accrued restructuring costs at December 31,2008	—	133,225	389,934
Total accrued restructuring costs at December 31,2008 – related party	256,709	—	—
Less: current portion	(256,709)	(133,225)	(389,934)
Total accrued restructuring costs – long-term	$—	$—	$—

NOTE 11 — DEBT OBLIGATIONS:

A summary of all debt is as follows:

	December 31,
	2008	2007
Term loan with ComVest due December 31, 2010. Principal and interest payments payable monthly bearing interest of 10% per annum (net of $1,124,468 OID)	$6,529,542	$—
M&T Loan modification and restructure agreement dated June 20,2008. Principal payments begin January 1, 2011 in equal amounts over 36 months plus interest at 5% per annum	4,994,379	—

M&T Term Loan, which was restructured in 2008	—	4,283,333

Note payable monthly to Blue Lake Rancheria with a final, balloon payment due April 30, 2009. Interest of 10% per annum is payable quarterly. This note has been guaranteed by two of the principal stockholders of the Company	690,000	1,290,000

Revolving Credit Facility with ComVest due December 31, 2010. Interest payments payable monthly bearing interest of 7.250% per annum	1,000,000	—

M&T Revolver, which was restructured in 2008	—	14,812,981

Subordinated notes payable due March 31, 2010. The notes have an interest rate of 12%	550,000	550,000

Note payable to ALS, LLC. This note has an interest rate of 5%	2,155,652	2,022,991

Note payable to unrelated individuals for purchase of the common stock of StaffBridge, Inc. due and payable December 31, 2009. Interest is calculated at 8% per annum	336,690	486,690
	16,256,263	23,445,995

Add Original Issue Discount (OID)	1,124,468	—

Total principal payments of long term debt	17,380,731	23,445,995

Less: Current portion	5,950,209	14,922,662

	11,430,522	8,523,333

Less OID	(1,124,468)	—

Long term debt, net of current and OID	$10,306,054	$8,523,333

Principal payments of long-term debt for each of the next five years and thereafter are as follows:

Year ended December 31,
2009	$5,950,209
2010	4,969,345
2011	1,891,462
2012	1,072,916
2013	1,072,916
Thereafter	2,423,883
$17,380,731

Revolving Credit and Term Loan Agreement with ComVest

On June 20, 2008, the Company entered into a Revolving Credit and Term Loan Agreement (the “Loan Agreement”) with ComVest Capital, LLC (“ComVest”). Pursuant to the Loan Agreement, ComVest extended to the Company: (i) a secured revolving credit facility for up to $3 million (the “Revolver”) and (ii) a term loan (the “Term Loan” and, together with the Revolver, the “Loans”) in the principal amount of $9 million, of which $1 million was treated as an original issue discount, and the Company received $8 million in respect of the Term Loan. The Company also issued a warrant to purchase 2,210,825 shares of common stock at an exercise price of $0.01 per share, immediately exercisable during the period commencing June 20, 2008 and ending on June 30, 2014. This warrant was valued at $634,000 and treated as a discount to the long term portion of the debt and will be amortized over the life of the long term debt. Amortization related to the warrants amounted to $198,000 for the year ended December 31, 2008. Amortization related to the original issue discount of $1,000,000 amounted to $311,831 for the year ended December 31, 2008. The maximum amount that may be outstanding under the Revolver was initially $3 million (the “Revolver Maximum”). Effective as of the first day of each calendar month beginning January 1, 2010, the Revolver Maximum will be reduced by an amount equal to 5.5% of the Revolver Maximum in effect for the previous month. To the extent the amounts outstanding under the Revolver exceed the Revolver Maximum, the Company must make a payment to ComVest sufficient to reduce the amount outstanding to an amount less than or equal to the Revolver Maximum. The Company may borrow under the Revolver from time to time, up to the then applicable Revolver Maximum. The amounts due under the Revolver bear interest at a rate per annum equal to the greater of: (i) the prime rate of interest announced by Citibank, N.A. plus 2.25% or (ii) 7.25%. At December 31, 2008, the interest rate on the Revolver was 7.25% and during 2008 averaged 7.25%. The Term Loan bears interest at a rate of 10% per annum. The Loans provide that the stated interest rates are subject to increase by 500 basis points during the continuance of an event of default under the Loan Agreement. Amounts due under the Loans are payable monthly, beginning July 1, 2008. The outstanding principal amount of the Term Loan is payable as follows: $150,000 on July 1, 2008 and subsequent payments are to be in an amount equal to the greater of (i) $200,000 less the amount of interest accrued during the preceding month or (ii) the amount equal to (a) the lesser of $450,000 or certain license fees, royalties, use fees and/or other such payments collected by the Company during the preceding month less (“Royalties”) (b) the amount of interest accrued during the preceding month (but not greater than the principal balance of the Term Loan). The installments under (ii) above are payable monthly starting August 1, 2008, including December 1, 2010. The final installment due and payable on December 31, 2010 will be in an amount equal to the entire remaining principal balance, if any, of the Term Loan.  For a discussion of Amendment No. 1 to the Term Loan, see Note 21 – Subsequent Events.

The Loans mature on December 31, 2010 subject to certain prepayment requirements related to the Term Loan. The Loan Agreement provides that, subject to certain exceptions, the Company must prepay the Term Loan (i) in full upon certain transactions involving the sale or issuance of the majority of the outstanding stock of the Company, change of control of the Company or the sale of all or a material portion of the Company’s assets or (ii) in part to the extent of 30% of proceeds received from sales of certain securities of the Company.  Royalty payments received primarily from StaffChex and Select are segregated and solely used for the repayment of the Term Loan. To the extent that royalty receipts from these sources do not meet the minimum threshold of $200,000 per month, the Company must make up the difference from its operating cash.  In the event that royalty receipts from these sources exceeds $450,000 in a given month, the Company may utilize the excess for operations or offset amounts owed on the ComVest Revolver at its discretion. The outstanding borrowings under the Loan Agreement are secured by all the assets of the Company.

Beginning with fiscal quarter ending December 31, 2009, the Company must maintain certain fixed charge coverage ratios and must make all necessary adjustments to its system of internal control over financial reporting and disclosure controls and procedures no later than December 31, 2009. Until all obligations owing to ComVest have been paid in full and the Revolver has been terminated, the Company must comply with various notice and other reporting covenants including, but not limited to, providing notice to ComVest upon the occurrence of certain events, periodically furnishing certain financial statements and other information to ComVest, maintaining its books and records and permitting inspection of such materials by ComVest upon reasonable request. The Company is currently in compliance with the applicable notice and reporting requirements required under the ComVest Loan Agreement.

The Company paid to ComVest non-refundable closing fees in the amount of $530,000, charged to the Revolver, simultaneously with funding of the amounts payable to the Company under the Loan Agreement. In addition, the Company must pay to ComVest a monthly collateral monitoring, availability and administrative fee equal to 0.15% of the average daily principal amount outstanding under the Revolver during the preceding calendar month, up to $4,500 per month.

As of December 31, 2008, the outstanding balance on the Revolver was $1,000,000.

The Company utilized the proceeds of the Loans to repay approximately $1,050,000 pursuant to the M&T Restructure Agreement, as defined below, owed to M&T, a creditor of the Company and approximately $530,000 in closing costs and expenses.

Loan Modification and Restructure Agreement with M&T

On February 23, 2007, pursuant to a Credit Agreement (the “M&T Credit Agreement”), the Company entered into credit facilities with M&T consisting of a $20 million revolving credit facility (“M&T Revolver”) expiring in February 2010 and a $3 million term loan (“M&T Term Loan”) expiring in February 2012.  In July 2007, the Company amended the M&T Credit Agreement to increase the M&T Term Loan to $5 million in the First Amendment to the M&T Credit Agreement. These credit facilities carried an interest rate of LIBOR plus between 1.50% and 2.25%, depending on the Company’s ratio of debt to earnings before interest, tax, depreciation and amortization. The available amount to be borrowed from the M&T Revolver was limited based upon ratios of accounts receivable and unbilled revenue. The M&T Revolver and M&T Term Loan contained certain financial covenants including leverage ratios and a fixed charge coverage ratio. On March 21, 2008, ClearPoint entered into the Second Amendment to M&T Credit Agreement, dated as of March 21, 2008, among ClearPoint and M&T. Pursuant to the Second Amendment, the M&T Credit Agreement was amended, among other matters, as follows: (i) the aggregate amount of the revolving credit commitments was gradually reduced from $20 million to $15 million at March 21, 2008 and $4 million at June 30, 2008; (ii) the applicable margin, which is a component of the interest rate calculations, was increased to (a) 3.5% and 1.25% for any revolving credit loan that is a “Eurodollar Loan” and a “Base Rate Loan”, respectively (as defined in the M&T Credit Agreement), and (b) 4.5% and 2.25% for any M&T Term Loan that is a Eurodollar Loan and a Base Rate Loan, respectively; (iii) the applicable commitment fee percentage, which is included in the calculations of commitment fees payable by the Company on the amount of the unused revolving credit commitments, was increased to 0.25%; and (iv) the covenants related to the ratios of total debt or senior debt, as applicable, to modified EBITDA were amended to lower the ratios as of September 30, 2008.

On April 14, 2008, the Company entered into a Waiver (the “M&T Waiver”) to the M&T Credit Agreement. Pursuant to the M&T Waiver, the required lenders under the M&T Credit Agreement waived compliance with certain financial covenants set forth in the M&T Credit Agreement for the period ended December 31, 2007. In connection with the M&T Waiver, the Company paid a $100,000 fee to M&T. The Company was not in compliance with the financial and reporting covenants at March 31, 2008. The Company did not receive a waiver for such non-compliance from M&T. On May 9, 2008, the Company received a letter from M&T indicating, among other matters, that the principal amount of revolving credit loans outstanding under the M&T Credit Agreement shall be limited to a maximum amount of $7.3 million for the period ended May 16, 2008.

On May 21, 2008, the Company received a notice of default from M&T in connection with the M&T Credit Agreement. The Company defaulted on its obligations under the M&T Credit Agreement as a result of its failure to comply with financial covenants contained in the M&T Credit Agreement, including obligations to maintain certain leverage and fixed charge coverage ratios. As a consequence of the default, M&T exercised its right to declare all outstanding obligations under the credit facilities to be immediately due and payable and demanded the immediate payment of approximately $12.8 million, consisting of approximately (i) $7.4 million under the M&T Revolver; (ii) $3.9 million under the M&T Term Loan; and (iii) $1.5 million under a letter of credit. Also pursuant to the notice of default, M&T exercised its right to terminate the M&T Revolver and the M&T Term Loan and to terminate its obligation to make any additional loans or issue additional letters of credit to the Company.

In connection with the Loan Agreement with ComVest described above, the Company and M&T entered into a Loan Modification and Restructure Agreement dated June 20, 2008 (the “M&T Restructure Agreement”) pursuant to which the parties agreed to: (i) consolidate the M&T revolving credit loan of $7,065,809 and the M&T term loan of $3,866,667 (the “M&T Obligations”), (ii) reduce the carrying amount of the consolidated obligations from $10,932,476 to $8,600,000, net of cash payments made during the negotiations, (iii) subordinate the M&T Obligations to the Company’s obligations to ComVest (the “ComVest Obligations”) and (iv) permit the Company to repay the M&T Obligations on a deferred term basis. The M&T Restructure Agreement provides that on the earlier of the first day of the calendar month following the Company’s full satisfaction of the ComVest Obligations or January 1, 2011 (the “Obligations Amortization Date”), the Company shall repay a total of $3 million in principal amount (the “M&T Deferred Obligations”) to M&T in 36 equal monthly payments plus interest on the outstanding balance of such amount at a rate of 5% per annum, subject to increase to 12% per annum upon occurrence of certain agreement termination events and spring back events, as set forth in the agreement. In the event of a sale of substantially all of the Company’s or any subsidiary’s assets, a capital infusion or an infusion of subordinated indebtedness, the Company must prepay the M&T Deferred Obligations by an amount equal to 25% of such proceeds as are payable to ComVest under such circumstances.

In addition, prior to the Obligations Amortization Date, the Company must pay M&T: (i) cash proceeds arising out of certain of its and its subsidiaries’ accounts receivable in an amount not less than $3 million and (ii) existing and future federal and state income tax refunds of not less than $1 million due or which become due to the Company for any period prior to January 1, 2008.  At December 31, 2008, the Company remitted approximately $1,033,000 to M&T against the $3 million accounts receivable  target. In the event such payments by the Company are less than the stated minimum amounts, such shortfall will be added to the M&T Deferred Obligations.  Excesses of such amounts paid by the Company will be remitted to the Company and/or applied to the M&T Deferred Obligations in accordance with the M&T Restructure Agreement.  The Company filed all applicable federal and state income tax returns to enable it to receive the minimum amount required under the M&T Restructure Agreement.  As of December 31, 2008, income tax refunds of $1,024,000 resulting from net operating loss carry-backs and $34,000 refunds of overpayments were received by the Company and remitted to M&T.  In the event such payments by the Company are less than the stated minimum amounts, such shortfall will be added to the M&T Deferred Obligations.  Excesses of such amounts paid by the Company will be remitted to the Company and/or applied to the M&T Deferred Obligations in accordance with the M&T Restructure Agreement.

The Company issued to M&T warrants to purchase, in the aggregate, 1,500,000 shares of its common stock, of which warrants to purchase 1,200,000 shares have an exercise price of $0.01 and warrants to purchase 300,000 shares have an exercise price of $1.00. In accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”), the fair value of all of the warrants has been classified as a liability since M&T has the right to put the warrants back to the Company in exchange for a cash settlement of $1.00 per share. The Company valued the warrants at $1,247,246 using the Black-Scholes valuation model and the value was offset against the gain on restructuring of debt.  At December 31, 2008, the balance sheet included a warrant liability of $1,213,413 related to the fair value of warrants issued to M&T in connection with the M&T Restructure Agreement.

The Company accounted for the M&T Restructure Agreement pursuant to SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings” (“SFAS No. 15”), which required the Company to reduce the carrying amount of the old debt (M&T Obligations of $10,932,476) by the minimum cash value of the put option of the warrants issued ($1,200,000) and the warrant liability of $47,246, determine whether the carrying value of the remaining debt exceeded the future cash payments of the new debt (M&T Loan Modification of $8,600,000 and future interest payment of $218,750 (SFAS No. 15 also requires that the new debt be recorded as the total of future cash payments), the excess of the carrying of the remaining debt over the future cash payments of the new debt was $866,480, which was reduced by the unamortized deferred financed cost and current refinancing cost of $179,683. As a result of the application of SFAS No. 15, the Company recorded a gain of $686,797 ($0.05 per share), which is reflected in the consolidated statement of operations for the year ended December 31, 2008.

M&T had issued (i) a certain certificate of deposit to the Company in the amount of $1.5 million (the “COD”) and (ii) a certain standby letter of credit for the account of the Company in favor of Ace Risk Management (the “Ace Letter of Credit”). M&T liquidated the COD and applied $600,000 of the COD to the M&T Obligations. To the extent M&T is required to make payments under the Ace Letter of Credit in excess of $900,000 at any time, such excess shall be added to the M&T Deferred Obligations. Excesses of such amount paid will be remitted to the Company and/or applied to the M&T Deferred Obligations in accordance with the M&T Restructure Agreement.

Pursuant to the M&T Restructure Agreement, the Company must comply with various covenants while the M&T Deferred Obligations are outstanding and provided that (i) no bankruptcy or insolvency event has taken place and (ii) the Company and/or its subsidiaries have not terminated operation of their business without the prior written consent of M&T (each being a “Spring Back Event”). Such covenants include, but are not limited to: delivery to M&T of financial and other information delivered to ComVest; restrictions on the aggregate compensation which may be paid to the Chief Executive Officer and Chief Financial Officer of the Company; limitations on dividends and distributions of cash or property to equity security holders of the Company and/or redemptions or purchases of capital stock or equity securities of other entities; restrictions on collateralizing subordinated indebtedness. At December 31, 2008, the Company was in compliance with all applicable covenants set forth in the M&T Restructure Agreement.

The M&T Restructure Agreement provides that the Company may continue to pay regularly scheduled payments (but not prepayments or accelerated payments) on (i) existing subordinated indebtedness, except to the extent prohibited by the ComVest transaction documents and (ii) the Blue Lake Note as defined below. For each $50,000 paid on account of the Blue Lake Note, Michael D. Traina, the Company’s Chairman of the board of directors and Chief Executive Officer, and Christopher Ferguson, a principal stockholder and the former director, President and Secretary of the Company, shall, on a several basis, be liable as sureties for the M&T Deferred Obligations, each in the amount of $10,000, subject to an aggregate amount of each surety’s liability of $150,000.

The M&T Restructure Agreement does not terminate or extinguish any of the liens or security interests granted to M&T pursuant to the M&T Credit Agreement and related documents.

Note Payable to Blue Lake Rancheria

On March 1, 2005, CPR issued a Promissory Note (“Blue Lake Note”) to Blue Lake Rancheria, a fully recognized Indian tribe (“Blue Lake”), for $1,290,000 in principal amount guaranteed by Messrs. Traina and Ferguson. The Blue Lake Note matured on March 31, 2008. Effective March 31, 2008, CPR amended and restated the Blue Lake Note and extended its maturity date under the Agreement, dated as of March 31, 2008, by and between CPR and Blue Lake (the “Blue Lake Agreement”). Pursuant to the Blue Lake Agreement, on April 14, 2008, CPR and Blue Lake entered into an Amended and Restated Promissory Note (“Amended Blue Lake Note”) with a principal amount of $1,290,000, which is due and payable as follows: (i) $200,000 was paid on April 8, 2008; (ii) $50,000 is payable on the first business day of each calendar month for 12 consecutive months (totaling $600,000 in the aggregate), the first payment to occur on May 1, 2008, and the last to occur on April 1, 2009; and (iii) on April 30, 2009, CPR is obligated to pay to Blue Lake the balance of the principal amount, equal to $490,000, plus accrued interest. The interest rate in the Amended Blue Lake Note was increased from 6% to 10% per annum. ClearPoint agreed to issue 900,000 shares (“Escrow Shares”) of ClearPoint’s common stock in the name of Blue Lake to be held in escrow, pursuant to an escrow agreement, as security for the payment of the principal amount and interest under the Amended Blue Lake Note. At December 31, 2008, the balance due on the Amended Blue Lake Note was $690,000 and the Company was current in all payments.

Deferred Financing Costs

Amortization of deferred financing costs for the years ended December 31, 2008 and 2007 was $157,696 and $426,979 respectively. The balance of the deferred financing costs related to the M&T financing of $78,614 was offset against the gain on the restructuring of debt.  Amortization of deferred finance related to ComVest for the year ended December 31, 2008 was $111,759.

On February 28, 2005, CPR and certain of its subsidiaries entered into a Loan and Security Agreement with Bridge Healthcare Finance, LLC and Bridge Opportunity Finance, LLC (collectively, “Bridge”). The revolving loan and term loan from Bridge were completely paid off on February 12, 2007 from the proceeds received as a result of the Merger. This resulted in a pre-payment penalty of $1,949,928 which was expensed in the three months ended March 31, 2007. In addition, the unamortized deferred finance costs related to the Bridge debt amounted to $370,712 at the time of pre-payment. This amount was expensed as part of the amortization of deferred financing costs in the year ended December 31, 2007.  Amortization of deferred finance related to M&T for year ended December 31, 2007 was $45,937.

Warrants – Bridge

In connection with Bridge’s $10,000,000 term loan at February 28, 2005, the Company simultaneously issued three detachable warrants to purchase an aggregate of 9% of the Company’s outstanding stock, on a fully diluted basis, at the exercise price of $0.001 per share. The warrants vested immediately upon issuance and could be exercised until February 28, 2015. The Company accounted for the warrants issued to the investors as a liability under the provisions of SFAS 150. The warrants were initially valued at $396,000 by an independent valuation company. This initial value was recorded as debt discount and was amortized over the three year life of the loan by the interest method. Amortization of $0 and $132,057 was recorded by the Company as interest expense for the years ended December 31, 2008 and 2007, respectively. The warrants were fair valued each reporting period and the increase/decrease reflected as interest expense/income in the consolidated statement of operations. The warrant holders were paid $3,291,775 to redeem the warrants on February 12, 2007 from proceeds received as a result of the Merger.

Sub Notes

On March 1, 2005, CPR issued Amended and Restated Notes (collectively, the “Sub Notes”) to each of Matthew Kingfield, B&N Associates, LLC, Alyson P. Drew and Fergco Bros. LLC (collectively, the “Sub Noteholders”) for $50,000, $100,000, $100,000 and $300,000, respectively. Ms. Drew is the spouse of ClearPoint’s director Parker Drew. Fergco Bros. LLC (“Fergco”) is twenty-five percent (25%) owned by Mr. Ferguson.

Effective March 31, 2008, the Company amended and restated the Sub Notes and extended their maturity dates under the amended sub notes, dated March 31, 2008 and issued by CPR to each Sub Noteholder (collectively, the “Amended Sub Notes”).  All sums outstanding from time to time under each Amended Sub Note bear the same interest of 12% per annum as under the Sub Note. CPR’s failure to make any payment of principal or interest under the Amended Sub Note when such payment is due constitutes an event of default, if such default remains uncured for 5 business days after written notice of such failure is given to CPR by the Sub Noteholder.  Upon an event of default and at the election of the Sub Noteholder, the Sub Note, both as to principal and accrued but unpaid interest, will become immediately due and payable.  As of December 31, 2008, ClearPoint made all required payments on the Amended Sub Notes.

In consideration of each Sub Noteholder agreeing to extend the maturity date of the Sub Note, ClearPoint issued warrants (“Initial Sub Note Warrants”) to the Sub Noteholders to purchase, in the aggregate, 82,500 shares of common stock (the “Sub Note Warrant Shares”) at an exercise price of $1.55 per share. The Initial Sub Note Warrant is immediately exercisable during the period commencing on March 31, 2008 and ending on March 31, 2010. CPR had the right in its sole discretion, to extend the maturity date of the Amended Sub Notes to March 31, 2010, and in connection with such extension, the Sub Noteholders had the right to receive additional Sub Note Warrants (the “Additional Sub Note Warrants”) to purchase, in the aggregate, an additional 82,500 shares of common stock

On June 20, 2008, CPR exercised its right to extend the maturity date of the Amended Sub Notes to March 31, 2010 and, in connection with such extension, issued a notice dated June 25, 2008 (the “Sub Noteholder Notices”) to each Sub Noteholder. The Sub Noteholder Notices notified the Sub Noteholders that ClearPoint extended the maturity date of the Sub Notes in connection with its transaction with ComVest, as described above. In connection with the Sub Noteholder Notices, the Sub Noteholders received Additional Sub Note Warrants to purchase 82,500 Sub Note Warrant Shares at an exercise price of $1.55 per share. The Additional Sub Note Warrant is immediately exercisable during the period commencing on June 20, 2008 and ending on March 31, 2011.  The Company valued the warrants at $7,619 using the Black-Scholes valuation model and they were expensed under selling, general and administrative expenses.  The exercise price and the number of Sub Note Warrant Shares are subject to adjustment in certain events, including a stock split and reverse stock split.

In connection with the Loan Agreement with ComVest described above, ComVest entered into a Subordination Agreement dated June 20, 2008 (the “Noteholder Subordination Agreement”) with each of the Sub Noteholders and CPR. Pursuant to the Noteholder Subordination Agreement, the Sub Noteholders agreed to subordinate the Company’s obligations to them under the Amended Sub Notes to the ComVest Obligations. So long as no event of default under the ComVest Loan Agreement has occurred, the Company may continue to make scheduled payments of principal and accrued interest when due in accordance with the Sub Notes, as amended. In the case of an event of default under the Loan Agreement with ComVest, the Company may not pay and the Sub Noteholders may not seek payment on the Sub Notes, as amended, until the ComVest Obligations have been satisfied in full. The Noteholder Subordination Agreement also sets forth priorities among the parties with respect to distributions of the Company’s assets made for the benefit of the Company’s creditors.

Bridge Notes

On June 12, 2008, the Company issued notes (the “Original Bridge Notes”) to each of Messrs. Traina, Drew and TerraNova Partners, L.P. (“TerraNova Partners” and, together with Messrs. Traina and Drew, the “Bridge Lenders”) in the principal amounts of $104,449, $50,000 and $100,000, respectively. Mr. Drew is a member of the Company’s board of directors and TerraNova Partners, a principal stockholder of the Company, is 100% beneficially owned by Mr. Kololian, the Company’s lead director. Mr. Kololian also controls 100% of the voting interest and 55% of the non-voting equity interest in the general partner of TerraNova Partners. During the course of negotiations with ComVest, Mr. Traina agreed to loan an additional $5,000 to the Company. On June 26, 2008, the Company issued amended and restated Original Bridge Notes (the “Amended Bridge Notes”) to each Bridge Lender. The Amended Bridge Notes contain identical terms and provide that (i) the principal amount of the Amended Bridge Notes will bear interest at a rate of 8% per annum, payable quarterly and (ii) the Company shall have the right to repay the Amended Bridge Notes in shares of Common Stock at a price equal to the closing price of the Common Stock on June 26, 2008. The Amended Bridge Notes do not contain the provision stating that the principal balance will bear interest only upon demand for payment by the Bridge Lender, as provided in the Original Bridge Note.

On June 25, 2008 Mr. Drew’s Amended Bridge Note was repaid in full and Mr. Traina was repaid $5,000 in connection with his Amended Bridge Note. The balance of Mr. Traina’s Amended Bridge Note was repaid on July 16, 2008.

On August 12, 2008, the Company’s board of directors approved the payment of the Amended Bridge Note issued to TerraNova Partners in 204,082 shares of common stock, based on a valuation at the June 26, 2008 closing price in accordance with the terms of the Amended Bridge Note.  On March 6, 2009, these shares were issued to TerraNova Partners.

Promissory Notes

CPR issued promissory notes (the “Promissory Notes”), dated February 22, 2008, in the aggregate principal amount of $800,000, to each of Messrs. Traina and Ferguson, in consideration for loans of $800,000 made to CPR.

On February 28, 2008, ClearPoint Workforce, LLC (“CPW”), a wholly owned subsidiary of CPR, advanced $800,000, on behalf of Optos, to the provider of Optos’s outsourced employee leasing program. The advanced funds were utilized for Optos’ payroll. In consideration of making the advance on its behalf, Optos assumed the Promissory Notes, and the underlying payment obligations, issued by CPR on February 22, 2008 which were payable to Messrs. Traina and Ferguson in the aggregate amount of $800,000.

The terms of the Promissory Notes were identical. The principal amount of each Promissory Note was $400,000, and each bore interest at the rate of 6% per annum, which was to be paid quarterly, and each were due on February 22, 2009. The Promissory Notes were subordinate and junior in right of payment to the prior payment of any and all amounts due to M&T pursuant to the M&T Credit Agreement, as amended.

Note Payable  to ALS, LLC

In connection with the transaction with ComVest described above, on June 20, 2008, the Company entered into a Letter Agreement dated June 20, 2008 (the “ALS Agreement”) with ALS, LLC and its subsidiaries whereby the parties agreed, among other things: (i) to execute the ALS Subordination Letter dated June 20, 2008, as defined below; (ii) to amend the ALS Note to provide for an outstanding principal amount of $2,155,562 (remaining principal balance of $2,022,900 plus accrued interest of $132,662) bearing interest at a rate of 5% per annum (a reduction from 7%) payable in 24 equal monthly installments, commencing January 2014, payable as permitted pursuant to the ALS Subordination Letter; (iii) that the Company would issue 350,000 shares of common stock to ALS (the “ALS Shares”) in accordance with the ALS Acquisition; (iv) that ALS may defend and indemnify the Company in connection with the TSIL Litigation, as defined in Note 20 – Litigation, and (v) that the parties will take all appropriate actions to dismiss their claims against each other in connection with the TSIL Litigation.

The transaction was not classified as a restructuring of debt. The Company valued the ALS Shares at their fair market value as of the date of issuance of $101,500 and recorded that amount as an expense during the year ended December 31, 2008.

Pursuant to a Subordination Letter sent by ALS to ComVest, M&T and the Company dated June 20, 2008 (the “ALS Subordination Letter”), ALS agreed that the Company may not make and ALS may not receive payments on the ALS Note, provided however, that (i) upon payment in full of all obligations under the Term Loan owing to ComVest and so long as the Company is permitted to make such payments, the Company shall make monthly interest payments on the outstanding principal balance of the ALS Note and (ii) upon payment in full of the M&T Obligations, the Company shall make 24 equal monthly installments on the ALS Note, as amended pursuant to the ALS Agreement described above.

Notes Payable to StaffBridge

On December 31, 2007, the note payable to former shareholders of StaffBridge, Inc. for purchase of the common stock of StaffBridge, Inc. (“Staffbridge Note”) dated August 14, 2006 was amended from an original maturity date of December 31, 2007 to a new maturity date of June 30, 2008. In addition, the amount of the Staffbridge Note was increased to $486,690 for accrued interest and the interest rate was increased to eight percent from six percent per annum payable in monthly installments starting January 15, 2008. The Company incurred an origination fee in the amount of $19,467, which equaled four percent of the principal amount in the form of 9,496 shares of common stock of the Company. This fee was charged to interest expense.

In addition, in connection with the financing transaction with ComVest, on June 30, 2008, the former shareholders of StaffBridge, Inc. (the “StaffBridge Shareholders”), executed a Debt Extension Agreement (the “Debt Extension Agreement”) and entered into a Subordination Agreement (the “StaffBridge Subordination Agreement”) with ComVest and CPR.

Pursuant to the Debt Extension Agreement, the StaffBridge Shareholders agreed that, in connection with the receipt from the Company of $150,000 payable for work performed by TSP 2, Inc., an entity controlled by certain StaffBridge Shareholders and a contractor for the Company (“TSP”), the StaffBridge Note was amended, effective June 30, 2008, to extend the maturity date to December 31, 2008 and to reduce the outstanding principal amount to $336,690. Upon the Company’s payment of an additional $150,000 and any additional amounts then outstanding for work performed by TSP, the StaffBridge Shareholders agreed to amend the StaffBridge Note to further extend the maturity date to June 30, 2009.

Effective December 31, 2008, the StaffBridge Note was further amended pursuant to a second Debt Extension Agreement dated December 31, 2008 to provide that the outstanding amount due under the StaffBridge Note will be paid as follows: $100,000 was paid on or about December 31, 2008 and the remaining balance shall be paid in four equal quarterly payments of $ 59,172, beginning on March 31, 2009, which was made, and ending on December 31, 2009.

Pursuant to the StaffBridge Subordination Agreement, the StaffBridge Shareholders agreed to subordinate the Company’s obligations to them under the StaffBridge Note to the ComVest Obligations. So long as no event of default under the Loan Agreement with ComVest has occurred, the Company may continue to make scheduled payments of principal and accrued interest when due in accordance with the StaffBridge Note. In the case of an event of default under the Loan Agreement, the Company may not pay and the StaffBridge Shareholders may not seek payment on the StaffBridge Note until the ComVest Obligations have been satisfied in full. The Subordination Agreement also sets forth priorities among the parties with respect to distributions of the Company’s assets made for the benefit of the Company’s creditors.

NOTE 12 — STOCK-BASED COMPENSATION:

On February 12, 2007, the Company adopted the 2006 Long-Term Incentive Plan (the “Plan”) which was approved by stockholders.  Under the Plan, the Company grants stock options to key employees, directors and consultants of the Company.  All grants prior to March 31, 2007 are 100% vested.  Options granted to two employees on September 11, 2007 are 100% vested.  Options granted on September 11, 2007 to all other employees of the Company are one-third vested as of September 11, 2007, an additional one-third vested as of September 17, 2008 with the remaining one-third vesting September 11, 2009.  With respect to the options granted August 20, 2008, the vesting period is one-third on August 20, 2009, an additional one-third on August 20, 2010 with the remaining one-third on August 20, 2011.  Options expire between 3 and 10 years from the date of grant or earlier at the determination of the board of directors.

For grants to non-employee directors after March 31, 2007, the vesting period is 3 years from the grant date, subject to continuing service on in the board capacity.  Options authorized for issuance under the Plan total 2,750,000.  The number of shares covered by stock options that may be exercised by any participant during any calendar year cannot have an aggregate fair market value in excess of $100,000 measured at the date of the grant.  The exercise price for options cannot be less that the fair market value of the Company’s common stock on the date of the grant.  At December 31, 2008, 1,747,992 options were available for issuance.

Accounting for Employee Awards

Effective February 12, 2007, the Plan is accounted for in accordance with the recognition and measurement provisions of FAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), and the guidance provided by the SEC Staff Accounting Bulletin No. 107 (“SAB 107”), which established the accounting for stock-based compensation awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period.

The Company’s results of operations for the years ended December 31, 2008 and 2007 include share based employee compensation expense totaling $42,356 and $575,868, respectively.  Such amounts have been included in the Statements of Operations in selling, general and administrative Expense.  No income tax benefit has been recognized in the Statements of Operations for share-based compensation arrangements as the Company has provided for a 100% valuation allowance on its deferred tax assets.  Employee stock option compensation expense in 2008 is the estimated fair value of options using the Black-Scholes valuation model.

Accounting for Non-Employee Awards

Stock compensation expenses related to non-employee options were $6,487 and $428,110 for the years ended December 31, 2008 and 2007, respectively.  Such amounts have been included in the Statements of Operations in selling, general and administrative expense.

Total stock-based compensation recognized by the Company in the years ended December 31, 2008 and 2007, all of which relates to stock options and warrants, is as follows:

	Years Ended
	December 31, 2008	December 31, 2007
Statement of Operations line item: General and administrative
Other compensation – general admin	$48,843	$1,003,978
Total	$48,843	$1,003,978

During the year ended December 31, 2008 and 2007, 515,000 and 766,000 stock options were granted with fair values of $146,260 and $1,126,042 respectively.  The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model.  The Company took into consideration guidance under FAS No. 123(R) and SAB No. 107 when reviewing and updating assumptions. The expected volatility is based upon historical volatility of the Company's stock. The expected term is based upon the simplified method as allowed under SAB 110.

The assumptions made in calculating the fair values of options are as follows:

	Year ended December 31,2008	Year Ended December 31,2007
Volatility	133%	23.5%
Expected term in years	6 years	3.8 years
Risk-free interest rate	3.17%	4.6%
Expected dividend yield	0%	0%

The following information relates to the stock option activity under the Plan for the two years ended December 31, 2008:

	2008		2007
	Shares subject to Options	Weighted Average Option Prices	Shares subject to Options	Weighted Average Option Prices
Outstanding at January 1	766,000	$5.68	—	—
Granted	605,000	1.13	816,000	5.65
Exercised	—	—	—	—
Cancelled	(368,992)	1.33	(50,000)	6.10
Outstanding at December 31	1,002,008	1.01	766,000	5.68
Exercisable at December 31	815,792	0.92	705,303	5.78
Weighted Average Remaining Contractual Terms (Years)
Outstanding	5.81		3.2
Exercisable	3.42		2.6

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Granted March, 2007	645,000	$6.10	3.39 years
Granted September, 2007	171,000	$4.10	3.39 years
Granted	605,000	$0.30	10 years
Exercised	—	—	—
Cancelled	(418,992)	—	—
Outstanding and exercisable at December 31, 2008	1,002,008	$2.99	6.69 years

The aggregate intrinsic value for the options in the table above was zero at December 31, 2008 based on the closing common share price of $0.05 as at December 31, 2008. The aggregate intrinsic value represents the total pre-intrinsic value (the difference between the Company’s closing stock price on the last trading day of the fourth quarter of 2008 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2008. This amount changes based on the fair market value of the Company’s common stock.

As of December 31, 2008 and December 31, 2007, there was $129,324 and $123,612 respectively of unrecognized compensation cost related to all unvested stock options. The fair value of these options was estimated using the Black-Scholes valuation model with the following weighted-average assumptions and fair values:

Warrants and Options

As at December 31, 2008, warrants to purchase 14,915,825 shares were outstanding, having an exercise price of $3.80 per share with an average remaining contractual life of 2.7 years.

	2008		2007
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Balance, January 1	11,040,000	$5.00	—	$—
Issued during the period	3,875,825	0.08	11,040,000	5.00
Exercised during the period	—	—	—	—
Balance, December 31	14,915,825	3.80	11,040,000	5.00

As at December 31, 2008 the range of exercise prices of the outstanding warrants was as follows:

Range of exercise prices	Number of warrants	Average remaining contractual life	Weighed average exercise price
$0.01 - 5.00	14,915,825	2.7	$3.80

Warrants were valued using the Black-Scholes model, using the weighted average key assumptions of volatility of 106%, a risk-free interest rate of 3%, a term equivalent to the life of the warrant and reinvestment of all dividends in the Company of zero percent.

NOTE 13— FAIR VALUE MEASUREMENTS:

Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements (“SFAS No. 157”).  SFAS No. 157 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The adoption of SFAS No. 157 did not have a material impact on the Company’s fair value measurements.

The following tables present the Company’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy. The fair value hierarchy has three levels based on the reliability of the inputs used to determine fair value.

		Fair Value Measurements Reporting Date
Description	December 31, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Warrant Liability	$1,213,433	$—	$—	$1,213,433

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Beginning Balance	$—
Total gains or (losses) (realized/unrealized)
Included in earnings	(33,813)
Included in other comprehensive income	—
Purchases, issuances and settlements	1,247,246
Transfer in and/or out of Level 3	—
Ending Balance	$1,213,433
The amount of total gains or (losses) for the period included in earnings attributable to the change in unrealized gains or losses relating to assets still held at the reporting date	$—

NOTE 14 — COMMITMENTS AND CONTINGENCIES:

Leases:

The Company typically leases offices and equipment under operating leases that expire over one to four years. Future minimum rental payments required under operating leases that have remaining lease terms in excess of one year as of December 31, 2008 were as follows:

Fiscal 2009	$197,940
Fiscal 2010	84,076
Fiscal 2011	25,631
Fiscal 2012	3,424
Thereafter	—
Total	$311,071

The above lease commitments do not include future minimum rental payments that have been accrued for in restructuring costs (see Note 10 – Accrued Restructuring Costs).  Rent expense for 2008 and 2007 was $190,383 and $1,413,487, respectively.

Employee Benefit Plan:

In 1991, Quantum Resources Corporation (“Quantum”) established a savings and profit sharing (IRC Section 401(k)) plan (“Plan”). The Company acquired all of the outstanding stock of Quantum on July 29, 2005 and, as a result, assumed the Plan.  As of January 1, 2006, the Plan was amended to include additional employees of Quantum and to meet IRS safe harbor provisions. Employees are eligible to participate upon their date of hire. Participants may elect to defer a percentage of their compensation subject to the Internal Revenue Service limit on elective deferrals. The Plan also allows for a discretionary Company match of elective deferrals that will vest on a three-year cliff vesting schedule. There was no Company match for the Plan year ended September 30, 2005. Effective October 1, 2005, the Company elected to change the Plan’s fiscal year ending date to December 31. There was no Company match for the years ended December 31, 2008 and 2007.

Retirement Benefit Liability:

Upon its acquisition of Quantum, the Company assumed a stock purchase agreement dated December 30, 1986 with a former owner. The agreement called for the payment of retirement benefits in equal monthly payments, adjusted for the cost of living increases equal to the Consumer Price Index. The former owner is entitled to these benefits until his death.

The Company recorded an estimated liability of $282,546 based upon the expected remaining life of the former owner, and made payments of $33,057 and $78,126 in the years ended December 31, 2008 and 2007, respectively. Estimated future payments to the former owner are as follows:

Year Ending December 31,
2009	$145,964
2010	83,484
2011	84,420
2012	84,420
Total minimum payments	398,288
Present value (at 12.25% discount rate) net minimum retirement payments	282,546
Less, current portion	(146,900)
$135,646

NOTE 15 — FRANCHISE AGREEMENTS:

On August 30, 2007, the Company entered into the agreement with KOR Capital, LLC (“KOR”), a Florida limited liability company controlled by Kevin O’Donnell, a former officer of the Company, pursuant to which the Company granted to KOR an exclusive right and license (i) to set up and operate, in parts of Northern California and Florida, a franchise of the Company’s system and procedures for the operation of light industrial and clerical temporary staffing services and (ii) to use in connection with the operation certain of the Company’s proprietary intellectual property. The Agreement with KOR replaced the agreement between the Company and KOR entered on July 9, 2007. In consideration for the grant and license, KOR was required to pay to the Company, on a weekly basis, a royalty equal to 4.5% of all gross revenues earned by KOR from its operations. KOR also agreed to pay the Company, on a weekly basis, a royalty equal to 50% of its net income from its operations. Through this relationship KOR operated and managed up to twelve of the Company’s former branches.  Under the Agreement, the Company processed the weekly payroll for all temporary and contract staff placed on assignment by KOR and KOR’s weekly invoices. The Agreement had a term of 99 years, but was subject to earlier termination upon certain material breaches or defaults and it could only be assigned by KOR if the assignee satisfied certain financial, business experience and character criteria acceptable to the Company.  The KOR agreement was terminated February 28, 2008.

On August 13, 2007, the Company entered into an Agreement (the “TZG Agreement”) with TZG Enterprises, LLC (“TZG”), a Delaware limited liability company controlled by J. Todd Warner, a former officer of the Company, pursuant to which the Company granted to TZG an exclusive right and license (i) to set up and operate a franchise of the Company’s system and procedures for the operation of transportation and light industrial temporary staffing services and (ii) to use in connection with the operation certain of the Company’s proprietary intellectual property. In consideration for the grant and license, TZG was required to pay to the Company, on a weekly basis, a royalty equal to 6% of all gross revenues earned by TZG from the operation. Through this relationship TZG operated and managed up to twenty-five of the Company’s former branches.  Under the Agreement, the Company processed the weekly payroll for all temporary and contract staff placed on assignment by TZG and TZG’s weekly invoices. The Agreement had a term of 99 years, but was subject to earlier termination upon certain material breaches or defaults and it could only be assigned by TZG if the assignee satisfied certain financial, business experience and character criteria acceptable to the Company.  The TZG agreement was terminated February 28, 2008.

For additional information related to the termination of the KOR and TZG agreements, see Note 4 – Business and Asset Acquisitions and Dispositions and Licensing Agreements.

NOTE 16 — INCOME TAXES:

Deferred tax assets and liabilities are determined based on temporary differences between income and expenses reported for financial reporting and tax reporting. The Company is required to record a valuation allowance to reduce its net deferred tax assets to the amount that it believes is more likely than not to be realized. In assessing the need for a valuation allowance, the Company historically had considered all positive and negative evidence, including scheduled reversals of deferred tax liabilities, prudent and feasible tax planning strategies and recent financial performance. The Company determined that the negative evidence, including historic and current losses, as well as uncertainties related to the ability to utilize Federal and state net loss carry-forwards, outweighed any objectively verifiable positive factors, and as such, concluded that a full valuation allowance against the deferred tax assets was necessary. In the first quarter of fiscal 2008, the deferred tax asset balance was offset by $5,007,180 valuation allowance. In addition, the Company established a 100% valuation allowance against the income tax benefit resulting from operations during the year ended December 31, 2008. The establishment of the deferred tax asset allowance does not preclude the Company from reversing a portion or all of the allowance in future periods if the Company believes the positive evidence is sufficient enough to utilize at least a portion of the deferred tax assets, nor does it limit the ability to utilize losses for tax purposes, subject to loss carry-forward limitations and periods permitted by tax law.

The Company filed all applicable federal and state income tax returns to enable it to receive the minimum amount required under the M&T Restructure Agreement and believes that these funds will be received prior to December 31, 2008. To the extent they are received, these funds will be remitted directly to M&T in satisfaction of that portion of the Company’s obligation. During the year ended December 31, 2008, the Company received and remitted approximately $1,058,000 in federal and state tax refunds to M&T.

An analysis of the Company’s deferred tax asset is as follows:

	December 31
	2008	2007
Deferred tax (liabilities) assets:
Current:
Allowance for doubtful accounts	$2,898,090	$1,239,767
Accrued termination fee	195,000	—
Stock options	410,600	391,551
	3,503,690	1,631,318
Valuation allowance	(3,503,690)	—
Current	—	1,631,318

Non-current:
Book to tax depreciation difference	(11,319)	(89,042)
Financing cost, principally due to difference in amortization	8,174,032	3,041,977
Accrued restructuring costs	172,678	399,595
Accrued retirement benefits	131,840	131,840
Charitable contribution carryover	9,514	5,502
Net operating loss carryforward	5,420,069	1,582,974
Workers’ compensation insurance premium	—	(1,696,984)
	13,896,814	3,375,862
Valuation allowance	(13,896,814)	—
Non-current	—	3,375,862
Deferred income tax asset	$—	$5,007,180

The net deferred tax asset was presented in the Company’s consolidated balance sheets as follows:

	December 31
	2008	2007
Current deferred tax asset	$3,503,690	$1,631,318
Non-current deferred tax asset	13,896,814	3,375,862
Deferred Tax Asset before valuation allowance	17,400,504	5,007,180
Valuation allowance	(17,400,504)	—
Deferred Tax Asset	$—	$5,007,180

Current federal and state income taxes payable of $208,000 and $145,300 are included in other current liabilities as of December 31, 2008 and 2007, respectively. The Company has net operating loss carryforwards for federal purposes of $ 13,652,000 and for state purposes of $ 19,405,000 which expire in various years through 2028 .

The components of the income tax expense (benefit) are summarized as follows:

	December 31
	2008	2007
Current:
Federal income tax expense (benefit)	$(3,532,501)	$(1,050,000)
State tax expense	208,000	207,870
Total current tax expense (benefit)	(3,324,501)	(842,130)
Deferred:
Federal tax (benefit)	(7,465,923)	(3,729,961)
State tax (benefit)	(1,588,888)	(548,473)
Total deferred tax (benefit)	(9,054,811)	(4,278,434)
Valuation allowance	17,400,504	—
Total income tax expense (benefit)	$5,021,192	$(5,120,564)

On January 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). There was no impact on the Company’s consolidated financial position, results of operations or cash flows at December 31, 2007 and for the year then ended as a result of implementing FIN 48. At the adoption date of January 1, 2007 and at December 31, 2007, the Company did not have any unrecognized tax benefits. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2008, the Company had no accrued interest or penalties. The Company currently has no federal or state tax audits in progress although years 2005 through 2007 are open and subject to a federal or state audit.

The differences between the statutory federal income tax rate and the effective income tax rate as reflected in the accompanying consolidated statements of operations are:

	December 31
	2008	2007
Statutory federal income tax	$(11,480,000)	$(5,919,841)
State income tax	(1,114,000)	(574,573)
Non-deductible intangible asset amortization and other permanent differences	25,000	1,168,037
Other	189,688	205,813
Valuation allowance	17,400,504
	$5,021,192	$(5,120,564)

In the fiscal years ended December 31, 2008 and 2007, non-deductible intangible asset amortization included non-deductible contracts rights of $50,000 and $2,305,933, respectively, and non-deductible interest expense related to warrant liability of $509,531 and $0, respectively.

NOTE 17 — LOSS PER SHARE CALCULATION:

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2008 and 2007:

	Year Ended December 31, 2008	Year Ended December 31, 2007
Numerator
Net (loss)	$(38,785,741)	$(12,390,605)
Denominator
Basic and diluted weighted average shares	13,334,900	12,372,170
Basic and diluted earnings per share	$(2.84)	$(1.00)

NOTE 18 — MANAGEMENT AND EMPLOYMENT AGREEMENTS:

On February 12, 2007, the Company entered into an employment agreement with Mr. Traina, Chief Executive Officer (“CEO”) of the Company, whereby the Company agreed to pay the CEO $25,000 per month, plus benefits, with the term of the agreement being 3 years.

On February 28, 2008, Mr. Ferguson resigned from the Company in connection with the Optos Licensing Agreement. In connection with Mr. Ferguson’s resignation as the Company’s and CPR’s director, President and Secretary, the Company and Mr. Ferguson entered into the Separation of Employment Agreement and General Release (the “Ferguson Separation Agreement”). In consideration for Mr. Ferguson’s agreement to be legally bound by the terms of the Ferguson Separation Agreement and his release of his claims, if any, under the Ferguson Separation Agreement, Mr. Ferguson is entitled to be reimbursed for any health insurance payments for Mr. Ferguson for a period equal to 52 weeks. Pursuant to the Ferguson Separation Agreement, except for the parties’ continuing obligations under the Employment Agreement between the Company and Mr. Ferguson, dated as of February 12, 2007, such employment agreement is of no further force and effect. Pursuant to the Ferguson Separation Agreement, Mr. Ferguson agreed not to stand for election as a director of the Company, and, for as long as Mr. Ferguson beneficially owns at least 5% of the Company’s outstanding shares of common stock, Mr. Ferguson will be entitled to be an observer at each meeting of the Company’s board of directors. Under the Ferguson Separation Agreement, the Company entered into a consulting agreement (the “Ferguson Consulting Agreement”) with Mr. Ferguson pursuant to which he will be paid $25,000 per month for twelve (12) months. In return, Mr. Ferguson shall assist the Company with any matters relating to the performance of his former duties and will work with the Company to effectively transition his responsibilities. As of December 31, 2008, the Company paid Mr. Ferguson $57,692 pursuant to the Ferguson Consulting Agreement and recorded a related party liability of $256,709 as of December 31, 2008 pursuant to the Ferguson Consulting Agreement.

On June 20, 2008, Kurt Braun, the Company’s former Chief Financial Officer, resigned effective June 20, 2008. In connection with Mr. Braun’s resignation as the Company’s Chief Financial Officer, the Company and Mr. Braun entered into a Separation of Employment Agreement and General Release (the “Braun Separation Agreement”).

In consideration of Mr. Braun’s agreement to be legally bound by the terms of the Braun Separation Agreement, his release of his claims, if any, under the Braun Separation Agreement, and his agreement to provide the transitional services to the Company, the Company agreed to, among other things: (i) pay Mr. Braun $75,000, minus all payroll deductions required by law or authorized by Mr. Braun, to be paid as salary continuation over 26 weeks beginning within a reasonable time after the seven day revocation period following execution of the Braun Separation Agreement; (ii) continue to pay all existing insurance premiums for Mr. Braun and his immediate family through the 26 week period, and thereafter permit Mr. Braun, at his own expense, to continue to receive such coverage in accordance with COBRA regulations; (iii) pay Mr. Braun the balance of any accrued but unused vacation or paid time off hours, minus all payroll deductions required by law or authorized by Mr. Braun; and (iv) amend Mr. Braun’s Nonqualified Stock Option Agreement, dated March 30, 2007, to permit Mr. Braun to exercise 90,000 of the 140,000 stock options granted until March 30, 2010. The balance of the Braun Stock Options expired on June 20, 2008 in accordance with the Company’s 2006 Plan. As of December 31, 2008, the Company paid Mr. Braun approximately $75,000 pursuant to the Braun Separation Agreement.

On June 20, 2008, John Phillips and the Company entered into an Employment Agreement (the “Phillips Employment Agreement”). Pursuant to the Phillips Employment Agreement, Mr. Phillips’ current base salary is $175,000 per year, which may be increased in accordance with the Company’s normal compensation review practices. On November 7, 2008, the Company’s board of directors increased Mr. Phillips’ base salary to $195,000 effective November 10, 2008. Mr. Phillips is also entitled to participate in any benefit plan of the Company currently available to executive officers to the extent he is eligible under the provisions thereof, and the Company will pay health, dental and life insurance premiums for Mr. Phillips and members of his immediate family. Mr. Phillips is entitled to receive short- and long-term disability insurance, and is entitled to three weeks of paid time off per year. Mr. Phillips may be entitled to discretionary bonuses as determined by the Company’s CEO, the board of the directors and the Compensation Committee. On August 20, 2008, Mr. Phillips was granted stock options to purchase 50,000 shares of the Company’s common stock. The options vest in three equal annual installments beginning August 20, 2009 and expire August 20, 2018. The exercise price of the options is $0.30 per share.

NOTE 19 — RELATED PARTY TRANSACTIONS

Notes Issued to Related Parties

Alyson Drew and Fergco

On March 1, 2005, the Company issued a 12% Amended and Restated Subordinated Note in the original principal amount of $100,000 due 2008 to Alyson Drew (the “Drew Note”), the spouse of the Company’s director Parker Drew.

On March 1, 2005, the Company issued a 12% Amended and Restated Note in the original principal amount of $300,000 due March 31, 2008 (the “Fergco Note”) to Fergco, a New Jersey limited liability company of which Mr. Ferguson owns a 25% ownership interest and his brothers own the remaining 75% interest.

On March 31, 2008, the Company amended the Drew Note and the Fergco Note by issuing Second Amended and Restated Notes in the original principal amounts of $100,000 and $300,000 to Alyson Drew and Fergco, respectively. The amended notes extended the maturity date from March 31, 2008 until March 31, 2009. In consideration of agreeing to amend the Drew Note and the Fergco Note, the Company agreed to issue a warrant to each of Alyson Drew and Fergco giving them the right to purchase 15,000 shares and 45,000 shares of common stock, respectively, at an exercise price per share equal to $1.55. The warrants are immediately exercisable during the period commencing on March 31, 2008 and ending on March 31, 2010. On June 20, 2008, the Company exercised its right to extend the maturity date of the Drew Note and the Fergco Note to March 31, 2010. In connection with such extension, each of Alyson Drew and Fergco received an additional warrant to purchase 15,000 shares and 45,000 shares of common stock, respectively, at an exercise price of $1.55 per share. The additional warrants are immediately exercisable during the period commending on June 20, 2008 and ending on March 31, 2011.

In connection with the financing transaction with ComVest, ComVest entered into the Subordination Agreement dated June 20, 2008 with Alyson Drew, Fergco, certain other noteholders, and CPR. Pursuant to the Noteholder Subordination Agreement, Alyson Drew and Fergco agreed to subordinate to ComVest the Company’s obligations to them under the Drew Note and the Fergco Note.

The proceeds of these notes were used to fund acquisitions. Pursuant to the terms of these notes, ClearPoint has made interest only payments until the repayment of the notes, as applicable. During 2007, ClearPoint made interest payments of $15,000 and $45,000 to Alyson Drew and Fergco, respectively.  During the fiscal year ended December 31, 2008, the Company made interest payments of $15,000 and $45,000 to Alyson Drew and Fergco pursuant to the Drew Note and Fergco Note, respectively.

Michael Traina and Christopher Ferguson

CPR issued promissory notes, dated February 22, 2008, in the aggregate principal amount of $800,000, to each of Michael Traina and Christopher Ferguson in consideration for loans of $800,000 made to CPR. The terms of the promissory notes issued to Messrs. Traina and Ferguson are identical. The principal amount of each promissory note is $400,000, it bears interest at the rate of 6% per annum, which will be paid quarterly, and it is due on February 22, 2009. On February 28, 2008, CPW, a wholly owned subsidiary of CPR, advanced $800,000, on behalf of Optos, to the provider of its outsourced employee leasing program. The advanced funds were utilized for Optos’s payroll. In consideration of making the advance on its behalf, Optos assumed the foregoing promissory notes, and the underlying payment obligations.

Bridge Notes

On June 6, 2008, the Company issued the Original Bridge Notes, to each of Michael Traina, Parker Drew and TerraNova Partners in the principal amounts of $104,449, $50,000 and $100,000, respectively.  During the course of negotiations with ComVest, Mr. Traina agreed to loan an additional $5,000 to the Company.  TerraNova Partners, the Company’s principal stockholder, is 100% owned by Mr. Kololian, the Company’s lead director and principal stockholder. Mr. Kololian also controls 100% of the voting interest in the general partner and 55% of the non-voting equity interest in the general partner of TerraNova Partners. The Original Bridge Notes contained identical terms and were unsecured and payable on demand.  No interest accrued on the unpaid principal balance of the Original Bridge Notes until demand.  After demand, the Original Bridge Notes bore interest at an annual rate of 5%.  On June 26, 2008, the Company issued the Amended Bridge Notes. The Amended Bridge Notes contain identical terms and provide that (i) the principal amount of the Amended Bridge Notes will bear interest at a rate of 8% per annum, payable quarterly and (ii) the Company will have the right to repay the Amended Bridge Notes in shares of r common stock at a price equal to the closing price of common stock on June 26, 2008. The Amended Bridge Notes do not contain the provision stating that the principal balance will bear interest only upon demand, as provided in the Original Bridge Note. Mr. Drew’s amended bridge note was repaid in full and Mr. Traina was repaid $5,000 during the quarter ended June 30, 2008. The balance of Mr. Traina’s loan was repaid in July 2008. On August 12, 2008, the Company’s board of directors approved the payment of the Amended Bridge Note issued to TerraNova Partners in 204,082 shares of common stock in accordance with the terms of the Amended Bridge Note. On March 6, 2009, these shares were issued to TerraNova Partners.

Agreements with Related Parties

Separation Agreement and Consulting Agreement with Christopher Ferguson

On February 28, 2008, Mr. Ferguson resigned effective February 28, 2008. In connection with Mr. Ferguson’s resignation, the Company entered into the Ferguson Separation Agreement. In consideration for Mr. Ferguson’s agreement to be legally bound by the terms of the separation agreement and his release of his claims, if any, under the separation agreement, Mr. Ferguson is entitled to be reimbursed for any health insurance payments for Mr. Ferguson for a period equal to 52 weeks..  Pursuant to the Ferguson Separation Agreement, on April 18, 2008, CPR entered into the Ferguson Consulting Agreement with Mr. Ferguson pursuant to which he will be paid $25,000 per month for twelve (12) months.  As of December 31, 2008, the Company paid Mr. Ferguson $57,692 pursuant to the Ferguson Consulting Agreement and recorded a liability of $256,709 as of December 31, 2008 pursuant to the Ferguson Consulting Agreement.

Separation Agreement with Kurt Braun

On July 20, 2008, Kurt Braun, the Company’s former Chief Financial Officer, resigned effective June 20, 2008. In connection with Mr. Braun’s resignation, the Company entered into the Braun Separation Agreement. In consideration of Mr. Braun’s agreement to be legally bound by the terms of the separation agreement, the Company agreed to, among other things: (i) pay Mr. Braun $75,000, minus all payroll deductions required by law or authorized by Mr. Braun, to be paid as salary continuation over 26 weeks beginning within a reasonable time after the seven day revocation period following execution of the Braun Separation Agreement; (ii) continue to pay all existing insurance premiums for Mr. Braun and his immediate family through the 26 week period, and thereafter permit Mr. Braun, at his own expense, to continue to receive such coverage in accordance with COBRA regulations; and (iii) pay Mr. Braun the balance of any accrued but unused vacation or PTO hours, minus all payroll deductions required by law or authorized by Mr. Braun. During the fiscal year ended December 31, 2008, the Company paid approximately $75,000 to Mr. Braun pursuant to the foregoing agreement.

Agreements with TerraNova Management

Terra Nova Management Corporation (“TNMC”), an affiliate of Mr. Kololian, was retained to provide certain advisory services to the Company, effective upon the closing of the merger with Terra Nova, pursuant to the Advisory Services Agreement between TNMC and the Company, dated February 12, 2007 (the “Advisory Services Agreement”).  Mr. Kololian controls 100% of the voting interest and 55% of the non-voting equity interest of TNMC.  Pursuant to the Advisory Services Agreement, TNMC provided services to the Company including: advice and assistance to the Company in its analysis and consideration of various financial and strategic alternatives, as well as assisting with transition services. During the fiscal year ended December 31, 2007, TNMC received a fixed advisory fee of $175,000 (prorated for a partial year) for such services.  Pursuant to the terms of the Advisory Services Agreement, it was terminated effective February 11, 2008, however TNMC continued to provide substantially similar services under substantially similar terms to the Company on a monthly basis.

On June 26, 2008, the Company entered into a new Advisory Services Agreement (the “New Advisory Services Agreement”) with TNMC. Pursuant to the New Advisory Services Agreement, the Company agreed to provide compensation to TNMC for its services since the expiration of the former Advisory Services Agreement and to engage TNMC to provide future advisory services. The New Advisory Services Agreement is effective as of June 26, 2008, continues for a one year term and is automatically renewed for successive one-year terms unless terminated by either party by written notice not less than 30 days prior the expiration of the then-current term.  The Company will compensate TNMC for services rendered since expiration of the former Advisory Services Agreement and for advisory services similar to those performed under the former Advisory Services Agreement. Monthly fees payable to TNMC under the New Advisory Services Agreement are capped at $50,000 per month. Fees payable to TNMC may be paid 100% in shares of common stock, at the Company’s option. Beginning in the month of June, 2008, 75% of the fees payable to TNMC may also be paid in shares of common stock and, with the agreement of TNMC, the remaining 25% may also be paid in shares of common stock. Shares of common stock made as payments under the New Advisory Services Agreement will be priced at the month-end closing price for each month of services rendered. During the fiscal year ended December 31, 2008, the Company incurred approximately $292,665 in fees owing to TNMC for such services.

The Company’s board of directors approved payment of $266,000 for the services performed by TNMC pursuant to the New Advisory Services Agreement in the form of an aggregate of 479,470 shares of common stock for the months of February through August, 2008 as follows: on August 12, 2008, the board of directors approved payment for the months of February, March, April, May and June, 2008 in 417,008 shares of common stock and on November 7, 2008, the board of directors approved payment for the months of July and August, 2008 in 62,462 shares of common stock.

Additionally, the Company recorded approximately $ 1,573 and $99,202 for reimbursement of expenses incurred by TNMC in connection with the former Advisory Services Agreement and the New Advisory Services Agreement for the fiscal years ended December 31, 2007 and 2008, respectively.

Prior to the merger, the Company incurred a fee from TNMC of $7,500 per month for providing Terra Nova with office space and certain general and administrative services, which amounted to $7,500 in the 2007 fiscal year.

Agreements with ALS, LLC

On February 23, 2007, the Company acquired certain assets and liabilities of ALS. The purchase price of $24.4 million consisted of cash of $19 million, the ALS Note, shares of common stock with a value of $2.5 million (439,367 shares) and the assumption of approximately $400,000 of current liabilities. ALS’s stockholders may also receive up to two additional $1 million payments in shares of common stock based on the Company’s financial and integration performance metrics in calendar years 2007 and 2008. No such payments have been made to date.

In connection with the financing transaction with ComVest, on June 20, 2008, the Company entered into the ALS Agreement with ALS and its subsidiaries whereby the parties agreed, among other things, to: (i) amend the ALS Note to provide for an outstanding principal amount of approximately $2,156,000 bearing interest at a rate of 5% per annum payable in 24 equal monthly installments, payable as permitted pursuant to the subordination letter and (ii) issue 350,000 shares of common stock to ALS. In addition, the parties agreed that ALS may defend and indemnify the Company in connection with certain litigation involving the parties.

Pursuant to a subordination letter sent by ALS to ComVest, M&T and the Company dated June 20, 2008, ALS agreed that the Company may not make and ALS may not receive payments on the ALS Note, provided however, that (i) upon payment in full of all obligations owing to ComVest and so long as the Company is permitted to make such payments, the Company will make monthly interest payments on the outstanding principal balance of the ALS Note and (ii) upon payment in full of its obligations owing to M&T, the Company will make 24 equal monthly installments on the ALS Note, as amended pursuant to the ALS Agreement described above.  As of December 31, 2008, approximately $2,156,000 was outstanding under the ALS Note.

Transactions with Dennis Cook, The Cameron Company, LLC  and WES Health System

Dennis Cook, a member of the Company’s board of directors, served as an advisor to the board of directors since 2007. In such capacity, Mr. Cook provided ad hoc recommendations regarding general business strategy to the board of directors upon request. In connection with such services, the Company paid Mr. Cook approximately $12,000 and $4,000 during the years ended December 31, 2007 and 2008, respectively. During the fiscal year ended December 31, 2008, the Company leased office space from WES Health System (“WES”) for which it paid a total of $1,875. In addition, on March 29, 2007, Mr. Cook was granted options to purchase 20,000 shares of common stock at an exercise price of $6.10. The options vested immediately.  Mr. Cook serves as the President and Chief Executive Officer of WES and as President and Chief Executive Officer of The Cameron Company, LLC.  The Cameron Company, LLC was issued 30,258 shares of common stock in connection with the merger of Terra Nova in 2007.  During the fiscal years ended December 31, 2007 and 2008, the Company provided certain temporary employees and payroll services to WES for approximately $2,861,000, and $1,156,000, respectively.

Transactions with KOR, TZG and Optos

On August 30, 2007, the Company entered into an agreement (the “KOR Agreement”) with KOR, a Florida limited liability company controlled by Kevin O’Donnell, a former officer of the Company, pursuant to which the Company granted to KOR an exclusive right and license (i) to set up and operate, in parts of northern California and Florida, a franchise of the Company’s system and procedures for the operation of light industrial and clerical temporary staffing services and (ii) to use in connection with the operation certain of the Company’s proprietary intellectual property. The KOR Agreement replaced the agreement between the Company and KOR entered on July 9, 2007. In consideration for the grant and license, KOR was required to pay to the Company , on a weekly basis, a royalty equal to 4.5% of all gross revenues earned by KOR from its operations. KOR also agreed to pay the Company, on a weekly basis, a royalty equal to 50% of the net income from KOR’s operations. Through this relationship KOR operated and managed up to twelve of the Company’s former branches. The KOR Agreement was terminated on March 5, 2008 as described in Note 15 – Franchise Agreements.

On February 28, 2008, CPR and its subsidiary, CPW, entered into the Optos Licensing Agreement with Optos, of which Christopher Ferguson is the sole member. Pursuant to the Optos Licensing Agreement, the Company (i) granted to Optos a non-exclusive license to use the ClearPoint Property and the Program, both as defined in the Optos Licensing Agreement, which include certain intellectual property of CPR, and (ii) licensed and subcontracted to Optos the client list previously serviced by TZG, pursuant to the TZG Agreement, dated August 13, 2007 and all contracts and contract rights for the clients included on such list.  In consideration of the licensing of the Program, which is part of the ClearPoint Property, CPR was entitled to receive a fee equal to 5.2% of total cash receipts of Optos related to temporary staffing services. With CPR’s consent, Optos granted, as additional security under certain of its credit agreements, conditional assignment of Optos’ interest in the Optos Licensing Agreement to its lender under such credit agreements. The foregoing agreement with TZG was terminated on February 28, 2008 in connection with the Optos Licensing Agreement as described in Note 15 – Franchise Agreements.

On April 8, 2008, the Optos Licensing Agreement was terminated. In consideration for terminating the Optos Licensing Agreement, CPR and Optos have agreed that there will be a net termination fee for any reasonable net costs or profit incurred, if any, when winding up the operations associated with termination. This fee is estimated to be $500 and has been recorded as an expense. The payment of the net termination fee will be in the form of cash and shares of common stock of the Company.  As of December 31, 2008, the following balances concerning the Optos Licensing Agreement have been recorded:

Accounts receivable – related party	$336,670
Accrued termination fee	(500,000)
Vendor managed services payable and other liabilities	(201,799)
Net (due) Optos	$(365,129)

Merger with Terra Nova

On February 12, 2007, CPR merged with a wholly-owned subsidiary of Terra Nova whereby as a result of the merger, stockholders of CPR received an aggregate of 6,051,549 shares of Terra Nova common stock. Of such shares, Michael Traina, Optos, Fergco, Brendan Calder, the Company’s director, Alyson Drew and Richard and Margaret Traina, the parents of Michael Traina, received 3,260,573; 2,361,313; 181,547; 90,000; 60,516 and 60,516 shares of Terra Nova common stock, respectively.

NOTE 20 — LITIGATION:

Westaff, Inc.

In February of 2007, the Company entered into a three party settlement agreement between the Company, Westaff, Inc. (“Westaff”) and 26 employees hired by the Company who formerly worked for Westaff. The settlement arose out of lawsuits filed by Westaff against certain of those employees. The terms of the settlement required the Company to make a one time cash payment of $266,000 to Westaff, plus legal fees of $56,000, and in return for such consideration Westaff agreed to release all 26 former employees of Westaff and now employed by the Company from their non-compete and non-solicitation agreements that the employees had signed while employed by Westaff. As an additional term of the settlement agreement, the Company agreed to cease the solicitation of Westaff employees. The total cost to the Company including legal expenses of $322,000 was expensed in the fiscal year 2007.

The Company also hired a high level transportation sales executive. The former partner of the high level executive, threatened litigation against the Company based on covenants not to compete related to clients that the Company was soliciting. To settle the potential claim, the Company made a one-time cash payment of $80,000 in the first quarter of fiscal 2007 to the former partner of the transportation executive in exchange for the settlement and release of all potential claims against the Company and the executive.

Temporary Services Insurance Ltd.

On September 21, 2007, Temporary Services Insurance Ltd. (“TSIL”), which claims to be a captive reinsurance company offering workers’ compensation insurance to its shareholders through an insurance program, filed a complaint (the “TSIL Litigation”) in the U.S. District Court in Florida against ALS, Advantage Services Group, LLC (“Advantage Services”), certain officers and shareholders of ALS and Advantage Services as well as certain other third party companies (collectively, the “ALS Defendants”) alleging that it was owed at least $2,161,172 in unpaid insurance assessments, as well as other requested damages, from the ALS Defendants. Kevin O’Donnell, a former officer of the ALS companies and a named defendant in the TSIL Litigation, controls KOR, a former franchisee of the Company.

The Company is also named as a defendant because it acquired certain assets from ALS and its wholly owned subsidiaries, including Advantage Services Group II, LLC (“ASG II”), in February 2007, for which it paid a portion of the purchase price at closing to the ALS Defendants, through ALS. It is alleged that this transfer rendered ASG II, one of the named insureds on the TSIL policy, insolvent and unable to pay the insurance assessments and damages owed to TSIL. TSIL requested in its complaint that its damages be satisfied from the assets transferred to the Company.  Agreements related to the acquisition of certain assets and liabilities of ALS in February 2007 contain provisions under which the Company may seek indemnification from ALS in connection with the foregoing. the Company intends to pursue all appropriate claims for such indemnification and cannot estimate the potential liability, if any.

On January 11, 2008, the Company filed its Answer denying all claims in the TSIL Litigation and also filed a Crossclaim against ALS making claims for contractual and common law indemnity. ALS filed its Answer to the Company’s Crossclaim, denying all claims, and filed a Counterclaim asking for a declaratory judgment that it does not have to indemnify the Company and asserting a breach of contract claim based on an alleged failure to pay ALS certain amounts due under the ALS Note arising out of the acquisition of certain assets and liabilities of ALS in February 2007. The court in the TSIL Litigation entered an order dated February 22, 2008 (the “TSIL Order”), requiring the Company not to make any payments to ALS pursuant to the purchase agreement without first seeking leave of court.

On or about June 20, 2008, in connection with ALS’ agreement to subordinate the ALS Note to ComVest and M&T, ALS and its subsidiaries and certain other individuals (the “ALS Parties”) entered into a letter agreement with the Company (the “ALS Agreement”). Pursuant to the ALS Agreement, the ALS Parties and the Company agreed, among other things, as follows:

•	That the ALS Parties acknowledge their obligation to indemnify the Company in connection with the TSIL Litigation, subject to certain sections of the ALS purchase agreement;

•	That the ALS Parties shall be responsible for the Company’s attorney’s fees incurred in the TSIL Litigation from June 20, 2008, not to exceed $300,000;

•
That the ALS Parties and the Company shall take all appropriate actions to dismiss all of their respective claims against one another in the TSIL Litigation, and that following such dismissal, the Company shall cooperate as reasonably requested by the ALS Parties in connection with the TSIL Litigation including consenting in connection with a request to lift the TSIL Order, or otherwise permit payment to the ALS Parties in accordance with the terms of the ALS purchase agreement and the ALS Note; and

In addition, the Company agreed not to assert its right to set off from the Note any other amounts in connection with the TSIL Litigation until such time (if at all) as a final judgment is entered against the Company in the TSIL Litigation, or the amount of TSIL’s claims against the Company are liquidated by settlement or otherwise.

ALS did not elect to provide a defense to the Company, and the Company remains represented by its own counsel. On November 21, 2008, a joint stipulation for voluntary dismissal was filed with the court pursuant to which the Company and ALS jointly dismissed such claims with prejudice. On December 8, 2008, the court entered an order dismissing all claims between the Company and ALS with prejudice. The litigation between TSIL and ALS is currently concluding its fact discovery phase and commencing its expert discovery phase.

James W. Brown et al.

On or about October 29, 2007, the Company received a copy of a letter sent by a law firm to the California Labor & Workforce Development Agency, pursuant to which such law firm sought permission under the California Labor Code Private Attorney General Act of 2004 to file a complaint against the Company, a wholly owned subsidiary of the Company and ALS and one of its subsidiaries, on behalf of a class of employees currently and formerly employed by the defendants in California (the employees had not been named). On January 30, 2008, James W. Brown (“Brown”), on behalf of himself and all others similarly situated, on behalf of the general public and as an “aggrieved employee” under the California Labor Code Private Attorneys General Act, filed a complaint in the Superior Court of the State of California (Alameda County) (the “Brown Litigation”) against ClearPoint Advantage, LLC, a wholly owned subsidiary of CPR (“CP Advantage”). Agreements related to the acquisition of certain assets and liabilities of ALS in February 2007 contain provisions under which the Company may seek indemnification from ALS in connection with the foregoing. the Company intends to pursue all appropriate claims for such indemnification.

The complaint in the Brown Litigation alleges that CP Advantage (i) failed to pay overtime compensation to employees who worked a 4/10 schedule but did not work a 4 day week (Calif. Labor Code Section 1194 and 2699(f)) to him and to all California employees similarly situated, (ii) failed to pay wages at the end of the assignment (Calif. Labor Code Sections 201, 202 and 203 and 2699(f)) to him and to all California employees similarly situated, (iii) failed to pay all wages due on termination (Calif. Labor Code Sections 204 and/or 204b and 2699(f)) to him and to all California employees similarly situated, (iv) failed to provide proper itemized wage statements (Calif. Labor Code Section 226(a)) to him and to all California employees similarly situated, and (v) issued checks with no in-state address for presentation that could not be cashed on demand and without a fee (Calif. Labor Code Section 212 and 2699(f)) to him and to all California employees similarly situated. On March 25, 2008, CP Advantage filed its Answer and denied all claims. In addition, on March 26, 2008, CP Advantage filed a Notice of Removal to remove the Brown Litigation to the United States District Court of the Northern District of California. Brown sought unspecified penalties, damages, interest, attorneys’ fees, costs of suit and, in relation to the claim regarding the alleged issuance of checks drawn on out-of-state banks with no in-state address for presentation, an injunction to preclude such alleged conduct.

On November 17, 2008, a settlement was reached and as part of such settlement the lawsuit was dismissed. With respect to the claim relating to the issuance of paychecks to Brown and other similarly situated California employees with no in-state address listed on the checks, and which could not be cashed without fee and on demand, the parties agreed to toll the statute of limitations until June 30, 2010, so that if any action is later brought based on those same claims, the statute of limitations on those claims will relate back to January 30, 2008.

APX Holdings, LLC

On or about March 4, 2008, Richard K. Diamond, Chapter 7 Trustee (“Trustee”) for In Re APX Holdings, LLC et al., filed a complaint (the “APX Litigation”) in the United States Bankruptcy Court in California against ASG Northern California, Advantage Services Group, the Company and MVI, alleging, among other things, that APX Holdings, LLC and other related parties (collectively, the “Debtors”) made transfers to the defendants within ninety (90) days prior to March 16, 2006 (Debtors’ petition date).  Plaintiff filed a First Amended Complaint on March 14, 2008. Plaintiff alleged that those transfers had been made to or for the benefit of the defendants as creditors of the Debtors and that the transfers had been made for or on account of an antecedent debt owed by one or more of the Debtors before the transfers had been made. Plaintiff also alleged that the transfers had been made while the Debtors were insolvent. Plaintiff made similar claims alleging that the transfers constituted the receipt of an interest of the Debtors in property and that the Debtors had received less than a reasonably equivalent value from the defendants in exchange for the transfers. Plaintiff claimed that the defendants owed plaintiff at least $506,000 plus interest and costs and such other relief deemed proper by the court.

The Company was named as a defendant in the APX Litigation because it had acquired certain assets from ALS and its wholly owned subsidiaries, which referred to themselves collectively as Advantage Services Group, in February 2007. All of the transfers alleged in the APX Litigation took place almost a year prior to the time that the Company consummated the asset acquisition with ALS.

On June 27, 2008, the Trustee filed a Stipulation dismissing the Company and MVI from the APX Litigation.

Alliance Consulting Group Associates, Inc.

On April 25, 2008, Alliance Consulting Group Associates, Inc. (“Alliance”) filed a complaint (the “Alliance Litigation”) in the Court of Common Pleas (Montgomery County, Pennsylvania), against CPR alleging that CPR failed to honor certain of its contractual obligations to pay Alliance for services rendered under a Professional Services Master Agreement, dated June 18, 2007.

Namely, Alliance alleged that CPR failed to pay approximately $600,000. Alliance seeks damages in the amount of approximately $600,000, plus interest, costs and attorneys’ fees and such other relief deemed proper by the court.  CPR filed an answer and counterclaim on June 16, 2008. In its counterclaim, CPR alleged in a breach of contract claim that Alliance had failed to deliver certain computer programming and consulting services according to specifications and that CPR had to expend certain monies to fix the resulting problems.  On or about July 2, 2008, Alliance answered CPR’s counterclaim denying the allegations.  This litigation is currently in the discovery phase.

Sunz Insurance

On or about June 25, 2008, Sunz Insurance Company (“Sunz”) filed a complaint (the “Sunz Litigation”) in the Circuit Court of the 9th Judicial Circuit (Orange County, Florida), against ASG, LLC d/b/a ClearPoint HR (“ALS”) and CP Advantage. Sunz claims to have provided workers compensation insurance to ALS and CP Advantage and that such policy was cancelled on February 22, 2008, for alleged nonpayment of funds due under the insurance contract. Sunz claims that ALS and CP Advantage owe in excess of $500,000 under the policy. Sunz, in addition to damages, seeks pre-judgment interest, court costs, attorneys’ fees and such other relief deemed proper by the court.  On February 9, 2009, the court ordered Sunz to conduct an audit of ALS and CP Advantage and set this matter for mandatory mediation.  On March 3, 2009, ALS and CP Advantage answered Sunz’s allegations and denied any liability.

Select

On July 29, 2008, Select and Real Time, filed a complaint (the “Select Litigation”) in the Superior Court of California (Santa Barbara County), against the Company and, on August 1, 2008, Select filed an amended complaint. In the amended complaint, Select alleged that the Company had entered into an agreement with Select whereby Select would supply services and personnel for temporary employment through the Company to its clients. Select claimed that the Company owed it $1,033,210 for services performed. Select sought, in addition to the monies claimed, interest, attorneys’ fees and punitive damages of $1,000,000 as well as court costs and other just and proper relief.

On August 22, 2008, CPR, Real Time and Select entered into the Select Settlement Agreement pursuant to which each party released the others from all prior, existing and future claims including, without limitation, the parties’ claims with respect to the Select Litigation, the Select License Agreement and the Select Subcontract. Pursuant to the Select Settlement Agreement, the parties also agreed (i) that CPR would retain $900,000 paid to it under the Select License Agreement; (ii) to allocate between them amounts paid or payable with respect to certain client accounts; (iii) to execute an amendment to the Select Subcontract; and (iv) that Select would file the required documents to dismiss the Select Litigation with prejudice. In addition, the parties agreed not to commence any future action arising from the claims released under the Select Settlement Agreement and to terminate the Select License Agreement effective August 22, 2008. On August 28, 2008, this lawsuit was dismissed with prejudice.

Leon R. Cobaugh

On or about October 20, 2008, Leon R. Cobaugh (“Cobaugh”) filed a complaint in the Circuit Court for Chesterfield County of the Commonwealth of Virginia against the Company and Quantum. The complaint alleges that, pursuant to the Stock Purchase Agreement dated December 30, 1986 (“SPA”), Cobaugh retired from his positions as an officer, director and employee of AIDE Management Resources Corporation, the prior name of Quantum, and sold his stock in such entity to the remaining stockholders in exchange for lump sum payments and monthly payments from Quantum for the rest of Cobaugh’s life. The Company acquired all of the outstanding stock of Quantum on July 29, 2005. Upon its acquisition of Quantum, the Company assumed Quantum’s obligations under the SPA. Cobaugh alleged that the Company had failed to make the required monthly payments due under the SPA beginning June 1, 2008 and sought to recover a minimum of $200,000 as may be adjusted based on the Consumer Price Index under the SPA.  This dispute was settled on January 22, 2009.  Pursuant to the settlement agreement among the parties, past due amounts to Cobaugh were paid, and the Company agreed to continue making future payments as required by the SPA.

XL Specialty Insurance Company

On November 10, 2008, XL Specialty Insurance Company (“XL”) filed a complaint in the Supreme Court of the State of New York (New York County), and, on December 9, 2008, XL filed an amended complaint (the “XL Complaint”) alleging that, among other things, XL issued workers’ compensation insurance policies to CP Advantage during 2007 and CP Advantage failed to make certain payments with regard to claims made against CP Advantage under the policies and maintain collateral required by the insurance policy documents. XL seeks to recover from the Company, as a guarantor of CP Advantage’s obligations under the insurance policies, $745,548, in the aggregate, in connection with certain claims against and pursuant to the collateral obligations of, CP Advantage. XL, in addition to damages, seeks pre-judgment interest, attorneys’ fees, costs and expenses and such other relief deemed proper by the court.  The Company filed its answer in this matter on February 17, 2009 and contends that a third party is liable for the payments under the insurance policies pursuant to an agreement governing the sale of HRO.  This litigation is currently moving into the discovery phase.

AICCO, Inc.

On November 18, 2008, AICCO, Inc. (“AICCO”) filed a complaint the Court of Common Pleas of Bucks County, Pennsylvania against the Company alleging that AICCO agreed to finance premiums of certain insurance policies procured by the Company pursuant to a certain premium finance agreement among AICCO and the Company. AICCO claims that the Company breached the terms of such agreement by failing to make certain installment payments and seeks damages in excess of approximately $600,000, together with interest and attorney’s fees and costs.  On December 23, 2008, the Company filed an answer in this matter and joined two additional defendants on January 23, 2009.  The joined defendants filed their answer to the Company’s complaint on March 27, 2009.  The Company contends that the joined defendants are liable for the installment payments pursuant to an agreement governing the sale of HRO.  The Company alleged breach of contract against the joined defendants and seeks contribution and indemnification from such parties in this matter.

The Company has accrued for some, but not all, of these matters. An adverse decision in a matter for which the Company has no reserve may result in a material adverse effect on its liquidity, capital resources and results of operations. In addition, to the extent that the Company’s management has been required to participate in or otherwise devote substantial amounts of time to the defense of these matters, such activities would result in the diversion of management resources from business operations and the implementation of the Company’s business strategy, which may negatively impact the Company’s financial position and results of operations.

The principal risks that the Company insures against are general liability, automobile liability, property damage, alternative staffing errors and omissions, fiduciary liability and fidelity losses. If a potential loss arising from these lawsuits, claims and actions is probable, reasonably estimable, and is not an insured risk, the Company records the estimated liability based on circumstances and assumptions existing at the time. Whereas management believes the recorded liabilities are adequate, there are inherent limitations in the estimation process whereby future actual losses may exceed projected losses, which could materially adversely affect the financial condition of the Company.

Generally, the Company is engaged in various other litigation matters from time to time in the normal course of business. Management does not believe that the ultimate outcome of such matters, including the matters above, either individually or in the aggregate, will have a material adverse impact on the financial condition or results of operations of the Company.

NOTE 21 — SUBSEQUENT EVENTS:

Agreement with XRoads Solutions

On January 13, 2009, the Company entered into the XRoads Agreement. Pursuant to the XRoads Agreement, among other matters, XRoads agreed to provide the services of Brian Delle Donne to serve as the Company’s Interim Chief Operating Officer.  The term of the XRoads Agreement commenced on January 13, 2008 and will continue for 4 months.

The Company agreed to pay XRoads $50,000 per month for each of the first four months of Mr. Delle Donne’s services and the parties will mutually agree to a new fee structure in the event Mr. Delle Donne serves beyond that period. The Company also agreed to pay XRoads a monthly fee based upon achievement of certain increases in earnings before interest, taxes, depreciation and amortization, calculated pursuant to the XRoads Agreement (“EBITDA”). Such fee will be equal to 10% of increases in monthly EBITDA during the term of the XRoads Agreement over EBITDA for the month ended January 31, 2009, capped at $50,000 per month. The Company also agreed to pay reasonable expenses incurred by XRoads for services related to its services and remitted a retainer in the amount of $10,000 to XRoads for such purpose.  As of March 23, 2009, pursuant to the XRoads Agreement, the Company paid XRoads a total of $150,000 and the $10,000 retainer for reimbursement of expenses. Any amounts not paid by when due pursuant to the XRoads Agreement will bear interest at an annual rate of 12% or the maximum rate allowed by law, whichever is less.

In addition, the Company issued XRoads a warrant to purchase up to 100,000 shares of common stock at the exercise price of $0.12 per share.  Such warrant is held in escrow, to be released within 120 days of the date of the XRoads Agreement, and will be exercisable upon such release through December 31, 2010.  In the event the XRoads Agreement is extended, the Company agreed to issue an additional warrant to purchase 75,000 shares of common stock with an expiration date of April 30, 2011.

In the event the Company elects  to pursue a financing (either in the form of debt or equity) within one year of the date of the XRoads Agreement, XRoads shall serve as its non-exclusive financial advisor for such financing in accordance with the terms of the XRoads Agreement. If such financing is consummated pursuant to the terms set forth in the XRoads Agreement, the Company agreed to pay XRoads a transaction fee based on the type and value of the transaction. The transaction fee will be prorated accordingly in the event the Company retains an additional financial advisor in connection with the transaction, but such fee shall not be less than $75,000 if XRoads’ efforts result in an bona fide financing alternative.

The Company or XRoads may terminate the XRoads Agreement at any time with at least thirty days prior written notice.  In the event of a material breach of the XRoads Agreement by either party, including, but not limited to, the Company’s failure to promptly pay amounts due for services rendered or for reimbursement of expenses, the non-breaching party may terminate the XRoads Agreement at any time thereafter upon 5 days advance notice.

On January 29, 2009, in order to assist the Company in making the payments under the XRoads agreement, the Company and ComVest entered into Amendment No. 1 (“Amendment No. 1”) to the Term Note issued by to ComVest discussed in Note 11 – Debt Obligations.  Pursuant to Amendment No. 1, the Term Note installments due and payable on each of February 1, 2009, March 1, 2009, April 1, 2009 and May 1, 2009, respectively, will be reduced by an amount equal to the positive difference (if any) of (i) the lesser of (a) $50,000 or (b) the amount paid or payable to XRoads during the immediately preceding calendar month pursuant to the XRoads agreement, minus (ii) the amount (if any) by which the aggregate Royalties collected during the immediately preceding calendar month exceeded $450,000. After the effective date of any termination of the XRoads agreement, no reduction in any subsequent Term Note installments will be permitted and, notwithstanding any extension of the services of Mr. Delle Donne beyond the initial four month term of the XRoads agreement, ComVest will not be obligated to reduce any further Term Note installments.  Amendment No. 1 also contains ComVest’s acknowledgment and consent to the Company’s amendment of the payment terms and payment schedule of the StaffBridge Note pursuant to the second Debt Extension Agreement described in Note 11 – Debt Obligations.

On March 16, 2009, the Company and StaffChex entered into Amendment No. 1 to the iLabor Agreement (the “Amendment”) pursuant to which the payment terms of the iLabor Agreement were restated.  The Amendment provides that the Company will pay StaffChex for client-approved billable work hours at the agreed-upon hourly rate with respect to such client.  Royalties payable to the Company shall be calculated based on weekly collections.  For weekly collections of less than $1.4 million, the Royalty is one and one-quarter percent (1.25%) and for weekly collections of more than $1.4 million, the Royalty is two percent (2%).  These weekly payments commenced on March 18, 2009.  In addition, StaffChex agreed to make 104 weekly payments of $4,096 followed by 52 weekly payments of $3,105 for past-due Royalties owed through February 28, 2009.  Such additional payments will commence on June 3, 2009.  The failure of StaffChex to make payments due pursuant to the iLabor Agreement constitutes a material breach.  In the event of nonpayment, StaffChex will have a ten (10) day cure period to make any delinquent payments.  If such payments remain outstanding following the cure period, StaffChex agreed to direct its affiliated receivables factoring company to make the required payment to the Company.

In addition, the Amendment provides that StaffChex may not assign, convey, sell, transfer or lease the Customer Account Property or the underlying customer agreements transferred to StaffChex without the prior written consent of the Company.  Such consent will not be required in connection with a transaction occurring after February 28, 2012 and is part of a sale of 100% of the stock of StaffChex or all or substantially all of its assets.

ClearPoint Business Resources, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated statement of operations information for the year ended December 31, 2008 reflects the historical results of ClearPoint Business Resources, Inc. (“ClearPoint” or the “Company”), adjusted to give effect to the disposition and subcontracting of certain customer account property to StaffChex, Inc. (“StaffChex”) on March 5, 2008 and Select Staffing (“Select”) effective March 30, 2008, respectively, pursuant to which certain liabilities of the Company were assumed by StaffChex and Select. In connection with the disposition and subcontracting of the customer account property, the Company entered into agreements with both StaffChex and Select pursuant to which it is entitled receive certain royalty fees (see Note 4 to the Consolidated Financial Statements included elsewhere in this prospectus for additional information regarding the StaffChex and Select transactions).

The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2008 has been prepared as if the foregoing transactions (“Transactions”) had occurred on January 1, 2008. The historical consolidated statement of operations information was derived from the Company’s Consolidated Financial Statements included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statement of operations is furnished for illustrative purposes and does not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated. The pro forma adjustments are based upon estimates and assumptions that the Company believes are reasonable. This information should be read together with the Company’s Consolidated Financial Statements included elsewhere in this prospectus, and in conjunction with the accompanying notes to the unaudited pro-forma condensed consolidated financial statements.

ClearPoint Business Resources, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2008

(in thousands, except per share amounts)

	For the Year Ended December 31, 2008 As Reported	Pro Forma Adjustments Select		Pro Forma Adjustments StaffChex		For the Year Ended December 31, 2008 Pro Forma
REVENUE	$33,496	$(7,692	) (1)	$(5,569	) (1)	$20,235
COST OF SERVICES	29,108	(8,131	) (1)	(5,174	) (1)	15,803
GROSS PROFIT	4,388	439		(395)		4,432
SELLING, GENERAL AND ADMINISTRATION EXPENSE	15,559	(1,230	) (2)	(230	) (2)	14,099
RESTRUCTURING (INCOME) EXPENSE	1,350	(667	) (3)	(426	) (3)	257
DEPRECIATION AND AMORTIZATION EXPENSE	18,567	—		—		18,567
INCOME (LOSS) FROM OPERATIONS	(31,088)	2,336		261		(28,491)
INTEREST (EXPENSE) INCOME	(2,025)	—		—		(2,025)
MARK TO MARKET GAIN ON DERIVATIVE INSTRUMENTS	34	—		—		34
GAIN ON RESTRUCTURING OF DEBT	687	—		—		687
GAIN (LOSS) ON SALE OF SUBSIDIARY	(1,294)	—		—		(1,294)
OTHER INCOME (EXPENSE)	(79)	—		—		(79)
LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(33,765)	2,336		261		(31,168)
INCOME TAX EXPENSE (BENEFIT)	5,021	—		—		5,021
NET INCOME (LOSS)	$(38,786)	$2,336		$261		$(36,189)
NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$(2.84)	$0.12		$(0.01)		$(2.74)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	13,644,900	13,644,900		13,644,900		13,644,900

The accompanying notes are an integral part of this
unaudited pro forma condensed consolidated statement of operations

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008 reflects the historical results of operations of the Company and gives pro forma effect to the Transactions, as if they had occurred on January 1, 2008, as described below:

(1)           The adjustments to Revenue and Cost of Services are estimated based upon the sale and subcontracting of the contracts to StaffChex and Select, respectively, as a result of which the Company no longer owns or services the contracts with billable associates, as applicable. The reduction in Revenue is partially offset by royalty revenue generated from the Transactions in the aggregate amount of $13,261. Additionally, the Cost of Services was adjusted to reduce to expenses associated with payroll, payroll taxes and workers compensation insurance related to the Select subcontract and StaffChex iLabor agreement.

(2)           Reflects the reduction in Selling, General and Administrative Expenses relating to the maintenance of the network of branches that have now been assumed by StaffChex and subcontracted to Select and the staff employed therein. It does not reflect any reduction in administrative overhead impacted by the Transactions.

(3)           Reflects the reduction in the Restructuring expense due to the resulting impact that the Transactions would have had on ClearPoint’s branch operations which would not have been required.

3,710,825 SHARES OF COMMON STOCK

PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.             OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses, in connection with the issuance and distribution of the securities covered by this registration statement, are as follows:

Securities and Exchange Commission (“SEC”) registration fee ($ 26.53 was previously paid)	$1
Printing fees and expenses	$8,000
Legal fees and expenses	$65,000
Accounting fees and expenses	$11,000
Miscellaneous	$999
Total	$85,000

ITEM 14.             INDEMNIFICATION OF DIRECTORS AND OFFICERS.

This section of the registration statement provides a description of the material terms of Sections 145 and 102(b)(7) of the Delaware General Corporation Law, as amended (the “GCL”), the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of ClearPoint Business Resources, Inc. (the “Company”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) related to the indemnification of the Company’s directors and officers and the limitation of personal liability of the Company’s directors.  The following description is intended as a summary only and is qualified in its entirety by reference to the complete text of the foregoing sections of the GCL, as well as the Certificate of Incorporation and Bylaws, which are incorporated by reference into this registration statement.  The Company urges you to read the full text of these sections and documents.

Indemnification Provisions

Section 145 of the GCL

Section 145(a) of the GCL authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation described below) by reason of the fact that the person:

•	is or was a director, officer, employee, or agent of the corporation, or

•	is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

The corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person:

•	acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and

•	with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person serving in any capacity set forth above who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.  However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter related to such action, suit or proceeding, the corporation must indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such defense.

Pursuant to Section 145(e), a Delaware corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending any such action, provided that the officer or director undertakes to repay such amount if it is ultimately determined that such person is not entitled to the corporation’s indemnification.

Section 145(g) of the GCL authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the GCL.

The indemnification and advancement of expenses provided by Section 145 of the GCL is not exclusive of any other rights to which a person may be entitled under any corporation’s bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Certificate of Incorporation and Bylaws

Article EIGHTH of the Certificate of Incorporation provides for indemnification of the Company’s directors and officers to the fullest extent permitted by Section 145 of the GCL.

Subject to certain limitations, Section 7.1 of the Bylaws provides for indemnification of the Company’s directors and officers in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Company), by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the Company’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise.  The Company must indemnify such directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action, suit or proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the Company’s best interests.  In the case of criminal actions or proceedings (other than those undertaken by or in the right of the Company), no indemnification shall be made if the director or officer had reasonable cause to believe the conduct was unlawful.

Section 7.2 of the Bylaws provides that the Company must indemnify a director or officer in the case of actions or suits by or in the right of the Company by reason of the fact that such person is or was a director, officer, employee of agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the Company’s best interests.  However, no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer has been adjudged to be liable to the Company unless the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Under Section 7.3 of the Bylaws, if a director or officer of the Company has been successful on the merits or otherwise in defending any action, suit or proceeding described above, or in defense of any claim, issue or matter related to such action, suit or proceeding, then the Company must indemnify such director or officer against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection with such defense.

Section 7.4 of the Bylaws provides that indemnification will be made by the Company only if it is determined that the director or officer has met the applicable standard of conduct.  This determination is made:

•	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the applicable action, suit or proceeding,

•	by independent legal counsel in a written opinion, or

•	by the Company’s stockholders.

Article EIGHTH of the Certificate of Incorporation also provides that, subject to certain limitations, the Company shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company.  Section 7.5 of the Bylaws also provides that the Company may advance such expenses.

Pursuant to Section 7.6 of the Bylaws, the indemnification and advancement of expenses provisions set forth in the Bylaws shall not be deemed exclusive of any other rights to which our directors or executive officers may be entitled under any agreement or otherwise.  As authorized in Section 7.7 of the Bylaws, the Company purchased and maintains a policy of directors’ and officers’ liability insurance.

Registration Rights Agreement with ComVest and M&T

Pursuant to the registration rights agreement dated June 20, 2008, ComVest Capital, LLC (“ComVest”) and Manufacturers and Traders Trust Company (“M&T”) agreed to indemnify the Company, its officers, directors, controlling persons and underwriters for any losses, claims, damages or liabilities to which the Company may become subject as a result of:

•	any untrue statement or alleged untrue statement of a material fact contained in any prospectus or in this registration statement, or any other document relating to this registration statement;

•
the omission or alleged omission to state in this registration statement a material fact required to be stated or necessary to make other statements included in this registration statement not misleading; or

•
any violation by the Company of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act applicable to it in connection with this registration statement.

ComVest and M&T agreed to indemnify only to the extent that the statement or omission occurred as a result of the Company’s reliance on information furnished to it in writing by ComVest or M&T expressly for inclusion in any of the foregoing documents.

Registration Rights Agreement with ALS

Pursuant to the registration rights agreement dated February 23, 2007 (the “ALS Registration Rights Agreement”), ALS, LLC (“ALS”) agreed to indemnify the Company, its directors and officers and underwriters, brokers or other persons acting on behalf of ALS in connection with any statement or omission from a registration statement required by the ALS Registration Rights Agreement, or any prospectus contained within such registration statement, or otherwise filed with the SEC, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by ALS specifically for use in connection with the preparation of the foregoing documents.  The maximum amount of ALS’ liability in respect of such indemnification is limited to the net proceeds received by ALS from the sale of securities pursuant to such registration statement.

Registration Rights Agreement with Original Stockholders

Pursuant to the registration rights agreement entered into in April, 2005 (the “Original Stockholder Registration Rights Agreement”) with TerraNova Partners L.P., Brendan Calder, Randy Benson, Roynat Merchant Capital Inc., Rockcliff Group Limited, James Meekison, Tim Creasy and George Koulakian, the holders of registrable securities under such agreement agreed to indemnify the Company, its directors, officers and each underwriter against any losses, claims, judgments, damages, liabilities or actions, whether joint or several, to the extent based upon any untrue statement or alleged untrue statement or any omission or alleged omission of a material fact in any registration statement required by the Original Stockholder Registration Rights Agreement, or any prospectus related to such registration statement.  The selling security holders’ obligation to indemnify arises only if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by a selling security holder expressly for use in the foregoing documents.  In addition, the selling security holders must reimburse the Company and its directors and officers for any legal or other expenses reasonably incurred in connection with the investigation or defending of any such loss, claim, damage, liability or action.  Each selling security holder’s liability is several and limited to the amount of any net proceeds received by such selling security holder.

Limitation of Personal Liability

Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Article EIGHTH of the Certificate of Incorporation and Section 7.11 of the Bylaws eliminate personal liability of the Company’s directors to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as directors to the extent permitted by Section 102(b)(7) of the GCL.  Section 7.11 of the Bylaws contains a similar provision related to the personal liability of the Company’s officers.  In addition, Article EIGHTH of the Certificate of Incorporation provides that no repeal or modification of Article EIGHTH applies to the liability of any of our directors with respect to events occurring prior to the effective date of such repeal or modification, and if the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the GCL as so amended.

ITEM 15.             RECENT SALES OF UNREGISTERED SECURITIES

Securities Issued in Connection with the Merger

On February 12, 2007, ClearPoint Resources, Inc. (“CPR”), merged with a wholly-owned subsidiary of Terra Nova Acquisition Corporation (“Terra Nova”) whereby as a result of the merger, stockholders of CPR received 6,051,549 shares of Terra Nova common stock and CPR became a wholly-owned subsidiary of Terra Nova.  Upon the closing of the merger, Terra Nova changed its name to ClearPoint Business Resources, Inc.

The shares of common stock issued to CPR stockholders were offered and sold in reliance on the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, based upon a determination that these securities were being issued to sophisticated investors that could fend for themselves and had access to certain information about the Company and there was no general solicitation.

Securities Issued to ALS, LLC

Effective February 23, 2007, the Company acquired certain assets and current liabilities of ALS and its subsidiaries, doing business as Advantage Services Group, for $19 million in cash, a note of $2.5 million (the “ALS Note”) due 20 months following February 23, 2007, shares of the Company’s common stock, par value $0.0001 per share (“common stock”), with a value of $2.5 million (439,367 shares) and the assumption of $0.4 million of current liabilities.

In connection with the financing transaction with ComVest, on June 20, 2008, the Company entered into a letter agreement with ALS whereby the parties agreed to amend the ALS Note to provide for an outstanding principal amount of $2,156,000 bearing interest at a rate of 5% per annum payable in 24 equal monthly installments.  In addition, the Company agreed to issue 350,000 shares of common stock to ALS (together with the 439,367 shares referenced above, the “ALS Shares”).

The ALS Note and the ALS Shares were offered and sold in reliance on the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, based upon a determination that these securities were being issued to a sophisticated investor that could fend for itself and had access to certain information about the Company and there was no general solicitation.

Securities Issued to StaffBridge, Inc.

On August 14, 2006, the Company acquired 100% of the common stock of StaffBridge, Inc. (“StaffBridge”) for $233,000 in cash and a note of $450,000 due December 31, 2007 (the “StaffBridge Note”) issued to former shareholders of StaffBridge (“StaffBridge Shareholders”).  The StaffBridge Note initially bore interest at 6% per annum and was payable quarterly.  On December 31, 2007, the StaffBridge Note was amended from an original maturity date of December 31, 2007 to a new maturity date of June 30, 2008.  In addition, the amount of the StaffBridge Note was increased to $486,690 for accrued interest and the interest rate was increased to 8% per annum payable in monthly installments starting January 15, 2008.  The Company incurred an origination fee in the amount of $19,467, which equaled 4% of the principal amount, in the form of 9,496 shares of common stock.

The StaffBridge Note was further amended effective June 30, 2008 pursuant to the Debt Extension Agreement with the StaffBridge Shareholders dated June 30, 2008 in connection with the financing transaction with ComVest to further extend the maturity date to December 31, 2008 and to reduce the outstanding principal amount to approximately $336,690.  Effective December 31, 2008, the StaffBridge Note was further amended pursuant to a second Debt Extension Agreement dated December 31, 2008 to provide for the following payment schedule: $100,000 was paid on or about December 31, 2008 and the remaining balance was to be paid in four equal quarterly payments of $59,172, beginning on March 31, 2009 and ending on December 31, 2009.  On September 15, 2009, the StaffBridge Note was further amended pursuant a Debt Extension Agreement Amendment dated September 3, 2009 pursuant to which the outstanding principal balance of $177,517.50 under the StaffBridge note shall be paid in monthly installments beginning February 15, 2010.  Each monthly installment payment under the StaffBridge note will be in the total amount of $17,105.86, consisting of (i) $16,137.95 with respect to the outstanding principal balance and (ii) $967.91 relating to accrued and unpaid interest as of August 31, 2009 and interest for the period of September 1, 2009 through January 31, 2010.  Pursuant to a Subordination Agreement, the Company’s obligations under the StaffBridge Note are subordinated to the Company’s obligations to ComVest.

The StaffBridge Note and the 9,496 shares of common stock were offered and sold in reliance on the exemption from the registration requirements of Securities Act under Section 4(2) of the Securities Act, based upon a determination that the securities were being issued to sophisticated investors that could fend for themselves and had access to certain information about the Company and there was no general solicitation.

Securities Issued to Blue Lake Rancheria

On March 1, 2005, CPR issued a note payable of $1,290,000 to Blue Lake Rancheria (“Blue Lake”) which was due March 31, 2008 (the “Blue Lake Note”). Interest of 6% per annum was payable quarterly. The Blue Lake Note matured on March 31, 2008. Effective March 31, 2008, CPR amended and restated the Blue Lake Note and extended its maturity date under an agreement dated as of March 31, 2008 by and between CPR and Blue Lake (the “Blue Lake Agreement”). Pursuant to the Blue Lake Agreement, on April 14, 2008, CPR and Blue Lake entered into an Amended and Restated Promissory Note (the “Amended Blue Lake Note”), with a principal amount of $1,290,000, which was due and payable as follows: (i) $200,000 was paid on April 8, 2008, (ii) $50,000 was payable on the first business day of each calendar month for twelve consecutive months (totaling $600,000 in the aggregate), the first payment to occur on May 1, 2008, which was made, and the last to occur on April 1, 2009, and (iii) on April 30, 2009, CPR was obligated to pay to Blue Lake the balance of the principal amount, equal to $490,000, plus accrued interest. The interest rate was increased from 6% to 10% per annum. The Company agreed to issue 900,000 shares of common stock (the “Escrow Shares”) in the name of Blue Lake to be held in escrow, pursuant to an escrow agreement, as security for the payment of the principal amount and interest under the Amended Blue Lake Note. On May 1, 2009, the Company received a notice from Blue Lake indicating CPR’s failure to pay amounts due under the Blue Lake Note and demanding that the Company immediately pay a total of approximately $572,744. Pursuant to the terms of the Amended Blue Lake Note, CPR’s failure to make the foregoing payments when due constitutes an event of default if not cured within five business days of receipt of written notice from Blue Lake. The Company did not cure such default on or prior to May 8, 2009. On May 7, 2009, Blue Lake requested disbursement of the Escrow Shares and, pursuant to the escrow agreement, the escrow agent is obligated to deliver the Escrow Shares to Blue Lake ten calendar days after receipt of the request for disbursement.

The Blue Lake Note, the Amended Blue Lake Note an the Escrow Shares were offered and sold in reliance on the exemption from the registration requirements of Securities Act under Section 4(2) of the Securities Act, based upon a determination that the securities were being issued to a sophisticated investor that could fend for itself and had access to certain information about the Company and there was no general solicitation.

Securities Issued to Sub Noteholders

On March 1, 2005, CPR issued 12% Amended and Restated Notes (collectively, the “Sub Notes”) in the aggregate original principal amount of $610,000 due March 31, 2008 to Fergco Bros, LLC (“Fergco”), B&N Associates, LLC (“B&N”), Alyson Drew and Matthew Kingfield (collectively, the “Sub Noteholders”).

The Sub Notes matured on March 31, 2008 and, on March 31, 2008, CPR issued Amended and Restated Notes (collectively the “Amended Sub Notes”) to each Sub Noteholder for $550,000, the outstanding balance of the Sub Notes on March 31, 2008, in the aggregate due March 31, 2009.  The Amended Sub Notes bear interest at a rate of 12% per annum, with interest payable quarterly.  In connection with the issuance of the Amended Sub Notes, the Company issued warrants (the “Initial Sub Warrants”) to each Sub Noteholder to purchase, in the aggregate, 82,500 shares of common stock.  The Initial Sub Warrants are immediately exercisable during the period commencing on March 31, 2008 and ending on March 31, 2010.  On June 20, 2008, CPR exercised its right to extend the maturity date of the Amended Sub Notes to March 31, 2010 and each Sub Noteholder received an additional warrant (the “Additional Sub Warrants”) to purchase, in the aggregate, an additional 82,500 shares of common stock in connection with such extension.  The Additional Sub Warrants are immediately exercisable during the period commencing on June 20, 2008 and ending on March 31, 2011.  The Initial Sub Warrants and Additional Sub Warrants are exercisable at an exercise price of $1.55 per share.

The Sub Noteholders received the Initial Sub Warrants and Additional Sub Warrants (collectively, the “Sub Warrants”) to purchase the following shares of common stock: B&N and Ms. Drew each received Sub Warrants to purchase an aggregate of 30,000 shares; Fergco received Sub Warrants to purchase an aggregate of 90,000 shares; and Mr. Kingfield received Sub Warrants to purchase an aggregate of 15,000 shares.  The exercise prices and the number of shares issuable upon exercise of the Sub Warrants are subject to adjustment in certain events, including a stock split and reverse stock split.

On September 11, 14 and 15, 2009, CPR issued Third Amended and Restated Promissory Notes dated September 8, 2009 (“Third Amended Sub Notes”), to the Sub Noteholders, for $550,000 in aggregate principal amount.  Pursuant to the Third Amended Sub Notes, principal amounts shall be due and payable in monthly installments equal to 10% of the principal amount of the Third Amended Sub Notes beginning March 31, 2010.  Interest due for the period of May 1, 2009 through August 31, 2009 and additional interest accruing for the period of September 1, 2009 through February 28, 2010 shall be deferred and paid in monthly installments beginning March 31, 2010.  Interest payments for the period beginning March 1, 2010 and future periods will be paid monthly, one month in arrears, beginning April 30, 2010.

The Sub Notes, as amended, and Sub Warrants were offered and sold in a private placement to “accredited investors,” as such term is defined in Rule 501 of Regulation D, without general solicitation or general advertising, and, as a result, the Company relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D.

Securities Issued to Bridge Noteholders

On June 6, 2008, the Company issued notes (the “Bridge Notes”) to each of Michael D. Traina, Parker Drew and TerraNova Partners, L.P. (“TerraNova Partners” and, together with Messrs. Traina and Drew, the “Bridge Lenders”) in the principal amounts of $104,000, $50,000 and $100,000, respectively.  During the course of negotiations with ComVest, Mr. Traina agreed to loan an additional $5,000 to the Company.  The Bridge Notes contained identical terms.  The Bridge Notes were unsecured and payable on demand.  No interest accrued on the unpaid principal balance of the Bridge Notes until demand.  After demand, the Bridge Notes would bear interest at an annual rate of 5%.

On June 26, 2008, the Company issued amended and restated Bridge Notes (the “Amended Bridge Notes”) to each Bridge Lender.  The Amended Bridge Notes contain identical terms and provide that (i) the principal amount of the Amended Bridge Notes will bear interest at a rate of 8% per annum, payable quarterly and (ii) the Company had the right to repay the Amended Bridge Notes in shares of common stock at a price equal to the closing price of common stock on June 26, 2008.  The Amended Bridge Notes did not contain the provision stating that the principal balance will bear interest only upon demand for payment by the Bridge Lender, as provided in the Bridge Note.  The Amended Bridge Notes issued to Messrs. Drew and Traina were repaid in June and July of 2008.

On August 12, 2008, the Company’s board of directors approved the payment of the Amended Bridge Note issued to TerraNova Partners in 204,082 shares of common stock (the “TerraNova Bridge Shares”).

The Bridge Notes, the Amended Bridge Notes and the TerraNova Bridge Shares were offered and sold in reliance on the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, based upon a determination that the securities were being issued to sophisticated investors that could fend for themselves and had access to certain information about the Company and there was no general solicitation.

Securities Issued to ComVest and M&T

In connection with the transaction with ComVest, the Company issued to ComVest a warrant dated June 20, 2008 (the “ComVest Warrant”) to purchase, in the aggregate, 2,210,825 shares (the “ComVest Warrant Shares”) of common stock for an exercise price of $0.01 per share exercisable through June 30, 2014.  In connection with a refinancing transaction with ComVest, the Company issued to ComVest an amended and restated warrant dated August 14, 2009 (the “Amended ComVest Warrant”) to purchase, in the aggregate, 2,210,825 shares of common stock for an exercise price of $0.01 per share excercisable through August 31, 2014.  In connection with the Loan Modification and Restructure Agreement dated June 20, 2008 entered into by the Company and M&T, the Company issued to M&T: (i) a warrant dated June 20, 2008 to purchase 1,200,000 shares of common stock for an exercise price of $0.01 per share (the “M&T $0.01 Warrant”) and (ii) a warrant dated June 20, 2008 to purchase 300,000 shares of common stock for an exercise price of $1.00 per share (the “M&T $1.00 Warrant” and together with the M&T $0.01 Warrant, the “M&T Warrants”).  The M&T Warrants are exercisable through June 20, 2012.

The ComVest Warrant, Amended ComVest Warrant and the M&T Warrants were offered and sold in reliance on the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, based upon a determination that the ComVest Warrant, Amended ComVest Warrant and the M&T Warrants were being issued to sophisticated investors that could fend for themselves and had access to certain information about the Company and there was no general solicitation.

Securities Issued to TerraNova Partners L.P. under the Advisory Services Agreement

On June 26, 2008, the Company entered into an Advisory Services Agreement (the “Advisory Services Agreement”) with TerraNova Management Corp., the manager of TerraNova Partners (“TNMC”), in order to: (i) provide compensation to TNMC for its services since the expiration of a former agreement pursuant to which TNMC provided similar services to the Company (the “Initial TNMC Agreement”) and (ii) engage TNMC to provide future advisory services.  Pursuant to the Advisory Services Agreement, TNMC is obligated to provide advice and assistance to the Company in its analysis and consideration of various financial and strategic alternatives (the “Advisory Services”).  The Company agreed to compensate TNMC for services rendered since expiration of the Initial TNMC Agreement and for Advisory Services going forward in accordance with the rates set forth in the Advisory Services Agreement and to reimburse TNMC for reasonable travel, lodging and meal expenses relating to the provision of the Advisory Services.  Monthly fees payable to TNMC pursuant to the Advisory Services Agreement are capped at $50,000 per month.  Fees payable to TNMC may be paid 100% in shares of common stock, at the Company’s option.  At the Company’s option, 75% of the fees payable to TNMC beginning in the month of June, 2008 may be paid in shares of common stock and, with the agreement of TNMC, the remaining 25% may also be paid in shares of common stock.  Shares of common stock made as payments under the Advisory Services Agreement are priced at the month-end closing price for each month of services rendered.  The Company made the election to pay all fees due through August 2008, under the Advisory Services Agreement, in the form of shares of common stock.

The Company’s board of directors approved payment for the Advisory Services in the form of an aggregate of 479,470 shares of common stock to be issued to TerraNova Partners for the months of February through August, 2008 as follows: on August 12, 2008, the board of directors approved payment for the months of February, March, April, May and June, 2008 in 417,008 shares of common stock and on November 7, 2008, the board of directors approved payment for the months of July and August, 2008 in 62,462 shares of common stock (collectively, the “TNMC Advisory Shares”).

The Company offered and sold the TNMC Advisory Shares in reliance on the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, based upon a determination that the securities were being issued to a sophisticated investor who could fend for itself and who had access to certain information about the Company and there was no general solicitation.

Securities Issued to XRoads Solutions Group, LLC under the XRoads Agreement

On January 13, 2009, the Company entered into a letter agreement (the “XRoads Agreement”) with XRoads Solutions Group, LLC (“XRoads”). In connection with expiration of the XRoads Agreement on May 13, 2009, the Company issued to XRoads a warrant to purchase up to 100,000 shares of common stock at the exercise price of $0.12 per share (the “Initial XRoads Warrant”), exercisable through December 31, 2010. Effective May 14, 2009, the XRoads Agreement was amended pursuant to Amendment No. 1 dated May 18, 2009 (the “XRoads Amendment”). In connection with the XRoads Amendment, on May 14, 2009, the Company issued to XRoads an additional warrant to purchase up to 75,000 shares of common stock at the exercise price of $0.29 per share (the “Additional XRoads Warrant” and, together with the Initial XRoads Warrant, the “XRoads Warrants”), exercisable through April 30, 2011.

The XRoads Warrants were offered and sold in reliance on the exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act, based upon a determination that the XRoads Warrants were being issued to a sophisticated investor that could fend for itself and had access to certain information about the Company and there was no general solicitation.

ITEM 16.             EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)           Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated August 9, 2006, by and among Terra Nova Acquisition Corporation, CPBR Acquisition, Inc., ClearPoint Business Resources, Inc. and the stockholders of ClearPoint Business Resources, Inc. (incorporated by reference from Annex A to the Definitive Proxy Statement filed January 22, 2007).

2.2.1
Asset Sale and Purchase Agreement dated as of February 23, 2007, by and among ALS, LLC, Advantage Services Group II, LLC, ALSC, LLC, ALSC II, LLC, ALSC III, LLC, ALSC IV, LLC, ASG, LLC, Joseph Raymond, Michael J. O’Donnell, Kevin O’Donnell, Michael W. O’Donnell and ClearPoint Business Resources, Inc. (incorporated by reference from Exhibit 2.1 to Form 8-K filed February 28, 2007).

2.2.2
Agreement to Reform Asset Purchase Agreement effective as of February 23, 2007 by and among ALS, LLC, Advantage Services Group II, LLC, ALSC, LLC, ALSC II, LLC, ALSC III, LLC, ALSC IV, LLC, ASG, LLC, Joseph Raymond, Michael J. O’Donnell, Kevin O’Donnell, Michael W. O’Donnell and ClearPoint Business Resources, Inc. (incorporated by reference from Exhibit 2.1 to Form 10-Q filed November 14, 2008).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Annex B of the Definitive Proxy Statement filed January 22, 2007).

3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to Form 8-K filed January 7, 2008).

4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.2 to Form 8-K filed February 12, 2007).

4.2.1	Form of Warrant Agreement (incorporated by reference from Exhibit 4.5 to the Registration Statement on Form S-1 (File No. 333-122439) filed January 31, 2005).

4.2.2
Warrant Clarification Agreement between Continental Stock Transfer and Trust Company and Terra Nova Acquisition Corporation (incorporated by reference from Exhibit 4.1 to Form 8-K filed on September 12, 2006).

4.2.3	Specimen Warrant Certificate (incorporated by reference from Exhibit 4.3 to Form 8-K filed February 12, 2007).

4.3.1	Form of Unit Purchase Option (incorporated by reference from Exhibit 4.4 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-122439) filed April 4, 2005).

4.3.2	Amendment to Unit Purchase Options between Terra Nova Acquisition Corporation and the holders thereof (incorporated by reference from Exhibit 4.2 to Form 8-K filed on September 12, 2006).

4.3.3	Specimen Unit Certificate (incorporated by reference from Exhibit 4.1 to Form 8-K filed February 12, 2007).

4.4
Form of Registration Rights Agreement among Terra Nova Acquisition Corporation and the undersigned parties listed under the signature page (incorporated by reference from Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-122439) filed January 31, 2005).

4.5
ClearPoint Business Resources, Inc. 9% Subordinated Note Due 2008, dated March 1, 2005, in the original principal amount of $250,000 to Optos Capital, LLC, a Pennsylvania limited liability company that is wholly-owned by Christopher B. Ferguson (incorporated by reference from Exhibit 10.12 to Form 8-K filed February 12, 2007).

4.6	Form of ClearPoint Business Resources, Inc. 12% Subordinated Note Due 2008, dated March 1, 2005 (incorporated by reference from Exhibit 10.11 to Form 8-K filed February 12, 2007).

4.7.1	6% Note due 2007 issued to shareholders of StaffBridge, Inc. dated August 14, 2006 (incorporated by reference from Exhibit 4.1 to Form 8-K filed January 7, 2008).

4.7.2	Amendment to Note payable to the shareholders of StaffBridge, Inc. dated December 31, 2007 (incorporated by reference from Exhibit 4.1 to Form 8-K filed January 7, 2008).

4.8	Form of 7% Subordinated Promissory Note due 2008 issued to ALS, LLC. (incorporated by reference from Exhibit 4.9 to Form 10-Q filed May 21, 2007).

4.9
Registration Rights Agreement dated as of February 23, 2007 by and between ClearPoint Business Resources, Inc. and ALS, LLC (incorporated by reference from Exhibit 4.1 to Form 8-K filed February 28, 2007).

4.10.1	6% Subordinated Note due 2008 issued to Blue Lake Rancheria (incorporated by reference from Exhibit 10.1 to Form 8-K/A filed May 14, 2007).

4.10.2	10% Amended and Restated Promissory Note issued to Blue Lake Rancheria, dated April 14, 2008 (incorporated by reference from Exhibit 10.19 to Form 10-Q filed May 20, 2008).

4.11.1	12% Second Amended and Restated Promissory Note due 2009 issued to Alyson P. Drew, dated March 31, 2008 (incorporated by reference from Exhibit 10.11 to Form 10-Q filed May 20, 2008).

4.11.2	Warrant issued to Alyson P. Drew, dated March 31, 2008 (incorporated by reference from Exhibit 4.1 to Form 10-Q filed May 20, 2008).

4.11.3	Form of Warrant issued to Alyson P. Drew dated June 20, 2008 (incorporated by reference from Exhibit 4.7 to Form 8-K/A filed July 7, 2008).

4.12.1	12% Second Amended and Restated Promissory Note due 2009 issued to B&N Associates, LLC, dated March 31, 2008 (incorporated by reference from Exhibit 10.12 to Form 10-Q filed May 20, 2008).

4.12.2	Warrant issued to B&N Associates, LLC, dated March 31, 2008 (incorporated by reference from Exhibit 4.2 to Form 10-Q filed May 20, 2008).

4.12.3	Form of Warrant issued to B&N Associates, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.8 to Form 8-K/A filed July 7, 2008).

4.13.1	12% Second Amended and Restated Promissory Note due 2009 issued to Fergco Bros Partnership, dated March 31, 2008 (incorporated by reference from Exhibit 10.13 to Form 10-Q filed May 20, 2008).

4.13.2	Warrant issued to Fergco Bros Partnership, dated March 31, 2008 (incorporated by reference from Exhibit 4.3 to Form 10-Q filed May 20, 2008).

4.13.3	Form of Warrant issued to Fergco Bros Partnership dated June 20, 2008 (incorporated by reference from Exhibit 4.9 to Form 8-K/A filed July 7, 2008).

4.14.1	12% Second Amended and Restated Promissory Note due 2009 issued to Matthew Kingfield, dated March 31, 2008 (incorporated by reference from Exhibit 10.14 to Form 10-Q filed May 20, 2008).

4.14.2	Warrant issued to Matthew Kingfield, dated March 31, 2008 (incorporated by reference from Exhibit 4.4 to Form 10-Q filed May 20, 2008).

4.14.3	Form of Warrant issued to Matthew Kingfield dated June 20, 2008 (incorporated by reference from Exhibit 4.10 to Form 8-K/A filed July 7, 2008).

4.15
Form of Third Amended and Restated Promissory Note dated September 8, 2009 issued to each of Alyson P. Drew, B&N Associates, LLC, Fergco Bros, LLC and Matthew Kingfield (incorporated by reference from Exhibit 4.1 to Form 8-K filed September 17, 2009).

4.16.1	Form of Demand Promissory Note issued to Michael Traina dated June 6, 2008 (incorporated by reference from Exhibit 4.1 to Form 8-K/A filed July 7, 2008).

4.16.2	Form of 8% Amended and Restated Demand Promissory Note issued to Michael Traina dated June 26, 2008 (incorporated by reference from Exhibit 4.13 to Form 8-K/A filed July 7, 2008).

4.17.1	Form of Demand Promissory Note issued to Parker Drew dated June 6, 2008 (incorporated by reference from Exhibit 4.2 to Form 8-K/A filed July 7, 2008).

4.17.2	Form of 8% Amended and Restated Demand Promissory Note issued to Parker Drew dated June 26, 2008 (incorporated by reference from Exhibit 4.14 to Form 8-K/A filed July 7, 2008).

4.18.1	Form of Demand Promissory Note issued to TerraNova Partners, L.P. dated June 6, 2008 (incorporated by reference from Exhibit 4.3 to Form 8-K/A filed July 7, 2008).

4.18.2	Form of 8% Amended and Restated Demand Promissory Note issued to Terra Nova Partners, L.P. dated June 26, 2008 (incorporated by reference from Exhibit 4.15 to Form 8-K/A filed July 7, 2008).

4.19.1	Form of Warrant issued to ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.4 to Form 8-K/A filed July 7, 2008).

4.19.2	Form of Amended and Restated Warrant issued to ComVest Capital, LLC, dated August 14, 2009 (incorporated by reference from Exhibit 4.2 to Form 8-K filed August 20, 2009).

4.20.1
Form of Warrant issued to Manufacturers and Traders Trust Company to purchase 1,200,000 shares of common stock dated June 20, 2008 (incorporated by reference from Exhibit 4.5 to Form 8-K/A filed July 7, 2008).

4.20.2
Form of Warrant issued to Manufacturers and Traders Trust Company to purchase 300,000 shares of common stock dated June 20, 2008 (incorporated by reference from Exhibit 4.6 to Form 8-K/A filed July 7, 2008).

4.21	Registration Rights Agreement by ClearPoint Business Resources for the benefit of ComVest and M&T dated June 20, 2008 (incorporated by reference from Exhibit 4.16 to Form 8-K/A filed July 7, 2008).

4.22.1	Form of Warrant issued to XRoads Solutions Group, LLC dated May 13, 2009 (incorporated by reference from Exhibit 4.1 to Form 10-Q filed May 20, 2009).

4.22.2	Form of Warrant issued to XRoads Solutions Group, LLC dated May 14, 2009 (incorporated by reference from Exhibit 4.2 to Form 10-Q filed August 19, 2009).

5.1	Opinion of Blank Rome LLP.

10.1	New Staff, Inc. Asset Sale and Purchase Agreement with Allied Contract Services, LLC dated June 18, 2004 (incorporated by reference from Exhibit 10.13 to Form 8-K filed February 12, 2007).

10.2
Quantum Resources Corporation Stock Purchase Agreement with Mercer Staffing, Inc. and Aramark Services, Inc. dated July 29, 2005 (incorporated by reference from Exhibit 10.10 to Form 8-K filed February 12, 2007).

10.3	Form of Voting Agreement (incorporated by reference from Annex D of the Definitive Proxy Statement filed January 22, 2007).

10.4	Form of Escrow Agreement (incorporated by reference from Annex E of the Definitive Proxy Statement filed January 22, 2007).

10.5
Purchase Agreement, effective as of December 31, 2007, by and among ClearPoint Business Resources, Inc., Mercer Ventures, Inc. and TradeShow Products Inc. (incorporated by reference from Exhibit 10.2 to Form 8-K filed January 7, 2008).

10.6
Purchase Agreement by and among ClearPoint Resources, Inc., ClearPoint HRO, LLC and AMS Outsourcing, Inc., effective as of February 7, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed February 13, 2008).

10.7.1	Asset Purchase Agreement by and between ClearPoint Resources, Inc. and StaffChex, Inc., dated as of February 28, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 5, 2008).

10.7.2
iLabor Network Supplier Agreement among ClearPoint Resources, Inc., StaffChex, Inc. and StaffChex Servicing, LLC dated February 28, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K filed March 20, 2009).

10.7.3
Amendment No. 1 to iLabor Network Supplier Agreement among ClearPoint Resources, Inc., StaffChex, Inc. and StaffChex Servicing, LLC dated March 16, 2009 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 20, 2009).

10.8*	Form of Michael D. Traina Employment Agreement (incorporated by reference from Annex H of the Definitive Proxy Statement filed January 22, 2007).

10.9.1*	Form of Christopher Ferguson Employment Agreement (incorporated by reference from Annex I of the Definitive Proxy Statement filed January 22, 2007).

10.9.2*
Separation of Employment Agreement and General Release between Christopher Ferguson and ClearPoint Business Resources, Inc., dated February 28, 2008 (incorporated by reference from Exhibit 10.8 to Form 10-Q filed May 20, 2008).

10.9.3	Consulting Agreement by and between ClearPoint Resources, Inc. and Chris Ferguson, dated April 18, 2008 (incorporated by reference from Exhibit 10.22 to Form 10-Q filed May 20, 2008).

10.10.1*	Kurt Braun Employment Agreement dated April 4, 2005 (incorporated by reference from Exhibit 10.8 to Form 8-K filed February 12, 2007).

10.10.2*
Separation of Employment Agreement and General Release among ClearPoint Business Resources, Inc. and Kurt Braun dated June 20, 2008 (incorporated by reference from Exhibit 10.13 to Form 8-K/A filed July 7, 2008).

10.11*	Todd Warner Employment Agreement dated February 16, 2005 (incorporated by reference from Exhibit 10.9 to Form 8-K filed February 12, 2007).

10.12*	Employment Agreement among ClearPoint Business Resources, Inc. and John G. Phillips dated June 20, 2008 (incorporated by reference from Exhibit 10.12 to Form 8-K/A filed July 7, 2008).

10.13*	Director Compensation (incorporated by reference from Exhibit 10.8 to Form 10-Q filed May 21, 2007).

10.14.1*	2006 Long-Term Incentive Plan (incorporated by reference from Annex C of the Definitive Proxy Statement filed January 22, 2007).

10.14.2*
Form of Non-qualified Stock Option Agreement under ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Registration Statement on Form S-8 (File No. 333-144209) filed on June 29, 2007).

10.15.1
Credit Agreement dated as of February 23, 2007 among ClearPoint Business Resources, Inc., the several banks and other financial institutions from time to time parties thereto and Manufacturers and Traders Trust Company (incorporated by reference from Exhibit 10.1 to Form 8-K filed February 28, 2007).

10.15.2
First Amendment to Credit Agreement dated July 13, 2007, by and between ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company (incorporated by reference from Exhibit 10.3 to Form 10-Q filed November 13, 2007).

10.15.3
Joinder and Assumption Agreement, dated as of December 31, 2007 among Emgate Solutions Group, LLC, ClearPoint WorkForce, LLC, ASG, LLC, ClearPoint HRO, LLC, ClearPoint HR, LLC, ASG, LLC, and Mercer Ventures, Inc., in favor of Manufacturers and Traders Trust Company, as Administrative Agent for the lenders and financial institutions from time to time parties to a certain Credit Agreement (incorporated by reference from Exhibit 10.1 to Form 8-K filed January 7, 2008).

10.15.4
Second Amendment to Credit Agreement among ClearPoint Business Resources, Inc., several banks and other financial institutions parties to the Credit Agreement and Manufacturers and Traders Trust Company, dated as of March 21, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 28, 2008).

10.15.5
Amended and Restated Term Note, dated July 13, 2007, payable to Manufacturers and Traders Trust Company in the original principal amount of $5,000,000 (incorporated by reference from Exhibit 4.1 to Form 10-Q filed November 13, 2007).

10.15.6
Waiver among ClearPoint Business Resources, Inc., the several banks and other financial institutions parties to the Credit Agreement dated as of February 23, 2007 (collectively, the “Lenders”) and Manufacturers and Traders Trust Company, as Administrative Agent for the Lenders, dated April 14, 2008 (incorporated by reference from Exhibit 10.21 to Form 10-Q filed May 20, 2008).

10.15.7
Loan Modification and Restructure Agreement among ClearPoint Business Resources, Inc., its subsidiaries listed on the signature page thereto, and Manufacturers and Traders Trust Company dated June 20, 2008 (incorporated by reference from Exhibit 10.8 to Form 8-K/A filed July 7, 2008).

10.15.8
Subordination and Intercreditor Agreement by and between ComVest Capital, LLC and Manufacturers and Traders Trust Company dated June 20, 2008 (incorporated by reference from Exhibit 10.7 to Form 8-K/A filed July 7, 2008).

10.16.1
Waiver and Consent by and among ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company dated November 12, 2008 (incorporated by reference from Exhibit 10.4 to Form 10-Q filed November 14, 2008).

10.16.2
Waiver and Consent by and among ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company dated December 19, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K/A filed December 22, 2008).

10.17	6% Promissory Note due 2009 issued to Chris Ferguson, dated February 22, 2008 (incorporated by reference from Exhibit 10.2 to Form 10-Q filed May 20, 2008).

10.18	6% Promissory Note due 2009 issued to Michael Traina, dated February 22, 2008 (incorporated by reference from Exhibit 10.3 to Form 10-Q filed May 20, 2008).

10.19	Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to Alyson P. Drew, dated June 25, 2008 (incorporated by reference from Exhibit 10.14 to Form 8-K/A filed July 7, 2008).

10.20
Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to Fergco Bros Partnership, dated June 25, 2008 (incorporated by reference from Exhibit 10.15 to Form 8-K/A filed July 7, 2008).

10.21
Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to B&N Associates, LLC, dated June 25, 2008 (incorporated by reference from Exhibit 10.16 to Form 8-K/A filed July 7, 2008).

10.22	Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to Matthew Kingfield, dated June 25, 2008 (incorporated by reference from Exhibit 10.17 to Form 8-K/A filed July 7, 2008).

10.23
Subordination Agreement by and among ComVest Capital, LLC; B&N Associates, LLC; Alyson P. Drew; Fergco Bros Partnership; Matthew Kingfield; and ClearPoint Business Resources, Inc. dated June 20, 2008 (incorporated by reference from Exhibit 10.6 to Form 8-K/A filed July 7, 2008).

10.24.1
Revolving Credit and Term Loan Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc. dated as of June 20, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K/A filed July 7, 2008).

10.24.2	Form of Term Note issued to ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.12 to Form 8-K/A filed July 7, 2008).

10.24.3
Amendment No. 1 dated January 29, 2009 to Term Note dated June 20, 2008 issued by ClearPoint Business Resources, Inc. to ComVest Capital, LLC (incorporated by reference from Exhibit 10.3 to Form 8-K filed February 4, 2009).

10.24.4	Form of Revolving Credit Note issued to ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.11 to Form 8-K/A filed July 7, 2008).

10.24.5	Form of Amended and Restated Revolving Credit Note issued to ComVest Capital, LLC, dated August 14, 2009 (incorporated by reference from Exhibit 4.1 to Form 8-K filed August 20, 2009).

10.24.6
Amended and Restated Revolving Credit Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc., dated as of August 14, 2009 (incorporated by reference from Exhibit 10.1 to Form 8-K filed August 20, 2009).

10.25
Collateral Agreement by and among ClearPoint Business Resources, Inc., those subsidiaries set forth on the signature page and ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 10.3 to Form 8-K/A filed July 7, 2008).

10.26.1
Guaranty Agreement in favor of ComVest Capital, LLC made by each of the entities set forth on the signature page, dated June 20, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K/A filed July 7, 2008).

10.26.2	Reaffirmation of Guaranty made by each of the entities set forth therein, dated as of August 14, 2009 (incorporated by reference from Exhibit 10.4 to Form 8-K filed August 20, 2009).

10.27.1
Validity Guaranty by and among ComVest Capital, LLC, ClearPoint Business Resources, Inc. and Michael D. Traina dated June 20, 2008 (incorporated by reference from Exhibit 10.4 to Form 8-K/A filed July 7, 2008).

10.27.2
Validity Guaranty by and among ComVest Capital, LLC, ClearPoint Business Resources, Inc. and John Phillips dated June 20, 2008 (incorporated by reference from Exhibit 10.5 to Form 8-K/A filed July 7, 2008).

10.27.3	Reaffirmation of Validity Guaranties made by Michael D. Traina and John Phillips, dated as of August 14, 2009 (incorporated by reference from Exhibit 10.3 to Form 8-K filed August 20, 2009).

10.28	Voting Agreement and Irrevocable Proxy among Michael Traina, Christopher Ferguson and Vahan Kololian dated June 20, 2008 (incorporated by reference from Exhibit 10.9 to Form 8-K/A filed July 7, 2008).

10.29.1	Waiver and Consent by and among ClearPoint Business Resources, Inc. and ComVest Capital, LLC dated November 7, 2008. (incorporated by reference from Exhibit 10.3 to Form 10-Q filed November 14, 2008).

10.29.2
Waiver and Consent by and among ClearPoint Business Resources, Inc. and ComVest Capital, LLC dated December 19, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K/A filed December 22, 2008).

10.29.3	Waiver Letter dated May 13, 2009 issued by ComVest Capital, LLC (incorporated by reference from Exhibit 10.4 to Form 10-Q filed May 20, 2009).

10.29.4	Waiver Letter dated May 19, 2009 issued by ComVest Capital, LLC (incorporated by reference from Exhibit 10.5 to Form 10-Q filed May 20, 2009).

10.29.5	Waiver Letter, dated August 14, 2009, of ComVest Capital, LLC (incorporated by reference from Exhibit 10.2 to Form 8-K filed August 20, 2009).

10.30	Letter Agreement among ClearPoint Business Resources, Inc., ALS, LLC and its subsidiaries dated June 20, 2008 (incorporated by reference from Exhibit 10.10 to Form 8-K/A filed July 7, 2008).

10.31
Subordination Agreement issued by ALS to ComVest Capital, LLC, ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company dated June 20, 2008 (incorporated by reference from Exhibit 10.11 to Form 8-K/A filed July 7, 2008).

10.32.1	Form of Debt Extension Agreement with the former shareholders of StaffBridge, Inc. dated June 30, 2008 (incorporated by reference from Exhibit 10.26 to Form 10-Q filed August 14, 2008).

10.32.2	Debt Extension Agreement with the former shareholders of StaffBridge, Inc. dated December 31, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed February 4, 2009).

10.32.3	Debt Extension Agreement Amendment with the former shareholders of StaffBridge, Inc. dated September 3, 2009 (incorporated by reference from Exhibit 10.1 to Form 8-K filed September 17, 2009).

10.33
Form of Subordination Agreement issued by the former shareholders of StaffBridge, Inc. to ComVest Capital, LLC and ClearPoint Resources, Inc. dated June 30, 2008 (incorporated by reference from Exhibit 10.27 to Form 10-Q filed August 14, 2008).

10.34
Office Space Lease for New Britain Corporate Center by and between New Britain Land Limited Partnership (as Landlord) and Mercer Staffing, Inc. (as Tenant) dated April 14, 2005 (incorporated by reference from Exhibit 10.35 to the Registration Statement on Form S-1 (File No. 333-156450) filed December 24, 2008).

10.35.1	Form of Advisory Services Agreement with TerraNova Management Corp. (incorporated by reference from Exhibit 10.7 to Form 8-K filed on August 15, 2006).

10.35.2
Advisory Services Agreement by and between ClearPoint Business Resources, Inc. and TerraNova Management Corp. dated June 26, 2008 (incorporated by reference from Exhibit 10.18 to Form 8-K/A filed July 7, 2008).

10.36.1
Franchise Agreement, dated August 13, 2007, by and between ClearPoint Business Resources, Inc. and TZG Enterprises, LLC (incorporated by reference from Exhibit 10.1 to Form 10-Q filed November 13, 2007).

10.36.2
Termination Agreement by and between ClearPoint Business Resources, Inc. and TZG Enterprises, LLC, dated February 28, 2008 (incorporated by reference from Exhibit 10.3 to Form 8-K filed March 5, 2008).

10.37.1	Franchise Agreement, dated August 30, 2007, by and between ClearPoint Business Resources, Inc. and KOR Capital, LLC (incorporated by reference from Exhibit 10.2 to Form 10-Q filed November 13, 2007).

10.37.2	Termination Agreement by and between ClearPoint Business Resources, Inc. and KOR Capital, LLC, dated March 5, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 11, 2008).

10.38.1
Licensing Agreement by and between ClearPoint Resources, Inc., ClearPoint Workforce, LLC and Optos Capital, LLC, dated February 28, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K filed March 5, 2008).

10.38.2
Assignment and Assumption Agreement and Bill of Sale by and between Optos Capital, LLC and ClearPoint Resources, Inc., dated February 28, 2008 (incorporated by reference from Exhibit 10.7 to Form 10-Q filed May 20, 2008).

10.38.3	Termination Agreement by and between ClearPoint Resources, Inc. and Optos Capital, LLC, dated April 8, 2008 (incorporated by reference from Exhibit 10.16 to Form 10-Q filed May 20, 2008).

10.39.1	Agreement by and between ClearPoint Resources, Inc. and Blue Lake Rancheria dated March 31, 2008 (incorporated by reference from Exhibit 10.15 to Form 10-Q filed May 20, 2008).

10.39.2
Escrow Agreement by and among ClearPoint Business Resources, Inc., ClearPoint Resources, Inc., Blue Lake Rancheria and Archer & Archer, P.C., dated April 14, 2008 (incorporated by reference from Exhibit 10.20 to Form 10-Q filed May 20, 2008).

10.40.1**
License Agreement by and between Koosharem Corp. d/b/a Select Staffing and ClearPoint Resources, Inc., dated April 8, 2008 (incorporated by reference from Exhibit 10.17 to Form 10-Q filed May 20, 2008).

10.40.2
Temporary Help Services Subcontract by and between ClearPoint Resources, Inc. and Koosharem Corp., d/b/a Select Staffing, dated April 8, 2008 (incorporated by reference from Exhibit 10.18 to Form 10-Q filed May 20, 2008).

10.40.3
Settlement Agreement and Release dated August 22, 2008 by and between Koosharem Corp. d/b/a Select Staffing; Real Time Staffing Services, Inc. d/b/a Select Staffing; and ClearPoint Resources, Inc.  (incorporated by reference from Exhibit 10.1 to Form 10-Q filed November 14, 2008).

10.40.4
First Amendment to Temporary Help Services Subcontract dated August 22, 2008 by and between Koosharem Corp. d/b/a Select Staffing and ClearPoint Resources, Inc.  (incorporated by reference from Exhibit 10.2 to Form 10-Q filed November 14, 2008).

10.41.1	Letter Agreement dated January 13, 2009 among ClearPoint Business Resources, Inc. and XRoads Solutions Group, LLC (incorporated by reference from Exhibit 10.2 to Form 8-K filed February 4, 2009).

10.41.2
Amendment No. 1 dated May 18, 2009 to Letter Agreement among ClearPoint Business Resources, Inc. and XRoads Solutions Group, LLC (incorporated by reference from Exhibit 10.2 to Form 10-Q filed May 20, 2009).

10.42
Settlement Agreement & Release of Claims dated September 17, 2009 by and between Alliance Global Services, LLC, as successor to Alliance Consulting Group Associates, Inc., and ClearPoint Resources, Inc. (incorporated by reference from Exhibit 10.1 to Form 8-K filed September 23, 2009).

11.1	Statement Regarding Computation of Per Share Earnings (incorporated by reference to Note 17 to the Notes to the Consolidated Financial Statements).

21.1	List of Subsidiaries.

23.1	Consent of Lazar Levine & Felix LLP.

23.2	Consent of Parente Randolph LLP.

23.3	Consent of Blank Rome LLP (included in Exhibit 5.1)
24.1	Power of attorney (included on the signature page to this registration statement).

*	Management contract or compensatory plan or arrangement.
**	Confidential treatment granted for certain portions of this Exhibit, which portions are omitted and filed separately with the SEC.

(b)	Financial Statement Schedules

CLEARPOINT BUSINESS RESOURCES, INC.
SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS
Description	Balance at Beginning of Period	Additions	Deductions	Balance at End of Period
Year ended December 31, 2007 Allowance for doubtful accounts	$405	$2,774	$0	$3,179

ITEM 17.             UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

b.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chalfont, Commonwealth of Pennsylvania, on this 23rd day of September, 2009.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael D. Traina
	Name:	Michael D. Traina
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 23, 2009.  Each person below hereby constitutes and appoints each of Michael D. Traina or John G. Phillips, such person’s true and lawful attorney and agent, to do any and all acts and execute any and all instruments for such person and in such person’s name in the capacity indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable ClearPoint Business Resources, Inc. to comply with the Securities Act of 1933, and any SEC rules, regulations and requirements, in connection with this registration statement, including specifically, but without limitation, power and authority to sign amendments (including post-effective amendments) and any related registration statement, or amendment thereto, filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.

Signature	Title

/s/ Michael D. Traina	Chief Executive Officer and Chairman of the Board of
Michael D. Traina	Directors (principal executive officer)

/s/ John G. Phillips	Chief Financial Officer and Treasurer (principal financial
John G. Phillips	and accounting officer)

*	Lead Director
Vahan Kololian

*	Director
Brendan Calder

/s/ Dennis Cook	Director
Dennis Cook

*	Director
Michael Perrucci

*	Director
Parker Drew

*	Director
Harry Glasspiegel

*	By:	/s/ Michael D. Traina
Michael D. Traina
Attorney-in-fact

S-1

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated August 9, 2006, by and among Terra Nova Acquisition Corporation, CPBR Acquisition, Inc., ClearPoint Business Resources, Inc. and the stockholders of ClearPoint Business Resources, Inc. (incorporated by reference from Annex A to the Definitive Proxy Statement filed January 22, 2007).

2.2.1
Asset Sale and Purchase Agreement dated as of February 23, 2007, by and among ALS, LLC, Advantage Services Group II, LLC, ALSC, LLC, ALSC II, LLC, ALSC III, LLC, ALSC IV, LLC, ASG, LLC, Joseph Raymond, Michael J. O’Donnell, Kevin O’Donnell, Michael W. O’Donnell and ClearPoint Business Resources, Inc. (incorporated by reference from Exhibit 2.1 to Form 8-K filed February 28, 2007).

2.2.2
Agreement to Reform Asset Purchase Agreement effective as of February 23, 2007 by and among ALS, LLC, Advantage Services Group II, LLC, ALSC, LLC, ALSC II, LLC, ALSC III, LLC, ALSC IV, LLC, ASG, LLC, Joseph Raymond, Michael J. O’Donnell, Kevin O’Donnell, Michael W. O’Donnell and ClearPoint Business Resources, Inc. (incorporated by reference from Exhibit 2.1 to Form 10-Q filed November 14, 2008).

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Annex B of the Definitive Proxy Statement filed January 22, 2007).

3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to Form 8-K filed January 7, 2008).

4.1	Specimen Common Stock Certificate (incorporated by reference from Exhibit 4.2 to Form 8-K filed February 12, 2007).

4.2.1	Form of Warrant Agreement (incorporated by reference from Exhibit 4.5 to the Registration Statement on Form S-1 (File No. 333-122439) filed January 31, 2005).

4.2.2
Warrant Clarification Agreement between Continental Stock Transfer and Trust Company and Terra Nova Acquisition Corporation (incorporated by reference from Exhibit 4.1 to Form 8-K filed on September 12, 2006).

4.2.3	Specimen Warrant Certificate (incorporated by reference from Exhibit 4.3 to Form 8-K filed February 12, 2007).

4.3.1	Form of Unit Purchase Option (incorporated by reference from Exhibit 4.4 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-122439) filed April 4, 2005).

4.3.2	Amendment to Unit Purchase Options between Terra Nova Acquisition Corporation and the holders thereof (incorporated by reference from Exhibit 4.2 to Form 8-K filed on September 12, 2006).

4.3.3	Specimen Unit Certificate (incorporated by reference from Exhibit 4.1 to Form 8-K filed February 12, 2007).

4.4
Form of Registration Rights Agreement among Terra Nova Acquisition Corporation and the undersigned parties listed under the signature page (incorporated by reference from Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-122439) filed January 31, 2005).

4.5
ClearPoint Business Resources, Inc. 9% Subordinated Note Due 2008, dated March 1, 2005, in the original principal amount of $250,000 to Optos Capital, LLC, a Pennsylvania limited liability company that is wholly-owned by Christopher B. Ferguson (incorporated by reference from Exhibit 10.12 to Form 8-K filed February 12, 2007).

4.6	Form of ClearPoint Business Resources, Inc. 12% Subordinated Note Due 2008, dated March 1, 2005 (incorporated by reference from Exhibit 10.11 to Form 8-K filed February 12, 2007).

4.7.1	6% Note due 2007 issued to shareholders of StaffBridge, Inc. dated August 14, 2006 (incorporated by reference from Exhibit 4.1 to Form 8-K filed January 7, 2008).

4.7.2	Amendment to Note payable to the shareholders of StaffBridge, Inc. dated December 31, 2007 (incorporated by reference from Exhibit 4.1 to Form 8-K filed January 7, 2008).

4.8	Form of 7% Subordinated Promissory Note due 2008 issued to ALS, LLC. (incorporated by reference from Exhibit 4.9 to Form 10-Q filed May 21, 2007).

4.9
Registration Rights Agreement dated as of February 23, 2007 by and between ClearPoint Business Resources, Inc. and ALS, LLC (incorporated by reference from Exhibit 4.1 to Form 8-K filed February 28, 2007).

4.10.1	6% Subordinated Note due 2008 issued to Blue Lake Rancheria (incorporated by reference from Exhibit 10.1 to Form 8-K/A filed May 14, 2007).

4.10.2	10% Amended and Restated Promissory Note issued to Blue Lake Rancheria, dated April 14, 2008 (incorporated by reference from Exhibit 10.19 to Form 10-Q filed May 20, 2008).

4.11.1	12% Second Amended and Restated Promissory Note due 2009 issued to Alyson P. Drew, dated March 31, 2008 (incorporated by reference from Exhibit 10.11 to Form 10-Q filed May 20, 2008).

4.11.2	Warrant issued to Alyson P. Drew, dated March 31, 2008 (incorporated by reference from Exhibit 4.1 to Form 10-Q filed May 20, 2008).

4.11.3	Form of Warrant issued to Alyson P. Drew dated June 20, 2008 (incorporated by reference from Exhibit 4.7 to Form 8-K/A filed July 7, 2008).

4.12.1	12% Second Amended and Restated Promissory Note due 2009 issued to B&N Associates, LLC, dated March 31, 2008 (incorporated by reference from Exhibit 10.12 to Form 10-Q filed May 20, 2008).

4.12.2	Warrant issued to B&N Associates, LLC, dated March 31, 2008 (incorporated by reference from Exhibit 4.2 to Form 10-Q filed May 20, 2008).

4.12.3	Form of Warrant issued to B&N Associates, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.8 to Form 8-K/A filed July 7, 2008).

4.13.1	12% Second Amended and Restated Promissory Note due 2009 issued to Fergco Bros Partnership, dated March 31, 2008 (incorporated by reference from Exhibit 10.13 to Form 10-Q filed May 20, 2008).

4.13.2	Warrant issued to Fergco Bros Partnership, dated March 31, 2008 (incorporated by reference from Exhibit 4.3 to Form 10-Q filed May 20, 2008).

4.13.3	Form of Warrant issued to Fergco Bros Partnership dated June 20, 2008 (incorporated by reference from Exhibit 4.9 to Form 8-K/A filed July 7, 2008).

4.14.1	12% Second Amended and Restated Promissory Note due 2009 issued to Matthew Kingfield, dated March 31, 2008 (incorporated by reference from Exhibit 10.14 to Form 10-Q filed May 20, 2008).

4.14.2	Warrant issued to Matthew Kingfield, dated March 31, 2008 (incorporated by reference from Exhibit 4.4 to Form 10-Q filed May 20, 2008).

4.14.3	Form of Warrant issued to Matthew Kingfield dated June 20, 2008 (incorporated by reference from Exhibit 4.10 to Form 8-K/A filed July 7, 2008).

4.15
Form of Third Amended and Restated Promissory Note dated September 8, 2009 issued to each of Alyson P. Drew, B&N Associates, LLC, Fergco Bros, LLC and Matthew Kingfield (incorporated by reference from Exhibit 4.1 to Form 8-K filed September 17, 2009).

4.16.1	Form of Demand Promissory Note issued to Michael Traina dated June 6, 2008 (incorporated by reference from Exhibit 4.1 to Form 8-K/A filed July 7, 2008).

4.16.2	Form of 8% Amended and Restated Demand Promissory Note issued to Michael Traina dated June 26, 2008 (incorporated by reference from Exhibit 4.13 to Form 8-K/A filed July 7, 2008).

4.17.1	Form of Demand Promissory Note issued to Parker Drew dated June 6, 2008 (incorporated by reference from Exhibit 4.2 to Form 8-K/A filed July 7, 2008).

4.17.2	Form of 8% Amended and Restated Demand Promissory Note issued to Parker Drew dated June 26, 2008 (incorporated by reference from Exhibit 4.14 to Form 8-K/A filed July 7, 2008).

4.18.1	Form of Demand Promissory Note issued to TerraNova Partners, L.P. dated June 6, 2008 (incorporated by reference from Exhibit 4.3 to Form 8-K/A filed July 7, 2008).

4.18.2	Form of 8% Amended and Restated Demand Promissory Note issued to Terra Nova Partners, L.P. dated June 26, 2008 (incorporated by reference from Exhibit 4.15 to Form 8-K/A filed July 7, 2008).

4.19.1	Form of Warrant issued to ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.4 to Form 8-K/A filed July 7, 2008).

4.19.2	Form of Amended and Restated Warrant issued to ComVest Capital, LLC, dated August 14, 2009 (incorporated by reference from Exhibit 4.2 to Form 8-K filed August 20, 2009).

4.20.1
Form of Warrant issued to Manufacturers and Traders Trust Company to purchase 1,200,000 shares of common stock dated June 20, 2008 (incorporated by reference from Exhibit 4.5 to Form 8-K/A filed July 7, 2008).

4.20.2
Form of Warrant issued to Manufacturers and Traders Trust Company to purchase 300,000 shares of common stock dated June 20, 2008 (incorporated by reference from Exhibit 4.6 to Form 8-K/A filed July 7, 2008).

4.21	Registration Rights Agreement by ClearPoint Business Resources for the benefit of ComVest and M&T dated June 20, 2008 (incorporated by reference from Exhibit 4.16 to Form 8-K/A filed July 7, 2008).

4.22.1	Form of Warrant issued to XRoads Solutions Group, LLC dated May 13, 2009 (incorporated by reference from Exhibit 4.1 to Form 10-Q filed May 20, 2009).

4.22.2	Form of Warrant issued to XRoads Solutions Group, LLC dated May 14, 2009 (incorporated by reference from Exhibit 4.2 to Form 10-Q filed August 19, 2009).

5.1	Opinion of Blank Rome LLP.

10.1	New Staff, Inc. Asset Sale and Purchase Agreement with Allied Contract Services, LLC dated June 18, 2004 (incorporated by reference from Exhibit 10.13 to Form 8-K filed February 12, 2007).

10.2
Quantum Resources Corporation Stock Purchase Agreement with Mercer Staffing, Inc. and Aramark Services, Inc. dated July 29, 2005 (incorporated by reference from Exhibit 10.10 to Form 8-K filed February 12, 2007).

10.3	Form of Voting Agreement (incorporated by reference from Annex D of the Definitive Proxy Statement filed January 22, 2007).

10.4	Form of Escrow Agreement (incorporated by reference from Annex E of the Definitive Proxy Statement filed January 22, 2007).

10.5
Purchase Agreement, effective as of December 31, 2007, by and among ClearPoint Business Resources, Inc., Mercer Ventures, Inc. and TradeShow Products Inc. (incorporated by reference from Exhibit 10.2 to Form 8-K filed January 7, 2008).

10.6
Purchase Agreement by and among ClearPoint Resources, Inc., ClearPoint HRO, LLC and AMS Outsourcing, Inc., effective as of February 7, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed February 13, 2008).

10.7.1	Asset Purchase Agreement by and between ClearPoint Resources, Inc. and StaffChex, Inc., dated as of February 28, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 5, 2008).

10.7.2
iLabor Network Supplier Agreement among ClearPoint Resources, Inc., StaffChex, Inc. and StaffChex Servicing, LLC dated February 28, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K filed March 20, 2009).

10.7.3
Amendment No. 1 to iLabor Network Supplier Agreement among ClearPoint Resources, Inc., StaffChex, Inc. and StaffChex Servicing, LLC dated March 16, 2009 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 20, 2009).

10.8*	Form of Michael D. Traina Employment Agreement (incorporated by reference from Annex H of the Definitive Proxy Statement filed January 22, 2007).

10.9.1*	Form of Christopher Ferguson Employment Agreement (incorporated by reference from Annex I of the Definitive Proxy Statement filed January 22, 2007).

10.9.2*
Separation of Employment Agreement and General Release between Christopher Ferguson and ClearPoint Business Resources, Inc., dated February 28, 2008 (incorporated by reference from Exhibit 10.8 to Form 10-Q filed May 20, 2008).

10.9.3	Consulting Agreement by and between ClearPoint Resources, Inc. and Chris Ferguson, dated April 18, 2008 (incorporated by reference from Exhibit 10.22 to Form 10-Q filed May 20, 2008).

10.10.1*	Kurt Braun Employment Agreement dated April 4, 2005 (incorporated by reference from Exhibit 10.8 to Form 8-K filed February 12, 2007).

10.10.2*
Separation of Employment Agreement and General Release among ClearPoint Business Resources, Inc. and Kurt Braun dated June 20, 2008 (incorporated by reference from Exhibit 10.13 to Form 8-K/A filed July 7, 2008).

10.11*	Todd Warner Employment Agreement dated February 16, 2005 (incorporated by reference from Exhibit 10.9 to Form 8-K filed February 12, 2007).

10.12*	Employment Agreement among ClearPoint Business Resources, Inc. and John G. Phillips dated June 20, 2008 (incorporated by reference from Exhibit 10.12 to Form 8-K/A filed July 7, 2008).

10.13*	Director Compensation (incorporated by reference from Exhibit 10.8 to Form 10-Q filed May 21, 2007).

10.14.1*	2006 Long-Term Incentive Plan (incorporated by reference from Annex C of the Definitive Proxy Statement filed January 22, 2007).

10.14.2*
Form of Non-qualified Stock Option Agreement under ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Registration Statement on Form S-8 (File No. 333-144209) filed on June 29, 2007).

10.15.1
Credit Agreement dated as of February 23, 2007 among ClearPoint Business Resources, Inc., the several banks and other financial institutions from time to time parties thereto and Manufacturers and Traders Trust Company (incorporated by reference from Exhibit 10.1 to Form 8-K filed February 28, 2007).

10.15.2
First Amendment to Credit Agreement dated July 13, 2007, by and between ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company (incorporated by reference from Exhibit 10.3 to Form 10-Q filed November 13, 2007).

10.15.3
Joinder and Assumption Agreement, dated as of December 31, 2007 among Emgate Solutions Group, LLC, ClearPoint WorkForce, LLC, ASG, LLC, ClearPoint HRO, LLC, ClearPoint HR, LLC, ASG, LLC, and Mercer Ventures, Inc., in favor of Manufacturers and Traders Trust Company, as Administrative Agent for the lenders and financial institutions from time to time parties to a certain Credit Agreement (incorporated by reference from Exhibit 10.1 to Form 8-K filed January 7, 2008).

10.15.4
Second Amendment to Credit Agreement among ClearPoint Business Resources, Inc., several banks and other financial institutions parties to the Credit Agreement and Manufacturers and Traders Trust Company, dated as of March 21, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 28, 2008).

10.15.5
Amended and Restated Term Note, dated July 13, 2007, payable to Manufacturers and Traders Trust Company in the original principal amount of $5,000,000 (incorporated by reference from Exhibit 4.1 to Form 10-Q filed November 13, 2007).

10.15.6
Waiver among ClearPoint Business Resources, Inc., the several banks and other financial institutions parties to the Credit Agreement dated as of February 23, 2007 (collectively, the “Lenders”) and Manufacturers and Traders Trust Company, as Administrative Agent for the Lenders, dated April 14, 2008 (incorporated by reference from Exhibit 10.21 to Form 10-Q filed May 20, 2008).

10.15.7
Loan Modification and Restructure Agreement among ClearPoint Business Resources, Inc., its subsidiaries listed on the signature page thereto, and Manufacturers and Traders Trust Company dated June 20, 2008 (incorporated by reference from Exhibit 10.8 to Form 8-K/A filed July 7, 2008).

10.15.8
Subordination and Intercreditor Agreement by and between ComVest Capital, LLC and Manufacturers and Traders Trust Company dated June 20, 2008 (incorporated by reference from Exhibit 10.7 to Form 8-K/A filed July 7, 2008).

10.16.1
Waiver and Consent by and among ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company dated November 12, 2008 (incorporated by reference from Exhibit 10.4 to Form 10-Q filed November 14, 2008).

10.16.2
Waiver and Consent by and among ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company dated December 19, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K/A filed December 22, 2008).

10.17	6% Promissory Note due 2009 issued to Chris Ferguson, dated February 22, 2008 (incorporated by reference from Exhibit 10.2 to Form 10-Q filed May 20, 2008).

10.18	6% Promissory Note due 2009 issued to Michael Traina, dated February 22, 2008 (incorporated by reference from Exhibit 10.3 to Form 10-Q filed May 20, 2008).

10.19	Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to Alyson P. Drew, dated June 25, 2008 (incorporated by reference from Exhibit 10.14 to Form 8-K/A filed July 7, 2008).

10.20
Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to Fergco Bros Partnership, dated June 25, 2008 (incorporated by reference from Exhibit 10.15 to Form 8-K/A filed July 7, 2008).

10.21
Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to B&N Associates, LLC, dated June 25, 2008 (incorporated by reference from Exhibit 10.16 to Form 8-K/A filed July 7, 2008).

10.22	Notice of Extension of Maturity Date of 12% Amended and Restated Note issued to Matthew Kingfield, dated June 25, 2008 (incorporated by reference from Exhibit 10.17 to Form 8-K/A filed July 7, 2008).

10.23
Subordination Agreement by and among ComVest Capital, LLC; B&N Associates, LLC; Alyson P. Drew; Fergco Bros Partnership; Matthew Kingfield; and ClearPoint Business Resources, Inc. dated June 20, 2008 (incorporated by reference from Exhibit 10.6 to Form 8-K/A filed July 7, 2008).

10.24.1
Revolving Credit and Term Loan Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc. dated as of June 20, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K/A filed July 7, 2008).

10.24.2	Form of Term Note issued to ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.12 to Form 8-K/A filed July 7, 2008).

10.24.3
Amendment No. 1 dated January 29, 2009 to Term Note dated June 20, 2008 issued by ClearPoint Business Resources, Inc. to ComVest Capital, LLC (incorporated by reference from Exhibit 10.3 to Form 8-K filed February 4, 2009).

10.24.4	Form of Revolving Credit Note issued to ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 4.11 to Form 8-K/A filed July 7, 2008).

10.24.5	Form of Amended and Restated Revolving Credit Note issued to ComVest Capital, LLC, dated August 14, 2009 (incorporated by reference from Exhibit 4.1 to Form 8-K filed August 20, 2009).

10.24.6
Amended and Restated Revolving Credit Agreement by and between ComVest Capital, LLC and ClearPoint Business Resources, Inc., dated as of August 14, 2009 (incorporated by reference from Exhibit 10.1 to Form 8-K filed August 20, 2009).

10.25
Collateral Agreement by and among ClearPoint Business Resources, Inc., those subsidiaries set forth on the signature page and ComVest Capital, LLC dated June 20, 2008 (incorporated by reference from Exhibit 10.3 to Form 8-K/A filed July 7, 2008).

10.26.1
Guaranty Agreement in favor of ComVest Capital, LLC made by each of the entities set forth on the signature page, dated June 20, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K/A filed July 7, 2008).

10.26.2	Reaffirmation of Guaranty made by each of the entities set forth therein, dated as of August 14, 2009 (incorporated by reference from Exhibit 10.4 to Form 8-K filed August 20, 2009).

10.27.1
Validity Guaranty by and among ComVest Capital, LLC, ClearPoint Business Resources, Inc. and Michael D. Traina dated June 20, 2008 (incorporated by reference from Exhibit 10.4 to Form 8-K/A filed July 7, 2008).

10.27.2
Validity Guaranty by and among ComVest Capital, LLC, ClearPoint Business Resources, Inc. and John Phillips dated June 20, 2008 (incorporated by reference from Exhibit 10.5 to Form 8-K/A filed July 7, 2008).

10.27.3	Reaffirmation of Validity Guaranties made by Michael D. Traina and John Phillips, dated as of August 14, 2009 (incorporated by reference from Exhibit 10.3 to Form 8-K filed August 20, 2009).

10.28	Voting Agreement and Irrevocable Proxy among Michael Traina, Christopher Ferguson and Vahan Kololian dated June 20, 2008 (incorporated by reference from Exhibit 10.9 to Form 8-K/A filed July 7, 2008).

10.29.1	Waiver and Consent by and among ClearPoint Business Resources, Inc. and ComVest Capital, LLC dated November 7, 2008. (incorporated by reference from Exhibit 10.3 to Form 10-Q filed November 14, 2008).

10.29.2
Waiver and Consent by and among ClearPoint Business Resources, Inc. and ComVest Capital, LLC dated December 19, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K/A filed December 22, 2008).

10.29.3	Waiver Letter dated May 13, 2009 issued by ComVest Capital, LLC (incorporated by reference from Exhibit 10.4 to Form 10-Q filed May 20, 2009).

10.29.4	Waiver Letter dated May 19, 2009 issued by ComVest Capital, LLC (incorporated by reference from Exhibit 10.5 to Form 10-Q filed May 20, 2009).

10.29.5	Waiver Letter, dated August 14, 2009, of ComVest Capital, LLC (incorporated by reference from Exhibit 10.2 to Form 8-K filed August 20, 2009).

10.30	Letter Agreement among ClearPoint Business Resources, Inc., ALS, LLC and its subsidiaries dated June 20, 2008 (incorporated by reference from Exhibit 10.10 to Form 8-K/A filed July 7, 2008).

10.31
Subordination Agreement issued by ALS to ComVest Capital, LLC, ClearPoint Business Resources, Inc. and Manufacturers and Traders Trust Company dated June 20, 2008 (incorporated by reference from Exhibit 10.11 to Form 8-K/A filed July 7, 2008).

10.32.1	Form of Debt Extension Agreement with the former shareholders of StaffBridge, Inc. dated June 30, 2008 (incorporated by reference from Exhibit 10.26 to Form 10-Q filed August 14, 2008).

10.32.2	Debt Extension Agreement with the former shareholders of StaffBridge, Inc. dated December 31, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed February 4, 2009).

10.32.3	Debt Extension Agreement Amendment with the former shareholders of StaffBridge, Inc. dated September 3, 2009 (incorporated by reference from Exhibit 10.1 to Form 8-K filed September 17, 2009).

10.33
Form of Subordination Agreement issued by the former shareholders of StaffBridge, Inc. to ComVest Capital, LLC and ClearPoint Resources, Inc. dated June 30, 2008 (incorporated by reference from Exhibit 10.27 to Form 10-Q filed August 14, 2008).

10.34
Office Space Lease for New Britain Corporate Center by and between New Britain Land Limited Partnership (as Landlord) and Mercer Staffing, Inc. (as Tenant) dated April 14, 2005 (incorporated by reference from Exhibit 10.35 to the Registration Statement on Form S-1 (File No. 333-156450) filed December 24, 2008).

10.35.1	Form of Advisory Services Agreement with TerraNova Management Corp. (incorporated by reference from Exhibit 10.7 to Form 8-K filed on August 15, 2006).

10.35.2
Advisory Services Agreement by and between ClearPoint Business Resources, Inc. and TerraNova Management Corp. dated June 26, 2008 (incorporated by reference from Exhibit 10.18 to Form 8-K/A filed July 7, 2008).

10.36.1
Franchise Agreement, dated August 13, 2007, by and between ClearPoint Business Resources, Inc. and TZG Enterprises, LLC (incorporated by reference from Exhibit 10.1 to Form 10-Q filed November 13, 2007).

10.36.2
Termination Agreement by and between ClearPoint Business Resources, Inc. and TZG Enterprises, LLC, dated February 28, 2008 (incorporated by reference from Exhibit 10.3 to Form 8-K filed March 5, 2008).

10.37.1	Franchise Agreement, dated August 30, 2007, by and between ClearPoint Business Resources, Inc. and KOR Capital, LLC (incorporated by reference from Exhibit 10.2 to Form 10-Q filed November 13, 2007).

10.37.2	Termination Agreement by and between ClearPoint Business Resources, Inc. and KOR Capital, LLC, dated March 5, 2008 (incorporated by reference from Exhibit 10.1 to Form 8-K filed March 11, 2008).

10.38.1
Licensing Agreement by and between ClearPoint Resources, Inc., ClearPoint Workforce, LLC and Optos Capital, LLC, dated February 28, 2008 (incorporated by reference from Exhibit 10.2 to Form 8-K filed March 5, 2008).

10.38.2
Assignment and Assumption Agreement and Bill of Sale by and between Optos Capital, LLC and ClearPoint Resources, Inc., dated February 28, 2008 (incorporated by reference from Exhibit 10.7 to Form 10-Q filed May 20, 2008).

10.38.3	Termination Agreement by and between ClearPoint Resources, Inc. and Optos Capital, LLC, dated April 8, 2008 (incorporated by reference from Exhibit 10.16 to Form 10-Q filed May 20, 2008).

10.39.1	Agreement by and between ClearPoint Resources, Inc. and Blue Lake Rancheria dated March 31, 2008 (incorporated by reference from Exhibit 10.15 to Form 10-Q filed May 20, 2008).

10.39.2
Escrow Agreement by and among ClearPoint Business Resources, Inc., ClearPoint Resources, Inc., Blue Lake Rancheria and Archer & Archer, P.C., dated April 14, 2008 (incorporated by reference from Exhibit 10.20 to Form 10-Q filed May 20, 2008).

10.40.1**
License Agreement by and between Koosharem Corp. d/b/a Select Staffing and ClearPoint Resources, Inc., dated April 8, 2008 (incorporated by reference from Exhibit 10.17 to Form 10-Q filed May 20, 2008).

10.40.2
Temporary Help Services Subcontract by and between ClearPoint Resources, Inc. and Koosharem Corp., d/b/a Select Staffing, dated April 8, 2008 (incorporated by reference from Exhibit 10.18 to Form 10-Q filed May 20, 2008).

10.40.3
Settlement Agreement and Release dated August 22, 2008 by and between Koosharem Corp. d/b/a Select Staffing; Real Time Staffing Services, Inc. d/b/a Select Staffing; and ClearPoint Resources, Inc.  (incorporated by reference from Exhibit 10.1 to Form 10-Q filed November 14, 2008).

10.40.4
First Amendment to Temporary Help Services Subcontract dated August 22, 2008 by and between Koosharem Corp. d/b/a Select Staffing and ClearPoint Resources, Inc.  (incorporated by reference from Exhibit 10.2 to Form 10-Q filed November 14, 2008).

10.41.1	Letter Agreement dated January 13, 2009 among ClearPoint Business Resources, Inc. and XRoads Solutions Group, LLC (incorporated by reference from Exhibit 10.2 to Form 8-K filed February 4, 2009).

10.41.2
Amendment No. 1 dated May 18, 2009 to Letter Agreement among ClearPoint Business Resources, Inc. and XRoads Solutions Group, LLC (incorporated by reference from Exhibit 10.2 to Form 10-Q filed May 20, 2009).

10.42
Settlement Agreement & Release of Claims dated September 17, 2009 by and between Alliance Global Services, LLC, as successor to Alliance Consulting Group Associates, Inc., and ClearPoint Resources, Inc. (incorporated by reference from Exhibit 10.1 to Form 8-K filed September 23, 2009).

11.1	Statement Regarding Computation of Per Share Earnings (incorporated by reference to Note 17 to the Notes to the Consolidated Financial Statements).

21.1	List of Subsidiaries.

23.1	Consent of Lazar Levine & Felix LLP.

23.2	Consent of Parente Randolph LLP.

23.3	Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on the signature page to this registration statement).

*	Management contract or compensatory plan or arrangement.
**	Confidential treatment granted for certain portions of this Exhibit, which portions are omitted and filed separately with the SEC.